Exhibit 10.1

Execution Version

THIS RESTRUCTURING SUPPORT AGREEMENT DOES NOT CONSTITUTE, AND SHALL NOT BE DEEMED, AN OFFER OR A SOLICITATION WITH RESPECT TO ANY SECURITIES. ANY SUCH OFFER OR SOLICITATION WILL COMPLY WITH ALL APPLICABLE SECURITIES LAWS. NOTHING CONTAINED IN THIS RESTRUCTURING SUPPORT AGREEMENT SHALL BE AN ADMISSION OF FACT OR LIABILITY OR, UNTIL THE OCCURRENCE OF THE AGREEMENT EFFECTIVE DATE ON THE TERMS DESCRIBED HEREIN, DEEMED BINDING ON ANY OF THE PARTIES HERETO.

THIS RESTRUCTURING SUPPORT AGREEMENT DOES NOT PURPORT TO SUMMARIZE ALL OF THE TERMS, CONDITIONS, REPRESENTATIONS, WARRANTIES, AND OTHER AGREEMENTS WITH RESPECT TO THE TRANSACTIONS DESCRIBED IN THIS RESTRUCTURING SUPPORT AGREEMENT, WHICH TRANSACTIONS WILL BE SUBJECT TO THE EXECUTION OF DEFINITIVE DOCUMENTS INCORPORATING THE TERMS AND CONDITIONS OF THIS RESTRUCTURING SUPPORT AGREEMENT AND THE CLOSING OF ANY TRANSACTION SHALL BE SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN SUCH DEFINITIVE DOCUMENTS.

RESTRUCTURING SUPPORT AGREEMENT

This Restructuring Support Agreement (together with the exhibits and attachments hereto, including the Restructuring Term Sheet (as defined below), as each may be amended, restated, amended and restated, supplemented, or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”), dated as of June 22, 2025 (the “Execution Date”), is entered into by and among:

(a) Wolfspeed, Inc. (“Wolfspeed” or the “Company”) and Wolfspeed Texas LLC (“Wolfspeed Texas,” and each such party listed in this clause (a), a “Company Party,” and such parties together, the “Company Parties”);

(b) the undersigned beneficial holders, or investment advisors, sub-advisors or managers for the accounts of beneficial holders or beneficial holders, which such accounts or beneficial holders such investment advisors, sub-advisors, or managers have authority to bind or direct, of Senior Secured Notes (as defined below) (such undersigned holders of Senior Secured Notes, and investment advisors, sub-advisors or managers for the accounts of beneficial holders or beneficial holders of Senior Secured Notes, the “Initial Consenting Senior Secured Noteholders”, and together with any such holders of Senior Secured Notes, and investment advisors, sub-advisors or managers for the accounts of beneficial holders or beneficial holders of Senior Secured Notes, that subsequently become party to this Agreement, solely in their capacity as holders of Senior Secured Notes, or investment advisors, sub-advisors or managers for the accounts of beneficial holders or beneficial holders of Senior Secured Notes, the “Consenting Senior Secured Noteholders”); provided, that the terms “Initial Consenting Senior Secured Noteholders” and “Consenting Senior Secured Noteholders” (i) with respect to any subadvised entity, shall not include any portion of such subadvised entity that is not managed by the investment advisor, sub-advisor or manager that is executing this Agreement, and (ii) without limiting clause (i) hereof, with respect to an investment manager or investment advisor executing this Agreement, shall only include the funds or accounts over which such investment manager or investment advisor has investment authority, voting discretion, or control for the beneficial holders of Senior Secured Notes as further identified on its signature page to this Agreement or any joinder thereto;

(c) the undersigned beneficial holders, or investment advisors, sub-advisors or managers for the accounts of beneficial holders or beneficial holders, which such accounts or beneficial holders such investment advisors, sub-advisors, or managers have authority to bind or direct, of 2026 Convertible Notes (as defined below) (such undersigned holders of 2026 Convertible Notes, and investment advisors, sub-advisors or managers for the accounts of beneficial holders or beneficial holders of 2026 Convertible Notes, the “Initial Consenting 2026 Noteholders”, and together with any such holders of 2026 Convertible Notes that subsequently become party to this Agreement, solely in their capacity as holders of 2026 Convertible Notes, or investment advisors, sub-advisors or managers for the accounts of beneficial holders or beneficial holders of 2026 Convertible Notes, the “Consenting 2026 Noteholders”); provided, that the terms “Initial Consenting 2026 Noteholders” and “Consenting 2026 Noteholders” (i) with respect to any subadvised entity, shall not include any portion of such subadvised entity that is not managed by the investment advisor, sub-advisor or manager that is executing this Agreement, and (ii) without limiting clause (i) hereof, with respect to an investment manager or investment advisor executing this Agreement, shall only include the funds or accounts over which such investment manager or investment advisor has investment authority, voting discretion, or control for the beneficial holders of 2026 Convertible Notes as further identified on its signature page to this Agreement or any joinder thereto;

(d) the undersigned beneficial holders, or investment advisors, sub-advisors or managers for the accounts of beneficial holders or beneficial holders, which such accounts or beneficial holders such investment advisors, sub-advisors, or managers have authority to bind or direct, of 2028 Convertible Notes (as defined below) (such undersigned holders of 2028 Convertible Notes, and investment advisors, sub-advisors or managers for the accounts of beneficial holders or beneficial holders of 2028 Convertible Notes, the “Initial Consenting 2028 Noteholders”, and together with any such holders of 2028 Convertible Notes that subsequently become party to this Agreement, solely in their capacity as holders of 2028 Convertible Notes, or investment advisors, sub-advisors or managers for the accounts of beneficial holders or beneficial holders of 2028 Convertible Notes, the “Consenting 2028 Noteholders”); provided, that the terms “Initial Consenting 2028 Noteholders” and “Consenting 2028 Noteholders” (i) with respect to any subadvised entity, shall not include any portion of such subadvised entity that is not managed by the investment advisor, sub-advisor or manager that is executing this Agreement, and (ii) without limiting clause (i) hereof, with respect to an investment manager or investment advisor executing this Agreement, shall only include the funds or accounts over which such investment manager or investment advisor has investment authority, voting discretion, or control for the beneficial holders of 2028 Convertible Notes as further identified on its signature page to this Agreement or any joinder thereto;

(e) the undersigned beneficial holders, or investment advisors, sub-advisors or managers for the accounts of beneficial holders or beneficial holders, which such accounts or beneficial holders such investment advisors, sub-advisors, or managers have authority to bind or direct (in the event that such investment advisor, sub-advisor, or manager is party to, or an affiliate of a party to, a derivative transaction that transfers economics of ownership to such investment advisor, sub-advisor, or manager, or affiliate thereof), of 2029 Convertible Notes (as defined below) (such undersigned holders of 2029 Convertible Notes, and investment advisors, sub-advisors or managers for the accounts of beneficial holders or beneficial holders of 2029 Convertible Notes, the “Initial Consenting 2029 Noteholders”, and together with any such holders of 2029 Convertible Notes that subsequently become party to this Agreement, solely in their capacity as holders of 2029 Convertible Notes, or investment advisors, sub-advisors or managers for the accounts of beneficial holders or beneficial holders of 2029 Convertible Notes, the “Consenting 2029 Noteholders”) provided, that the terms “Initial Consenting 2029 Noteholders” and “Consenting 2029 Noteholders” (i) with respect to any subadvised entity, shall not include any portion of such subadvised entity that is not managed by the investment advisor, sub-advisor or manager that is executing this Agreement, and (ii) without limiting clause (i) hereof, with respect to an investment manager or investment advisor executing this Agreement, shall only include the funds or accounts over which such investment manager or investment advisor has investment authority, voting discretion, or control for the beneficial holders of 2029 Convertible Notes as further identified on its signature page to this Agreement or any joinder thereto; and

(f) Renesas.

This Agreement collectively refers to the Company Parties (as defined herein), the Consenting Noteholders (as defined below), and Renesas as the “Parties,” and each of the foregoing individually as a “Party.”

RECITALS

WHEREAS, the Parties have, in good faith and at arm’s length, negotiated or been apprised of the terms of the transactions contemplated in the term sheet attached as Exhibit A hereto (together with the exhibits and attachments thereto, as each may be amended, restated, amended and restated, supplemented, or otherwise modified from time to time in accordance with the terms hereof, the “Restructuring Term Sheet”) and have agreed to support and pursue the Transactions (as defined herein) in accordance with and subject to the terms and conditions of this Agreement;

WHEREAS, as of the date hereof, the Initial Consenting Senior Secured Noteholders, in the aggregate, hold, own, or control approximately 97.8% of the aggregate outstanding principal amount of Senior Secured Notes;

WHEREAS, as of the date hereof, the Initial Consenting 2026 Noteholders, in the aggregate, hold, own, or control approximately 38.3% of the aggregate outstanding principal amount of 2026 Convertible Notes;

WHEREAS, as of the date hereof, the Initial Consenting 2028 Noteholders, in the aggregate, hold, own, or control approximately 75.5% of the aggregate outstanding principal amount of 2028 Convertible Notes;

WHEREAS, as of the date hereof, the Initial Consenting 2029 Noteholders, in the aggregate, hold, own, or control approximately 74.2% of the aggregate outstanding principal amount of 2029 Convertible Notes;

WHEREAS, as of the date hereof, the Initial Consenting Convertible Noteholders, in the aggregate, hold, own, or control approximately 67.8% of the aggregate outstanding principal amount of the Convertible Notes;

WHEREAS, as of the date hereof, Renesas is the sole lender of the principal amount of the CRD Loans; and

WHEREAS, this Agreement sets forth the agreement among the Parties concerning their respective commitments, subject to the terms and conditions of this Agreement, to support and implement the Transactions.

NOW, THEREFORE, in consideration of the promises, mutual covenants, and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Parties, intending to be legally bound, hereby agrees as follows:

AGREEMENT

ARTICLE 1

DEFINITIONS AND INTERPRETIVE MATTERS

Section 1.01 Definitions; Construction.

(a) Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Restructuring Term Sheet or as otherwise expressly set forth herein. The following terms used in this Agreement are defined as:

“2026 Convertible Notes” means the 1.75% Convertible Senior Notes due May 1, 2026 issued pursuant to the 2026 Notes Indenture.

“2026 Convertible Notes Claims” means any Claim on account of the 2026 Convertible Notes.

“2026 Notes Indenture” means that certain Indenture, dated as of April 21, 2020, by and between Wolfspeed and U.S. Bank Trust Company, National Association, as trustee.

“2028 Convertible Notes” means the 0.25% Convertible Senior Notes due February 15, 2028 issued pursuant to the 2028 Notes Indenture.

“2028 Convertible Notes Claim” means any Claim on account of the 2028 Convertible Notes.

“2028 Notes Indenture” means that certain Indenture, dated as of February 3, 2022, by and between Wolfspeed and U.S. Bank Trust Company, National Association, as trustee.

“2029 Convertible Notes” means the 1.875% Convertible Senior Notes due December 1, 2029 issued pursuant to the 2029 Notes Indenture.

“2029 Convertible Notes Claim” means any Claim on account of the 2029 Convertible Notes.

“2029 Notes Indenture” means that certain Indenture, dated as of November 21, 2022, by and between Wolfspeed and U.S. Bank Trust Company, National Association, as trustee.

“Ad Hoc 26s/28s/29s Noteholder Group” means that certain ad hoc group of holders of 2026 Convertible Notes Claims, 2028 Convertible Notes Claims, and 2029 Convertible Notes Claims represented by the Ad Hoc 26s/28s/29s Noteholder Group Advisors.

“Ad Hoc 26s/28s/29s Noteholder Group Advisors” means (a) Ropes & Gray LLP, as counsel to the Ad Hoc 26s/28s/29s Noteholder Group, (b) Ducera Partners LLC, as financial advisor and investment banker to the Ad Hoc 26s/28s/29s Noteholder Group, (c) any local counsel retained by the Ad Hoc 26s/28s/29s Noteholder Group, and (d) such other professional advisors as are retained by the Ad Hoc 26s/28s/29s Noteholder Group with the prior written consent of Wolfspeed, whose consent shall not be unreasonably withheld, conditioned, or delayed.

“Ad Hoc Group Advisors” means, collectively, the Ad Hoc Senior Secured Group Advisors and the Ad Hoc 26s/28s/29s Noteholder Group Advisors.

“Ad Hoc Senior Secured Group” means that certain ad hoc group of holders of Senior Secured Notes Claims represented by the Ad Hoc Senior Secured Group Advisors.

“Ad Hoc Senior Secured Group Advisors” means (a) Paul, Weiss, Rifkind, Wharton & Garrison LLP as counsel to the Ad Hoc Senior Secured Group, (b) Moelis & Company as financial advisor and investment banker to the Ad Hoc Senior Secured Group, (c) any local counsel retained by the Ad Hoc Senior Secured Group, and (d) such other professional advisors as are retained by the Ad Hoc Senior Secured Group with the prior written consent of Wolfspeed, whose consent shall not be unreasonably withheld, conditioned, or delayed.

“Additional Approvals” are regulatory approvals from any regulatory regimes necessary to consummate the Transactions that are not identified by Renesas and of which the Company Parties are not notified within thirty (30) calendar days following the Agreement Effective Date.

“Additional Consenting Noteholder” or “Additional Consenting Noteholders” has the meaning set forth in Section 8.16 hereof.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with, such Person, including any other investment fund or pooled investment vehicle now or hereafter existing that shares the same management company with such Person. For the avoidance of doubt, Parties with investments managed by separate Persons shall be deemed to be Affiliates of one another if the Persons who manage their investments are themselves under common control.

“Aggregate Company Voting Power” has the meaning set forth in the Restructuring Term Sheet.

“Agreement” has the meaning set forth in the preamble hereof.

“Agreement Effective Date” has the meaning set forth in Section 2.01 hereof.

“Agreement Effective Period” means, with respect to a Party, the period from (a) the later of (i) the Agreement Effective Date and (ii) the date such Party becomes a Party to this Agreement, as applicable, to (b) the Termination Date.

“Alternative Transaction” means any dissolution, winding up, liquidation, receivership, assignment for the benefit of creditors, restructuring, reorganization, workout, exchange, extension, sale of all or any material portion of assets, disposition, merger, amalgamation, acquisition, consolidation, partnership, plan of arrangement, plan of reorganization, plan of liquidation, investment, debt investment, equity investment, tender offer, refinancing, recapitalization, share exchange, business combination, joint venture or similar transaction involving all or a material portion of the assets, debt or equity of the Company Parties and their respective subsidiaries (taken as a whole), in each case that is a bona fide alternative to the Transactions; provided, that any Transaction that is implemented pursuant to a valid amendment of this Agreement shall not be an Alternative Transaction.

“Antitrust Laws” means the Sherman Act, the Clayton Act, the HSR Act, the Federal Trade Commission Act, and any other federal, state or foreign (including multilateral or multinational) law governing agreements in restraint of trade, monopolization, pre-merger notification, the lessening of competition through merger, acquisition, or anti-competitive conduct, and any similar foreign investment laws.

“Applicable Existing Debt” has the meaning set forth in Section 6.01(a) hereof.

“Attribution Parties” means, with respect to any Person, any other Person acting as a “group” (as that term is used in Section 13(d) of the Exchange Act and the rules promulgated thereunder) together with such Person, and any other Persons, to the extent such Persons’ beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of the common stock of the Company would be aggregated with such Person’s for purposes of Section 13(d) of the Exchange Act.

“Automatic Termination Event” has the meaning set forth in Section 5.01(g) hereof.

“Automatic Termination Parties” has the meaning set forth in Section 5.01(g) hereof.

“Backstop Agreement” has the meaning set forth in the Restructuring Term Sheet.

“Backstop Commitment” has the meaning set forth in the Backstop Agreement.

“Backstop Order” means the order entered by the Bankruptcy Court approving and authorizing the Debtors’ entry into the Backstop Agreement and other related documents and procedures, which may be included as part of the Confirmation Order.

“Backstop Parties” means the Consenting Convertible Noteholders identified on Exhibit B-1 hereto.

“Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101, et seq., as amended from time to time.

“Bankruptcy Court” means the United States Bankruptcy Court in which the Chapter 11 Cases are commenced or another United States Bankruptcy Court with jurisdiction over the Chapter 11 Cases.

“Base Case Tax Position” has the meaning set forth in the Contingent Consideration Term Sheet.

“Base Consideration” has the meaning set forth in the Contingent Consideration Term Sheet.

“Beneficial Ownership Limitation” has the meaning set forth in the Restructuring Term Sheet.

“Budget” has the meaning set forth in the Cash Collateral Order.

“Business Day” means any day other than a Saturday, Sunday, or any other day on which banks in New York, New York are authorized or required by law to close.

“Cash Collateral” means all of the Company’s “cash collateral” as defined under section 363 of the Bankruptcy Code, in which the holders of Senior Secured Notes have valid, perfected security interests, liens, or mortgages.

“Cash Collateral Order” means an order entered by the Bankruptcy Court governing the use of Cash Collateral (whether on an interim or final basis).

“CFIUS” means the Committee on Foreign Investment in the United States including any U.S. government agency acting in its capacity as a member agency thereof.

“CFIUS Approval” means that any of the following shall have occurred: (i) CFIUS has concluded that the transactions contemplated hereby are not “covered transactions” and are not subject to review under the DPA; (ii) CFIUS has issued a written notice that it has completed a review or investigation of the CFIUS joint voluntary notice provided pursuant to the DPA with respect to the transactions contemplated hereby, and has concluded all action under the DPA; or (iii) if CFIUS has sent a report to the President of the United States (the “President”) requesting the President’s decision and (x) the President has announced a decision not to take any action to suspend or prohibit the proposed action or (y) having received a report from CFIUS requesting the President’s decision, the President has announced a decision not to take any action pursuant to the DPA to suspend or prohibit the consummation of the transactions contemplated hereby.

“Chapter 11 Cases” has the meaning set forth in the Restructuring Term Sheet.

“Claim” means (a) a right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, or (b) a right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured, each as set forth in section 101(5) of the Bankruptcy Code.

“Code” has the meaning set forth in Section 8.01 hereof.

“Company” has the meaning set forth in the preamble hereof.

“Company Party” or “Company Parties” has the meaning set forth in the preamble hereof.

“Company Termination Event” has the meaning given to such term in Section 5.01(e) hereof.

“Confirmation Order” means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

“Consenting 2026 Noteholders” has the meaning set forth in the preamble hereof.

“Consenting 2028 Noteholders” has the meaning set forth in the preamble hereof.

“Consenting 2029 Noteholders” has the meaning set forth in the preamble hereof.

“Consenting Convertible Noteholders” means, collectively, the Consenting 2026 Noteholders, the Consenting 2028 Noteholders, and the Consenting 2029 Noteholders.

“Consenting Convertible Noteholders Termination Event” has the meaning given to such term in Section 5.01(c) hereof.

“Consenting Creditors” means, collectively, (a) the Consenting Noteholders, (b) Renesas, and (c) any other Person who executes or is required to execute a joinder to this Agreement pursuant to Section 8.16 hereof.

“Consenting Noteholders” means, collectively, the Consenting Senior Secured Noteholders and the Consenting Convertible Noteholders.

“Consenting Noteholders Termination Event” has the meaning given to such term in Section 5.01(a) hereof.

“Consenting Senior Secured Noteholders” has the meaning set forth in the preamble hereof.

“Consenting Senior Secured Noteholders Termination Event” has the meaning given to such term in Section 5.01(b) hereof.

“Consideration Shares” has the meaning set forth in the Contingent Consideration Term Sheet.

“Contingent Additional Consideration” has the meaning set forth in the Contingent Consideration Term Sheet.

“Contingent Cash” has the meaning set forth in the Contingent Consideration Term Sheet.

“Contingent Consideration Term Sheet” means the term sheet attached to the Restructuring Term Sheet as Exhibit 1.

“Contingent Shares” has the meaning set forth in the Contingent Consideration Term Sheet.

“control” (including the terms “controlling,” “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

“Convertible Notes” means, collectively, the 2026 Convertible Notes, the 2028 Convertible Notes, and the 2029 Convertible Notes.

“Convertible Notes Trustee” means U.S. Bank Trust Company, National Association, in its capacity as trustee under the 2026 Notes Indenture, 2028 Notes Indenture, and 2029 Notes Indenture and any successor duly appointed in accordance with the terms of the respective Indenture.

“CRD” means that certain Unsecured Customer Refundable Deposit Agreement, dated as of July 5, 2023, and as amended to date, by and between Wolfspeed and Renesas.

“CRD Loans” means the term loans in an aggregate principal amount of $2,062,000,000 made by Renesas to Wolfspeed pursuant to the CRD.

“DCSA” means the Defense Counterintelligence and Security Agency of the United States Department of Defense.

“Debtor” means any Company Party that commences a Chapter 11 Case.

“Definitive Documents” means, collectively, all documents and agreements governing the Transactions and shall include all documents necessary or reasonably desirable to implement the Transactions, including, but not limited to: (a) the Plan and the supplement thereto, including, without limitation, any schedules of assumed or rejected contracts; (b) the disclosure statement (the “Disclosure Statement”) and the solicitation materials and exhibits related thereto (collectively with the Disclosure Statement, the “Solicitation Materials”); (c) the order of the Bankruptcy Court approving such disclosure statement and solicitation procedures in connection thereto; (d) the Confirmation Order; (e) the Backstop Order (if applicable); (f) the New 2L Notes Indentures and related note documents (including intercreditor agreements); (g) the New Corporate Governance Documents; (h) the MIP; (i) the Backstop Agreement; (j) the New Senior Secured Indenture and related notes documents; (k) the New Intercreditor Agreement; (l) the Renesas Warrants; (m) the First Day Orders and Second Day Orders; (n) the Investor Rights Agreement; (o) the Registration

Rights Agreement; (p) the Disposition Agreement; (q) all other Renesas Contingent Documentation (as defined in the Contingent Consideration Term Sheet); (r) the Restructuring Steps Memorandum, if any; (s) the Cash Collateral Order; and (t) all other material pleadings and/or other material documents filed with the Bankruptcy Court in each case, including any amendments, modifications, and supplements thereto; provided, for the avoidance of doubt, that any procedural notices or similar filings and related documents are not Definitive Documents.

“Direct Investment Commitment” has the meaning set forth in the Backstop Agreement.

“Direction Letter” has the meaning set forth in the Contingent Consideration Term Sheet.

“Disposition Agreement” has the meaning set forth in the Contingent Consideration Term Sheet.

“Distribution Event” has the meaning set forth in the Contingent Consideration Term Sheet.

“Distribution Event Intended Tax Treatment” has the meaning set forth in the Contingent Consideration Term Sheet.

“DPA” means Section 721 of Title VII of the Defense Production Act of 1950 (50 U.S.C. § 4565), as amended, and all rules and regulations thereunder.

“ELOC/ATM Programs” has the meaning set forth in the Contingent Consideration Term Sheet.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Execution Date” has the meaning set forth in the preamble hereof.

“Existing Debt” means (a) the Senior Secured Notes, (b) the 2026 Convertible Notes, (c) the 2028 Convertible Notes, (d) the 2029 Convertible Notes; and (e) the CRD Loans.

“Existing Documents” means, collectively,

(a) the Senior Secured Notes Indenture;

(b) the 2026 Notes Indenture;

(c) the 2028 Notes Indenture;

(d) the 2029 Notes Indenture;

(e) the CRD; and

(f) all documents and agreements related thereto.

“Existing Equity Interests” has the meaning set forth in the Restructuring Term Sheet.

“Fiduciary Out Determination” means the board of directors, board of managers, or such similar governing body (including any special committee) of any Company Party reasonably determines in good faith after consultation with outside counsel that proceeding with any of the Transactions, or any of the Company Parties’ obligations hereunder, would be inconsistent with the exercise of its fiduciary duties under applicable law.

“First Day Orders” means any interim or final orders of the Bankruptcy Court granting the relief requested in the first-day pleadings that the Debtors determine are necessary or desirable to file in the Chapter 11 Cases.

“Foreign Investment Laws” means any applicable laws, including any state, national or multi-jurisdictional laws, that are designed or intended to prohibit, restrict or regulate actions by persons to acquire interests in or control over domestic equities, securities, entities, assets, land or interests.

“Governmental Authority” means any supranational, national, state, municipal, local or foreign government, any court, tribunal, arbitrator or arbitral body (public or private), administrative agency, commission or other governmental official, authority or instrumentality (including any legislature, commission, regulatory administrative authority, governmental agency, bureau, branch or department).

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Incremental New 2L Takeback Notes” has the meaning set forth in the Contingent Consideration Term Sheet.

“Initial Consenting 2026 Noteholders” has the meaning set forth in the preamble hereof.

“Initial Consenting 2028 Noteholders” has the meaning set forth in the preamble hereof.

“Initial Consenting 2029 Noteholders” has the meaning set forth in the preamble hereof.

“Initial Consenting Convertible Noteholders” means, collectively, the Initial Consenting 2026 Noteholders, the Initial Consenting 2028 Noteholders, and the Initial Consenting 2029 Noteholders.

“Initial Consenting Senior Secured Noteholders” has the meaning set forth in the preamble hereof.

“Initial Limitation Period” has the meaning set forth in the Restructuring Term Sheet.

“Investor Rights Agreement” means the investor rights agreement to be entered into between reorganized Wolfspeed and Renesas with respect to certain common equity interest rights.

“Joinder” means an executed form of the joinder agreement providing, among other things, that a joinder party is bound by the terms of this Agreement and substantially in the form attached hereto as Exhibit E.

“Kirkland” means Kirkland & Ellis LLP.

“Latham” means Latham & Watkins LLP.

“Limitation Periods” has the meaning set forth in the Restructuring Term Sheet.

“Limitations” has the meaning set forth in the Restructuring Term Sheet.

“Milestone” means the milestones set forth on Exhibit C hereto.

“MIP” means the management equity incentive plan of Wolfspeed.

“Mutual Termination Event” has the meaning set forth in Section 5.01(f) hereof.

“New 2L Convertible Notes” has the meaning set forth in the Restructuring Term Sheet.

“New 2L Notes Indentures” means those certain Indentures to be agreed by and between Wolfspeed and U.S. Bank Trust Company, National Association, as trustee, governing the New Renesas 2L Takeback Convertible Notes, the New 2L Takeback Notes (as defined in the Term Sheet), and the New 2L Convertible Notes.

“New Common Stock” has the meaning set forth in the Restructuring Term Sheet.

“New Corporate Governance Documents” means the governance documents adopted by any Company Party as of the Plan Effective Date, including any charters, bylaws, shareholders agreement, registration agreement or other similar documents.

“New Intercreditor Agreement” means the intercreditor agreement to be entered into by Wolfspeed, the trustee under the New Senior Secured Indenture, and the trustees under the New 2L Notes Indentures.

“New Renesas 2L Takeback Convertible Notes” has the meaning set forth in the Restructuring Term Sheet.

“New Senior Secured Indenture” means that certain Indenture governing the New Senior Secured Notes to be agreed by and between Wolfspeed and U.S. Bank Trust Company, National Association, as trustee.

“New Senior Secured Notes” has the meaning set forth in the Restructuring Term Sheet.

“NISPOM Rule” means the National Industrial Security Program Operating Manual Rule administered by DCSA as set forth in 32 CFR Part 117, as amended.

“Non-Debtor Professional Claim” has the meaning set forth in Section 3.01(l)(viii) hereof.

“Notes Consideration Shares” has the meaning set forth in the Contingent Consideration Term Sheet.

“Open Trade” means a written transaction, agreement, or other arrangement under which a Party to this Agreement is entitled or obligated to Transfer or receive a Transfer of any Existing Debt, with a trade date on or prior to the applicable date of determination.

“Outside Date” means four (4) months after the Petition Date; provided, solely to obtain some or all Regulatory Approvals, the Debtors, in their sole discretion, may extend the Outside Date by thirty (30) days; provided, further, that the Outside Date may be extended by up to sixty (60) days with the consent of the Required Consenting Creditors and each of the Company Parties, and any subsequent extension shall require the consent of each Consenting Creditor and each Company Party.

“Party” or “Parties” has the meaning set forth in the preamble hereof.

“Permitted Transferee” has the meaning set forth in Section 6.01(a) hereof.

“Person” means an individual, partnership, joint venture, limited liability company, corporation, trust, unincorporated organization, group, or any other legal entity or association.

“Petition Date” means the date on which the Chapter 11 Cases are commenced.

“Plan” means the joint plan of reorganization filed by the Debtors under chapter 11 of the Bankruptcy Code that embodies the Transactions, including all exhibits, annexes, schedules, and supplements thereto, each as may be amended, supplemented, or modified from time to time in accordance with the terms of this Agreement.

“Plan Effective Date” means the date on which all Plan Effective Date Conditions Precedent have been satisfied in full or waived, in accordance with the terms of the Plan, and the Plan becomes effective, unless otherwise specified herein.

“Plan Effective Date Conditions Precedent” means the conditions described in the “Conditions Precedent to the Plan Effective Date” section of the Restructuring Term Sheet.

“Primary Registration Statement” has the meaning set forth in the Contingent Consideration Term Sheet.

“Qualified Marketmaker” means an entity that (a) holds itself out to the public, the syndicated loan market, or the applicable private markets as standing ready in the ordinary course of business to purchase from customers and sell to customers claims against the Company Parties (including Existing Debt), or enter with customers into long and short positions in claims against the Company Parties, in its capacity as a dealer or market maker in such claims and (b) is, in fact, regularly in the business of making a market in claims against issuers or borrowers (including term, loans, or debt or equity securities).

“Registered Primary Offerings” has the meaning set forth in the Contingent Consideration Term Sheet.

“Registered Secondary Offerings” has the meaning set forth in the Contingent Consideration Term Sheet.

“Registration Rights Agreement” means a registration rights agreement of reorganized Wolfspeed with respect to the common equity interests thereof granting customary registration rights, including shelf, demand and piggyback registration rights, to all recipients of such common equity interests issued in connection with the Transactions.

“Regulatory Approvals” means (A) CFIUS clearance; (B) clearance or approval under Antitrust Laws in (i) the United States, (ii) Austria, (iii) Germany, (iv) Japan, and (v) European Commission (as applicable); (C) clearance or approval under Italy Foreign Investment Laws; (D) regulatory approvals from any regulatory regimes necessary to consummate the Transactions (for the avoidance of doubt, in relation to the Regulatory Approvals, for Renesas to receive the Base Consideration and voting, board seat, and other governance rights in accordance with the Restructuring Term Sheet) that are identified by Renesas and of which the Company Parties are notified within thirty (30) calendar days following the Agreement Effective Date; and (E) any Additional Approvals.

“Regulatory Trigger Deadline” has the meaning set forth in the Contingent Consideration Term Sheet.

“Renesas” means Renesas Electronics America Inc., a subsidiary of Renesas Electronic Corporation, in its capacity as a holder of CRD Loans.

“Renesas Advisors” means (a) Kirkland & Ellis LLP, as counsel to Renesas, (b) PJT Partners, Inc., as investment banker to Renesas, (c) BofA Securities, Inc., (d) one local counsel in each applicable jurisdiction (for the Regulatory Approvals and chapter 11 proceedings) retained by Renesas, and (e) such other professional advisors as are retained by Renesas with the prior written consent of Wolfspeed, whose consent shall not be unreasonably withheld, conditioned, or delayed.

“Renesas Base Distribution Date” has the meaning set forth in the Contingent Consideration Term Sheet.

“Renesas Claims” means any Claim held by Renesas, including on account of the CRD Loans.

“Renesas Contingent Documentation” has the meaning set forth in the Contingent Consideration Term Sheet.

“Renesas Contingent Treatment” means the treatment set forth in the Contingent Consideration Term Sheet and the Definitive Documents.

“Renesas Reserve Basket” has the meaning set forth in the Restructuring Term Sheet.

“Renesas Termination Event” has the meaning given to such term in Section 5.01(d) hereof.

“Renesas Warrants” means the warrants issued to Renesas in accordance with the Restructuring Term Sheet.

“Renesas Warrants Term Extension” has the meaning set forth in the Contingent Consideration Term Sheet.

“Reorganized Debtors” means the reorganized Debtors after the Plan Effective Date.

“Reorganized Parent” means the parent company of the Reorganized Debtors.

“Repurchase Event” has the meaning set forth in the Restructuring Term Sheet.

“Required Consenting Convertible Noteholders” means the Consenting Convertible Noteholders who hold more than 50% of the aggregate principal amount of all outstanding Convertible Notes that are held by Consenting Convertible Noteholders at the relevant time.

“Required Consenting Creditors” means collectively the Required Consenting Senior Secured Noteholders, the Required Consenting Convertible Noteholders, and Renesas.

“Required Consenting Senior Secured Noteholders” means Consenting Senior Secured Noteholders who hold more than 50% of the sum of all outstanding Senior Secured Notes that are held by Consenting Senior Secured Noteholders at the relevant time.

“Reserve Shares” has the meaning set forth in the Contingent Consideration Term Sheet.

“Restructuring Expenses” means the reasonable and documented fees and expenses of (i) the Ad Hoc Senior Secured Group Advisors, (ii) the Ad Hoc 26s/28s/29s Noteholder Group Advisors, (iii) the Renesas Advisors; provided, however, the reasonable and documented fees and expenses of BofA Securities, Inc., shall not exceed $2,500,000, (iv) the Senior Secured Notes Trustee and counsel to the Senior Secured Notes Trustee, and (v) the Convertible Notes Trustee and counsel to the Convertible Notes Trustee, in each case whether incurred before, on, or after the Agreement Effective Date and solely to the extent invoiced prior to the Plan Effective Date, including a reasonable retainer for any post-Plan Effective Date work.

“Restructuring Steps Memorandum” means, if necessary, the summary of transaction steps to complete the restructuring contemplated by the Plan, which shall be included in a supplement to the Plan and shall be consistent with the Restructuring Term Sheet.

“Restructuring Term Sheet” has the meaning set forth in the recitals hereof.

“Ropes” means Ropes & Gray LLP.

“Rules” means Rule 501(a)(1), (2), (3), (7), (8), (9), (12), and (13) of the Securities Act.

“Sales Agent” has the meaning set forth in the Contingent Consideration Term Sheet.

“Sales Proceeds” has the meaning set forth in the Contingent Consideration Term Sheet.

“Second Day Orders” means any interim or final orders of the Bankruptcy Court granting the relief requested in the second-day pleadings that the Debtors determine are necessary or desirable to file in the Chapter 11 Cases, excluding any orders in respect of the retention of the Debtors’ professionals.

“Second Supplemental Indenture” means that certain Second Supplemental Indenture to the Senior Secured Notes Indenture, substantially in the Form attached hereto as Exhibit F, to be executed by and among Wolfspeed, the subsidiary guarantors party thereto, and the Senior Secured Notes Trustee.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Secured Notes” means the Senior Secured Notes due June 23, 2030 issued pursuant to the Senior Secured Notes Indenture.

“Senior Secured Notes Claims” means any Claim held by a holder of Senior Secured Notes.

“Senior Secured Notes Indenture” means that certain Amended and Restated Indenture, dated as of October 11, 2024, by and between Wolfspeed, the subsidiary guarantors party thereto, and the Senior Secured Notes Trustee, as supplemented and amended by that certain First Supplemental Indenture, dated as of October 22, 2024, by and among Wolfspeed, Wolfspeed Germany GmbH, as a subsidiary guarantor, and the Senior Secured Notes Trustee.

“Senior Secured Notes Trustee” means U.S. Bank Trust Company, National Association, in its separate capacities as trustee and collateral agent under the Senior Secured Notes Indenture.

“Subsequent Limitation Period” has the meaning set forth in the Restructuring Term Sheet.

“Termination Date” has the meaning set forth in Section 5.01(i) hereof.

“Termination Event” means any of a Consenting Noteholders Termination Event, a Consenting Senior Secured Noteholders Termination Event, a Consenting Convertible Noteholders Termination Event, a Renesas Termination Event, a Company Termination Event, a Mutual Termination Event, or an Automatic Termination Event.

“Transactions” means those transactions described in the Restructuring Term Sheet and all other transactions contemplated by or consented to pursuant to and in accordance with the terms of this Agreement and the Restructuring Term Sheet.

“Transfer” or “Transferred” has the meaning set forth in Section 6.01(a) hereof.

“Transferor” has the meaning set forth in Section 6.01(a) hereof.

“Voting Rights Limitation” has the meaning set forth in the Restructuring Term Sheet.

“Warrant Consideration Shares” has the meaning set forth in the Contingent Consideration Term Sheet.

“Wolfspeed” has the meaning set forth in the preamble hereof.

“Wolfspeed Texas” has the meaning set forth in the preamble hereof.

(a) In this Agreement, unless the context otherwise requires;

(i) references to Articles, Sections, Exhibits, and Schedules are references to the articles and sections or subsections of, and the exhibits and schedules attached to, this Agreement;

(ii) unless otherwise specified, any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; provided, however, that nothing contained in this section shall or shall be construed to modify the consent rights set forth herein;

(iii) unless otherwise specified, any reference herein to an existing document, schedule, or exhibit shall mean such document, schedule, or exhibit, as it may have been or may be amended, restated, supplemented, or otherwise modified from time to time; provided, that any capitalized terms herein which are defined with reference to another agreement, are defined with reference to such other agreement as of the date of this Agreement, without giving effect to any termination of such other agreement or amendments to such capitalized terms in any such other agreement following the date hereof;

(iv) references in this Agreement to “writing” or comparable expressions include a reference to a written document transmitted by means of electronic mail, in portable document format (.pdf), facsimile transmission or comparable means of communication;

(v) words expressed in the singular number shall include the plural and vice versa; words expressed in the masculine shall include the feminine and neuter gender and vice versa;

(vi) capitalized terms defined only in the plural or singular form shall nonetheless have their defined meanings when used in the opposite form;

(vii) the words “hereof,” “herein,” “hereto” and “hereunder,” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, including all exhibits and schedules attached to this Agreement, and not to any specific provision of this Agreement;

(viii) the term “Agreement” shall be construed as a reference to this Agreement as the same may have been, or may from time to time be, amended, modified, varied, novated or supplemented;

(ix) unless otherwise specified, all references herein to “Sections” are references to Sections of this Agreement;

(x) captions and headings to Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of this Agreement;

(xi) “include,” “includes” and “including” are deemed to be followed by “without limitation” whether or not they are in fact followed by such words;

(xii) references to “day” or “days” are to calendar days;

(xiii) the word “or” shall not be exclusive;

(xiv) unless otherwise specified, references to a statute mean such statute as amended from time to time and include any successor legislation thereto and any rules or regulations promulgated thereunder in effect from time to time; and

(xv) references to “dollars” or “$” refer to the currency of the United States of America, unless otherwise expressly provided.

Section 1.02 Definitive Documents; Incorporation by Reference.

(a) Each of the Definitive Documents shall (i) contain terms and conditions consistent in all material respects with this Agreement, including the Restructuring Term Sheet and the Contingent Consideration Term Sheet, as this Agreement may be modified, amended, or supplemented in accordance with Section 8.05, and (ii) otherwise be in form and substance reasonably acceptable to the Company Parties and the Required Consenting Creditors; provided, that the Backstop Agreement and all documentation relating thereto shall be in form and substance acceptable only to the Company Parties and the Backstop Parties; provided, that such documentation shall not be inconsistent with the terms of this Agreement, Restructuring Term Sheet, and the Contingent Consideration Term Sheet; provided, further, that the Cash Collateral Order, the New Senior Secured Indenture and all related notes and collateral documents, and New Intercreditor Agreement shall be in form and substance (A) acceptable to the Company Parties and the Required Consenting Senior Secured Noteholders in their sole discretion and (B) reasonably acceptable to the Required Consenting Convertible Noteholders and Renesas (to the extent set forth in the Restructuring Term Sheet); provided, further, that the documentation related to the Renesas Warrants, the Investor Rights Agreement, and the Renesas Contingent Documentation shall be in form and substance (X) acceptable to Renesas and the Company Parties, (Y) reasonably acceptable to the Required Consenting Convertible Noteholders, and (Z) reasonably acceptable to the Required Consenting Senior Secured Noteholders with respect to any provision concerning the $5 million of Contingent Cash otherwise owing on account of the Commitment Fee Amount in the event Renesas obtains all Regulatory Approvals prior to the Regulatory Trigger Deadline; provided, further, that the New Corporate Governance Documents shall be in form and substance acceptable only to the Company Parties, the Required Consenting Convertible Noteholders, and Renesas.

(b) The exhibits hereto are fully incorporated by reference herein and are made a part of this Agreement as if fully set forth herein, and all references to this Agreement shall include and incorporate all exhibits hereto; provided, however, that (i) to the extent that there is a conflict between this Agreement (excluding the Restructuring Term Sheet), on the one hand, and the Restructuring Term Sheet, on the other hand, the terms and provisions of the Restructuring Term Sheet shall govern, (ii) to the extent that there is a conflict between the Restructuring Term Sheet, on the one hand, and any of the Definitive Documents, on the other hand, the terms and provisions of any such Definitive Document shall govern, and (iii) to the extent there is a conflict between the Contingent Consideration Term Sheet, on the one hand, and any other term of this Agreement (excluding the Contingent Consideration Term Sheet), on the other hand, the Contingent Consideration Term Sheet shall govern. Neither this Agreement nor any provision hereof may be modified, waived, amended, or supplemented, except in accordance with Section 8.05 hereof.

ARTICLE 2

AGREEMENT EFFECTIVE DATE

Section 2.01 Agreement Effective Date.

(a) This Agreement shall become effective upon the occurrence of the following events (the date on which such events occur, the “Agreement Effective Date”):

(i) the execution and delivery of this Agreement by each of the Company Parties;

(ii) the execution and delivery of this Agreement by the holders holding at least 66 and two-thirds (2⁄3) percent of the sum of all outstanding Senior Secured Notes as of such date;

(iii) the execution and delivery of this Agreement by holders holding at least 66 and two-thirds (2⁄3) percent of the sum of all outstanding 2026 Convertible Notes, 2028 Convertible Notes, and 2029 Convertible Notes taken together;

(iv) the execution and delivery of this Agreement by Renesas; and

(v) the execution, delivery, and effectiveness of the Backstop Agreement.

ARTICLE 3

COVENANTS

Section 3.01 Commitments of the Company Parties. Subject to the terms and conditions of this Agreement, each Company Party agrees that it shall (and shall cause each of its direct and indirect subsidiaries to), so long as the Termination Date has not occurred:

(a) support and take all commercially reasonable actions reasonably necessary to facilitate the implementation and consummation of the Transactions, including (i) taking all commercially reasonable actions to support and complete the Transactions and all other commercially reasonable actions contemplated in connection therewith in this Agreement and under the Definitive Documents, (ii) without limiting the obligations set forth in Article 4 of this Agreement, taking all commercially reasonable actions to obtain any and all required governmental, regulatory and/or third-party approvals or consents for the implementation and consummation of the Transactions, including payment of all of the Company’s filing fees associated with securing the Regulatory Approvals, (iii) refraining from taking any actions inconsistent with, and not failing or omitting to take an action that is required by, this Agreement or the Definitive Documents, (iv) using commercially reasonable efforts to obtain confirmation of the Plan as soon as reasonably practicable after the Petition Date in accordance with the Bankruptcy Code and on terms consistent with this Agreement, and (v) taking such action (including executing and delivering any other agreements) as may be reasonably necessary or as may be required by order of the Bankruptcy Court to carry out the purpose and intent of this Agreement;

(b) on a timely basis, negotiate in good faith the Definitive Documents with the respective parties thereto, and in accordance with the consent rights set forth in Section 1.02, execute and deliver each Definitive Document to which it is to be a party, effectuate the Definitive Documents (as applicable) as contemplated herein and subject to the terms and conditions of this Agreement, and consummate the Transactions, in each case as promptly as reasonably practicable; provided, that, notwithstanding anything to the contrary herein, the Company Parties shall not be required to enter into Definitive Documents on any terms less favorable to any Company Party than those terms contemplated by this Agreement (including the Restructuring Term Sheet and the exhibits and annexes thereto);

(c) to the extent any legal, regulatory, or structural impediment arises that would prevent, hinder, or delay the consummation of the Plan or Transactions, negotiate in good faith and use commercially reasonable efforts to execute and deliver any appropriate additional or alternative provisions or agreements to address any such impediment;

(d) propose, support, and/or not object to approval of and entry of orders regarding the Definitive Documents and confirmation and consummation of the Plan and the Transactions, in each case consistent with the terms and conditions, and within the timeframes contemplated by, this Agreement (including the Restructuring Term Sheet);

(e) subject to any confidentiality restrictions of the Company Parties, promptly provide the Ad Hoc Senior Secured Group, the Ad Hoc 26s/28s/29s Noteholder Group, and Renesas with any documentation or information that is reasonably requested by the Ad Hoc Senior Secured Group, the Ad Hoc 26s/28s/29s Noteholder Group, or Renesas, as applicable, or that is reasonably necessary to consummate the Transactions; provided, that the Company Parties will make commercially reasonable efforts to share such documentation and information, including seeking any necessary waivers or modifications of any confidentiality provisions;

(f) except to the extent prohibited by applicable law or confidentiality restrictions, notify the Ad Hoc Group Advisors and the Renesas Advisors as promptly as reasonably possible (but in no event later than two (2) Business Days after the applicable occurrence) as to:

(i) the rejection of any material authorizations (including any consents) from any competent judicial body, governmental authority, banking, taxation, supervisory or regulatory body that are required for the implementation and consummation of the Transactions;

(ii) any material governmental or third-party complaints, litigations, investigations, or hearings that a Company Party has actual knowledge of;

(iii) any event or circumstance that a Company Party has actual knowledge of that has occurred, or that is reasonably likely to occur (and if it did so occur), that would reasonably be expected to prevent the consummation of the Transactions or result in the termination of this Agreement;

(iv) any notice of any commencement of any involuntary insolvency proceedings of any Company Party or material legal suit for payment of debt or securement of security from or by any Person in respect of any Company Party; and

(v) any breach of any Company Party’s obligations or covenants set forth in this Agreement (including any Company Party’s failure to meet any Milestone), to the extent actually known by such Company Party;

(g) provide the Ad Hoc Senior Secured Group Advisors, the Ad Hoc 26s/28s/29s Noteholder Group Advisors, or the Renesas Advisors with drafts of any Definitive Documents at least three (3) Business Days prior to the applicable document’s execution and/or filing, as appropriate, or, if three (3) Business Days’ notice is not reasonably practicable, as soon as reasonably practicable, which Definitive Documents shall in any event remain subject to all consent rights set forth in Section 1.02 hereof, notwithstanding such advance notice;

(h) within two (2) Business Days following the Agreement Effective Date, pay all Restructuring Expenses for which an invoice has been received by the Company Parties prior to the Agreement Effective Date in accordance with the relevant engagement letters and/or fee arrangements and, to the extent this Agreement remains in effect, promptly pay as and when due all Restructuring Expenses that are properly incurred and invoiced in accordance with the relevant engagement letters and/or fee arrangements, and pay in full prior to the Petition Date all invoices for Restructuring Expenses that are received at least two (2) Business Days prior to the Petition Date;

(i) (A) not take any action to appeal, challenge, request for rehearing or similar actions in connection with any suspension or delisting determination by the New York Stock Exchange with respect to Existing Equity Interests and (B) use commercially reasonable efforts to provide for the New Common Stock to be regularly traded on an established securities market within the meaning of Treasury Regulations Sections 1.897-1 and 1.897-9T on the Plan Effective Date or as soon as practicable thereafter;

(j) to the extent applicable, object to any motion filed with the Bankruptcy Court by any person (i) seeking the entry of an order terminating the Company Parties’ exclusive right to file and/or solicit acceptances of a chapter 11 plan or (ii) seeking the entry of an order terminating, annulling, or modifying the automatic stay (as set forth in section 362 of the Bankruptcy Code) with regard to any material asset that, to the extent such relief was granted, would have a material adverse effect on or delay the consummation of the Transactions;

(k) to the extent applicable, object to, and not file, any pleading before the Bankruptcy Court seeking entry of an order (i) directing the appointment of an examiner or trustee, (ii) converting the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code, (iii) dismissing the Chapter 11 Cases, or (iv) for relief that (x) would prevent or materially delay the consummation of the Transactions or (y) is otherwise inconsistent with this Agreement in any material respect;

(l) without limiting the generality of the foregoing, except as expressly contemplated by this Agreement, between the date of this Agreement and the Plan Effective Date, not:

(i) file or execute, as applicable, any motion, pleading, or Definitive Document that, in whole or in part, is not consistent with this Agreement (including the consent rights set forth herein);

(ii) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of the capital stock of the Company or another Company Party, or redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any shares of the Company’s or a Company Party’s capital stock (other than to another Company Party or pursuant to the Company Parties’ executive compensation plans or long-term incentive plans);

(iii) make any loans, advances or capital contributions to, or investments in, any other Person that is not a Company Party and is material to the Company Parties;

(iv) make any payment in satisfaction of any Existing Debt (other than pursuant to the Cash Collateral Order or the Transactions, or consistent with this Agreement);

(v) (A) commence any proceeding or other action that challenges (1) the amount, validity, allowance, character, enforceability, or priority of any Existing Debt, or (2) the validity, enforceability, or perfection or any lien or other encumbrance securing (or purporting to secure) any Claims of any Senior Secured Noteholder or (B) support any person in connection with any of the acts described in the foregoing clauses;

(vi) solicit, consummate, or enter into a binding agreement to consummate an Alternative Transaction prior to the consummation of the Transactions; provided, that nothing in this Agreement shall require a Company Party or the board of directors, board of managers, or similar governing body of a Company Party to take any action or refrain from taking any action with respect to the Transactions to the extent taking or failing to take such action would be inconsistent with applicable law or inconsistent with the exercise of its fiduciary obligations under applicable law, and any such action or inaction shall not be deemed to constitute a breach of this Agreement; provided, further, this Section 3.01 shall not impede any Party’s right to terminate this Agreement pursuant to Section 5.01 of this Agreement, including on account of any action or inaction the Company Party or a governing body of a Company Party may take pursuant to this Section 3.01; provided, further, that the Company Parties shall promptly (but in any event, within one (1) Business Day after the applicable occurrence) notify each of the Consenting Creditors (which notice may be made through the Ad Hoc Group Advisors and the Renesas Advisors via email) of any determination to take such action or inaction following such determination, which shall be deemed to be a Fiduciary Out Determination;

(vii) create, incur, assume or otherwise be liable with respect to any third-party indebtedness for borrowed money or guarantees thereof (other than with respect to the Existing Debt); or

(viii) without the consent of the Required Consenting Creditors, settle any disputed claim for, or arising out of, any success or transaction fee asserted by any firms or persons that are not Debtor Professionals (as defined in the Cash Collateral Order) (any such claim, a “Non-Debtor Professional Claim”) which, for the avoidance of doubt, excludes the Restructuring Expenses; and

(m) notwithstanding anything to the contrary contained in the 2026 Notes Indenture, 2028 Notes Indenture, 2029 Notes Indenture and any global notes or other documents governing the 2026 Convertible Notes, 2028 Convertible Notes or 2029 Convertible Notes, the Company shall not effect any conversion of such 2026 Convertible Notes, 2028 Convertible Notes or 2029 Convertible Notes or effect any transfer to the extent such conversion or transfer would result in the Consenting Creditors and their Attribution Parties, collectively, beneficially owning an aggregate amount of 5% or more of the outstanding common equity of the Company.

Section 3.02 Commitments of the Consenting Creditors. Subject to the terms and conditions of this Agreement, each Consenting Creditor (severally and not jointly), solely in its capacity as a holder of Existing Debt (as applicable) and solely with respect to such Existing Debt and not in any other capacity or with respect to any other claim or interest, agrees that it shall, so long as the Termination Date has not occurred:

(a) support and not object to approval of and entry of orders regarding the Definitive Documents and confirmation and consummation of the Plan and the Transactions, in each case consistent with the terms and conditions, and within the timeframes contemplated by, this Agreement (including the Restructuring Term Sheet);

(b) with respect to the Transactions in which it is a participant, support and take all commercially reasonable actions reasonably necessary or reasonably requested by the Company Parties to facilitate the implementation and consummation of the Transactions, including:

(i) taking all commercially reasonable actions to support and complete the Transactions and all other commercially reasonable actions contemplated in connection therewith and in this Agreement and under the Definitive Documents, including using commercially reasonable efforts to obtain confirmation of the Plan (solely to the extent that the Plan comports with this Agreement, including the consent rights set forth herein, unless otherwise agreed to by the Required Consenting Senior Secured Noteholders, the Required Consenting Convertible Noteholders, and Renesas) as soon as reasonably practicable after the Petition Date in accordance with the Bankruptcy Code and on terms consistent with this Agreement and taking such action (including executing and delivering any other agreements) as may be reasonably necessary or as may be required by order of the Bankruptcy Court to carry out the purpose and intent of this Agreement;

(ii) if applicable, taking all commercially reasonable actions to obtain or assist the Company Parties in obtaining any and all required regulatory approvals and third-party approvals for the Transactions;

(iii) refraining from taking any actions in contravention of, and not failing or omitting to take an action that is required by, this Agreement or the Definitive Documents;

(iv) without creating any obligation to incur any out-of-pocket costs that are not Restructuring Expenses payable under this Agreement by the applicable Company Party or to provide anything in the nature of an indemnity or otherwise, use commercially reasonable efforts to support the Company in directing the trustees and collateral agents (and similar agents) appointed from time to time under the Existing Documents, in each case as applicable, to enter into, execute and effect any and all of the Definitive Documents, as applicable; and

(v) subject to the Bankruptcy Court’s approval of the Disclosure Statement and such Consenting Creditor’s actual and timely receipt of the Solicitation Materials and the ballot, timely vote, cause to be voted, or direct to be voted all of its Claims (or Claims under its control or direction) entitled under the Plan to vote to accept the Plan, to accept the Plan and not change or withdraw (or cause to be changed or withdrawn) any such vote; provided, however, that each vote shall be immediately revoked and deemed void ab initio upon the occurrence of a Termination Event with respect to such Consenting Creditor, provided such Consenting Creditor is not in default hereunder; provided, further, that each Consenting Creditor not in default hereunder may change or withdraw its vote (A) if the Company Parties withdraw the Plan or modify the Plan in a manner inconsistent with this Agreement or (B) following termination of this Agreement;

(c) to the extent any legal, regulatory, or structural impediment arises that would prevent, hinder, or delay the consummation of the Plan or Transactions, negotiate in good faith and use commercially reasonable efforts to execute and deliver any appropriate additional or alternative provisions or agreements to address any such impediment;

(d) consent to and, if applicable, not opt out of the release of third-party claims (as described in the Restructuring Term Sheet) pursuant to the Plan and Confirmation Order;

(e) on a timely basis, negotiate in good faith the Definitive Documents with the Company Parties and, to the extent it is a party thereto, complete, enter into, and effectuate the Definitive Documents (as applicable) as contemplated herein and consummate the Transactions, in each case as promptly as reasonably practicable and subject to the terms and conditions of this Agreement;

(f) provide all applicable consents reasonably required for the consummation of the Transactions;

(g) not (i) object to, delay or impede the Transactions or the implementation thereof or initiate any legal proceedings that are inconsistent with, or that would delay, prevent, frustrate, or impede the approval, solicitation, or consummation of, the Transactions, the Definitive Documents, or any related transactions outlined therein or in this Agreement, or take any other action that is barred by this Agreement; (ii) vote for, consent to, support or participate in the formulation of any other restructuring, exchange or settlement of any Existing Debt or other transaction that is inconsistent with this Agreement or the Transactions; or (iii) solicit, encourage, or direct any Person to undertake any action set forth in clauses (i) and (ii) of this subsection (g);

(h) not incur or suffer to exist any lien, charge, encumbrance, participation, security interest, adverse claim or any other restriction that would prevent such Consenting Creditor’s performance of its obligations contained in this Agreement at the time such obligations are required to be performed;

(i) without creating any obligation to incur any out-of-pocket costs that are not Restructuring Expenses payable under this Agreement by the applicable Company Party or provide anything in the nature of an indemnity or otherwise, not direct any administrative agent, collateral agent, or indenture trustee (or similar agent) (as applicable) to take any action inconsistent with such Consenting Creditor’s obligations under this Agreement, and if any applicable administrative agent, collateral agent, or indenture trustee (or similar agent) takes any action inconsistent with such Consenting Creditor’s obligations under this Agreement, such Consenting Creditor, following written notification (email notice being sufficient) from the Company Parties to such Consenting Creditor, will use commercially reasonable efforts to direct such administrative agent, collateral agent, or indenture trustee (or similar agent) to cease, desist, and refrain from taking any such action, and to take such action as may be necessary to effect the Transactions;

(j) forbear from exercising and from directing any administrative agent, collateral agent, or indenture trustee (or similar agent) (as applicable) to exercise rights or remedies, including the enforcement, collection, or recovery of any Claims against or interests in the Company Parties, including, for the avoidance of doubt, as a result of a breach by any Company Party and/or any occurrence and/or continuation of any “Default” or “Event of Default” (as defined in the applicable document) under the Existing Documents; provided, however, that nothing in this Agreement shall prevent any Consenting Creditor from filing or causing to be filed any proof of claim on account of its claims arising under the Existing Documents in the Chapter 11 Cases;

(k) except to the extent prohibited by applicable law, notify the Company, the Ad Hoc Group Advisors, and the Renesas Advisors as promptly as reasonably possible (but in no event later than two (2) Business Days after the applicable occurrence) as to:

(i) the rejection of any material authorizations (including any consents) from any competent judicial body, governmental authority, banking, taxation, supervisory or regulatory body that are required for the implementation and consummation of the Transactions;

(ii) any event or circumstance that such Consenting Creditor has actual knowledge of that has occurred, or that is reasonably likely to occur (and if it did so occur), that would permit any of the Parties to terminate, or could reasonably be expected to result in the termination of, this Agreement; and

(iii) any material breach of any of its material obligations or covenants set forth in this Agreement; and

(l) inform counsel to the Company and the Ad Hoc 26s/28s/29s Noteholder Group Advisors of the amount of equity securities of the Company (including or through any options or other derivatives) beneficially owned (as defined in Rule 13d-3 under the Exchange Act) by such Consenting Creditor and its Attribution Parties as of the date of this Agreement and of any changes in such ownership as promptly as possible (and in any event not later than three (3) Business Days following the date of such change). Each Consenting Creditor hereby represents and warrants that the information provided to the Ad Hoc 26s/28s/29s Noteholder Group Advisors by such Consenting Creditor pursuant to this Section 3.02 is as of the date hereof and will be with respect to any changes reported true, accurate and complete. Furthermore, each Consenting Creditor (other than the Automatic Termination Parties) covenants and agrees that during the Agreement Effective Period, neither it nor any of its Attribution Parties shall acquire, directly or indirectly, including through any derivative, or through the exercise of any conversion right, beneficial ownership of any such equity securities of the Company to the extent such acquisition would result in the Consenting Creditors and their Attribution Parties (excluding, for the avoidance of doubt, the Automatic Termination Parties and their Attribution Parties), collectively, beneficially owning an aggregate amount of 3.99% or more of the outstanding common equity of the Company, and acknowledges and agrees that any such acquisition shall be null and void ab initio. Each of the other Parties shall have the right to enforce the voiding of such acquisition.

(m) Each Automatic Termination Party covenants and agrees that it does not currently have, and will not, during the Agreement Effective Period, enter into, any arrangement or understanding, directly or indirectly, with any of its Attribution Parties, the effect of which is to result in the termination of the Agreement with respect thereto pursuant to the second sentence of Section 5.01(g).

Section 3.03 Additional Provisions Regarding Company Parties’ Covenants.

(a) Notwithstanding anything to the contrary in this Agreement, each Company Party and its respective directors, officers, employees, investment bankers, attorneys, accountants, consultants, and other advisors or representatives shall have the right to: (i) consider, respond to, and facilitate any unsolicited Alternative Transaction proposals received by the Company Parties; (ii) provide access to non-public information concerning any Company Party to any entity and enter into confidentiality agreements or nondisclosure agreements with any entity that submits an unsolicited Alternative Transaction proposal; provided, however, that subsequent to the Agreement Effective Date, each Company Party shall use commercially reasonable efforts not to enter into any confidentiality agreement or nondisclosure agreement with any such party to the extent such confidentiality agreement or nondisclosure agreement would restrict any Company Party’s ability to share any documents or terms concerning such Alternative Transaction with the Consenting Creditors, the Ad Hoc Group Advisors, and the Renesas Advisors in accordance with the terms of this Agreement; (iii) otherwise cooperate with, assist, participate in, or facilitate any inquiries, proposals, discussions, or negotiation of any unsolicited Alternative Transaction proposals; and (iv) enter into or continue discussions or negotiations with holders of Claims against or interests in a Company Party, any other party in interest in the Chapter 11 Cases (including any official committee and the United States Trustee), or any other entity regarding the Transactions. If any Company Party receives an Alternative Transaction proposal, then such Company Party shall (subject to confidentiality restrictions), within two (2) calendar days of receiving such proposal, (i) provide to the Consenting Creditors and their counsel all documentation received in connection with such Alternative Transaction proposal (or, if such proposal was not made in writing, a reasonably detailed summary of such Alternative Transaction proposal), including the identity of the Person or group of Persons involved and reasonable updates as to the status and progress of such Alternative Transaction proposal, and (ii) respond promptly to reasonable information requests and questions from counsel to the Consenting Creditors relating to such Alternative Transaction proposal, and promptly notify the Consenting Creditors of any commitments made, or documents signed, in respect of such Alternative Transaction; provided, that the Company Parties will make commercially reasonable efforts to share such documentation and information, including seeking any necessary waivers or modifications of any confidentiality provisions.

(b) Nothing in this Agreement shall (i) impair or waive the rights of any Company Party to assert or raise any objection permitted under this Agreement in connection with the Transactions or (ii) prevent any Company Party from enforcing this Agreement or contesting whether any matter, fact, or thing is a breach of, or is inconsistent with, this Agreement.

Section 3.04 Additional Provision Regarding Consenting Creditors. Except as set forth herein, nothing in this Agreement shall: (a) subject to applicable confidentiality agreements, affect the ability of any Consenting Creditor to consult with any other Consenting Creditor, the Company Parties, or any other party in interest in the Chapter 11 Cases (including any official committee and the United States Trustee) or their respective advisors, counsel or other representatives; (b) impair or waive the rights of any Consenting Creditor to assert or raise any objection permitted under this Agreement; (c) prevent any Consenting Creditor from enforcing this Agreement or any Definitive Document or contesting whether any matter, fact, or thing is a breach of, or is inconsistent with, this Agreement or any Definitive Document, including by filing an objection or initiating a contested matter or other proceeding with the Bankruptcy Court, or exercising its rights or remedies reserved herein or in the Definitive Documents; (d) limit the rights of a Consenting Creditor under the Chapter 11 Cases, including appearing as a party in interest in any matter to be adjudicated in order to be heard concerning any matter arising in the Chapter 11 Cases, so long as the exercise of any such right is not inconsistent with such Consenting Creditor’s obligations hereunder; (e) limit the ability of a Consenting Creditor to purchase, sell, or enter into any transactions, including but not limited to any hedging transactions, regarding the Existing Debt, subject to the terms hereof; (f) constitute a waiver or amendment of any term or provision of the Senior Secured Notes Indenture, 2026 Notes Indenture, 2028 Notes Indenture, 2029 Notes Indenture, CRD Loans, or any attendant debt documents and intercreditor agreement, except as expressly set forth in this Agreement or the Definitive Documents; (g) constitute a termination or release of any liens on, or security interests in, any of the assets or properties of the Company Parties that secure the obligations under the Existing Documents; (h) require any Consenting Creditor to incur, assume, become liable in respect of or suffer to exist any expenses, liabilities, or other obligations, other than (1) as expressly set forth, required, or agreed to in this Agreement or any other Definitive Document (as applicable), (2) that arise in connection with a breach of this Agreement by such Consenting Creditor, or (3) costs and expenses that a Company Party has agreed to reimburse on terms satisfactory to such Consenting Creditor; (i) prevent a Consenting Creditor from taking any action that is required to comply with applicable law; (j) prevent a Consenting Creditor from taking any action that is otherwise consistent with this Agreement or the Restructuring Term Sheet; (k) if applicable, obligate a Consenting Creditor to deliver a vote to support a Plan (or any other Transactions) from and after the Termination Date; provided, that, after the Termination Date, unless termination is due to the occurrence of the Plan Effective Date, such vote shall be deemed void ab initio and such Consenting Creditor shall have the opportunity to change its vote; (l) be construed to prevent the Consenting Creditor from exercising any consent rights or their rights or remedies specifically reserved herein or in the Definitive Documents; or (m) require any Consenting Creditor to take any action which is prohibited by applicable law or to waive or forego the benefit of any applicable legal professional privilege.

Section 3.05 Covenant Regarding Additional Documents. Each Party covenants and agrees that the Definitive Documents not executed or in a form attached to this Agreement as of the Execution Date remain subject to negotiation and completion pursuant to Section 1.02 hereof. Each Party hereby covenants and agrees to cooperate with each other Party in good faith in connection with, and will exercise commercially reasonable efforts with respect to, the negotiation, drafting and execution and delivery of the Definitive Documents. Upon completion, the Definitive Documents and every other document, deed, agreement, filing, notification, letter or instrument related to the Transactions shall contain terms, conditions, representations, warranties, and covenants consistent with the terms of this Agreement subject to the consent rights provided for herein, as they may be modified, amended, or supplemented in accordance with Section 8.05.

Section 3.06 Consent Regarding Second Supplemental Indenture. The Consenting Senior Secured Noteholders consent to, and direct the Senior Secured Notes Trustee to execute, deliver and perform that certain Second Supplemental Indenture, within one (1) Business Day of the Agreement Effective Date.

ARTICLE 4

REGULATORY

Section 4.01 Regulatory Commitments. Subject to the terms and conditions of this Agreement, each of the Company Parties and Consenting Creditors, as applicable, and with respect to the Consenting Noteholders, without creating any obligation to incur any out-of-pocket costs that are not Restructuring Expenses payable under this Agreement by the applicable Company Party, shall (and shall cause each of its direct and indirect subsidiaries to), until the earlier of the date on which the Company Parties and Renesas shall have received all Regulatory Approvals or the Regulatory Trigger Deadline:

(a) without limiting the generality of Section 3.01 or Section 3.02, as applicable, use commercially reasonable efforts (except where best efforts are expressly required hereunder) to take, or cause to be taken, all actions (including under any Antitrust Law, Foreign Investment Law or other law), to do, or cause to be done, and to assist and cooperate with the Consenting Creditors in order to do, all things necessary, proper or advisable in connection with the DCSA process and to obtain CFIUS Approval and any and all governmental and regulatory approvals or consents that are required under applicable Antitrust Laws and Foreign Investment Laws for the implementation and consummation of the Transactions (including, for the avoidance of doubt, all Regulatory

Approvals in order for Renesas to receive the Base Consideration and voting, board seat, and other governance rights for the Reorganized Parent as agreed in the Restructuring Term Sheet and the Contingent Consideration Term Sheet, upon the Plan Effective Date), in each case as promptly as practicable so as to allow the consummation of the Transactions as promptly as practicable, and in any event prior to the Termination Date, including:

(i) with respect to the Company Parties and Renesas, submitting jointly as promptly as practicable (A) following the execution of this Agreement, a draft joint voluntary notice of the Company Parties and Renesas, respectively, to CFIUS (“CFIUS Notice”) in accordance with the DPA; (B) following the receipt of comments from CFIUS on the draft CFIUS Notice, a final CFIUS Notice in accordance with the DPA; (C) a notification to DCSA pursuant to the NISPOM Rule, and, if requested by DCSA, a Commitment Letter to DCSA to mitigate foreign ownership, control, and influence; and (D) any certification, additional information, documents, or other materials in respect of such CFIUS Notice or DCSA process as may be requested by CFIUS or DCSA, respectively (and, in any event, within any time frame required by CFIUS or DCSA);

(ii) with respect to the Company Parties and Renesas, cooperating and coordinating with one another as necessary, proper, or advisable in connection with the CFIUS Notice and the DCSA process;

(iii) with respect to the Company Parties and Renesas, filing a Notification and Report Form relating to this Agreement and the Transactions as required by the HSR Act with the U.S. Federal Trade Commission (the “FTC”) and the Antitrust Division of the U.S. Department of Justice (the “DOJ”) (and, in any event, making best efforts to do so within fifteen (15) Business Days following the date of this Agreement);

(iv) cooperating and coordinating with the Company Parties and Renesas in the making of all the filings required to receive Regulatory Approvals and under applicable Antitrust Laws and Foreign Investment Laws for the implementation and consummation of the Transactions (including, for the avoidance of doubt, all Regulatory Approvals in order for Renesas to receive the Base Consideration and voting and other governance rights for the Reorganized Parent as agreed in the Restructuring Term Sheet upon the Plan Effective Date);

(v) with respect to the Company Parties, (A) using best efforts to supply Renesas (or cause Renesas to be supplied) any information that may be required in order to make such filings, amended filings, or, with respect to filings other than CFIUS, resubmitted filings(provided, however, that for the avoidance of doubt, this clause shall not apply to the decision to resubmit the CFIUS Notice through a withdrawal and refile process, which shall be governed by the relevant provisions herein); (B) using commercially reasonable efforts to supply Renesas (or cause Renesas to be supplied) with any additional information that reasonably may be required or requested by any applicable Governmental Authority, including those in relation to the Regulatory Approvals; and (C) using commercially reasonable efforts to cause the expiration or termination of the applicable waiting periods pursuant to the HSR Act or any other applicable Antitrust Laws and Foreign Investment Laws and to expeditiously secure all applicable Regulatory Approvals required by Renesas, solely or jointly with the Company Parties in its determination upon the advice of outside counsel;

(vi) promptly notifying the Company and Renesas of (and, if in writing, furnishing such parties with copies of (or, in the case of oral communications, advising them of the contents of)) any material communication received by a Company Party or Renesas, as applicable, from a Governmental Authority in connection with the Transactions and permitting Renesas to review and discuss in advance or participate in any proposed communication or submission made in connection with the Transactions to a Governmental Authority and keeping Renesas reasonably informed with respect to the status of any such submissions and filings to any Governmental Authority in connection with the Transactions and any developments, meetings or discussions with any Governmental Authority; provided, however, that the Company and Renesas may redact any valuation and related information before sharing any information provided to any Governmental Authority with the Company or Renesas on an “outside counsel” only basis;

(vii) in respect of filings made by the Company Parties, consulting with Renesas in determining and deciding the development and implementation of any strategy with respect to obtaining any and all Regulatory Approvals required under applicable Antitrust Laws and Foreign Investment Laws for the implementation and consummation of the Transactions;

(viii) coordinating with the Company Parties and Renesas regarding communications with CFIUS and, if appropriate, DCSA or any other Governmental Authority, regarding the conversion of Renesas’ debt to equity on the Plan Execution Date consistent with the Restructuring Term Sheet, which shall not occur less than thirty (30) days from the date of acceptance of the final CFIUS Notice; and

(ix) refraining from taking, directly or indirectly, any action which is intended to or which would reasonably be expected to prevent, affect or materially delay beyond the Termination Date the ability of the Company Parties and Renesas from obtaining any and all Regulatory Approvals or consents that are required for the implementation and consummation of the Transactions (including, for the avoidance of doubt, all Regulatory Approvals in order for Renesas to receive the Base Consideration and voting and other governance rights for the Reorganized Parent as agreed in the Restructuring Term Sheet upon the Plan Effective Date);

provided, however, that notwithstanding anything to the contrary contained herein, each of the Company Parties and Renesas shall not be required, in order to obtain such required approvals and/or cause the expiration or termination of the applicable waiting periods pursuant to the HSR Act, the DPA, the NISPOM Rule, and the other Antitrust Laws and Foreign Investment Laws, to offer, agree, accept, or take, or cause to be taken, any action required by any regulatory authority to obtain any Regulatory Approval that would, respectively to each of the Company Parties and Renesas, including their respective subsidiaries and taken as a whole, (A) materially and adversely impact the business, operations or governance of the Company Parties or Renesas, (B) violate any law of a competent jurisdiction applicable to the Company Parties or Renesas, (C) require the Company Parties or Renesas to sell, divest, hold separate or dispose of any material assets or material businesses of the Company Parties or Renesas, or (D) reasonably be expected to materially impair the commercial value of the Company Parties or Renesas, in respect to determinations by the Company with the consent of the Required Consenting Senior Secured Noteholders and the Required Consenting Convertible Noteholders (in each case, which shall not be unreasonably withheld, delayed, or conditioned);

provided, further, for the avoidance of doubt, without limiting the obligations on the Company Parties and Consenting Creditors to use commercially reasonably efforts to obtain CFIUS Approval, commercially reasonable efforts shall be deemed to include (A) the implementation by the Company Parties and Renesas of a Security Control Agreement, if required by DCSA; and

(B) in connection with obtaining CFIUS Approval, (a) with respect to Renesas, agreeing to (i) limitations on Renesas’s access to the Company Parties’ technical information and (non-financial) information regarding direct or indirect U.S. government business; (ii) limitations on Renesas’s access to other information in the possession of the Company Parties to which an independent director who is not an employee of the Company Parties or a minority shareholder of the Company Parties with similar holdings would not ordinarily have access and which Renesas does not have a right to access pursuant to a commercial contract between Renesas and a Company Party; (iii) limitations on Renesas’s access to the Company Parties’ facilities and personnel, excluding management personnel and personnel that would otherwise be of a type that would be necessary to interact with to perform the role of a director or pursuant to a commercial contract between Renesas and a Company Party; (iv) limitations on Renesas’s participation in the Company Parties’ business, except for participation by the Renesas nominee to the board or as would otherwise be ordinary course for a minority shareholder of the Company Parties with similar holdings, or pursuant to a commercial contract between Renesas and a Company Party; (v) limitations on Renesas’s interactions with the Company Parties, except for interactions by the Renesas nominee to the board or as would otherwise be ordinary course for a minority shareholder of the Company Parties with similar holdings, or pursuant to a commercial contract between Renesas and a Company Party; and (vi) a requirement to obtain CFIUS approval or non-objection for the Renesas nominee to the board and restrictions on the citizenship of the Renesas nominee to the board, in the case of each of clauses (i)-(vi), other than limitations that would prevent Renesas from having one board member or exercising the voting rights associated with its stock; and (b) with respect to the Company Parties (and each of their direct and indirect subsidiaries), (i) facilitating the implementation of the items contained in (a) herein, including the protection of sensitive information, facilities, and personnel; the implementation of security plans and protocols; and the appointment of a security officer; (ii) agreeing to requirements to continue to directly or indirectly supply to the U.S. government or U.S. government prime contractors; (iii) agreeing to requirements to maintain information, facilities, personnel, and operations in the United States; and (iv) agreeing to requirements to receive CFIUS approval or non-objection prior to contracting with third-party vendors based outside of the United States, in the case of each of the preceding clauses in (A) and (B) herein, other than agreeing to mitigation measures that are unduly onerous so as not to be commercially reasonable.

ARTICLE 5

TERMINATION

Section 5.01 Termination.

(a) Termination by the Consenting Noteholders. This Agreement may be terminated by the Required Consenting Senior Secured Noteholders or the Required Consenting Convertible Noteholders, each in their sole and absolute discretion, as to all Parties, upon three (3) days’ prior written notice thereof to all of the Parties, upon the occurrence of any of the following events (each, a “Consenting Noteholders Termination Event”):

(i) a breach in any material respect by any Company Party of any of its representations, warranties, covenants, or obligations set forth in this Agreement or any other agreement to be entered into in connection with the Transactions that (if susceptible to cure) remains uncured for a period of five (5) Business Days after the receipt by the Company Parties of written notice of such breach; provided, that nothing in this Section 5.01(a)(i) shall impair the Consenting Noteholders’ ability to terminate this Agreement pursuant to the remaining provisions in this Section 5.01(a)-(c);

(ii) a breach in any material respect by Renesas of any of its representations, warranties, covenants, or obligations set forth in this Agreement or any other agreement to be entered into in connection with the Transactions that (if susceptible to cure) remains uncured for a period of five (5) Business Days after the receipt by Renesas of written notice of such breach; provided, that nothing in this Section 5.01(a)(ii) shall impair the Consenting Noteholders’ ability to terminate this Agreement pursuant to the remaining provisions in this Section 5.01(a)-(c); provided, further, that no failure to obtain the necessary Regulatory Approvals shall constitute a material breach by Renesas;

(iii) the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of, or the initiation of any legal action by any governmental authority seeking, any ruling or order making illegal or otherwise enjoining, preventing, or prohibiting the consummation of a material portion of the Transactions, including enjoining, preventing, or prohibiting a material portion of the Transactions or a Company Party or any affiliate of a Company Party from making any transfer or distribution required or as contemplated by the Transactions and the Definitive Documents which prevents consummation of the Plan, and such legal action, initiation of a legal action, ruling or order has not been withdrawn or discharged within thirty (30) days of the issuance or initiation, as applicable, thereof; provided, however, any issuance, ruling, or order from CFIUS or relating to CFIUS Approval or any governmental authority enforcing any regulations regarding applicable Foreign Investment Laws or Antitrust Laws shall not give rise to a Consenting Noteholders Termination Event unless such issuance, ruling, or order prevents consummation of the Plan in accordance with the terms hereof;

(iv) except as otherwise expressly set forth in this Agreement, failure of any Company Party to use commercially reasonable efforts to (i) conduct its businesses and operations in the ordinary course in a manner that is consistent with past practices and in compliance with applicable law, (ii) maintain its books and records in the ordinary course in a manner that is consistent with past practices, and in compliance with applicable law, (iii) maintain all insurance policies, or suitable replacements therefor, in full force and effect, in a manner that is consistent with past practices, and in compliance with applicable law, and (iv) preserve intact its business organizations and relationships with third parties (including creditors, lessors, licensors, and contract counterparties) and employees in the ordinary course in a manner that is consistent with past practices, and in compliance with applicable law;

(v) the failure to meet a Milestone, which has not been waived or extended in a manner consistent with this Agreement, and solely to the extent such failure is not the result of a breach by the terminating Consenting Noteholders;

(vi) the failure to achieve the Plan Effective Date before the Outside Date, solely to the extent such failure is not the result of a breach by the terminating Consenting Noteholders; provided, that, notwithstanding anything herein to the contrary, this Consenting Noteholders Termination Event in this Section 5.01(a)(vi) cannot be waived without the consent of each Consenting Creditor and each Company Party and may be asserted immediately by any Consenting Noteholder to terminate this Agreement as to itself;

(vii) the material failure of any Company Party or Renesas (solely to the extent such Party’s compliance is reasonably necessary to obtain the Regulatory Approvals) to comply with the covenants set forth in Article 4;

(viii) any Company Party (A)(I) states in writing or publicly announces its intention to pursue, (II) consummates, or (III) enters into a binding agreement to consummate, in each case, an Alternative Transaction, (B) states in writing or publicly announces its intention to not pursue the Transactions, or (C) informs the Consenting Creditors of a Fiduciary Out Determination; provided, that nothing in this Agreement shall require a Company Party or the board of directors, board of managers, or similar governing body of a Company Party to take any action or refrain from taking any action with respect to the Transactions to the extent taking or failing to take such action would be inconsistent with applicable law or inconsistent with the exercise of its fiduciary obligations under applicable law, and any such action or inaction shall not be deemed to constitute a breach of this Agreement; provided, further, that such action or inaction shall not affect any rights of the Consenting Noteholders set forth in Section 5.01(a) hereof;

(ix) the commencement, support, or joinder with any litigation or adversary proceeding by any Party hereto against any Consenting Creditor by any Company Party;

(x) any Company Party seeks or obtains an order of the Bankruptcy Court authorizing the rejection of this Agreement;

(xi) (A) the Company gives notice of termination of this Agreement in accordance with its terms or (B) Renesas gives notice of termination of this Agreement in accordance with its terms;

(xii) any Company Party revokes the Transactions, including the withdrawal of the Plan, as applicable, or its support therefor;

(xiii) (A) any order approving the solicitation procedures, the Plan or the Disclosure Statement is reversed, dismissed, vacated, modified or amended in a manner that is inconsistent in any material respect with this Agreement, or (B) a motion for reconsideration, re-argument, or rehearing with respect to any such order has been filed and the Company Parties have failed to timely object to such motion;

(xiv) any court of competent jurisdiction has entered a final, non-appealable judgment or order declaring this Agreement to be unenforceable;

(xv) the Bankruptcy Court or a court of competent jurisdiction enters an order (A) converting the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code, (B) dismissing the Chapter 11 Cases, or (C) appointing a trustee or examiner for the Chapter 11 Cases (other than a fee examiner and only to the extent such trustee or examiner is granted powers beyond those set forth in sections 1106(a)(3) and (4) of the Bankruptcy Code), which order in each case has not been reversed, stayed, or vacated by the later of (I) the date on which the Bankruptcy Court confirms the Plan and (II) ten (10) Business Days after the Company Parties provide written notice to the other Parties that such order is materially inconsistent with this Agreement;

(xvi) failure of the Debtors to timely file a formal objection to any motion filed with the Bankruptcy Court seeking the entry of an order (A) directing the appointment of a trustee or examiner, (B) converting the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code, and/or (C) dismissing the Chapter 11 Cases;

(xvii) the Bankruptcy Court enters an order in the Chapter 11 Cases terminating any Company Party’s exclusive right, or any Company Party otherwise loses the exclusive right, to file a plan or plans of reorganization or to solicit acceptances thereof pursuant to section 1121 of the Bankruptcy Code;

(xviii) the Bankruptcy Court enters an order denying confirmation of the Plan and, if the Company Parties seek to reverse, vacate, or stay such denial, such order shall not have been reversed, vacated, or stayed within ten (10) days of entry;

(xix) the Bankruptcy Court enters an order granting relief from the automatic stay imposed by section 362 of the Bankruptcy Code that would materially and adversely affect the Company Parties’ and their subsidiaries’ ability to operate their businesses in the ordinary course, and such order is not reversed after fourteen (14) calendar days from the Bankruptcy Court’s entry thereof;

(xx) (A) the Cash Collateral Order is reversed, dismissed, vacated, modified or amended in a manner that is inconsistent in any material respect with this Agreement or (B) a motion for reconsideration, re-argument, or rehearing with respect to such order has been filed and the Company Parties have failed to timely object to such motion;

(xxi) the Bankruptcy Court enters an order invalidating, disallowing, subordinating, or recharacterizing, as applicable, any of the Consenting Noteholders’ Existing Debt or Claims arising from Existing Documents and such order is not reversed or stayed after fourteen (14) days from the Bankruptcy Court’s entry thereof;

(xxii) upon the commencement of an involuntary insolvency proceeding against any of the Company Parties or the filing for other similar relief in respect of the Company Parties or their debts, or of a substantial part of their assets, under any federal, state or foreign bankruptcy, insolvency, administrative, receivership or similar law now or hereafter in effect and such involuntary proceeding is not dismissed within thirty (30) days after the filing thereof;

(xxiii) any Company Party or other Consenting Creditor files any motion or pleading with the Bankruptcy Court that is materially inconsistent with this Agreement (including the consent rights of such terminating Consenting Noteholder, as set forth herein), and such motion has not been withdrawn or amended on or before the date which is the earlier of (A) three (3) Business Days of receipt by the filing Company Party or Consenting Creditor, as applicable, of written notice from the terminating Consenting Noteholders that such motion or pleading is inconsistent with this Agreement and (B) the date on which such motion or pleading is scheduled to be heard by the Bankruptcy Court;

(xxiv) any Company Party files any pleading or motion with the Bankruptcy Court objecting to, challenging, or seeking to invalidate, disallow, subordinate, recharacterize, or limit the Existing Debt;

(xxv) the Company Parties, except in accordance with the Transactions, incur any indebtedness or guarantee any indebtedness of another entity other than (A) in the ordinary course of business in an aggregate principal amount up to $5,000,000 or (B) as set forth in the Budget;

(xxvi) any Company Party settles, without the consent of the Required Consenting Noteholders, (A) material claims or causes of action brought against any Company Party (or any Affiliate) (including, without limitation, any claims asserted by a governmental entity) other than in the ordinary course of business and consistent with past practice or (B) claims or causes of action brought against any Company Party (or any Affiliate) or involving any Company Party (or any Affiliate) requiring, in the aggregate, payment of more than $10,000,000 by any Company Party, including, without limitation, any Non- Debtor Professional Claim; provided, that the Company Parties shall be permitted to settle any claims or causes of actions for which (X) the settlement proceeds are solely covered by third parties, including insurance providers, and (Y) such settlement proceeds are not, in any way, derived from the Company Parties nor are the Company Parties required to, in any way, indemnify or reimburse such third parties, including insurance providers, in any amount;

(xxvii) other than as contemplated pursuant to the Transactions, any Company Party files any pleading seeking authority to sell, or sells, any material assets (including, without limitation, any intellectual property material to the business of the Company Parties) without the consent of the Required Consenting Senior Secured Noteholders and the Required Consenting Convertible Noteholders other than (A) asset sales in the ordinary course of business or (B) as set forth on Schedule 1 hereto;

(xxviii) failure of any Company Party to maintain its good standing under the laws of the state or other jurisdiction in which it is incorporated or organized, except to the extent that any failure to maintain such Company Party’s good standing arises (A) solely from the filing of the Chapter 11 Cases or (B) pursuant to the Plan; or

(xxix) (A) with respect to the Consenting Senior Secured Noteholders, failure of the Company Parties to pay any and all Restructuring Expenses of the Ad Hoc Group Advisors, and (B) with respect to the Consenting Convertible Noteholders, failure of the Company Parties to pay any and all Restructuring Expenses of the Ad Hoc 26s/28s/29s Noteholder Group Advisors, each as and when required under this Agreement, if such failure is not cured within five (5) Business Days of notice by the terminating Consenting Senior Secured Noteholders or Consenting Convertible Noteholders, as applicable.

(b) Termination by the Consenting Senior Secured Noteholders. This Agreement may be terminated by the Required Consenting Senior Secured Noteholders in their sole and absolute discretion, as to all Parties, upon three (3) days’ prior written notice thereof to all of the Parties, upon the occurrence of any of the following events (each, a “Consenting Senior Secured Noteholders Termination Event”):

(i) the (A) breach in any material respect by the Consenting 2026 Noteholders, Consenting 2028 Noteholders or the Consenting 2029 Noteholders of any of the representations, warranties, covenants, or other obligations of, respectively, the Consenting 2026 Noteholders, Consenting 2028 Noteholders, and Consenting 2029 Noteholders set forth in this Agreement, which breach has not been cured (if curable) within five (5) Business Days of written notice from the Required Consenting Senior Secured Noteholders or (B) termination of this Agreement with respect to the Automatic Termination Parties pursuant to Section 5.01(g); provided, that with respect to the foregoing proviso (A), the Required Consenting Senior Secured Noteholders shall not have the right to terminate this Agreement pursuant to this Section 5.01(b)(i) as against any Company Party or non-breaching Consenting Convertible Noteholder, as applicable, if the non-breaching Consenting Convertible Noteholders still hold at least 66 and two-thirds (2⁄3) percent of the sum of all outstanding 2026 Convertible Notes, 2028 Convertible Notes, and 2029 Convertible Notes taken together as of such date; provided, that with respect to the foregoing proviso (B), the Consenting Senior Secured Noteholders cannot terminate this Agreement pursuant to this Section 5.01(b)(i) so long as the Company still has the votes of (1) at least 66 and two-thirds (2⁄3) percent of the sum of all outstanding 2026 Convertible Notes, 2028 Convertible Notes, and 2029 Convertible Notes, taken together, that have voted and (2) over fifty (50) percent of the total number of holders of Convertible Notes taken together, have been made and remain in favor of the Plan and have not been withdrawn, changed, or otherwise voided;

(ii) (A) any Definitive Document executed or filed by the Company Parties or the Debtors in the Chapter 11 Cases or any related order entered by the Bankruptcy Court is materially inconsistent with the terms and conditions set forth in this Agreement, including the consent rights set forth in Section 1.02 hereof, or is otherwise not in accordance with this Agreement or any of the terms or conditions of this Agreement, or (B) any of the Definitive Documents is waived, amended, supplemented, or otherwise modified in a manner that is inconsistent in any material respect with the terms and conditions set forth in this Agreement, including the consent rights set forth in Section 1.02 hereof, without the prior written consent of the Required Consenting Senior Secured Noteholders (or such parties as may be required by the terms hereof or such Definitive Document, if then effective), which has not been cured (if curable) within five (5) Business Days of written notice from the Required Consenting Senior Secured Noteholders;

(iii) the failure of entry of a Cash Collateral Order in accordance with the terms set forth in Exhibit C hereto;

(iv) termination of the Backstop Agreement other than upon consummation of the transactions thereunder in connection with the Plan Effective Date or, even in the absence of any such termination, if the Backstop Parties default in any material respect with respect to their obligations thereunder to fully fund the Backstop Commitment and the Direct Investment Commitment when required on the Plan Effective Date, and such default is not cured within six (6) Business Days; or

(v) (A) the Required Consenting Convertible Noteholders give notice of termination of this Agreement in accordance with its terms or (B) Renesas gives notice of termination of this Agreement in accordance with its terms; or

(vi) any Company Party files or fails to object to any pleading or motion with the Bankruptcy Court objecting to, challenging, or seeking to invalidate, disallow, subordinate, recharacterize, or limit the Senior Secured Notes Claims.

(c) Termination by the Consenting Convertible Noteholders. This Agreement may be terminated by the Required Consenting Convertible Noteholders in their sole and absolute discretion, as to all Parties, upon three (3) days’ prior written notice thereof to all of the Parties, upon the occurrence of any of the following events (each, a “Consenting Convertible Noteholders Termination Event”):

(i) the breach in any material respect by the Consenting Senior Secured Noteholders of any of the representations, warranties, covenants, or other obligations thereof set forth in this Agreement, which breach has not been cured (if curable) within five (5) Business Days of written notice from the Required Consenting Convertible Noteholders; provided, that the Required Consenting Convertible Noteholders shall not have the right to terminate this Agreement with respect to a breach by any Consenting Senior Secured Noteholders, if the non-breaching Consenting Senior Secured Noteholders still hold at least 66 and two-thirds (2⁄3) percent of the sum of all outstanding Senior Secured Notes as of such date;

(ii) (A) any Definitive Document executed or filed by the Company Parties or the Debtors in the Chapter 11 Cases or any related order entered by the Bankruptcy Court is materially inconsistent with the terms and conditions set forth in this Agreement, including the consent rights set forth in Section 1.02 hereof, or is otherwise not in accordance with this Agreement or any of the terms or conditions of this Agreement, or (B) any of the Definitive Documents is waived, amended, supplemented, or otherwise modified in a manner that is inconsistent in any material respect with the terms and conditions set forth in this Agreement, including the consent rights set forth in Section 1.02 hereof, without the prior written consent of the Required Consenting Convertible Noteholders (or such parties as may be required by the terms hereof or such Definitive Document, if then effective), which has not been cured (if curable) within five (5) Business Days of written notice from the Required Consenting Convertible Noteholders; or

(iii) (A) the Required Consenting Senior Secured Noteholders give notice of termination of this Agreement in accordance with its terms or (B) Renesas gives notice of termination of this Agreement in accordance with its terms.

(d) Termination by Renesas. This Agreement may be terminated by Renesas, in its sole and absolute discretion, as to all Parties, upon three (3) days’ prior written notice thereof to all of the Parties, upon the occurrence of any of the following events (each, a “Renesas Termination Event”):

(i) a breach in any material respect by any Company Party of any of its representations, warranties, covenants, or obligations set forth in this Agreement or any other agreement to be entered into in connection with the Transactions that (if susceptible to cure) remains uncured for a period of five (5) Business Days after the receipt by the Company Parties of written notice of such breach; provided, that nothing in this Section 5.01(d)(i) shall impair Renesas’ ability to terminate this Agreement pursuant to the remaining provisions in this Section 5.01(d);

(ii) a breach in any material respect by any Consenting Noteholder of any of its representations, warranties, covenants, or obligations set forth in this Agreement or any other agreement to be entered into in connection with the Transactions that (if susceptible to cure) remains uncured for a period of five (5) Business Days after the receipt by such Consenting Noteholder of written notice of such breach; provided, that nothing in this Section 5.01(d)(ii) shall impair Renesas’ ability to terminate this Agreement pursuant to the remaining provisions in this Section 5.01(d); provided, further, that Renesas shall not have the right to terminate this Agreement if (A) the non-breaching Consenting Senior Secured Noteholders still hold at least 66 and two-thirds (2⁄3) percent of the sum of all outstanding Senior Secured Notes as of such date and (B) the non-breaching Consenting Convertible Noteholders still hold at least 66 and two-thirds (2⁄3) percent of the sum of all outstanding 2026 Convertible Notes, 2028 Convertible Notes, and 2029 Convertible Notes, in each case taken together, as applicable, as of such date;

(iii) the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of, or the initiation of any legal action by any governmental authority seeking, any ruling or order making illegal or otherwise enjoining, preventing, or prohibiting the consummation of a material portion of the Transactions, including enjoining, preventing, or prohibiting a material portion of the Transactions or a

Company Party or any affiliate of a Company Party from making any transfer or distribution required or as contemplated by the Transactions and the Definitive Documents which prevents consummation of the Plan, and such legal action, initiation of a legal action, ruling or order has not been withdrawn or discharged within thirty (30) days of the issuance or initiation, as applicable, thereof; provided, however, any issuance, ruling, or order from CFIUS or relating to CFIUS Approval or any governmental authority enforcing any regulations regarding applicable Foreign Investment Laws or Antitrust Laws shall not give rise to a Renesas Termination Event unless such issuance, ruling, or order prevents consummation of the Plan in accordance with the terms hereof;

(iv) except as otherwise expressly set forth in this Section 5.01(d), failure of any Company Party to use commercially reasonable efforts to (A) conduct its businesses and operations in the ordinary course in a manner that is consistent with past practices and in compliance with applicable law, (B) maintain its books and records in the ordinary course in a manner that is consistent with past practices, and in compliance with applicable law, (C) maintain all insurance policies, or suitable replacements therefor, in full force and effect, in a manner that is consistent with past practices, and in compliance with applicable law, and (D) preserve intact its business organizations and relationships with third parties (including creditors, lessors, licensors, and contract counterparties) and employees in the ordinary course in a manner that is consistent with past practices, and in compliance with applicable law;

(v) the failure to meet a Milestone, which has not been waived or extended in a manner consistent with this Agreement, and solely to the extent such failure is not the result of a breach by Renesas;

(vi) the failure to achieve the Plan Effective Date before the Outside Date, solely to the extent such failure is not the result of a breach by Renesas;

(vii) the material failure of any Company Party or Consenting Noteholder (solely to the extent such Party’s compliance is reasonably necessary to obtain Regulatory Approvals) to comply with the covenants set forth in Article 4;

(viii) any Company Party (A)(I) publicly announces or states in writing its intention to pursue, (II) consummates, or (III) enters into a binding agreement to consummate, in each case, an Alternative Transaction or (B) publicly announces, or states in writing, its intention to not pursue the Transactions, or (C) informs the Consenting Creditors of a Fiduciary Out Determination in accordance with Section 3.01(m)(iv); provided, that nothing in this Agreement shall require a Company Party or the board of directors, board of managers, or similar governing body of a Company Party to take any action or refrain from taking any action with respect to the Transactions to the extent taking or failing to take such action would be inconsistent with applicable law or inconsistent with the exercise of its fiduciary obligations under applicable law, and any such action or inaction shall not be deemed to constitute a breach of this Agreement or limit the termination rights of Renesas herein;

(ix) the commencement, support, or joinder with any litigation or adversary proceeding against Renesas by any Company Party;

(x) (A) the Company gives notice of termination of this Agreement in accordance with its terms or (B) the Required Consenting Senior Secured Noteholders or the Required Consenting Convertible Noteholders give notice of termination of this Agreement in accordance with its terms;

(xi) any Company Party revokes the Transactions, including the withdrawal of the Plan, as applicable, or support therefor;

(xii) (A) any order approving the solicitation procedures, the Plan or the Disclosure Statement is reversed, dismissed, vacated, modified or amended in a manner that is inconsistent in any material respect with this Agreement, or (B) a motion for reconsideration, re-argument, or rehearing with respect to any such order has been filed and the Company Parties have failed to timely object to such motion;

(xiii) any court of competent jurisdiction has entered a final, non-appealable judgment or order declaring this Agreement to be unenforceable;

(xiv) the Bankruptcy Court or a court of competent jurisdiction enters an order (A) converting the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code, (B) dismissing the Chapter 11 Cases, or (C) appointing a trustee or examiner for the Chapter 11 Cases (other than a fee examiner and only to the extent such trustee or examiner is granted powers beyond those set forth in sections 1106(a)(3) and (4) of the Bankruptcy Code), which order in each case has not been reversed, stayed, or vacated by the later of (I) the date on which the Bankruptcy Court confirms the Plan and (II) ten (10) Business Days after the Company Parties provide written notice to the other Parties that such order is materially inconsistent with this Agreement;

(xv) termination of the Backstop Agreement other than upon consummation of the transactions thereunder in connection with the Plan Effective Date or, even in the absence of any such termination, if the Backstop Parties default in any material respect with respect to their obligations thereunder to fully fund the Backstop Commitment and the Direct Investment Commitment when required on the Plan Effective Date, and such default is not cured within six (6) Business Days;

(xvi) failure of the Debtors to timely file a formal objection to any motion filed with the Bankruptcy Court seeking the entry of an order (i) directing the appointment of a trustee or examiner, (ii) converting the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code, and/or (iii) dismissing the Chapter 11 Cases;

(xvii) if the Bankruptcy Court enters an order in the Chapter 11 Cases terminating any Company Party’s exclusive right, or any Company Party otherwise loses the exclusive right, to file a plan or plans of reorganization or to solicit acceptances thereof pursuant to section 1121 of the Bankruptcy Code;

(xviii) the Bankruptcy Court enters an order denying confirmation of the Plan and, if the Company Parties seek to reverse, vacate or stay such denial, such order shall not have been reversed, vacated, or stayed within ten (10) days of entry;

(xix) the Bankruptcy Court enters an order granting relief from the automatic stay imposed by section 362 of the Bankruptcy Code that would materially and adversely affect the Company Parties’ and their subsidiaries’ ability to operate their businesses in the ordinary course and such order is not reversed after fourteen (14) calendar days from the Bankruptcy Court’s entry thereof;

(xx) the Bankruptcy Court enters an order invalidating, disallowing, subordinating, or recharacterizing, as applicable, any of the CRD Loans, and such order is not reversed or stayed after fourteen (14) days from the Bankruptcy Court’s entry;

(xxi) upon the commencement of an involuntary insolvency proceeding against any of the Company Parties or the filing for other similar relief in respect of the Company Parties or their debts, or of a substantial part of their assets, under any federal, state or foreign bankruptcy, insolvency, administrative, receivership or similar law now or hereafter in effect and such involuntary proceeding is not dismissed within thirty (30) days after the filing thereof;

(xxii) any Company Party or Consenting Noteholder files any motion or pleading with the Bankruptcy Court that is materially inconsistent with this Agreement (including Renesas’ consent rights as set forth herein), and such motion has not been withdrawn or amended on or before the date which is the earlier of (A) three (3) Business Days of receipt by the filing Company Party or Consenting Noteholder, as applicable, of written notice from the terminating Consenting Noteholders that such motion or pleading is inconsistent with this Agreement and (B) the date on which such motion or pleading is scheduled to be heard by the Bankruptcy Court;

(xxiii) the Company Parties, except in accordance with the Transactions, incur any indebtedness or guarantee any indebtedness of another entity other than (A) in the ordinary course of business in an aggregate principal amount up to $5,000,000 or (B) as set forth in the Budget;

(xxiv) failure of any Company Party to maintain its good standing under the laws of the state or other jurisdiction in which it is incorporated or organized, except to the extent that any failure to maintain such Company Party’s good standing arises (A) solely from the filing of the Chapter 11 Cases or (B) pursuant to the Plan;

(xxv) (A) to the extent required pursuant to Renesas’s consent rights hereunder, any Definitive Document executed or filed by the Company Parties or the Debtors in the Chapter 11 Cases or any related order entered by the Bankruptcy Court is materially inconsistent with the terms and conditions set forth in this Agreement or is otherwise not in accordance with this Agreement or any of the terms or conditions of this Agreement, including the consent rights set forth in Section 1.02 hereof, or (B) any of the Definitive Documents is waived, amended, supplemented, or otherwise modified in a manner that is inconsistent in any material respect with the terms and conditions set forth in this Agreement, including Renesas’s consent rights set forth in Section 1.02 hereof, without the prior written consent of Renesas (or such parties as may be required by the terms hereof or such Definitive Document, if then effective), which has not been cured (if curable) within five (5) Business Days of written notice from Renesas;

(xxvi) failure of the Company Parties to pay any and all Restructuring Expenses of the Renesas Advisors, as and when required under this Agreement, if such failure is not cured within five (5) Business Days of notice by Renesas;

(xxvii) any Company Party seeks or obtains an order of the Bankruptcy Court authorizing the rejection of this Agreement;

(xxviii) any Company Party files any pleading or motion with the Bankruptcy Court objecting to, challenging, or seeking to invalidate, disallow, subordinate, recharacterize, or limit the CRD Loans;

(xxix) any Company Party settles, without the consent of Renesas, (A) material claims or causes of action brought against any Company Party (or any Affiliate) (including, without limitation, any claims asserted by a governmental entity) other than in the ordinary course of business and consistent with past practice or (B) claims or causes of action brought against any Company Party (or any Affiliate) or involving any Company Party (or any Affiliate) requiring, in the aggregate, payment of more than $10,000,000 by any Company Party, including, without limitation, any Non-Debtor Professional Claim; provided, that the Company Parties shall be permitted to settle any claims or causes of actions for which (X) the settlement proceeds are solely covered by third parties, including insurance providers, and (Y) such settlement proceeds are not, in any way, derived from the Company Parties nor are the Company Parties required to, in any way, indemnify or reimburse such third parties, including insurance providers, in any amount;

(xxx) other than as contemplated pursuant to the Transactions, any Company Party files any pleading seeking authority to sell, or sells, any material assets (including, without limitation, any intellectual property material to the business of the Company Parties) without the consent of the Required Consenting Senior Secured Noteholders and the Required Consenting Convertible Noteholders other than (A) asset sales in the ordinary course of business or (B) as set forth on Schedule 1 hereto;

(xxxi) (A) the Cash Collateral Order is reversed, dismissed, vacated, modified or amended in a manner that is inconsistent in any material respect with this Agreement or (B) a motion for reconsideration, re-argument, or rehearing with respect to such order has been filed and the Company Parties have failed to timely object to such motion; or

(xxxii) (A) the Required Consenting Senior Secured Noteholders give notice of termination of this Agreement in accordance with its terms or (B) the Required Consenting Convertible Noteholders give notice of termination of this Agreement in accordance with its terms.

(e) Termination by the Company. This Agreement may be terminated by the Company, in its sole and absolute discretion, on behalf of each of the Company Parties, as to all Parties, upon three (3) days’ prior written notice thereof to all of the Parties, upon the occurrence of any of the following events (each, a “Company Termination Event”):

(i) a breach in any material respect by any Consenting Noteholder of any of its representations, warranties, covenants, or obligations set forth in this Agreement or any other agreement to be entered into in connection with the Transactions that (if susceptible to cure) remains uncured for a period of five (5) Business Days after the receipt by such Consenting Noteholder of written notice of such breach; provided, that nothing in this Section 5.01(e)(i) shall impair the Company’s ability to terminate this Agreement pursuant to the remaining provisions in this Section 5.01; provided, further, that the Company shall not have the right to terminate this Agreement if (A) the non-breaching Consenting Senior Secured Noteholders still hold at least 66 and two-thirds (2⁄3) percent of the sum of all outstanding Senior Secured Notes as of such date and (B) the non-breaching Consenting Convertible Noteholders still hold at least 66 and two-thirds (2⁄3) percent of the sum of all outstanding 2026 Convertible Notes, 2028 Convertible Notes, and 2029 Convertible Notes taken together as of such date;

(ii) a breach in any material respect by Renesas of any of its representations, warranties, covenants, or obligations set forth in this Agreement or any other agreement to be entered into in connection with the Transactions that (if susceptible to cure) remains uncured for a period of five (5) Business Days after the receipt by Renesas of written notice of such breach; provided, that nothing in this Section 5.01(e)(ii) shall impair the Company Parties’ ability to terminate this Agreement pursuant to the remaining provisions in this Section 5.01; provided, further, that no failure to obtain the necessary Regulatory Approvals shall constitute a material breach by Renesas;

(iii) the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of, or the initiation of any legal action by any governmental authority seeking, any ruling or order making illegal or otherwise enjoining, preventing, or prohibiting the consummation of a material portion of the Transactions, including enjoining, preventing, or prohibiting a material portion of the Transactions or a Company Party or any affiliate of a Company Party from making any transfer or distribution required or as contemplated by the Transactions and the Definitive Documents which prevents consummation of the Plan, and such legal action, initiation of a legal action, ruling or order has not been withdrawn or discharged within thirty (30) days of the issuance or initiation, as applicable, thereof; provided, however, any issuance, ruling, or order from CFIUS or relating to CFIUS Approval or any governmental authority enforcing any regulations regarding applicable Foreign Investment Laws or Antitrust Laws shall not give rise to a Company Termination Event unless such issuance, ruling, or order prevents consummation of the Plan in accordance with the terms hereof;

(iv) the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any final, non-appealable ruling or order making illegal or otherwise enjoining, preventing, or prohibiting a Company Party or any affiliate of a Company Party from making any transfer or distribution, which legal action, ruling, or order has not been withdrawn or discharged within thirty (30) days of the issuance thereof;

(v) the material failure of any Consenting Creditor (solely to the extent such Consenting Creditor’s compliance is reasonably necessary to obtain Regulatory Approvals) to comply with the covenants set forth in Article 4;

(vi) (A) any document filed by the Consenting Creditors, if any, in the Chapter 11 Cases or any related order entered by the Bankruptcy Court is materially inconsistent with the terms and conditions set forth in this Agreement, including the consent rights set forth in Section 1.02 hereof, or is otherwise not in accordance with this Agreement or any of the terms or conditions of this Agreement, or (B) any of the Definitive Documents is waived, amended, supplemented, or otherwise modified in a manner that is inconsistent in any material respect with the terms and conditions set forth in this Agreement, including the consent rights set forth in Section 1.02 hereof, without the prior written consent of the Company Parties, which has not been cured (if curable) within five (5) Business Days of written notice from the Company Parties;

(vii) if the Required Consenting Senior Secured Noteholders, Required Consenting Convertible Noteholders, or Renesas give notice of termination of this Agreement pursuant to Section 5.01(a)-(d);

(viii) termination of the Backstop Agreement other than upon consummation of the transactions thereunder in connection with the Plan Effective Date or, even in the absence of any such termination, if the Backstop Parties default in any material respect with respect to their obligations thereunder to fully fund the Backstop Commitment and the Direct Investment Commitment when required on the Plan Effective Date, and such default is not cured within six (6) Business Days;

(ix) upon the commencement of an involuntary insolvency proceeding against any of the Company Parties or the filing for other similar relief in respect of the Company Parties or their debts, or of a substantial part of their assets, under any federal, state or foreign bankruptcy, insolvency, administrative, receivership or similar law now or hereafter in effect, and such involuntary proceeding is not dismissed within thirty (30) days after the filing thereof;

(x) the Bankruptcy Court or a court of competent jurisdiction enters an order (A) converting the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code, (B) dismissing the Chapter 11 Cases, or (C) appointing a trustee for the Chapter 11 Cases, which order in each case has not been reversed, stayed, or vacated by the later of (I) the date on which the Bankruptcy Court confirms the Plan and (II) ten (10) Business Days after the Company Parties provide written notice to the other Parties that such order is materially inconsistent with this Agreement;

(xi) the Bankruptcy Court enters an order denying confirmation of the Plan and, if the Company Parties seek to reverse, vacate or stay such denial, such order shall not have been reversed, vacated, or stayed within fourteen (14) days of entry;

(xii) the Bankruptcy Court enters an order granting relief from the automatic stay imposed by section 362 of the Bankruptcy Code that would materially and adversely affect the Company Parties’ and their subsidiaries’ ability to operate their businesses in the ordinary course, and such order is not reversed after fourteen (14) calendar days from the Bankruptcy Court’s entry;

(xiii) the Bankruptcy Court enters an order invalidating, disallowing, subordinating, or recharacterizing, as applicable, a material portion of the Existing Debt and such order is not reversed or stayed after fourteen (14) days from the Bankruptcy Court’s entry;

(xiv) if, as a result of the termination of this Agreement with respect to any Automatic Termination Party in accordance with Section 5.01(g) hereof, (A) the remaining Consenting Senior Secured Noteholders no longer comprise over fifty (50) percent of the total number of holders of Senior Secured Notes or no longer hold at least 66 and two-thirds (2⁄3) percent of the sum of all outstanding Senior Secured Notes or (B) the remaining Consenting Convertible Noteholders no longer comprise over fifty (50) percent of the total number of holders of Convertible Notes or no longer hold at least 66 and two-thirds (2⁄3) percent of the sum of all outstanding 2026 Convertible Notes, 2028 Convertible Notes, and 2029 Convertible Notes taken together; provided, that the Company cannot terminate this Agreement pursuant to this Section 5.01(e)(xiv) so long as it still has the votes of (A) (i) at least 66 and two-thirds (2⁄3) percent of the sum of all outstanding Senior Secured Notes that have voted and (ii) over fifty (50) percent of the total number of holders of Senior Secured Notes that have voted, and (B) (i) at least 66 and two-thirds (2⁄3) percent of the sum of all outstanding 2026 Convertible Notes, 2028 Convertible Notes, and 2029 Convertible Notes, taken together, that have voted and (ii) over fifty (50) percent of the total number of holders of Convertible Notes taken together, that have voted, in each case, in favor of the Plan;

(xv) with respect to any particular Consenting Creditor only (but not as to all of the other Parties), upon the occurrence of a breach by such Consenting Creditor of any of the representations, warranties, covenants or obligations with respect to such Consenting Creditor set forth in this Agreement that (if susceptible to cure) remains uncured for a period of five (5) Business Days after the receipt by such Consenting Creditor of written notice of such breach; provided, that nothing in this Section 5.01(e)(xv) shall impair the Company’s ability to terminate this Agreement pursuant to the remaining provisions of this Section 5.01(e);

(xvi) the Consenting Creditors entitled to vote on the Plan have failed to timely vote their Claims in favor of the Plan or at any time change their votes to constitute rejections to the Plan, in either case in a manner inconsistent with this Agreement; provided, that this termination event will not apply if sufficient Consenting Senior Secured Noteholders, Consenting 2026 Noteholders, Consenting 2028 Noteholders, and Consenting 2029 Noteholders, as applicable, have timely voted (and not withdrawn) their Claims to accept the Plan in amounts necessary for each applicable impaired class under the Plan to “accept” the Plan consistent with section 1126 of the Bankruptcy Code;

(xvii) one or more of the Consenting Creditors files or supports any Alternative Transaction, modification, motion, or pleading with the Bankruptcy Court that is materially inconsistent with this Agreement or the Plan, and such Alternative Transaction, modification, motion, or pleading has not been revoked before the earlier of (A) three (3) Business Days after the filing or day on which the supporting party receives written notice from the Company Parties or Latham that such Alternative Transaction, modification, motion, or pleading is inconsistent with this Agreement or the Plan, and (B) entry of an order of the Bankruptcy Court approving such Alternative Transaction, modification, motion, or pleading; provided, that a Company Party shall not have the right to terminate this Agreement if, as of such date, (I) the non-filing or non-supporting Consenting Senior Secured Noteholders still hold at least 66 and two-thirds (2⁄3) percent of the sum of all outstanding Senior Secured Notes, (II) the non-filing or non-supporting Consenting Convertible Noteholders still hold at least 66 and two-thirds (2⁄3) percent of the sum of all outstanding 2026 Convertible Notes, 2028 Convertible Notes, and 2029 Convertible Notes taken together, and (III) Renesas still holds the CRD Loans and is still a Consenting Creditor;

(xviii) upon written notice to the other Parties hereto that any Company Party has made a Fiduciary Out Determination;

(xix) the Cash Collateral Order or any order approving the solicitation procedures, the Plan or the Disclosure Statement is reversed, dismissed, vacated, modified or amended in a manner that is inconsistent in any material respect with this Agreement; or

(xx) any court of competent jurisdiction has entered a final, non-appealable judgment or order declaring this Agreement to be unenforceable.

(f) Mutual Termination. This Agreement may be terminated as to all Parties at any time by mutual written consent of the Company Parties and the Required Consenting Creditors (such consent, a “Mutual Termination Event”). The Debtors will deliver written notice of any such termination to all parties in accordance with Section 8.10 hereof.

(g) Automatic Termination. This Agreement will automatically terminate as to all Parties upon the earlier of (a) the Plan Effective Date or (b) the date upon which any Company Party makes a Fiduciary Out Determination (each, an “Automatic Termination Event”). In addition, with respect to the Consenting Noteholders named in Exhibit B-2 hereto (the “Automatic Termination Parties”), to the extent that the taking of any action by any Person, whether or not a Party, or the occurrence of any event (including the passage of time), would, assuming such action is taken or such event occurred, result in the Consenting Creditors and their Attribution Parties, collectively, beneficially owning, or being deemed to beneficially own, an aggregate amount of 5% or more of the outstanding common equity of the Company, this Agreement shall be automatically, and without the need for any action by, notice to, or knowledge of any Party, terminated with respect to the Automatic Termination Parties as of immediately prior to such action or event; provided, however, to the extent this Agreement terminates with respect to Automatic Termination Parties pursuant to this Section 5.01(g), such Automatic Termination Parties shall have no further obligations or commitments under this Agreement effective as of such time; provided, further, that the existing votes of such Automatic Termination Parties shall remain valid and not be subject to voiding ab initio under Section 3.02(b)(v).

(h) Restriction on Termination. No Party may terminate this Agreement based on a Company Termination Event, Consenting Noteholders Termination Event, Consenting Senior Secured Noteholders Termination Event, Consenting Convertible Noteholders Termination Event, or Renesas Termination Event, as applicable, if such termination event is caused by such Party’s failure to perform or comply in all material respects with the terms and conditions of this Agreement (unless such failure to perform or comply arises as a result of another Party’s prior failure to perform or comply in all material respects with the terms and conditions of this Agreement); provided, that this Section 5.01(h) does not apply to an Automatic Termination Event pursuant to Section 5.01(g) above.

(i) Termination Date and Survival. The date on which this Agreement is terminated in accordance with this Article 5 with respect to a Party shall be referred to as the “Termination Date” with respect to such Party, and the provisions of this Agreement shall terminate on the Termination Date; provided, that Sections 1.01, 1.02, 3.01, 5.01(i), 5.01(j), 5.01(k), 8.01, 8.02, 8.05, 8.06, 8.07, 8.08, 8.09, 8.10, 8.11, 8.12, 8.13, 8.14, and 8.15 hereof shall survive the Termination Date. For the avoidance of doubt, the Company Parties’ obligations (or the obligations of their successors in interest) to promptly pay in full and in cash all Restructuring Expenses and to continue to pay such amounts as they come due in accordance with the applicable engagement letters or fee arrangements shall survive termination of this Agreement.

(j) Effect of Termination. Upon the Termination Date, this Agreement shall forthwith become null and void and have no further force or effect, each Party hereto shall be released from its commitments, undertakings and agreements under or related to this Agreement, and there shall be no liability or obligation hereunder on the part of any Party hereto; provided, that in no event shall any such termination relieve a Party hereto from (a) liability for its breach or non-performance of its obligations hereunder prior to such Termination Date, notwithstanding any termination of this Agreement by any other Party, or (b) obligations under this Agreement which expressly survive any such termination pursuant to Section 5.01(i). Upon any Termination Event, unless the Plan Effective Date has occurred, any and all consents, tenders, waivers, forbearances and votes delivered by a Consenting Creditor in connection with the Transactions automatically shall be deemed, for all purposes, to be null and void ab initio. If this Agreement has been terminated in accordance with this Article 5 at a time when permission of the Bankruptcy Court shall be required for a Consenting Creditor to change or withdraw (or cause to change or withdraw) its vote to accept the Plan, the Company shall consent to any attempt by such Consenting Creditor to change or withdraw (or cause to change or withdraw) such vote at such time; provided, however, that nothing herein shall be deemed a waiver of the Company’s right to challenge the validity of such termination. For the avoidance of doubt, the termination of this Agreement shall not render the Second Supplemental Indenture or any Transactions made in accordance herewith before the date of such termination null and/or void. Each of the Parties to the extent enforceable waives any right to assert that the exercise of termination rights under this Agreement is subject to the automatic stay provisions of the Bankruptcy Code and expressly stipulates and consents hereunder to the prospective modification of the automatic stay provisions of the Bankruptcy Code for purposes of exercising termination rights under this Agreement, to the extent the Bankruptcy Court determines that such relief is required.

(k) No Waiver. If the Transactions are not consummated, nothing herein shall be construed as a waiver by any Party of any or all of such Party’s rights, and each Party expressly reserves any and all of its respective rights as if the Parties had not entered this Agreement. Pursuant to Federal Rule of Evidence 408 and any other applicable rules of evidence, this Agreement and all negotiations relating hereto shall not be admissible into evidence in any proceeding other than a proceeding to enforce the Agreement’s terms.

ARTICLE 6

TRANSFERS

Section 6.01 Transfer of Claims. Subject to the terms and conditions of this Agreement and during the Agreement Effective Period, each Consenting Creditor agrees, solely with respect to itself, as expressly identified and limited on its signature page, and not in any other manner with respect to any Affiliates, not to, directly or indirectly, (i) sell, transfer, assign, hypothecate, pledge, grant a participation interest in, or otherwise dispose of, directly or indirectly, its right, title, or interest with respect to any of such Consenting Creditor’s Existing Debt that is subject to this Agreement (the “Applicable Existing Debt”), in whole or in part, or (ii) deposit any of such Consenting Creditor’s Applicable Existing Debt into a voting trust, or grant any proxies, or enter into a voting agreement or otherwise assign, pledge or transfer any of its rights to vote with respect to any such Applicable Existing Debt (any of the actions described in clauses (i) and (ii) of this Section 6.01(a) is referred to herein as a “Transfer”; “Transferred” shall have a meaning correlative thereto; and the Consenting Creditor making such Transfer is referred to herein as the “Transferor”), unless (i) the transferee is either (A) a qualified institutional buyer as defined in Rule 144A of the Securities Act, (B) an institutional accredited investor (as defined in the Rules), or (C) not a “U.S. person” (as defined in Rule 902 of Regulation S under the Securities Act), and in each case executes and delivers to counsel to the Company and counsel to the Ad Hoc Senior Secured Group, the Ad Hoc 26s/28s/29s Noteholder Group, and Renesas in accordance with Section 6.01(c) a Joinder, substantially in the Form attached hereto as Exhibit E, and provides notice of such Transfer in accordance with Section 8.10 hereof; or (ii) the transferee is a Consenting Creditor, and the transferee provides notice of such Transfer (including the amount and type of Claim or Interest Transferred) to counsel to the Company and counsel to the Ad Hoc Senior Secured Group, the Ad Hoc 26s/28s/29s Noteholder Group, and Renesas in accordance with Section 6.01(c) (any such transferee as described in (i) or (ii), a “Permitted Transferee”). Any Transfer in violation of this Article 6 shall be void ab initio. Notwithstanding anything to the contrary in this Section 6.01(a), the restrictions on Transfers set forth in this Section 6.01(a) shall not apply to (i) Transfers made pursuant to Section 6.01(g) and (ii) the grant of any liens or encumbrances on Applicable Existing Debt in favor of a bank or broker-dealer holding custody of such Applicable Existing Debt in the ordinary course of business and which lien or encumbrance is released upon the Transfer of such Applicable Existing Debt.

(b) Upon the consummation of a Transfer in accordance herewith, such Permitted Transferee shall be deemed to make all of the representations, warranties and covenants of a Consenting Creditor, as applicable, as set forth in this Agreement, and shall be deemed to be a Party and a Consenting Creditor for all purposes under this Agreement, and this Agreement shall become effective and binding as to such Permitted Transferee.

(c) A Consenting Creditor that Transfers Applicable Existing Debt to a Permitted Transferee in accordance with the terms of this Article 6 shall (i) be deemed to relinquish its rights and be released from its obligations under this Agreement to the extent of the rights and obligations in respect of such Transferred Applicable Existing Debt, (ii) not be liable to any Party to this Agreement for the failure of the Permitted Transferee to comply with the terms and conditions of this Agreement; provided, that in no event shall any such Transfer relieve (x) a Consenting Creditor hereto from liability for its breach or non-performance of its obligations hereunder prior to the date of such Transfer or (y) a Backstop Party from its obligations pursuant to the Backstop Agreement and (iii) within five (5) Business Days of such Transfer, deliver written notice of the Transfer to the Company, Latham, the Ad Hoc Senior Secured Group Advisors, Ropes, and Kirkland, which notice may be provided through counsel and shall include the amount and type of Applicable Existing Debt that was Transferred.

(d) Except as provided in Section 6.01(h), this Agreement shall not limit, restrict, or otherwise affect in any way, any right, authority, or power of any Consenting Creditor to acquire additional Existing Debt after the Execution Date. Any such acquired Existing Debt (including pursuant to an Open Trade) shall automatically and immediately upon acquisition by the Consenting Creditor be deemed to be Applicable Existing Debt and to be subject to the terms of this Agreement. Within five (5) Business Days of any acquisition (calculated based on the settled trade debt) of Existing Debt by a Consenting Creditor from a Person that, to the acquiring party’s actual knowledge, is not a Consenting Creditor (including any Qualified Marketmaker that is not a Consenting Creditor), such Consenting Creditor shall deliver written notice of the acquisition to the Company, Latham, the Ad Hoc Senior Secured Group Advisors, and Ropes, which notice may be provided through counsel and shall include the amount and type of Existing Debt that was acquired.

(e) Notwithstanding anything to the contrary herein, Applicable Existing Debt that is Transferred to or by a Consenting Creditor pursuant to an Open Trade specified on the applicable Consenting Creditor’s signature page, or as part of a short transaction, entered into by such Consenting Creditor prior to, and pending as of the date of, such Consenting Creditor’s entry into this Agreement shall be subject to the terms of this Agreement, as provided in Section 6.01(d), and shall be permitted to participate in the Transactions on the terms for Consenting Convertible Noteholders, so long as such trade closes or Applicable Existing Debt is transferred prior to the consummation of the Transactions.

(f) Notwithstanding anything to the contrary in this Agreement, the Parties understand that the Consenting Creditors may be engaged in a wide range of financial services and businesses, and, in furtherance of the foregoing, the Parties acknowledge and agree that, the terms and obligations set forth in this Agreement shall apply only to the specific signatory, portfolio management team, trading desk(s), and/or business group(s) on behalf of which the Consenting Creditor has executed this Agreement, and shall not apply to any other portfolio management team, trading desk, business group, subsidiary, or Affiliate of the Consenting Creditor unless they separately become a party hereto.

(g) Notwithstanding anything to the contrary herein, (i) a Qualified Marketmaker that acquires any Existing Debt subject to this Agreement held by a Consenting Creditor, with the purpose and intent of acting as a Qualified Marketmaker for such Existing Debt, shall not be required to execute and deliver a Joinder in respect of such Existing Debt, if such Qualified Marketmaker transfers such Existing Debt (by purchase, sale, assignment, or other similar means) to a Permitted Transferee within ten (10) Business Days after the Qualified Marketmaker acquires such Existing Debt; provided, that a Qualified Marketmaker’s failure to comply with this Section 6.01(g) shall result in the Transfer of such Existing Debt to such Qualified Marketmaker being deemed void ab initio, and (ii) to the extent any Consenting Creditor is acting in its capacity as a Qualified Marketmaker, it may transfer any ownership interests in the Existing Debt that it acquires from a holder of Existing Debt that is not a Consenting Creditor to a transferee that is not a Consenting Creditor at the time of such transfer without the requirement that the transferee be a Permitted Transferee.

(h) Notwithstanding anything herein to the contrary, no Transfer shall be permitted hereunder to any transferee, and no Person shall be a Permitted Transferee hereunder, to the extent that the equity securities beneficially owned by such transferee/Person and its Attribution Parties, when aggregated with the equity securities owned by the Consenting Creditors already a party hereto prior to such Transfer and their respective Attribution Parties, would equal 5% or more of the outstanding common equity of the Company. The Consenting Creditors acknowledge and agree that any Transfer of the Existing Debt that does not comply with the terms and procedures set forth herein, including this Section 6.01(h), shall be deemed void ab initio, and each other Party shall have the right to enforce the voiding of such Transfer.

(i) Notwithstanding anything herein to the contrary, without the prior written consent of the Company, which shall not be unreasonably withheld, conditioned, or delayed, no Transfer of (or in respect of) CRD Loans by a Consenting Creditor shall be permitted hereunder unless such Permitted Transferee is a “United States person” within the meaning of Section 7701(a)(30) of the Code and provides the Company a duly executed IRS Form W-9 (a “U.S. W-9 Provider”) and no Consenting Creditor that holds CRD Loans shall take any action to cause CRD Loans to be held for U.S. federal income tax purposes by a person that is not a U.S. W-9 Provider. Renesas acknowledges and agrees that any Transfer of the CRD Loan that does not comply with the terms and procedures set forth herein, including this Section 6.01(i), shall be deemed void ab initio, and each other Party shall have the right to enforce the voiding of such Transfer.

ARTICLE 7

REPRESENTATIONS AND WARRANTIES

Section 7.01 Representations and Warranties.

(a) Each Party (severally and not jointly) represents and warrants to each other Party that:

(i) such Party is duly organized or incorporated, validly existing, and in good standing (where such concept is recognized) under the laws of the jurisdiction of its organization or incorporation, and has all requisite corporate, partnership, limited liability company or other organizational power and authority to enter into this Agreement and to carry out the Transactions contemplated herein, and to perform its respective obligations under this Agreement and the Definitive Documents;

(ii) the execution, delivery, and performance of this Agreement by such Party does not and shall not (A) violate any provision of law, rule, or regulation applicable to it or any of its subsidiaries or its organizational documents or those of any of its subsidiaries, or (B) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under its organizational documents or any material contractual obligations to which it or any of its subsidiaries is a party;

(iii) the execution, delivery and performance by such Party of this Agreement does not and will not require any registration or filing with, consent or approval of, or notice to, or other action to, with or by, any federal, state or governmental authority or regulatory body, except such filings that may be necessary in connection with the Chapter 11 Cases, to the extent applicable, and such filings as may be necessary or required for disclosure to any applicable regulatory body whose approval or consent is determined by the Company Parties to be necessary to consummate the Transactions;

(iv) as of the Execution Date (or such later date that it delivers its signature page hereto to the other Parties), such Party has no actual knowledge of any event that, due to any fiduciary or similar duty to any other Person or entity, would prevent it from taking any action required of it under this Agreement; and

(v) this Agreement is a legally valid and binding obligation of such Party, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

(b) Each Consenting Creditor (severally and not jointly) represents and warrants to each Company Party that, as of the Execution Date (or the date of its joinder agreement delivered to the other Parties or their counsel, as applicable):

(i) it (x) either (A) is the beneficial or record owner of the principal amount (or, with respect to Consenting Creditors that have the same investment manager or advisor, a portion of the aggregate principal amount) of the Senior Secured Notes and/or

Convertible Notes or the CRD Loans indicated on its respective signature page hereto (or thereto) (in each case other than with respect to Existing Debt noted on its signature page that is subject to an Open Trade) or (B) has sole investment or voting discretion with respect to the principal amount of the Existing Debt indicated on its respective signature page hereto (or thereto) and has the power and authority to bind the beneficial owner of such Existing Debt to the terms of this Agreement (other than with respect to Existing Debt noted on its signature page that is subject to an Open Trade), and (y) has full power and authority to act on behalf of, vote, and consent to matters concerning such Existing Debt and to dispose of, exchange, assign, and transfer such Existing Debt;

(ii) other than pursuant to this Agreement, the Existing Debt with respect to which it is the beneficial or record owner or has sole investment or voting discretion set forth on its respective signature page is free and clear of any lien, charge, encumbrance, participation, security interest, adverse claim or any other similar restriction, or any equity, option, proxy, voting restriction, right of first refusal, or other limitation on disposition of any kind that could reasonably be expected to adversely affect in any way such Consenting Creditor’s performance of its obligations contained in this Agreement at the time such obligations are required to be performed;

(iii) other than the Existing Debt indicated on its respective signature page hereto, such Consenting Creditor does not own any other Existing Debt as of the Execution Date (other than with respect to Existing Debt that is subject to an Open Trade);

(iv) it has reviewed, or has had the opportunity to review, with the assistance of professional and legal advisors of its choosing, all information it deems necessary and appropriate for such Consenting Creditor to evaluate the financial and other risks inherent in the Transactions and has such knowledge and experience in financial and business matters of this type that it is capable of evaluating the merits and risks of entering into this Agreement and the Transactions and of making an informed investment decision in connection therewith, and its decision to execute this Agreement and participate in any of the Transactions contemplated hereby has been based upon such of its own independent review and analysis of the business and affairs of the Company Parties (and their respective subsidiaries) and the Transactions that it considers sufficient and reasonable for purposes of entering into this Agreement and the Transactions, and such decision is not in reliance upon any representations or warranties of any other Party (or any such other Party’s financial, legal or other professional advisors), other than such express representations and warranties of the Parties contained herein; and

(v) set forth on its signature page hereto is the aggregate amount of common stock of the Issuer (including, for the avoidance of doubt, through derivative securities, in each case as noted therein) beneficially owned by such Consenting Creditor and its Attribution Parties in the aggregate.

(c) Each Consenting Creditor represents to each other Party that (i) it is (A) a “qualified institutional buyer” within the meaning of Rule 144A of the Securities Act, (B) an institutional “accredited investor” (as defined in the Rules), or (C) not a “U.S. person” as defined in Rule 902 under the Securities Act; (ii) it understands that the securities contemplated by this Agreement and the Transactions have not been, and are not contemplated to be, registered under the Securities Act and may not be resold without registration under the Securities Act except pursuant to a specific exemption from the registration provisions of the Securities Act; (iii) it is acquiring any securities of the Company in connection with the Transactions for investment and not with a view to distribution or resale in violation of the Securities Act; and (iv) it is not acquiring the securities contemplated by this Agreement and the Transactions as a result of any advertisement, article, notice or other communication regarding such securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(d) Each Party that is a managed account (or portion thereof) (severally and not jointly) represents and warrants that the manager or investment advisor or sub-advisor executing this Agreement on behalf of such Party has the authority to execute, on behalf of such Party, this Agreement and any transactions that this Agreement requires such Party to execute.

(e) Each Consenting Senior Secured Noteholder represents and warrants to each Company Party and for the benefit of the Senior Secured Trustee that, as of the Execution Date (or the date of its Joinder delivered to the other Parties or their counsel, as applicable) that it has the right and power to deliver a valid and binding consent to the execution of the Second Supplemental Indenture under the terms of the Senior Secured Notes Indenture for the principal amounts of the Senior Secured Notes set forth on its respective signature page.

(f) Solely with respect to the Automatic Termination Parties, each Automatic Termination Party represents and warrants that its investment advisor has implemented internal processes and controls the effects of which are to prohibit the Automatic Termination Parties and their Attribution Parties from acquiring beneficial ownership of any equity securities of the Company to the extent such acquisition would result in the Automatic Termination Parties and their Attribution Parties, collectively, beneficially owning, in the aggregate, more than 1% of the outstanding common equity of the Company during the Agreement Effective Period.

ARTICLE 8

MISCELLANEOUS

Section 8.01 Tax Treatment. The Company and Renesas agree to treat, for U.S. federal income tax purposes, (i) Renesas Warrants issued as a portion of the consideration paid in respect of the Renesas Claims, and (ii) New Renesas 2L Takeback Convertible Notes and the CRD, in each case, as a “security” of the Company for purposes of Section 354 and 356 of the Internal Revenue Code of 1986, as amended (the “Code”), and Treasury Regulations promulgated thereunder, and not as a contingent payment debt instrument within the meaning of Treasury Regulations Section 1.1275-4. Further, the Company and Consenting Creditors agree to treat, for U.S. federal income tax purposes, the New 2L Convertible Notes and New 2L Takeback Notes, in each case, not as a contingent payment debt instrument within the meaning of Treasury Regulations Section 1.1275-4. The Company and the Consenting Senior Secured Noteholders agree to treat, for U.S. federal income tax purposes, the issuance of the New Senior Secured Notes as not giving rise to a “significant modification” (within the meaning of Treasury Regulations Section 1.1001-3(e)) with respect to the Senior Secured Notes or an exchange or other disposition of the Senior Secured Notes by the Senior Secured Noteholders to the extent such position is permitted under applicable law; provided, the Company shall cooperate in good faith with the Consenting Senior Secured Noteholders following the date hereof to support such treatment. In addition, the Parties acknowledge that, based on the quotes available on the interdealer markets, the Convertible Notes were, for the quarter ending on March 31, 2025, and are expected to be, for the quarter ending on June 30, 2025, “regularly traded on an established securities market” within the meaning of Treasury Regulation Sections 1.897-1 and 1.897-9T and, if trading activity on the Convertible Notes continues for all or any portion of subsequent quarters, that the Convertible Notes are expected to continue to be “regularly traded on an established securities” market for such purposes and for such quarters. Each Party shall file all tax returns consistent with, and take no position inconsistent with, the treatment set forth in this Section 8.01 (whether in audits, tax returns or otherwise) unless required to do so pursuant to a “determination” within the meaning of Section 1313(a) of the Code. The Parties agree to cooperate in good faith (and without undue cost or expense to the Company Parties) (x) to eliminate or minimize any applicable withholding tax imposed on the Transactions (including (a) each Consenting Creditor providing a complete and correct executed IRS Form W-9 or W-8, as applicable, to the extent permitted by law, and (b) if reasonably requested by the Company with respect to a Consenting Convertible Noteholder that intends to report the Transactions as tax-free for U.S. federal income tax purposes, such Consenting Convertible Noteholder providing a notice under Treasury Regulations Section 1.1445-2(d)(2), in each case on or about the Plan Effective Date; provided, that, the provisions of this sentence shall not be construed to require a Consenting Convertible Noteholder to report all or any portion of the Transaction as being tax-free or tax-deferred for any applicable U.S. federal, state, local or non-U.S. income tax purposes) and (y) in determining whether any interest in the Reorganized Parent is a United States real property interest within the meaning of Section 897 of the Code, to the extent permitted by applicable law. Notwithstanding the foregoing sentence, in any case where any Consenting Creditor fails to deliver a duly executed IRS Form W-9 or applicable IRS Form W-8 or any other tax form or certificate to eliminate any applicable withholding tax, the Company’s sole remedy shall be to withhold required amounts under applicable tax law.

Section 8.02 Entire Agreement; Prior Negotiations. This Agreement, including all of the exhibits attached hereto, constitutes the entire agreement of the Parties with respect to the subject matter of this Agreement, and supersedes all other prior negotiations, agreements and understandings, whether written, oral, or implied, among the Parties with respect to the subject matter of this Agreement (without, for the avoidance of doubt, limiting the Company Parties’ obligations hereunder to pay Restructuring Expenses in accordance with the terms of any previously executed agreements regarding the payment of professional fees); provided, however, that any confidentiality agreement or non-disclosure agreement executed by any Party shall survive this Agreement and shall continue in full force and effect, subject to the terms thereof, irrespective of the terms hereof.

Section 8.03 Reservation of Rights. If the Transactions contemplated herein are not consummated, or if this Agreement is terminated in accordance with its terms (except as a result of the occurrence of the Plan Effective Date), nothing shall be construed herein as a waiver by any Party of any or all of such Party’s rights, remedies or defenses, and the Parties expressly reserve any and all of their respective rights, remedies or defenses. No Consenting Creditor hereby waives any default or event of default with respect to the Existing Debt, and no provision of Section 3.02 shall require any Consenting Creditor to waive any default or event of default with respect to the Existing Debt, except as set forth in the Restructuring Term Sheet or Definitive Documents after or simultaneous with the consummation of the Transactions.

Section 8.04 Counterparts; Execution. This Agreement may be executed in one or more counterparts, each of which, when so executed, shall constitute one and the same instrument, and the counterparts may be delivered by facsimile transmission or by electronic mail in portable document format (PDF) or by DocuSign. This Agreement may be executed on behalf of one or more Consenting Creditors by such Consenting Creditor’s investment manager, advisor or sub-advisor, which is a signatory hereto solely in its capacity as the investment manager, advisor or sub-advisor of such Consenting Creditor.

Section 8.05 Amendments and Waivers.

(a) Except as otherwise provided herein, this Agreement may not be modified, amended, or supplemented, and no provision of this Agreement may be waived, without the prior written consent of the Company Parties, the Required Consenting Senior Secured Noteholders, the Required Consenting Convertible Noteholders, and Renesas; provided, that to the extent such modification, amendment or supplement has a material, disproportionate and adverse effect on a single Consenting Creditor or group of Consenting Creditors, and any such Consenting Creditor does not consent, if applicable, each such Consenting Creditor adversely affected thereby shall have the right to terminate this Agreement as to itself; provided, further, that this Section 8.05 and Section 8.07 may not be modified, amended, or supplemented without the consent of all Parties; provided, further, that any modification or amendment of the Restructuring Term Sheet for which a greater consent is therein explicitly required shall require the consent specified in the Restructuring Term Sheet to amend.

(b) No waiver of any of the provisions of this Agreement shall be deemed to constitute a waiver of any other provision of this Agreement, whether or not such provisions are similar, nor shall any waiver of a provision of this Agreement be deemed a continuing waiver of such provision.

Section 8.06 Headings. The headings of the sections, paragraphs, and subsections of this Agreement are included for convenience only and shall not affect the interpretation of the provisions contained herein.

Section 8.07 Acknowledgments; Obligations Several. Notwithstanding that this Agreement is being executed by multiple Consenting Creditors, the obligations of the Consenting Creditors under this Agreement are several and neither joint nor joint and several. No Consenting Creditor shall be responsible in any way for the performance of the obligations or any breach of any other Consenting Creditor under this Agreement, and nothing contained herein and no action taken by any Consenting Creditor pursuant hereto shall be deemed to constitute the Consenting Creditors as a partnership, an association or a joint venture of any kind, or to create a presumption that (i) the Consenting Creditors are in any way acting other than in their individual capacities or (ii) any Consenting Creditor is in any way acting in concert or as a member of a “group” with any other Consenting Creditor within the meaning of Rule 13d-5 under the Exchange Act. None of the Consenting Creditors shall have any fiduciary duty or other duties or responsibilities in any kind or form to each other, the Company Parties or any of the Company’s other lenders, noteholders or stakeholders as a result of this Agreement or the transactions contemplated hereby. Each Consenting Creditor acknowledges that no other Consenting Creditor will be acting as agent of such Consenting Creditor in connection with monitoring such Consenting Creditor’s investment or enforcing its rights under this Agreement, the Definitive Documents, or any other documents to be entered into in connection with the consummation of the Transactions. Each Consenting Creditor acknowledges to each other Consenting Creditor, that: (a) the Transactions described herein are arm’s-length commercial transactions between the Company Parties and the Company Parties’ Affiliates and each Consenting Creditor; (b) it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate; (c) it is capable of evaluating, and understands and accepts, the terms, risks and conditions of the Transactions contemplated hereby; (d) the Consenting Creditors and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the other Consenting Creditors, the Company Parties, and the Company Parties’ Affiliates or the Affiliates of other Consenting Creditors, and the Consenting Creditors have no obligation to disclose any of such interests to any other Consenting Creditor or the Affiliates of other Consenting Creditors; and (e) it is not an insider of the Company. Each Consenting Creditor acknowledges that it has, independently and without reliance upon any other Consenting Creditor and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and that it has not relied on the credit analysis and decision or due diligence investigation of any other Consenting Creditor. The Consenting Creditors have no agreement, arrangement, or understanding with respect to acting together for the purpose of acquiring, holding, voting, or disposing of any shares of common stock or other capital stock of the Company and are not intended to be, and shall not constitute, or be presumed or deemed to be, a “group” for purposes of Section 13(d) of the Exchange Act. All rights under this Agreement are separately granted to each Consenting Creditor by the Company Parties and vice versa, and the use of a single document is for the convenience of the Company Parties. The decision to commit to enter into the transactions contemplated by this Agreement has been made independently.

Section 8.08 Specific Performance; Damages. All remedies that are available at law or in equity, including specific performance and injunctive or other equitable relief, to any Party for a breach of this Agreement by another Party shall be available to the non-breaching Party (and for the avoidance of doubt, it is agreed by the other Parties that money damages may not be a sufficient remedy for any breach of this Agreement by any Party and each non-breaching Party will be entitled to seek specific performance and injunctive or other equitable relief as a remedy of any such breach); provided, that in connection with any remedy for specific performance, injunctive or other equitable relief asserted in connection with this Agreement, each Party agrees to waive the requirement for the securing or posting of a bond in connection with any remedy and to waive the necessity of proving the inadequacy of money damages. All rights, powers, and remedies provided under this Agreement or otherwise available at law or in equity will be cumulative and not alternative, and the exercise of any remedy, power, or remedy by any Party will not preclude the simultaneous or later exercise of any other such right, power, or remedy by such Party or any other Person. Notwithstanding anything to the contrary in this Agreement, in no event shall any Party or their representatives be liable to any other Party hereunder for any punitive, incidental, consequential, special or indirect damages, including the loss of future revenue or income or opportunity, relating to the breach or alleged breach of this Agreement.

Section 8.09 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to any choice of law provision that would require the application of the laws of another jurisdiction. By the execution and delivery of this Agreement, each of the Parties hereto hereby irrevocably and unconditionally agrees for itself that any legal action, suit, or proceeding against it with respect to any matter arising under or out of or in connection with this Agreement or for recognition or enforcement of any judgment rendered in any such action, suit, or proceeding may be brought in either a state or federal court of competent jurisdiction in the State and County of New York, Borough of Manhattan. By the execution and delivery of this Agreement, each of the Parties hereto irrevocably and unconditionally submits to the personal jurisdiction of each such court, solely for purposes of any action, suit, or proceeding arising out of or relating to this Agreement or for the recognition or enforcement of any judgment rendered or order entered in any such action, suit, or proceeding. EACH PARTY HERETO UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING REFERRED TO ABOVE. Each Party (a) certifies that no representative, agent, or attorney of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other Parties have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 8.09. Each Party hereto agrees that service of any process, summons, notice or document by registered mail addressed to such Person shall be effective service of process against such Person for any suit, action or proceeding arising out of or relating to this Agreement brought in any such court. Notwithstanding the foregoing, during the pendency of the Chapter 11 Cases, all proceedings contemplated by this Section 8.09 shall be brought in the Bankruptcy Court.

Section 8.10 Notices. All notices (including any notice of termination as provided for herein) and other communications from any Party given or made pursuant to this Agreement shall be in writing and shall be deemed to have been duly given upon the earliest of the following: (a) upon personal delivery to the Party to be notified; (b) when sent by confirmed electronic mail if sent during the normal business hours of the recipient, and if not so confirmed, on the next Business Day; (c) three (3) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid; and (d) one (1) Business Day after deposit with a nationally recognized overnight courier, specifying next-day delivery (with an email upon sending to the Party to be notified), with written verification of receipt. All communications shall be sent:If to the Company or the Company Parties:

Wolfspeed, Inc.

4600 Silicon Drive

Durham, NC 27703

Attn:  Melissa Garrett

Email: *****@wolfspeed.com

With copies to:

Latham & Watkins LLP

1271 Avenue of the Americas

New York, NY 10020

Attn:  Ray C. Schrock

  Alexander W. Welch

  Keith Simon

  Eric L. Einhorn

Email: Ray.Schrock@lw.com

 Alex.Welch@lw.com

  Keith.Simon@lw.com

  Eric.Einhorn@lw.com

(b) If to the Ad Hoc Senior Secured Group, to the addresses or electronic mail addresses set forth below the Consenting Senior Secured Noteholder’s signature, with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 6th Avenue

New York, NY 10019

Attn:  Ken Ziman

  Brian M. Janson

  Kyle Kimpler

Email: kziman@paulweiss.com

  bjanson@paulweiss.com

  kkimpler@paulweiss.com

(c) If to the Ad Hoc 26s/28s/29s Noteholder Group, to the addresses or electronic mail addresses set forth below the Consenting 2026 Noteholder’s, the Consenting 2028 Noteholder’s or Consenting 2029 Noteholder’s signature, as applicable, with a copy to:

Ropes & Gray LLP

1211 Avenue of the Americas

New York, NY 10036

Attn:  Ryan P. Dahl

  Matthew M. Roose

  Sam Badawi

  Christine Joh

Email: ryan.dahl@ropesgray.com

  matthew.roose@ropesgray.com

  sam.badawi@ropesgray.com

  christine.joh@ropesgray.com

(d) If to Renesas, to:

Renesas Electronics America Inc.

c/o Renesas Electronics Corporation

Toyosu Foresia, 3 2 24 Toyosu, Koto ku

Tokyo 135-0061 Japan

Attn:   Shuhei Shinkai

   Sho Ozaki

   Takahiro Homma

Email:  *****@renesas.com

   *****@renesas.com

   *****@renesas.com

with a copy to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attn:   Steven N. Serajeddini

   Yusuf Salloum

   Claire Stephens

Email:  steven.serajeddini@kirkland.com

  yusuf.salloum@kirkland.com

  claire.stephens@kirkland.com

Section 8.11 Passage of Time. With respect to any Milestone or other reference of time herein, if the last day of such period falls on a Saturday, Sunday, or a “legal holiday,” as defined in Rule 9006(a) of the Federal Rules of Bankruptcy Procedure, such Milestone or other reference of time shall be extended to the next day that is not a Saturday, Sunday, or a “legal holiday,” as defined in Rule 9006(a) of the Federal Rules of Bankruptcy Procedure; provided, for the avoidance of doubt, that any Milestone with respect to a hearing date shall be subject to the Bankruptcy Court’s availability; provided, however, that any such hearing date shall not be extended by more than three (3) Business Days without the consent of the Required Consenting Senior Secured Noteholders and the Required Consenting Convertible Noteholders.

Section 8.12 No Third-Party Beneficiaries. Unless expressly stated herein, this Agreement shall be solely for the benefit of the Parties, and no other Person shall be a third-party beneficiary hereof, it being understood by the Parties that this provision does not impair the ability of the Senior Secured Notes Trustee to rely upon the provisions included herein with respect to the consents of the Senior Secured Noteholders to the execution and delivery of the Second Supplemental Indenture.

Section 8.13 Publicity; Non-Disclosure. Other than as may be required by applicable law and regulation or by any governmental or regulatory authority (including any routine or periodic examination or similar process by any regulatory or self-regulatory body or authority not specifically directed at the Company or the Transactions) as determined by a Party based on reasonable advice of counsel: (i) no Party shall issue any press release or make any other public announcement with respect to this Agreement or the Transactions without the consent of the Company Parties, the Required Consenting Senior Secured Noteholders, and the Required Consenting Convertible Noteholders, which consent shall not be unreasonably delayed, conditioned, or withheld (provided, that the Parties hereby consent to Renesas issuing a press release upon the Agreement Effective Date that does not disclose the identity of any individual Consenting Noteholder without such Consenting Noteholder’s prior written consent and holding an analyst meeting regarding the same to the extent consistent with its obligations hereunder), and (ii) no Party shall disclose to any person (including for the avoidance of doubt, any other Consenting Creditor), other than legal, accounting, financial, and other advisors to the Company Parties (who are under obligations of confidentiality to the Company Parties with respect to such disclosure, and whose compliance with such obligations the Company Parties shall be responsible for), the principal amount or percentage of the Existing Debt or other Company Claims or interests held by any Consenting Creditor or any of its respective subsidiaries (including, for the avoidance of doubt, any Company Claims or interests acquired pursuant to any Transfer) or the signature page of such Consenting Creditor; provided, however, that the Company Parties shall be permitted to disclose at any time the aggregate principal amount of, and aggregate percentage of, any class of the Existing Debt or other Company Claims or interests held by the Consenting Noteholders collectively; provided, further, that notwithstanding the foregoing, no Party shall make any public announcement whatsoever disclosing the identity of any individual Consenting Creditor without such Consenting Creditor’s prior written consent or an order of the Bankruptcy Court or another court of competent jurisdiction. Notwithstanding the foregoing, the Consenting Creditors hereby consent to the disclosure of the execution, terms, and contents of this Agreement by the Company Parties in the Definitive Documents to the extent required by applicable law or regulation; provided, however, that (i) if any of the Company Parties determines that it is required to attach a copy of this Agreement, the Backstop Agreement, or any Joinder to any Definitive Documents or any other filing or similar document relating to the Transactions, to the extent permissible under applicable law, it will redact any reference to or concerning a specific Consenting Creditor’s identity, holdings of Existing Debt or other Company Claims or interests, signature page, Backstop Commitments, and Direct Investment Commitments, and (ii) if disclosure of additional information of any Consenting Creditor is required by applicable law, advance notice of the intent to disclose, if permitted by applicable law, shall be given by the disclosing Party to each such Consenting Creditor (who shall have the right to seek a protective order prior to disclosure). The Company Parties further agree that such information shall be redacted from “closing sets” or other representations of the fully executed Agreement or Joinder. The Company Parties shall be permitted to make any filing or publish, issue or file any public announcement or communication upon the failure of the Required Consenting Senior Secured Noteholders (including by or through the Ad Hoc Senior Secured Group Advisors), the Required Consenting Convertible Noteholders, and Renesas, with such consent request being sent to the Ad Hoc Group Advisors and the Renesas Advisors, to respond within two (2) Business Days of receipt of such consent request. Each Consenting Creditor shall be permitted to make any filing or publish, issue or file any public announcement or communication upon the failure of the Company Parties to respond within two (2) Business Days of receipt of such consent request by the Company Parties. For the avoidance of doubt, each Party shall have the right, without any obligation to any other Party, to decline to comment to the press with respect to this Agreement. Except as required by law, the Company

Parties shall not make any public disclosure that would disclose either: (i) the holdings, Backstop Commitments, and Direct Investment Commitments of any Consenting Creditor (including on the signature pages of the Consenting Creditors, which shall not be publicly disclosed or filed) or (ii) the identity of any Consenting Creditor, in each case without the prior written consent of such Consenting Creditor or a final order of a court of competent jurisdiction; provided, however, that notwithstanding anything to the contrary in this Section 8.13, (i) if any disclosure pursuant to this Section 8.13 is required by law, and to the extent reasonably practicable and not otherwise prohibited by law, the Company Parties or disclosing Consenting Creditors, as applicable, shall afford the other Parties a reasonable opportunity to review and comment in advance of such disclosure, and such disclosing party shall take reasonable measures to limit such disclosure, and (ii) the Company Parties shall not be required to keep confidential the aggregate holdings of all Consenting Noteholders or all Consenting Creditors, and each Consenting Creditor hereby consents to the disclosure of the execution of this Agreement by the Company Parties, and the terms and contents hereof in any filings required by applicable law or regulation or the rules of any applicable stock exchange or regulatory body.

Section 8.14 Successors and Assigns; Severability. This Agreement is intended to bind and inure to the benefit of the Parties and their respective permitted successors, assigns, heirs, executors, estates, administrators, and representatives, provided, that this Section 8.14 shall not be deemed to permit Transfers other than in accordance with the express terms of this Agreement. The invalidity or unenforceability at any time of any provision hereof in any jurisdiction shall not affect or diminish in any way the continuing validity and enforceability of the remaining provisions hereof or the continuing validity and enforceability of such provision in any other jurisdiction; provided, that, after excluding the provision that is declared to be invalid or unenforceable, the remaining terms provide for the consummation of the Transactions contemplated hereby in substantially the same manner as originally set forth at the later of the date hereof and the date this Agreement was last amended.

Section 8.15 Error; Ambiguity. Notwithstanding anything to the contrary herein, to the extent counsel to the Company Parties, the Ad Hoc Group Advisors, or the Renesas Advisors identify, within four (4) Business Days following the Execution Date, any clear errors, material ambiguities or internally inconsistent provisions within or among this Agreement, each Party hereto covenants and agrees that it will endeavor in good faith to enter into reasonable and mutually satisfactory modifications to this Agreement to remedy such errors, ambiguities, or inconsistent provisions.

Section 8.16 Joinder. Additional holders of Existing Debt and/or investment advisors, sub-advisors, or managers of funds, clients and discretionary accounts (together with their respective successors and permitted assigns) that hold Existing Debt and that have authority to bind the beneficial owners of such Existing Debt to the terms of this Agreement, as applicable, may become party to this Agreement from time to time in accordance with Article 6 (solely with the consent of the Company), and any Commitment Party (as defined in the Backstop Agreement) not already party hereto shall become a party to this Agreement, in each case, by agreeing in writing to be bound by the terms of this Agreement (any such Person, an “Additional Consenting Creditor”) by executing and delivering to the Company and Latham a joinder agreement in the form attached hereto as Exhibit E. Upon the execution and delivery of such joinder agreement, such Additional Consenting Creditor shall be deemed to make all of the representations, warranties, and covenants of a Consenting Creditor, as set forth in this Agreement, and shall be deemed to be a Party and a Consenting Creditor (including, as applicable, a Consenting Noteholder) for all purposes under this Agreement as if it were originally party hereto, and this Agreement will become effective and binding as to such Additional Consenting Creditor. Notwithstanding the foregoing, no Person may become a party to this Agreement to the extent that the equity securities beneficially owned by such Person and its Attribution Parties, when aggregated with the equity securities owned by the Consenting Creditors already a party hereto and their respective Attribution Parties, would equal 5% or more of the outstanding common equity of the Company. Any joinder agreement entered into by any such Person that does not comply with the terms and procedures set forth herein, including this Section 8.16, shall be deemed void ab initio, and each other Party shall have the right to enforce the voiding of such joinder agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers, all as of the day and year first written above.

WOLFSPEED, INC.

By:	/s/ Karl Steffen
Name: Karl Steffen
Title: Treasurer

WOLFSPEED TEXAS LLC
By: Wolfspeed, Inc., its sole member

By:	/s/ Karl Steffen
Name: Karl Steffen
Title: Treasurer

[Company Party Signature Page to Restructuring Support Agreement]

[CONSENTING NOTEHOLDERS’ AND RENESAS’ SIGNATURE PAGES ON FILE WITH THE COMPANY]

[Consenting Noteholder and Renesas Signature Page to Restructuring Support Agreement]

Exhibit A

Restructuring Term Sheet

WOLFSPEED, INC., et al.

RESTRUCTURING TERM SHEET

This term sheet (including all exhibits, annexes, appendices, and/or schedules hereto, this “Restructuring Term Sheet”) sets forth the principal terms of proposed restructuring transactions (the “Transactions”) of the outstanding indebtedness and equity interests of Wolfspeed, Inc., a North Carolina corporation (“Wolfspeed”), and certain of its subsidiaries (together with Wolfspeed, each a “Company Party” and, collectively, the “Company”) agreed to by the Company Parties, the Consenting Noteholders, and Renesas. The Transactions will be implemented in accordance with this Restructuring Term Sheet and the Restructuring Support Agreement to which it is annexed.1

THIS RESTRUCTURING TERM SHEET IS NOT AN OFFER OF OR A SOLICITATION OF OFFERS TO PURCHASE ANY SECURITIES OF THE COMPANY WITHIN THE MEANING OF THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR A SOLICITATION OF ACCEPTANCES OF ANY CHAPTER 11 PLAN WITHIN THE MEANING OF SECTION 1125 OF CHAPTER 11 OF TITLE 11 OF THE UNITED STATES CODE, AS AMENDED (THE “BANKRUPTCY CODE”), OR ANY OTHER PLAN OF REORGANIZATION OR SIMILAR PROCESS UNDER ANY OTHER APPLICABLE LAW. ANY SUCH OFFER OR SOLICITATION SHALL COMPLY WITH ALL APPLICABLE LAWS, INCLUDING THE SECURITIES ACT AND/OR PROVISIONS OF THE BANKRUPTCY CODE, AS APPLICABLE.

THIS RESTRUCTURING TERM SHEET IS A SETTLEMENT PROPOSAL IN FURTHERANCE OF SETTLEMENT DISCUSSIONS AND IS ACCORDINGLY PROTECTED BY RULE 408 OF THE FEDERAL RULES OF EVIDENCE AND ANY OTHER APPLICABLE STATUTES OR DOCTRINES PROTECTING THE USE OR DISCLOSURE OF CONFIDENTIAL SETTLEMENT DISCUSSIONS.

THIS RESTRUCTURING TERM SHEET DOES NOT PURPORT TO CONTAIN ALL OF THE TERMS, CONDITIONS, REPRESENTATIONS, WARRANTIES, AND OTHER PROVISIONS WITH RESPECT TO THE TRANSACTIONS, WHICH TRANSACTIONS WILL BE SUBJECT TO THE COMPLETION OF THE DEFINITIVE DOCUMENTS IN FORM AND SUBSTANCE CONSISTENT WITH THIS RESTRUCTURING TERM SHEET AND THE RESTRUCTURING SUPPORT AGREEMENT (INCLUDING THE CONSENT RIGHTS PROVIDED THEREIN), AND THE CLOSING OF ANY TRANSACTION SHALL BE SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN SUCH DEFINITIVE DOCUMENTS.

THE REGULATORY, TAX, ACCOUNTING, AND OTHER LEGAL AND FINANCIAL MATTERS AND EFFECTS RELATED TO THE TRANSACTIONS OR ANY RELATED RESTRUCTURING OR SIMILAR TRANSACTION HAVE NOT BEEN FULLY EVALUATED AND ANY SUCH EVALUATION MAY AFFECT THE TERMS AND STRUCTURE OF ANY SUCH TRANSACTIONS OR RELATED TRANSACTIONS.

THIS RESTRUCTURING TERM SHEET IS CONFIDENTIAL AND IS SUBJECT TO THE CONFIDENTIALITY AGREEMENTS ENTERED INTO BY THE RECIPIENTS OF THIS RESTRUCTURING TERM SHEET AND THE COMPANY, AND MAY NOT BE SHARED WITH ANY THIRD-PARTY OTHER THAN AS SET FORTH IN THE CONFIDENTIALITY AGREEMENTS.

[1]	Capitalized terms used, but not otherwise defined in this Restructuring Term Sheet, shall have the meanings ascribed to such terms in the Restructuring Support Agreement.

Term Sheet

Restructuring Overview

Overview and Implementation

The Company Parties executed the Restructuring Support Agreement with the Consenting Noteholders and Renesas pursuant to which the parties shall agree to support the Transactions. After the Agreement Effective Date, the Debtors shall commence prepackaged Chapter 11 Cases in the Bankruptcy Court on or before July 1, 2025, and the Transactions will be effectuated and implemented pursuant to the Definitive Documents.

The Company will, at least one Business Day prior to the Petition Date, launch a voting solicitation of the Plan of Eligible Holders from the holders of Senior Secured Notes Claims, Convertible Notes Claims, and Renesas Claims. The vote of the holders of Senior Secured Notes Claims shall be deemed to be a direction to the Senior Secured Notes Trustee to effectuate the Transactions. The vote of the holders of Convertible Notes Claims shall be deemed to be a direction to the Convertible Notes Trustees to effectuate the Transactions.

Debtors	Debtors (as defined in the RSA, Wolfspeed and Wolfspeed Texas) will commence Chapter 11 Cases in the Bankruptcy Court on the Petition Date.

Existing Capital Structure

(i) (Senior Secured Notes) The Senior Secured Notes due June 23, 2030 (the “Senior Secured Notes” and holders of Senior Secured Notes, the “Senior Secured Noteholders”) governed by that certain Amended and Restated Indenture, dated as of October 11, 2024 (as amended or supplemented prior to the Agreement Effective Date, the “Senior Secured Notes Indenture”), among Wolfspeed, the subsidiary guarantors party thereto, and U.S. Bank Trust Company, National Association, as trustee and collateral agent (the “Senior Secured Notes Trustee”), which Senior Secured Notes have $1,513.5 million in principal outstanding as of the last day of Wolfspeed’s fiscal quarter most recently ended prior to the date hereof for which financial statements are available.

(ii)  (2026 Convertible Notes) Notes held by holders of Wolfspeed’s 1.75% Convertible Senior Notes due May 1, 2026 (the “2026 Convertible Notes” and such holders, the “2026 Noteholders”) issued pursuant to that certain Indenture, dated as of April 21, 2020 (the “2026 Notes Indenture”), by and between Wolfspeed and U.S. Bank Trust Company, National Association, as trustee (the “2026 Notes Trustee”), which 2026 Convertible Notes have $575.0 million in principal outstanding as of the last day of Wolfspeed’s fiscal quarter most recently ended prior to the date hereof for which financial statements are available.

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(iii) (2028 Convertible Notes) Notes held by holders of Wolfspeed’s 0.25% Convertible Senior Notes due February 15, 2028 (the “2028 Convertible Notes” and such holders, the “2028 Noteholders”) issued pursuant to that certain Indenture, dated as of February 3, 2022 (the “2028 Notes Indenture”), by and between Wolfspeed and U.S. Bank Trust Company, National Association, as trustee (the “2028 Notes Trustee”), which 2028 Convertible Notes have $750.0 million in principal outstanding as of the last day of Wolfspeed’s fiscal quarter most recently ended prior to the date hereof for which financial statements are available.

(iv) (2029 Convertible Notes) Notes held by holders of Wolfspeed’s 1.875% Convertible Senior Notes due December 1, 2029 (the “2029 Convertible Notes” and, together with the 2026 Convertible Notes and 2028 Convertible Notes, the “Convertible Notes” and such holders of the 2029 Convertible Notes, the “2029 Noteholders” and, together with the 2026 Noteholders and 2028 Noteholders, the “Convertible Noteholders”) issued pursuant to that certain Indenture, dated as of November 21, 2022 (the “2029 Notes Indenture”), by and between Wolfspeed and U.S. Bank Trust Company, National Association, as trustee (the “2029 Notes Trustee” and, together with the 2026 Notes Trustee and 2028 Notes Trustee, the “Convertible Notes Trustees”), which 2029 Convertible Notes have $1,750.0 million in principal outstanding as of the last day of Wolfspeed’s fiscal quarter most recently ended prior to the date hereof for which financial statements are available.

(v)   (Renesas Loans) Loans held by Renesas pursuant to that certain Unsecured Customer Refundable Deposit Agreement, dated as of July 5, 2023 (as amended to date, the “CRD”), by and between Wolfspeed and Renesas, which CRD has $2,062.0 million of principal outstanding as of the last day of Wolfspeed’s fiscal quarter most recently ended prior to the date hereof for which financial statements are available.

Use of Cash Collateral

The Company will be authorized to use cash collateral (as defined in section 363(a) of the Bankruptcy Code) of the Senior Secured Noteholders with the consent of the Senior Secured Notes Trustee, acting at the direction of the Consenting Senior Secured Noteholders, on terms and conditions that are mutually acceptable to the Company and the Consenting Senior Secured Noteholders as set forth in an order that shall be in the form attached hereto as Exhibit 3.

On the Commitment Fee Payment Date (as defined in that certain Note Purchase Agreement, dated as of October 11, 2024 (as amended or supplemented prior to the Agreement Effective Date, the “Note Purchase Agreement”)) occurring on June 23, 2025, Wolfspeed shall pay 100% of the Commitment Fee (as defined in the Note Purchase Agreement) due on such date, on the terms set forth in the Note Purchase Agreement. In the event the Petition Date occurs on or before June 23, 2025, such obligation will be set forth in the Cash Collateral Order.

The Cash Collateral Order shall provide that (i) June 23, 2025 shall be deemed to be a “Commitment Termination Trigger Date” (as defined in the Note Purchase Agreement); and (2) the Commitment Termination Trigger Date Commitment Fee (as defined in the Note Purchase Agreement) shall

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be payable to eligible Senior Secured Noteholders on the Plan Effective Date in accordance with the Plan in an amount equal to 50% of the amount of such Commitment Termination Trigger Date Commitment Fee (the “Commitment Fee Amount”) (for the avoidance of doubt, the other 50% of the amount of such Commitment Termination Trigger Date Commitment Fee shall be waived on the Plan Effective Date); provided, that $5 million of such Commitment Fee Amount shall be held in escrow as part of the Contingent Additional Consideration, and released to those Senior Secured Noteholders entitled thereto no later than 5 business days after the Company and Renesas, as applicable, obtain Regulatory Approvals (as defined in the Restructuring Support Agreement) prior to a Regulatory Trigger Deadline (as defined in the Contingent Consideration Term Sheet).

For the avoidance of doubt, and subject to the above and as will be further set forth in the Cash Collateral Order, the Company shall pay all interest, other fees, and other amounts in cash when due under the Amended SSN Indenture (as defined below).

Senior Secured Notes Amendment / New Securities
Senior Secured Notes Amendment

On the Agreement Effective Date, Wolfspeed, the subsidiary guarantors party to the Senior Secured Notes Indenture and the Senior Secured Notes Trustee (with the consent of the Consenting Senior Secured Noteholders) shall enter into a supplemental indenture to the Senior Secured Notes Indenture (the “Senior Secured Notes Amendment” and the Senior Secured Notes Indenture, as amended by the Senior Secured Notes Amendment, the “Amended SSN Indenture”). The Senior Secured Notes Amendment will provide for the following:

•  Wolfspeed Germany GmbH (“Wolfspeed Germany”) shall be released as a subsidiary guarantor of the Senior Secured Notes on or before the Petition Date and the Note Parties (as defined in the Amended SSN Indenture) shall be prohibited from transferring any of their assets to Wolfspeed Germany, except pursuant to permitted “investment” baskets under the Senior Secured Notes Indenture (provided that in no event shall Wolfspeed Germany be permitted to cease to be an “immaterial subsidiary” during the pendency of the Chapter 11 Cases).

•  Any Net Proceeds (as defined in the Senior Secured Notes Indenture) received by Wolfspeed in connection with the sale of Building 21 (as described in item 2 of Schedule 8.05 of the Senior Secured Notes Indenture) shall be carved out of the mandatory repurchase requirement in Section 3.02(b) of the Senior Secured Notes Indenture.

New Senior Secured Notes	On the Plan Effective Date, Wolfspeed shall (i) issue new senior secured notes (the “New Senior Secured Notes”), guaranteed by Wolfspeed Texas, pursuant to a new indenture (the “New Senior Secured Notes Indenture”) in a principal amount equal to the Allowed amount of the Senior Secured Notes Claims minus (a) any premium included in the Make-Whole Amount (as defined in the Senior Secured Notes Indenture) arising solely from the

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acceleration of the Senior Secured Notes on the Petition Date, (b) the amount of the Effective Date Cash Payment (as defined below), and (c) any amounts expressly waived in writing in connection with the Transactions, and (ii) immediately following the Effective Date Redemption (as defined below), cancel all remaining outstanding Senior Secured Notes and the Amended SSN Indenture.

The New Senior Secured Notes Indenture shall have substantially the same terms and conditions as the Amended SSN Indenture, except for the following modifications and as otherwise mutually agreed among Wolfspeed and the Required Consenting Senior Secured Noteholders; provided, that (A)(i) except as contemplated in the Restructuring Support Agreement and this Restructuring Term Sheet as of the Execution Date (as defined in the Restructuring Support Agreement), a modification to any provision for which Section 13.01(b) of the Amended SSN Indenture provides a specified consent threshold for amendment that is in addition to or in lieu of requiring the consent of the Required Noteholder Parties (as defined in the Senior Secured Notes Indenture as in effect on the Execution Date) (such provision, a “13.01(b) Right”) and (ii) a modification to this proviso, in each case, may not be effectuated without the consent of Wolfspeed and each of the Consenting Senior Secured Noteholders; provided, further, that it is understood that if a modification to a 13.01(b) Right is proposed for the New Senior Secured Notes Indenture and Wolfspeed and the Required Consenting Senior Secured Noteholders have agreed to such proposed modification, then the sole remedy for any Consenting Senior Secured Noteholder that did not agree to such proposed modification shall be to terminate the Restructuring Support Agreement, solely as to itself, upon three (3) days’ prior written notice thereof to all of the Parties; and (B) any modifications to the New Senior Secured Notes Indenture (as compared to the Amended SSN Indenture) not expressly contemplated herein shall be reasonably acceptable to the Required Consenting Convertible Noteholders and Renesas:

•  General. The New Senior Secured Notes Indenture shall permit the Transactions, including the issuance of the 2L Notes and the implementation of the Contingent Consideration Term Sheet.

•  Minimum Liquidity Threshold. The Minimum Liquidity Threshold shall be $375 million.

•  Maturity: June 23, 2030.

•  Interest Rates. The Interest Rate (as defined in the SSN Indenture) shall be as follows:

•  From the Plan Effective Date to June 22, 2026, 9.875% in cash and 4.00% PIK; and

•  Starting June 23, 2026, the existing interest rate schedule in the Senior Secured Notes Indenture.

•  Make-Whole Redemption Price. The Make-Whole Redemption Price shall be amended to reflect that from the Plan Effective Date until June 22, 2026, the Make-Whole Redemption Price shall be reduced by 2.00% of the principal amount of the New Senior

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Secured Notes being redeemed; provided, however, (i) the Make- Whole Redemption Price shall not be less than 109.875% of the outstanding principal amount being redeemed (plus accrued and unpaid interest through the redemption date) and (ii) if the $175.0 million mandatory principal repayment referenced below is made before June 23, 2026, the Make-Whole Redemption Price for all remaining outstanding New Senior Secured Notes shall be 109.875% of the principal amount thereof (plus accrued and unpaid interest through the redemption date) as of March 31, 2026. The foregoing reduction in the Make-Whole Redemption Price shall terminate concurrently with any Event of Default that occurs under the New Senior Secured Notes Indenture on or prior to June 22, 2026.

•  Applicable Redemption Price. The Applicable Redemption Price shall be amended as follows:

•  From June 23, 2026 until the later of (x) June 22, 2027 and (y) the date that Wolfspeed has satisfied its obligations under the new mandatory offer to purchase provision set forth below, 109.875% of the principal amount thereof;

•  From the later of (x) June 23, 2027 and (y) the date that Wolfspeed has satisfied its obligations under the new mandatory offer to purchase provision set forth below until June 22, 2028, 105.0% of the principal amount thereof;

•  From June 23, 2028 until June 22, 2029, 103.0% of the principal amount thereof; and

•  On or after June 23, 2029, 100.0% of the principal amount thereof;

plus, in each case, all accrued and unpaid interest on the New Senior Secured Notes to, but excluding, the applicable redemption (or repurchase) date.

•  Mandatory Repurchases. Section 3.02(b) shall be amended to include the following additional mandatory offer to repurchase obligation:

Upon the first of the following to be achieved, and within two weeks of the realization or receipt of net proceeds from such event that exceed such specified amount (or, in the case of the final bullet, within two weeks after June 22, 2027),[2] Wolfspeed shall make an offer to purchase:

•  $175.0 million in principal amount of the outstanding New Senior Secured Notes at 109.875% of the principal amount thereof (plus accrued and unpaid interest to, but excluding, the repurchase date) if Wolfspeed’s net cash proceeds received from the Plan Effective Date to and including June 22, 2026 from extraordinary receipts exceed $200.0 million;

[2]	Senior Secured Notes Trustee will need to confirm process/time needed between redemption notice and payment.

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•  $225.0 million in principal amount of the outstanding New Senior Secured Notes at 109.875% of the principal amount thereof (plus accrued and unpaid interest to, but excluding, the repurchase date) if Wolfspeed’s net cash proceeds received from the Plan Effective Date to and including June 22, 2027 from extraordinary receipts exceed $200.0 million; or

•  $150.0 million in principal amount of the outstanding New Senior Secured Notes at 109.875% of the principal amount thereof (plus accrued and unpaid interest to, but excluding, the repurchase date) if Wolfspeed’s net cash proceeds received from the Plan Effective Date to and including June 22, 2027 from extraordinary receipts are less than or equal to $200.0 million.

•  Covenants.

•  Any baskets or covenant exceptions that increase or build based on actions taken after the “Closing Date” or “Original Closing Date” (each as defined in the Senior Secured Notes Indenture) shall not be increased or built by the Transactions and shall be modified so that they only increase or build based on actions taken after the occurrence of the Plan Effective Date.

•  Section 8.09(b) of the Senior Secured Notes Indenture shall be revised to permit only the following restricted payments of, or in respect of, principal of or interest on any “Junior Financing” (as defined in the Senior Secured Notes Indenture): (i) payments of regularly-scheduled interest on any such Junior Financing existing on the Plan Effective Date or otherwise to be issued in accordance with the Plan and any “Permitted Refinancing Indebtedness” (as defined in the Senior Secured Notes Indenture) in respect thereof that has an interest rate (and any cash component thereof) equal to or less than the debt it refinances, (ii) the conversion or exchange of any Junior Financing into common equity interests or the purchase of any Junior Financing at a price not to exceed the principal amount thereof, plus accrued and unpaid interest and reasonable fees and expenses, with the cash proceeds from a substantially concurrent issuance of common equity interests of the Issuer, (iii) the payment of cash in lieu of fractional shares not to exceed $250,000 in the aggregate prior to the maturity date of the New Senior Secured Notes, and (iv) repayments, redemptions or repurchases of any Junior Financing at a price not to exceed the principal amount thereof, plus accrued and unpaid interest and underwriting discounts, commissions, and reasonable fees and expenses, with the proceeds of “Permitted Refinancing

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Indebtedness” permitted to be incurred under the New Senior Secured Notes Indenture, so long as such “Permitted Refinancing Indebtedness” has an interest rate (and any cash component thereof) equal to or less than the debt it refinances. For the avoidance of doubt, no other payments in respect of Junior Financing will be permitted.

To the fullest extent permitted under law, the New Senior Secured Notes shall be exempt from registration pursuant to Section 4(a)(2) of the Securities Act or, if such exemption is not available, as provided by section
1145 of the Bankruptcy Code, except to the extent the recipient is an “underwriter” as defined in
Section 1145(b) of the Bankruptcy Code, in which case the issuance thereto shall be pursuant to
Section 4(a)(2) or another applicable exemption.

New 2L Takeback Notes

On the Plan Effective Date, Wolfspeed shall issue new notes to be guaranteed by Wolfspeed Texas and secured on a second-priority basis by liens on all of Wolfspeed’s and Wolfspeed Texas’s assets that secure the New Senior Secured Notes, subject to permitted liens and certain exceptions consistent with those in the New Senior Secured Notes Indenture, on terms agreed to among Wolfspeed and the Required Consenting Creditors (the “New 2L Takeback Notes”), including:

•  Amount: $296[3] million

•  Renesas Reserve Basket: The indenture shall provide for a basket of $15 million additional New 2L Takeback Notes on account of the potential issuance of additional notes upon the Regulatory Trigger Deadline (the “Renesas Reserve Basket”). To the extent the Regulatory Trigger Deadline does not occur, no additional notes shall be issued pursuant to the Renesas Reserve Basket.

•  Interest: 7.0% cash or 12.0% PIK, at Wolfspeed’s sole discretion, payable semi-annually.

•  Maturity: June 15, 2031.

•  Call Protection: The New 2L Takeback Notes shall be non-callable for a two-year period immediately following the Plan Effective Date. Thereafter, Wolfspeed shall have the right to redeem, at any time, the New 2L Takeback Notes at a cash redemption price equal to par plus accrued but unpaid interest.

•  Guarantees and Collateral: To include guarantee and collateral provisions (including in respect of additional guarantees and collateral) consistent with the guarantee and collateral provisions included in the New Senior Secured Notes. For the avoidance of doubt, the documentation with respect to the New 2L Takeback Notes shall provide that (x) any subsidiary of the Company that guarantees the New Senior Secured Notes, the New Renesas 2L Takeback Convertible Notes or the New 2L Convertible Notes (or any refinancing indebtedness in respect of the foregoing) at closing

[3]	Subject to adjustment based on final claims reconciliation as of the Petition Date.

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or thereafter shall also guarantee the New 2L Takeback Notes and (y) any assets of the Company or its subsidiaries that secures the New Senior Secured Notes, the New Renesas 2L Takeback Convertible Notes and/or the New 2L Convertible Notes (or any refinancing indebtedness in respect of the foregoing) shall also secure the New 2L Takeback Notes.[4]

•  Covenants: Usual and customary high-yield covenants, to be drafted by reference to the covenants and related definitions for the New Senior Secured Notes Indenture (with appropriate adjustments reflective of usual and customary provisions and definitions for high-yield securities issued in a Rule 144A/Reg S marketed offering and excluding, for the avoidance of doubt, any liquidity or financial maintenance covenants, which covenants shall be negotiated in good faith giving due regard to the documentation principles set forth in this parenthetical) with baskets consistent with, and no less favorable to Wolfspeed than, the New Senior Secured Notes (subject to customary step-backs and modifications to be agreed); provided, that for the avoidance of doubt, that any negative covenants shall not be more onerous than the negative covenants in the New Senior Secured Notes Indenture (the foregoing, collectively, the “Precedent Documentation”).

For the avoidance of doubt, the New 2L Takeback Notes shall in no event be senior or pari passu in lien priority (but not payment priority) to the New Senior Secured Notes.

The indenture governing the New 2L Takeback Notes shall allow for the implementation of the Contingent Consideration Term Sheet without any penalty or restriction on the Company.

To the fullest extent permitted under law, the New 2L Takeback Notes shall be issued pursuant to the exemption from registration provided by section 1145 of the Bankruptcy Code, except to the extent the recipient is an “underwriter” as defined in Section 1145(b) of the Bankruptcy Code, in which case the issuance thereto shall be pursuant to Section 4(a)(2) of the Securities Act or another applicable exemption.

New Renesas 2L Takeback Convertible Notes	On the Plan Effective Date, Wolfspeed shall issue to Renesas new convertible notes on the terms set forth or referenced below and to be guaranteed by Wolfspeed Texas LLC and secured on a second-priority basis by liens on all of Wolfspeed and Wolfspeed Texas LLC’s assets that secure the New Senior Secured Notes, subject to permitted liens and certain exceptions consistent with those in the New 2L Convertible Notes and the New 2L Takeback Notes (the “New Renesas 2L Takeback Convertible Notes”); provided, that it is intended that the New Renesas 2L Takeback Convertible Notes shall be on substantially the same terms as the New 2L Convertible Notes referenced above (other than the following):

• Amount: $204[5] million

[4]	Collateral securing the New 2L Takeback Notes will include the same real property as the Senior Secured Notes, but no title insurance or survey will be obtained in respect of such properties.
[5]	Subject to adjustment based on final claims reconciliation as of the Petition Date.

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•  Conversion Price: A conversion price equal to the quotient of (x) the aggregate principal amount of New Renesas 2L Takeback Convertible Notes, divided by (y) the Convert Denominator. The “Convert Denominator” for the New Renesas 2L Takeback Convertible Notes shall be an aggregate number of shares equal to 13.6[6]% of the New Common Stock as of the Plan Effective Date, assuming all New 2L Convertible Notes and New Renesas 2L Takeback Convertible Notes are treated as having converted into New Common Stock on such date, subject to dilution from MIP (as defined below), LTIP (as defined below), and the exercise of the Renesas Warrants. The conversion price will be set at an assumed As Converted Equity Value of $1.5 billion, and the conversion price shall be subject to customary parity maintenance anti-dilution protections consistent with those used in broadly marketed convertible notes offerings issued in the 144A market (and for avoidance of doubt, not including any “ratchet” or price-based anti-dilution provisions).

•  Interest: 2.5% cash, payable semi-annually.

•  Maturity: June 15, 2031.

•  Call Protection: The New Renesas 2L Takeback Convertible Notes shall be non-callable for the two-year period immediately following the Plan Effective Date. Thereafter, Wolfspeed shall have the right to redeem, at any time, the New Renesas 2L Takeback Convertible Notes at a cash redemption price equal to par plus accrued but unpaid interest. Conversions in connection with calls entitled to an increased conversion rate in certain circumstances via a customary make-whole table.

•  Guarantees and Collateral: To include guarantee and collateral provisions (including in respect of additional guarantees and collateral) consistent with the guarantee and collateral provisions included in the New Senior Secured Notes. For the avoidance of doubt, the documentation with respect to the New Renesas 2L Takeback Convertible Notes shall provide that (x) any subsidiary of the Company that guarantees the New Senior Secured Notes, the New 2L Takeback Notes or the New 2L Convertible Notes (or any refinancing indebtedness in respect of the foregoing) at closing or thereafter shall also guarantee the New Renesas 2L Takeback Convertible Notes and (y) any assets of the Company or its subsidiaries that secures the New Senior Secured Notes, the New 2L Takeback Notes and/or the New 2L Convertible Notes (or any refinancing indebtedness in respect of the foregoing) shall also secure the New Renesas 2L Takeback Convertible Notes.[7]

[6]	Subject to adjustment based on final claims reconciliation as of the Petition Date.
[7]

Collateral securing the New Renesas 2L Takeback Convertible Notes will include the same real property as the Senior Secured Notes, but no title insurance or survey will be obtained in respect of such properties.

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•  Covenants: Usual and customary high-yield covenants, to be drafted by reference to the covenants and related definitions for the New Senior Secured Notes Indenture (with appropriate adjustments reflective of usual and customary provisions and definitions for high-yield securities issued in a Rule 144A/Reg S marketed offering and excluding, for the avoidance of doubt, any liquidity or financial maintenance covenants, which covenants shall be negotiated in good faith giving due regard to the documentation principles set forth in this parenthetical) with baskets consistent with, and no less favorable to Wolfspeed than, the New Senior Secured Notes (subject to customary step-backs and modifications to be agreed); provided, that for the avoidance of doubt, that any negative covenants shall not be more onerous than the negative covenants in the New Senior Secured Notes Indenture.

•  Conversion Expiration Date. The New Renesas 2L Takeback Convertible Notes shall become non-convertible twenty-four (24) months from the Plan Effective Date.

For the avoidance of doubt, the New Renesas 2L Takeback Convertible Notes shall in no event be senior or pari passu in lien priority (but not payment priority) to the New Senior Secured Notes.

The indenture governing the New Renesas 2L Takeback Convertible Notes shall allow for the implementation of the Contingent Consideration Term Sheet without any penalty or restriction on the Company.

To the fullest extent permitted under law, the New Renesas 2L Takeback Convertible Notes shall be issued pursuant to the exemption from registration provided by section 1145 of the Bankruptcy Code, except to the extent the recipient is an “underwriter” as defined in Section 1145(b) of the Bankruptcy Code, in which case the issuance thereto shall be pursuant to Section 4(a)(2) of the Securities Act or another applicable exemption.

New 2L Convertible Notes

On the Plan Effective Date, Wolfspeed shall issue new convertible notes to be guaranteed by Wolfspeed Texas LLC and secured on a second-priority basis by liens on all of Wolfspeed’s and Wolfspeed Texas LLC’s assets that secure the New Senior Secured Notes, subject to permitted liens and certain exceptions consistent with those in the New 2L Takeback Notes, on the same terms (with respect to restrictive covenants (except for the reporting and merger covenants, which will be substantially consistent with the Company’s existing convertible notes indenture) and security) and the same intercreditor agreements as the New 2L Takeback Notes (the “New 2L Convertible Notes” and, together with the New 2L Takeback Notes and New Renesas 2L Takeback Convertible Notes, the “2L Notes”), including:

•  Amount: $331.38 million in the aggregate, of which $301.13 million will be issued on account of new money at a discount to face amount as described below, to be fully backstopped by the Backstop Parties as detailed herein, and the remainder to be issued on account of the premium described below.

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•  Use of Proceeds: Wolfspeed shall use the proceeds of the New 2L Convertible Notes to redeem $250.0 million in principal amount of outstanding Senior Secured Notes at a redemption price of 109.875% of the principal amount thereof, plus accrued and unpaid interest thereon (the “Effective Date Redemption” and the amount of cash necessary to effectuate the Effective Date Redemption, the “Effective Date Cash Payment”).

•  Conversion Price: A conversion price equal to the quotient of (x) the aggregate principal amount of New 2L Convertible Notes, divided by (y) the Convert Denominator. The “Convert Denominator” for the New 2L Convertible Notes shall be an aggregate number of shares equal to 33.1% of the New Common Stock (inclusive of the Backstop Premium) as of the Plan Effective Date, assuming all New 2L Convertible Notes and New Renesas 2L Takeback Convertible Notes is treated as having converted into New Common Stock on such date, subject to dilution from MIP (as defined below), LTIP (as defined below), and the exercise of the Renesas Warrants. The conversion price will be set at an assumed As Converted Equity Value of $1 billion, and the conversion price shall be subject to customary parity maintenance anti-dilution protections consistent with those used in broadly marketed convertible notes offerings issued in the 144A market (and for avoidance of doubt, not including any “ratchet” or price-based anti-dilution provisions). For the avoidance of doubt, the New 2L Convertible Notes shall be convertible from the issuance date thereof.

•  Interest: 2.5% cash, payable semi-annually.

•  Maturity: June 15, 2031.

•  Call Protection: The New 2L Convertible Notes shall be non-callable for the three-year period immediately following the Plan Effective Date. Thereafter, Wolfspeed shall have the right to redeem, at any time, the New 2L Convertible Notes at a cash redemption price equal to par plus accrued but unpaid interest. Conversions in connection with calls and other customary “Make-Whole Fundamental Change” events entitled to an increased conversion rate in certain circumstances via a customary make-whole table.

•  Premium:

•  Backstop Premium. 11.0% of the purchase price of the New 2L Convertible Notes payable in New 2L Convertible Notes to the Backstop Parties (as defined below) pursuant to the Backstop Agreement (as defined below). The Backstop Premium shall constitute an Administrative Claim, including for purposes of section 1145 of the Bankruptcy Code.

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•  Issue Price:

•  OID. The New 2L Convertible Notes shall be offered at a price of 91.3242% of the face amount thereof to all holders that participate in the New 2L Convertible Notes Rights Offering (as defined below), including for purposes of the Initial Backstop Parties’ Premium, the Backstop Holdback Allocation, and the commitment to purchase unsubscribed New 2L Convertible Notes.

•  Guarantees and Collateral: To include guarantee and collateral provisions (including in respect of additional guarantees and collateral) consistent with the guarantee and collateral provisions included in the New Senior Secured Notes. For the avoidance of doubt, the documentation with respect to the New 2L Convertible Notes shall provide that (x) any subsidiary of the Company that guarantees the New Senior Secured Notes, the New 2L Takeback Notes or the New Renesas 2L Takeback Convertible Notes (or any refinancing indebtedness in respect of the foregoing) at closing or thereafter shall also guarantee the New 2L Convertible Notes and (y) any assets of the Company or its subsidiaries that secures the New Senior Secured Notes, the New 2L Takeback Notes and/or the New Renesas 2L Takeback Convertible Notes (or any refinancing indebtedness in respect of the foregoing) shall also secure the New 2L Convertible Notes. [8]

•  Covenants: Substantially consistent with the New 2L Takeback Notes (except as noted in the lead-in to this section and for customary changes related to convertible notes); provided, for the avoidance of doubt, that any negative covenants shall not be more onerous than the negative covenants in the New Senior Secured Notes Indenture.

For the avoidance of doubt, the New 2L Convertible Notes shall in no event be senior or pari passu in lien priority (but not payment priority) to the New Senior Secured Notes.

The indenture governing the New 2L Convertible Notes shall allow for the implementation of the Contingent Consideration Term Sheet without any penalty or restriction on the Company.

New 2L Convertible Notes Rights Offering	Wolfspeed will conduct a rights offering (the “New 2L Convertible Notes Rights Offering”) subject to agreed rights offering procedures whereby all holders of Convertible Notes Claims shall be eligible to participate to subscribe for their Pro Rata Share of up to $301.13 million of New 2L Convertible Notes, at a purchase price of 91.3242% of the principal amount thereof (the “New 2L Convertible Notes Rights”); provided, however, (i) 20.0% of the New 2L Convertible Notes to be issued by Wolfspeed

[8]	Collateral securing the New 2L Convertible Notes will include the same real property as the Senior Secured Notes, but no title insurance or survey will be obtained in respect of such properties.

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pursuant to the New 2L Convertible Notes Rights Offering shall be reserved exclusively for the Initial Backstop Parties (the “Initial Backstop Parties’ Premium”), and (ii) 20.0% of the New 2L Convertible Notes to be issued by Wolfspeed pursuant to the New 2L Convertible Notes Rights Offering shall be reserved exclusively for the Backstop Parties (including, for the avoidance of doubt, the Initial Backstop Parties) (the “Backstop Holdback Allocation”). The New 2L Convertible Notes Rights Offering shall benefit to the fullest extent permitted by law from the exemption from registration provided by section 1145 of the Bankruptcy Code and to any extent any portion is not eligible for section 1145 treatment such uncovered portion shall be offered pursuant to Section 4(a)(2) of the Securities Act or another applicable exemption.

The New 2L Convertible Notes issued on account of New 2L Convertible Notes Rights that are eligible for the exemption from registration provided by section 1145 of the Bankruptcy Code as well as any New 2L Convertible Notes issued on account of the Backstop Premium (as well as the underlying shares of New Common Stock issuable upon the conversion of the foregoing) shall be exempt from the registration requirement of the Securities Act pursuant to section 1145 of the Bankruptcy Code, and to any extent any portion is not eligible for section 1145 treatment, such uncovered portion shall be issued pursuant to Section 4(a)(2) of the Securities Act or another applicable exemption. For avoidance of doubt, New 2L Convertible Notes issued for cash (as well as the underlying shares of New Common Stock), rather than principally in exchange for a claim against the Debtors and partly for cash, are not expected to be exempt from registration pursuant to section 1145 of the Bankruptcy Code.

Intercreditor Agreements

Wolfspeed, Wolfspeed Texas LLC, the Senior Secured Notes Trustee, and the trustees under the indentures governing the 2L Notes shall negotiate, and on the Plan Effective Date enter into, a customary silent second lien intercreditor agreement (the “1L/2L Intercreditor Agreement”), in form and substance reasonably acceptable to the Company, the Required Consenting Convertible Noteholders and Renesas, and acceptable to the Required Consenting Senior Secured Noteholders in their absolute discretion.

On the Plan Effective Date, Wolfspeed, and the trustees under the indentures governing the 2L Notes shall enter into a pari passu intercreditor agreement, in form and substance acceptable to the Company, Renesas, and the Required Consenting Convertible Noteholders (the “Pari Passu Intercreditor Agreement” and, together with the 1L/2L Intercreditor Agreement, the “Intercreditor Agreements”).

The Intercreditor Agreements shall provide that the trustee under the New Senior Secured Notes Indenture will hold any pledged collateral, deposit accounts, and securities accounts as gratuitous bailee or agent for the holders of the 2L Notes.

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New Common Stock

On the Plan Effective Date, Wolfspeed or the Reorganized Parent, as applicable, shall issue a voting class of common equity interests (the “New Common Stock”). Wolfspeed or the Reorganized Parent, as applicable, shall use commercially reasonable efforts to provide for the New Common Stock to be listed on the New York Stock Exchange (the “NYSE”) or the Nasdaq Stock Market (“NASDAQ”) on the Plan Effective Date, and if after the use of such efforts, Wolfspeed or the Reorganized Parent is unsuccessful, Wolfspeed or the Reorganized Parent shall use commercially reasonable efforts to provide for the New Common Stock to be regularly traded on an established securities market within the meaning of Treasury Regulation Section 1.897-1 and 1.897-9T on the Plan Effective Date or as soon as practicable thereafter.

To the fullest extent permitted under law, the New Common Stock issued pursuant to the Plan shall be issued pursuant to the exemption from registration provided by section 1145 of the Bankruptcy Code, except to the extent the recipient is an “underwriter” as defined in Section 1145(b) of the Bankruptcy Code, in which case the issuance thereto shall be pursuant to Section 4(a)(2) of the Securities Act or another applicable exemption. The Plan shall include language that to the extent any shares underlying the Contingent Additional Consideration are issued to a third party pursuant to section 4(a)(2) of the Securities Act, such issuances will be deemed approved by the Reorganized Parent’s stockholders for purposes of compliance with the rules of NYSE or NASDAQ, as applicable.

Renesas Warrants

On the Plan Effective Date, Wolfspeed shall issue warrants (the “Renesas Warrants”) to Renesas, including:

•  Warrant Shares: 5.0% of New Common Stock as of the Plan Effective Date assuming all New 2L Convertible Notes and New Renesas 2L Takeback Convertible Notes are treated as having converted into New Common Stock on such date, and not subject to dilution from MIP (as defined herein) or LTIP (as defined herein).

•  Expiration Date: 3 years from the Plan Effective Date; provided, that if the Regulatory Trigger Deadline occurs, the expiration date of the Renesas Warrants shall be automatically extended to 4 years from the Plan Effective Date.

•  Strike Price: The exercise price will be set at an assumed $2.25 billion As Converted Equity Value and the exercise price shall be subject to customary, mechanical anti-dilution  protections consistent with those used in broadly distributed warrants for a public company (and for avoidance of doubt, not including any “ratchet” or price-based anti-dilution provisions).

•  Covenants: Renesas shall be entitled to Black-Scholes protections for 2 years from the Plan Effective Date calculated assuming 35% volatility.

Additional Transaction Terms

Backstop Agreement	Certain holders in the Ad Hoc 26s/28s/29s Noteholder Group and the Ad Hoc Senior Secured Group (the “Backstop Parties”) will backstop 100.0% of the New 2L Convertible Notes, on the terms and in the amounts set forth

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in Exhibit 2 (the “Backstop Agreement”); provided, to be eligible to be a Backstop Party, such party must be an Initial Consenting Convertible Noteholder. In consideration for backstopping the New 2L Convertible Notes, the Backstop Parties shall receive a premium (the “Backstop Premium”) in the form of additional New 2L Convertible Notes equal to 11.0% of the purchase price of the New 2L Convertible Notes.

Renesas Contingent Additional Consideration	Any Contingent Additional Consideration that may be distributed to Renesas will be subject to and in accordance with the terms and conditions of the Contingent Consideration Term Sheet attached hereto as Exhibit 1. For the avoidance doubt, the Regulatory Approvals shall not be a condition precedent to the Plan Effective Date.

Investor Rights Agreement

The Investor Rights Agreement shall include, among other customary matters:

(1)   Renesas’ right to select one member of the board of the Reorganized Parent, subject to receipt of the Regulatory Approvals and Renesas holding in the aggregate in excess of 10% of the New Common Stock; and

(2)   Until January 1 following the later of the Plan Effective Date and the receipt of all Regulatory Approvals (the “Initial Limitation Period”), (i) Renesas shall not exercise voting rights attached to New Common Stock beneficially owned by Renesas representing more than 9.9% of the Aggregate Company Voting Power (defined below) (the “Voting Rights Limitation”) and (ii) any conversion or exercise of debt instruments into New Common Stock by Renesas shall be null and void and treated as if never made to the extent that, after giving effect to such conversion or exercise, Renesas would beneficially own New Common Stock, on a fully diluted basis, representing more than 39.9% of the Aggregate Company Voting Power immediately after giving effect to such conversion or exercise (the “Beneficial Ownership Limitation” and, together with the Voting Rights Limitation, the “Limitations”). Such Initial Limitation Period shall be automatically renewed for subsequent one (1) year periods (any such one (1) year period, a “Subsequent Limitation Period” and, together with the Initial Limitation Period, the “Limitation Periods”) unless Renesas provides signed written notice to the Reorganized Parent (email being sufficient) at least three (3) months prior to the expiration of any Limitation Period terminating the Limitations. Notwithstanding the foregoing, Renesas may terminate the Limitations at any time and without regard to any Limitation Period by signed written notice to the Reorganized Parent (email being sufficient) if the Reorganized Parent has submitted to its shareholders’ meeting a proposal of (i) any transaction that would lead to a change of control (the same meaning as a Change of Control under the CRD) of the Reorganized Parent, (ii) the issuance of any New Common Stock (or instruments convertible or exercisable into New Common Stock), (iii) any amendment to the Articles of Incorporation that would adversely affect any rights of Renesas and (iv) any other matters that could adversely affect any rights of Renesas. The “Aggregate Company Voting Power” means the aggregate voting

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power of the outstanding shares of the Reorganized Parent’s equity securities entitled to vote as a single class on general matters submitted to a vote at a meeting of the Reorganized Parent’s shareholders. If the Reorganized Parent proposes any share buyback, open market purchase or other transaction that would reduce the outstanding shares of the Reorganized Parent’s equity securities such that Renesas would exceed the Beneficial Ownership Limitation (a “Repurchase Event”), the Reorganized Parent shall promptly notify Renesas of such Repurchase Event.

Registration Rights Agreement	The Registration Rights Agreement shall include, among other customary matters, the registration rights provided for in the Contingent Consideration Term Sheet.

CFIUS Filing	The Company and Renesas will file a draft joint CFIUS notice as promptly as practicable following the Agreement Effective Date. The Company will allow at least 30 days from CFIUS’ acceptance of the formal CFIUS notice to expire before the Plan Effective Date.

Post Transaction Governance	The composition of the initial board of the Reorganized Parent (the “New Board”) shall be determined by a selection committee (the “Selection Committee”) comprised of (i) one member of the existing board of directors, (ii) the Chief Executive Officer, and (iii) three individuals from the Ad Hoc 26s/28s/29s Noteholder Group. The members of the Selection Committee shall work together in good faith and shall have ultimate decision-making responsibility for selecting the composition of the New Board by not later than the deadline to file the Plan Supplement (10 days before the confirmation hearing); provided, the Chief Executive Officer of the Reorganized Parent shall be a member of the New Board and Renesas shall be entitled to select one member of the New Board pending requisite Regulatory Approval. The Selection Committee shall (a) give due consideration for membership on the New Board to all existing members of the Wolfspeed Board that wish to serve on the New Board and (b) utilize the services of a board selection consultant selected by the Selection Committee and who shall report to the Selection Committee. The composition of the New Board shall comply with NYSE or NASDAQ requirements, as applicable, for public companies, and, for so long as Wolfspeed maintains a facility security clearance, the National Industrial Security Program Operating Manual Rule (32 C.F.R. Part 117), including implementation of an agreement with DCSA to mitigate foreign ownership, control or influence that may require the appointment of one independent, security-cleared DCSA-approved board directors for so long as Renesas holds the right to select one member of the New Board but, in any event, the Reorganized Parent shall provide Renesas no more than a 10% voting representation on the New Board by maintaining a sufficient number of its members.

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Management Incentive Plan	After the Plan Effective Date, the New Board shall adopt a management incentive plan (the “MIP”), which plan shall reserve for officers and other key employees of the Reorganized Parent of ten percent (10%) of New Common Stock as of the Plan Effective Date on a pro forma basis (assuming all New 2L Convertible Notes are treated as having converted into New Common Stock on such date, and is subject to dilution from the conversion of the New Renesas 2L Takeback Convertible Notes and exercise of the Renesas Warrants) with (i) a schedule of initial grants of New Common Stock equivalent to approximately $40 million in value (the “Initial MIP Grants”) for the senior leadership team and other key employees and (ii) an additional pool of New Common Stock equivalent to approximately $21 million in value to be held back for future grants (the “Initial MIP Reserve”). For the Initial MIP Grants, approximately $20 million in value (i.e., 50%) shall be converted into share-equivalents at Plan Equity Value and approximately $20 million in value (i.e., 50%) shall be converted into share-equivalents based on an equity value calculated using the 45-day VWAP of the New Common Stock following the Plan Effective Date or the first trading day of the New Common Stock following the date thereof; provided, for purposes of this section, “Plan Equity Value” shall mean the mid-point Reorganized Parent’s total enterprise value set forth in the Disclosure Statement, minus the sum of the Reorganized Parent’s net debt (calculated by subtracting total cash balance from total debt) incurred pursuant to the New Senior Secured Notes, New 2L Takeback Notes, and the New Renesas 2L Takeback Convertible Notes. Other than with respect to the Initial MIP Grants to the Company’s Chief Executive Officer and Chief Operating Officer, which shall be made consistent with the agreements previously entered into with each, all other terms of the MIP, including restricted stock unit and performance stock unit split, vesting schedules, allocations and performance metrics, shall be determined by the New Board; provided, that for the Initial MIP Grants, (i) performance stock units shall be capped at 70% of the Initial MIP Grants; (ii) with respect to performance stock vesting metrics, it shall be based on relative total shareholder return comparing (a) the stock performance of the Reorganized Parent from the 45-day VWAP of the New Common Stock following the Plan Effective Date or the first trading day of the New Common Stock following the date thereof to (b) the performance of a peer group approved by the New Board over the period; and (iii) restricted stock unit time-based vesting shall be no longer than four (4) years.

Long Term Incentive Plan

After the Plan Effective Date, Wolfspeed or the Reorganized Parent, as applicable, shall reserve an additional pool of shares to cover broader employee pool (the “LTIP”) for FY26 and FY27 LTIP (collectively not to exceed 5.0% of all issued and outstanding shares of New Common Stock, assuming all New 2L Convertible Notes are treated as having converted into New Common Stock, and subject to dilution from the conversion of the New Renesas 2L Takeback Convertible Notes and exercise of the Renesas Warrants):

•  FY26: New Common Stock equivalent to $26.6 million in value

•  FY27: New Common Stock equivalent to $27.5 million in value

All other terms of the LTIP, including vesting schedule and allocations, shall be determined by the New Board.

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Tax Matters	The Transactions shall be structured and implemented in a tax-efficient manner to the Company, and the tax structure shall be subject to the consent of the Company and the Required Consenting Creditors.

Definitive Documents	As provided in the Restructuring Support Agreement.

Treatment of Claims and Interests

Administrative Claims	On the Plan Effective Date, each holder of an Allowed Administrative Claim shall receive treatment in a manner consistent with section 1129(a)(9)(A) of the Bankruptcy Code.

Priority Tax Claims	On the Plan Effective Date, each holder of an Allowed Priority Tax Claim shall receive treatment in a manner consistent with section 1129(a)(9)(C) of the Bankruptcy Code.

Other Secured Claims

Except to the extent that a holder of an Other Secured Claim agrees to less favorable treatment of its Allowed Claim, in full and final satisfaction, settlement, release, and discharge and in exchange for each Allowed Other Secured Claim, on the Plan Effective Date, each holder of an Allowed Other Secured Claim shall receive, at the Debtors’ option, either (i) payment in full in Cash, (ii) delivery of the collateral securing its Allowed Other Secured Claim, (iii) Reinstatement of its Allowed Other Secured Claim, or (iv) such other treatment rendering its Allowed Other Secured Claim Unimpaired in accordance with section 1124 of the Bankruptcy Code.

Unimpaired; Presumed to Accept

Other Priority Claims

Except to the extent that a holder of an Other Priority Claim agrees to less favorable treatment of its Allowed Claim, in full and final satisfaction, settlement, release, and discharge and in exchange for each Allowed Other Priority Claim, on the Plan Effective Date, each holder of an Allowed Other Priority Claim shall receive treatment in a manner consistent with section 1129(a)(9) of the Bankruptcy Code.

Unimpaired; Presumed to Accept

Senior Secured Notes Claims

The Senior Secured Notes Claims shall be Allowed in an amount equal to the outstanding principal amount of the Senior Secured Notes plus all accrued and unpaid interest, fees, premiums, and all other obligations, amounts, and expenses arising under or in connection with the Amended SSN Indenture as of the Plan Effective Date, including, for the avoidance of doubt, the Make-Whole Amount (as defined in the Senior Secured Notes Indenture).

Except to the extent that a holder of a Senior Secured Notes Claim agrees to less favorable treatment of its Allowed Claim, in full and final satisfaction, settlement, release, and discharge and in exchange for each Senior Secured Notes Claim, on the Plan Effective Date, each holder of an Allowed Senior Secured Notes Claim shall receive its Pro Rata Share of:

(i) the New Senior Secured Notes;

(ii)  the Effective Date Cash Payment; and

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(iii) the Commitment Fee Amount to those Senior Secured Noteholders entitled thereto under the Additional Note Purchase Agreement; provided, that $5 million of such Commitment Fee Amount shall be held in escrow as part of the Contingent Additional Consideration, and released to those Senior Secured Noteholders entitled thereto no later than 5 business days after the Company and Renesas, as applicable, obtain Regulatory Approvals (as defined in the Restructuring Support Agreement) prior to a Regulatory Trigger Deadline (as defined in the Contingent Consideration Term Sheet).

Impaired; Entitled to Vote

Convertible Notes Claims

Except to the extent that a holder of a Convertible Notes Claim agrees to less favorable treatment of its Allowed Claim, in full and final satisfaction, settlement, release, and discharge and in exchange for each Allowed Convertible Notes Claim, on the Plan Effective Date, each holder of an Allowed Convertible Notes Claim shall receive its Pro Rata Share of the:

(i) New 2L Convertible Notes Rights (subject to the Initial Backstop Parties’ Premium and the Backstop Holdback Allocation);

(ii)  the New 2L Takeback Notes, and

(iii) 56.3%[9] of the New Common Stock (subject to dilution from, where applicable, the conversion of the New 2L Convertible Notes (including those issued on account of the Backstop Premium), the conversion of the New Renesas 2L Takeback Convertible Notes, MIP, LTIP, and the exercise of the Renesas Warrants).

Impaired; Entitled to Vote

Renesas Claims

In full and final satisfaction, settlement, release, and discharge of all Renesas Claims, Renesas shall receive in accordance with this Restructuring Term Sheet and the Contingent Consideration Term Sheet:

(i) the New Renesas 2L Takeback Convertible Notes;

(ii)  38.7%[10] of the New Common Stock as of the Plan Effective Date (subject to dilution from, where, applicable the conversion of the New 2L Convertible Notes (including those issued on account of the Backstop Premium), the conversion of the New Renesas 2L Takeback Convertible Notes, MIP, LTIP, and exercise of the Renesas Warrants);[11]

(iii) the Renesas Warrants; and

(iv) if applicable, the cash proceeds from the sale of New Common Stock (including, for the avoidance of doubt (x) the New Common Stock set forth in (i) above, (y) the New Common Stock underlying

[9]	Subject to adjustment based on final claims reconciliation as of the Petition Date.
[10]	Subject to adjustment based on final claims reconciliation as of the Petition Date.
[11]	For the avoidance of doubt, following the Plan Effective Date, Renesas’s ability to own or vote on account of its New Common Stock shall be governed by the limitations set forth herein.

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the New Renesas 2L Takeback Convertible Notes, and (z) the New Common Stock underlying the Renesas Warrants) as well as any interest paid on the New Renesas 2L Takeback Convertible Notes from the Plan Effective Date until such sale as well as any repayment made before such sale, and the Contingent Additional Consideration, all in accordance with the agreed terms of the Contingent Consideration Term Sheet.

Impaired; Entitled to Vote

General Unsecured Claims

In full and final satisfaction, settlement, release, and discharge and in exchange for each General Unsecured Claim, each holder of an Allowed General Unsecured Claim against a Debtor shall receive payment in full in cash on the Plan Effective Date or in the ordinary course of business in accordance with the terms and conditions of the particular transaction giving rise to such Allowed General Unsecured Claim.

Unimpaired; Presumed to Accept

Intercompany Claims

On the Plan Effective Date, Intercompany Claims shall be, at the option of the Debtors, either: (i) Reinstated; or (ii) set off, settled, distributed, contributed, merged, canceled, or released, in each case, in the discretion of the Debtors and with the consent of the Required Consenting Creditors.

Unimpaired; Presumed to Accept / Impaired; Deemed to Reject.

Intercompany Interests

On the Plan Effective Date, Intercompany Interests shall be, at the option of the Debtors, either: (i) Reinstated; or (ii) set off, settled, distributed, contributed, merged, canceled, or released, in each case, in the discretion of the Debtors and with the consent of the Required Consenting Creditors.

Unimpaired; Presumed to Accept / Impaired; Deemed to Reject.

Existing Equity Interests

Holders of Existing Equity Interests shall receive on the Plan Effective, subject to the Distribution Event (as defined in the Contingent Consideration Term Sheet), in full and final satisfaction of their Allowed Existing Equity Interest, their Pro Rata Share of 5.0% of the New Common Stock (the “Equity Recovery”) (subject to dilution from the conversion of the New 2L Convertible Notes (including those issued on account of the Backstop Premium), the conversion of the New Renesas 2L Takeback Convertible Notes, MIP, LTIP, and the exercise of the Renesas Warrants); provided, that, if the Distribution Event (as defined in the Contingent Consideration Term Sheet) occurs, the Equity Recovery shall be reduced from the above noted 5.0% to 3.0% of New Common Stock.

On the Plan Effective Date, all Existing Equity Interests and other Interests shall be cancelled, released, extinguished, and of no further force and effect.

Impaired; Deemed to Reject.

510(b) Claims

510(b) Claims shall be Unimpaired and shall, subject to treatment expressly set forth in the Plan with respect to such claim, continue in the ordinary course.

Unimpaired; Presumed to Accept; Impaired; Deemed to Reject.

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Other Terms
No Substantive Consolidation	There shall be no substantive consolidation of the Debtors or their estates.

510 Subordination	All subordination provided for in any prepetition agreements or pursuant to section 510 of the Bankruptcy Code shall be enforced and given their prepetition effect.

New Common Stock

Wolfspeed or such other entity as may be determined by the Debtors, with the consent of the Required Consenting Creditors, to be the Company’s new corporate parent (the “Reorganized Parent”) shall, on the Plan Effective Date, issue New Common Stock in accordance with the Plan.

Only parties to the Restructuring Support Agreement shall be entitled to registration rights.

Releases / Exculpation	Subject to the Company’s ongoing investigation into whether the Debtors’ estates hold any valuable and viable potential claims and causes of action against any of the Released Parties or Exculpated Parties, the Plan shall contain customary release and exculpation provisions, which shall include releases for the Released Parties and Exculpated Parties, as applicable.

Treatment of Executory Contracts and Unexpired Leases	The Plan shall provide that any executory contracts and unexpired leases that are not rejected as of the Plan Effective Date, either pursuant to the Plan or a separate motion, shall be deemed assumed by the Company; provided, that the rejection of any executory contracts or unexpired leases should be at the discretion of the Debtors with the consent of the Required Consenting Creditors.

Employee Compensation and Benefit Programs

The employment agreements and severance policies, and all employment, compensation and benefit plans, policies, workers’ compensation programs, savings plans, retirement plans, deferred compensation plans, healthcare plans, disability plans, severance plans, incentive plans, life and accidental and dismemberment insurance plans, and programs of the Company applicable to any of its employees and retirees, in each case existing as of the Plan Effective Date (collectively, the “Employee Plans”), shall be assumed (and assigned to the reorganized Company, if necessary).

For the avoidance of doubt, if an Employee Plan provides in part for an award or potential award of Interests or consideration based on the value of Interests that have not vested into Existing Equity Interests as of the Petition Date, such Employee Plan shall be assumed in all respects other than the provisions of such agreement relating to Interest awards.

Indemnification of Prepetition Directors, Officers, Managers, et al.	All indemnification obligations in place as of the Plan Effective Date (whether in the by-laws, certificates of incorporation or formation, limited liability company agreements, other organizational or formation documents, board resolutions, indemnification agreements, employment contracts, or otherwise) for the current and former directors, officers,

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managers, employees, attorneys, accountants, investment bankers, and other professionals of the Company shall be assumed and remain in full force and effect after the Plan Effective Date, and shall survive unimpaired and unaffected, irrespective of when such obligation arose, as applicable. To the extent necessary, the governance documents adopted as of the Plan Effective Date shall include provisions to give effect to the foregoing.

Director, Officer, Manager, and Employee Tail Coverage	On the Plan Effective Date, the Company shall be deemed to have assumed all unexpired directors’, managers’, and officers’ liability insurance policies (including any “tail policy” on terms no less favorable than the Company’s existing director, officer, manager, and employee coverage), and the Company shall obtain any insurer consents required to assume such policies.

Conditions Precedent to the Plan Effective Date

It shall be a condition to the Plan Effective Date that the following conditions shall have been satisfied or waived (in accordance with customary waiver provisions to be contained in the Plan and acceptable to the Required Consenting Creditors); provided, that the Plan Effective Date shall not occur prior to three (3) months from the Agreement Effective Date:

1.  The Restructuring Support Agreement shall not have been terminated and shall be in full force and effect;

2.  The Backstop Agreement shall not have been terminated (other than in connection with the consummation of the New 2L Convertible Notes Rights Offering), and the New 2L Convertible Notes Rights Offering shall have been consummated in accordance with the terms of the Backstop Agreement;

3.  The Bankruptcy Court shall have entered the Confirmation Order in form and substance consistent with and subject to the consent rights set forth in the Restructuring Support Agreement and the Confirmation Order shall have become a Final Order;

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4.  All documentation necessary for the issuance of the New Common Stock shall have been executed and delivered by the Reorganized Parent;

5.  The New Senior Secured Notes shall have been issued and the Senior Secured Notes shall have been cancelled;

6.  The Effective Date Redemption shall have been effectuated and the Effective Date Cash Payment shall have been paid in full in cash;

7.  The New 2L Takeback Notes, New Renesas 2L Takeback Convertible Notes, and New 2L Convertible Notes shall have been issued and the Convertible Notes shall have been cancelled;

8.  The New Common Stock shall have been issued;

9.  The Renesas Warrants shall have been issued;

10.  The Commitment Fee Amount shall have been paid in full in cash.

11.  All Restructuring Expenses (as defined below) shall have been paid in full in cash;

12.  The Definitive Documents shall (a) be consistent with the Restructuring Support Agreement and otherwise approved by the applicable parties thereto consistent with their respective consent and approval rights as set forth in the Restructuring Support Agreement, (b) have been executed or deemed executed and delivered by each party thereto, and any conditions precedent related thereto shall have been satisfied or waived by the applicable party or parties, and (c) be adopted on terms consistent with the Restructuring Support Agreement and this Restructuring Term Sheet; and

13.  All conditions set forth in the Definitive Documents shall have been satisfied or waived in accordance with their terms.

Case Milestones	As set forth in the Restructuring Support Agreement.

Restructuring Expenses	The Debtors shall pay all Restructuring Expenses, as set forth in the Restructuring Support Agreement (and subject to any limitations set forth therein).

Binding Nature	The terms of this Restructuring Term Sheet shall be set forth in Definitive Documentation in accordance with the Milestones set forth in the RSA, and shall be binding on the Company Parties, the Debtors, and the Reorganized Debtors, as applicable, including any and all successors, assigns, or trustees.

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Defined Terms

“510(b) Claims”	means any Claim against the Debtors that is subject to subordination under section 510(b) of the Bankruptcy Code, including any Claim arising out of or related to any agreement for the purchase or sale of securities of the Debtors or any of its affiliates or any agreements related or ancillary to such agreement for the purchase or sale of securities of the Debtors or any of its affiliates.

“Ad Hoc 26s/28s/29s Noteholder Group”	has the meaning set forth in the Restructuring Support Agreement.

“Ad Hoc 26s/28s/29s Noteholder Group Advisors”	has the meaning set forth in the Restructuring Support Agreement.

“Ad Hoc Senior Secured Group”	has the meaning set forth in the Restructuring Support Agreement.

“Ad Hoc Senior Secured Group Advisors”	has the meaning set forth in the Restructuring Support Agreement.

“Administrative Claim”	means a Claim for costs and expenses of administration of the Chapter 11 Cases pursuant to sections 503(b), 507(a)(2), 507(b), or 1114(e)(2) of the Bankruptcy Code, including: (i) the actual and necessary costs and expenses incurred on or after the Petition Date until and including the Plan Effective Date of preserving the Company’s estates and operating businesses, including fees and expenses Allowed by the Bankruptcy Court as compensation for services rendered or reimbursement of expenses incurred through and including the Plan Effective Date under sections 330, 331, 503(b)(2), 503(b)(3), 503(b)(4), or 503(b)(5) of the Bankruptcy Code; and (ii) all fees and charges assessed against the Estates pursuant to section 1930 of chapter 123 of title 28 of the United States Code. For the avoidance of doubt, the Backstop Premium shall be deemed an Administrative Claim.

“Allowed”	means, as to a Claim or an Interest, a Claim or an Interest allowed under the Plan, under the Bankruptcy Code, or by a Final Order, as applicable. For the avoidance of doubt, (i) there is no requirement to file a proof of claim (or move the Bankruptcy Court for allowance) to be an Allowed Claim under the Plan, and (ii) the Debtors may affirmatively deem unimpaired Claims Allowed to the same extent such Claims would be allowed under applicable nonbankruptcy law.

“As Converted Equity Value”	means the Reorganized Parent’s total enterprise value, minus the sum of the Reorganized Parent’s net debt (calculated by subtracting excess cash balance from total debt) incurred pursuant to the New Senior Secured Notes and New 2L Takeback Notes.

“Bankruptcy Court”	means the United States Bankruptcy Court for the Southern District of Texas.

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Defined Terms

“Chapter 11 Cases”	means voluntary cases of the Debtors under chapter 11 of the Bankruptcy Code.

“Claims”	means (i) a right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, or (ii) a right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured, each as set forth in section 101(5) of the Bankruptcy Code.

“Class”	means any group of Claims or Interests classified as set forth in Plan pursuant to sections 1122 and 1123(a)(1) of the Bankruptcy Code, consistent with classification set forth in the “Treatment of Claims and Interests” section of this Restructuring Term Sheet.

“Convertible Notes Claims”	means any Claim held by a holder of Convertible Notes, including accrued but unpaid interest thereon through the Petition Date.

“Eligible Holder”	means each holder of a Claim that is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act.

“Exculpated Parties”	means each of the following in their capacity as such and, in each case, to the maximum extent permitted by law: the Debtors and their estates.

“Existing Equity Interests”	means any common stock in Wolfspeed that is issued and outstanding as of the Petition Date.

“Final Order”	means, as applicable, an order or judgment of the Bankruptcy Court or other court of competent jurisdiction with respect to the relevant subject matter that has not been reversed, stayed, modified, or amended, and as to which the time to appeal or seek certiorari has expired and no appeal or petition for certiorari has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been or may be filed has been resolved by the highest court to which the order or judgment could be appealed or from which certiorari could be sought or a new trial, reargument or rehearing shall have been denied, resulted in no modification of such order, or has otherwise been dismissed with prejudice.

“General Unsecured Claim”	means any prepetition Claim against the Debtors, including any Claim held by a trade creditor or employee, that is not an Administrative Claim, Priority Tax Claim, Other Secured Claim, Other Priority Claim, Senior Secured Notes Claims, Convertible Notes Claim, Renesas Claim, or Intercompany Claim, or a Claim that is secured, subordinated, or entitled to priority under the Bankruptcy Code, or other Claim paid in full prior to the Plan Effective Date pursuant to a Final Order of the Bankruptcy Court.

“Governmental Unit”	means any governmental unit, as defined in section 101(27) of the Bankruptcy Code.

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Defined Terms

“Impaired”	means “impaired” within the meaning of section 1124 of the Bankruptcy Code.

“Initial Backstop Parties”	means certain of the Backstop Parties as agreed among the Ad Hoc 26s/28s/29s Noteholder Group.

“Intercompany Claims”	means any Claim against a Company Party held by another Company Party.

“Intercompany Interests”	means any Interest in a Company Party held by another Company Party.

“Interest”	means any equity security (as defined in section 101(16) of the Bankruptcy Code) of the Debtors, including all shares (or any class thereof), common stock, preferred stock, limited liability company interests, membership interests, and any other equity, ownership, or profits interests of any Debtor, and options, warrants, rights, stock appreciation rights, phantom units, incentives, commitments, calls, redemption rights, repurchase rights, or other securities or arrangements, whether fully vested or vesting in the future, to acquire or subscribe for, or which are convertible into, or exercisable or exchangeable for the shares (or any class thereof) of, common stock, preferred stock, limited liability company interests, membership interests, or any other equity, ownership, or profits interests of any Debtor (in each case whether or not arising under or in connection with any employment agreement), excluding, for the avoidance of doubt, convertible debt securities.

“Other Priority Claim”	means any Claim other than an Administrative Claim or a Priority Tax Claim entitled to priority in right of payment under section 507(a) of the Bankruptcy Code.

“Other Secured Claim”	means any secured claim that is not a Senior Secured Notes Claim.

“Petition Date”	means the date the Debtors’ Chapter 11 Cases commence.

“Plan”	means the joint plan of reorganization filed by the Debtors under chapter 11 of the Bankruptcy Code that embodies the Transactions, including all exhibits, annexes, schedules, and supplements thereto, each as may be amended, supplemented, or modified from time to time in accordance with the terms of the Restructuring Support Agreement.

“Plan Effective Date”	means the date on which all conditions to consummation of the Plan have been satisfied in full or waived, in accordance with the terms of the Plan, and the Plan becomes effective.

“Priority Tax Claim”	means any Claim of a Governmental Unit of the kind specified in section 507(a)(8) of the Bankruptcy Code.

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Defined Terms

“Pro Rata Share”	means, with respect to any distribution on account of an Allowed Claim or Interest, a distribution equal in amount to the ratio (expressed as a percentage) that the amount of such Allowed Claim or Interest, as applicable, bears to the aggregate amount of all Allowed Claims or Interests, as applicable, in all Classes participating in such distribution.

“Reinstatement or Reinstated”	means, with respect to Claims and Interests, that the Claim or Interest shall be rendered unimpaired in accordance with section 1124 of the Bankruptcy Code.

“Related Parties”	means with respect to a Person, that Person’s current and former affiliates, and such Person’s and its current and former affiliates’ current and former directors, managers, officers, equity holders (regardless of whether such interests are held directly or indirectly), affiliated investment funds or investment vehicles, predecessors, participants, successors, and assigns, subsidiaries, and each of their respective current and former equity holders, officers, directors, managers, principals, members, employees, agents, fiduciaries, trustees, advisory board members, financial advisors, limited partners, general partners, attorneys, accountants, managed accounts or funds, management companies, fund advisors, investment bankers, consultants, investment managers, investment advisors, representatives, and other professionals, and such Person’s respective heirs, executors, estates, and nominees, each in their capacity as such.

“Released Parties”	means, collectively, each of: (i) the Debtors; (ii) the Reorganized Debtors; (iii) Consenting Senior Secured Noteholders, (iv) Consenting Convertible Noteholders, (v) the Senior Secured Notes Trustee, (vi) Renesas; (vii) the Backstop Parties and Initial Backstop Parties; and (viii) with respect to each of the foregoing persons in clauses (i) through (vii), all Related Parties. Notwithstanding the foregoing, any Person that opts out of the releases set forth in the Plan shall not be deemed a Released Party thereunder.

“Releasing Parties”	means collectively, each of, and in each case solely in their capacity as such: (i) the Debtors; (ii) the Reorganized Debtors; (iii) Consenting Senior Secured Noteholders; (iv) Consenting Convertible Noteholders; (v) Renesas; (vi) the Released Parties; (vii) each Related Party to each Entity in clauses (i) through (vi) solely to the extent each entity in clauses (i) through (vi) is legally entitled under applicable law to bind such Related Party to the Releases contained in the Restructuring Support Agreement, Restructuring Term Sheet, or the Plan; (viii) the holders of all Claims or Interests that vote to accept the Plan; (ix) the holders of all Claims or Interests whose vote to accept or reject the Plan is solicited but that do not vote either to accept or to reject the Plan and do not opt out of granting the releases set forth therein; (x) the holders of all Claims or Interests that vote, or are deemed, to reject the Plan or that are presumed to accept the Plan but do not opt out of granting the releases set forth therein; and (xi) the holders of all Claims and Interests and all other beneficial owners that were given notice of the opportunity to opt out of granting the releases set forth herein but did not opt out; provided, however, that any Related Parties of any Consenting Creditor, including any separate branch, trading desk, fund and/or business group of a Consenting Creditor) shall not be deemed to be Releasing Parties themselves, unless such Related Party has itself signed the Restructuring Support Agreement.

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Defined Terms

“Renesas”	means Renesas Electronics America Inc., a subsidiary of Renesas Electronic Corporation, in its capacity as a holder of Renesas Claims.

“Renesas Advisors”	has the meaning set forth in the Restructuring Support Agreement.

“Renesas Claims”	means any Claim held by Renesas.

“Reorganized Debtors”	means a Debtor, or any successor or assignee thereto, by merger, consolidation, reorganization, or otherwise, in the form of a corporation, limited liability company, partnership, or other form, as the case may be, on and after the Plan Effective Date.

“Restructuring Expenses”	has the meaning set forth in the Restructuring Support Agreement.

“Senior Secured Notes Claims”	has the meaning set forth in the Restructuring Support Agreement.

“Unimpaired”	means, with respect to a Class of Claims or Interests, a Class of Claims or Interests that is unimpaired within the meaning of section 1124 of the Bankruptcy Code.

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Exhibit 1

Contingent Consideration Term Sheet

WOLFSPEED, INC., ET AL.

CONTINGENT CONSIDERATION TERM SHEET

June 22, 2025

This Contingent Consideration Term Sheet (this “Contingent Consideration Term Sheet”) summarizes the principal terms and conditions of treatment to Renesas in connection with post-Plan Effective Date Regulatory Approvals required by Renesas or the Company Parties relating to the Transactions and Restructuring Support Agreement (together with the exhibits and schedules attached to such agreement, including the Restructuring Term Sheet and this Contingent Consideration Term Sheet, each as may be amended, restated, supplemented, or otherwise modified from time to time in accordance with the terms thereof, the “RSA”).1

THIS CONTINGENT CONSIDERATION TERM SHEET IS NEITHER AN OFFER WITH RESPECT TO ANY SECURITIES NOR A SOLICITATION OF ACCEPTANCES OF A CHAPTER 11 PLAN WITHIN THE MEANING OF SECTION 1125 OF THE BANKRUPTCY CODE. ANY SUCH OFFER OR SOLICITATION WILL COMPLY WITH ALL APPLICABLE SECURITIES LAWS AND/OR PROVISIONS OF THE BANKRUPTCY CODE. NOTHING CONTAINED IN THIS CONTINGENT CONSIDERATION TERM SHEET SHALL BE AN ADMISSION OF FACT OR LIABILITY. THIS CONTINGENT CONSIDERATION TERM SHEET DOES NOT ADDRESS ALL TERMS THAT WOULD BE REQUIRED IN CONNECTION WITH THE PROPOSED RESTRUCTURING TRANSACTIONS OR THAT WILL BE SET FORTH IN THE DEFINITIVE DOCUMENTATION.

Without limiting the generality of the foregoing, this Contingent Consideration Term Sheet and the undertakings contemplated herein are subject in all respects to the negotiation, execution, and delivery of definitive documentation acceptable to the Company Parties and Renesas, as applicable, in accordance with the consent rights set forth herein and in the RSA. The regulatory, tax, accounting, and other legal and financial matters and effects related to the Transactions and any related restructuring or similar transaction have not been fully evaluated and any such evaluation may affect the terms and structure of any Transactions.

This Contingent Consideration Term Sheet is proffered in the nature of a settlement proposal in furtherance of settlement discussions. Accordingly, this Contingent Consideration Term Sheet and the information contained herein are entitled to protection from any use or disclosure to any party or person pursuant to Rule 408 of the Federal Rules of Evidence and any other applicable rule, statute, or doctrine of similar import protecting the use or disclosure of confidential settlement discussions.

[1]	Terms used but not defined herein shall have the meanings ascribed to them elsewhere in this Contingent Consideration Term Sheet, the Restructuring Term Sheet, or the RSA, as applicable.

Term Sheet
Regulatory Approvals	The Debtors, Reorganized Debtors, and Renesas, as applicable, shall use best efforts to provide any necessary or desirable diligence, including all screening diligence questions, and file all Regulatory Approvals. The Company Parties and Renesas shall take all commercially reasonable actions necessary to obtain the Regulatory Approvals, including taking all commercially reasonable actions in response to applicable regulatory authority requests of the Company Parties and/or Renesas in accordance with the RSA, until the earlier of (i) a good faith agreement between the Company Parties and Renesas that it is more likely than not that the Regulatory Approvals will not be obtained, (ii) two (2) years from the Plan Effective Date; provided, if upon two (2) years from the Plan Effective Date the Company Parties and Renesas agree, in good faith, that Regulatory Approval is more likely than not to be obtained prior to three (3) years from the Plan Effective Date, then upon three (3) years from the Plan Effective Date (the “Regulatory Trigger Deadline”), or (iii) the Company Parties and Renesas shall have received all Regulatory Approvals; provided that nothing in subsections (i) to (iii) shall be interpreted to alter the standards of effort set forth in the Agreement. With respect to costs incurred by Renesas in connection with obtaining the Regulatory Approvals, the Definitive Documentation shall provide that the Company Parties shall pay the reasonable and documented fees and expenses of the Renesas Advisors incurred in connection with securing the Regulatory Approvals prior to receiving all Regulatory Approvals or the Regulatory Trigger Deadline. For the avoidance of doubt, to the extent Renesas obtains all Regulatory Approvals prior to the date of the Regulatory Trigger Deadline, the Regulatory Trigger Deadline shall be deemed not to have occurred.

Consideration

Renesas shall, on the Plan Effective Date, receive the consideration set forth in the Restructuring Term Sheet as described therein (the “Base Consideration”).

Provided, however, that if, on the Plan Effective Date, Renesas has not obtained the Regulatory Approvals (the “Distribution Event”), the Plan shall account for the following incremental consideration (the “Contingent Additional Consideration”), in addition to Renesas’s right to the Base Consideration or proceeds from the sale of the Base Consideration (subject to the treatment herein):

•  $15 million of cash (the “Contingent Cash”), which is to be held in escrow on terms reasonably satisfactory to Renesas, the Consenting Senior Secured Noteholders, and the Company, and at the Company’s expense until the Regulatory Trigger Deadline;

•  $15 million of incremental New 2L Takeback Notes (“Incremental New 2L Takeback Notes”);

•  2.0% of New Common Stock as of the Plan Effective Date (the “Contingent Shares”), which shall be subject to dilution from the conversion of the New 2L Convertible Notes, the conversion of the New Renesas 2L Takeback Convertible Notes, the MIP, the LTIP, and the exercise of the Renesas Warrants; and

•  the Renesas Warrants Term Extension (which shall only become effective as of the Regulatory Trigger Deadline).

The Contingent Additional Consideration shall, as applicable, be issued and effectuated in the manner described opposite the heading “Treatment of Base Consideration and Contingent Additional Consideration” below and subject to the terms and conditions of the RSA and this Contingent Consideration Term Sheet.

Release of Contingent Additional Consideration

•  If the Regulatory Trigger Deadline occurs, Renesas shall be entitled to the Contingent Additional Consideration in full (including, without limitation, its rights to proceeds), as applicable. At such time, the Contingent Cash shall immediately be released to Renesas in full from escrow, the Incremental New 2L Takeback Notes shall be issued to Renesas, the Renesas Warrants Term Extension become effective, and the Contingent Shares (or economic entitlement to such Contingent Shares) shall be subject to and distributed through the ELOC/ATM Programs (as defined below) and Registered Primary Offerings (as defined below).

•  If, prior to the Regulatory Trigger Deadline, Renesas obtains all Regulatory Approvals, the Contingent Additional Consideration shall be distributed as follows:

•  $10 million of the Contingent Cash shall be remitted to or retained by Wolfspeed;

•  $5 million of the Contingent Cash to those Senior Secured Noteholders entitled thereto under the Note Purchase Agreement (on account of the Commitment Fee Amount), which shall be released no later than five (5) Business Days after the Regulatory Approvals have been obtained;

•  The Incremental New 2L Takeback Notes shall not be issued;

•  The Contingent Shares shall be distributed to the holders of Existing Equity Interests; and

•  The Renesas Warrants Term Extension shall not be implemented.

Treatment of Base Consideration and Contingent Additional Consideration

To the maximum extent permitted by law, the issuance and/or authorization of the Base Consideration (including the issuance of New Renesas 2L Takeback Convertible Notes to Renesas) and, if applicable, Contingent Additional Consideration shall be effective as of the Plan Effective Date, and issued pursuant to Section 1145 of the Bankruptcy Code.

Upon receipt of certification of all Regulatory Approvals or written confirmation by Renesas’s authorized representative of the granting of such Regulatory Approvals from the applicable regulatory authorities (where such certifications are not issued by the applicable regulatory authorities) for Renesas, the Company shall immediately issue directly to Renesas (i) all

Base Consideration not previously distributed to Renesas, less any portions of the Base Consideration in respect of which Renesas has received Sale Proceeds (as defined below) pursuant to the ELOC/ATM Programs and Registered Primary Offerings, in accordance with the Plan and Confirmation Order (“Renesas Base Distribution Date”), and, to the extent occurring after the Regulatory Trigger Deadline has occurred, (ii) the Contingent Additional Consideration, less any portions of the Contingent Additional Consideration in respect of which Renesas has received Sale Proceeds pursuant to the ELOC/ATM Programs and Registered Primary Offerings, in accordance with the Plan and Confirmation Order. Upon such date, and subject to the foregoing, the Contingent Additional Consideration shall be released pursuant to the terms of “Release of Contingent Additional Consideration” as set forth above.

•  For the avoidance of doubt, (i) all Renesas Warrants shall be issued and exercisable into New Common Stock at such time or later date in accordance with the terms thereof, (ii) all New Renesas 2L Takeback Convertible Notes shall be convertible into New Common Stock at such time or later date in accordance with the terms thereof, and (iii) any Reserve Shares (as defined below) that would be issued as a result of the conversion of any New Renesas 2L Takeback Convertible Notes or exercise of the Renesas Warrants would not be transferred to Renesas pending such conversion or exercise in accordance with the terms of the respective instruments, while the number of Reserve Shares already converted from the New Renesas 2L Takeback Convertible Notes or exercised by the Renesas Warrants shall be transferred to Renesas (unless those have been sold according to a Direction Letter as defined below).

•  The board seat reserved for the individual Renesas designates to sit on the board of directors of the Reorganized Parent shall be immediately filled by such individual in accordance with the Reorganized Parent’s corporate governance documents, and in accordance with the Restructuring Term Sheet. The individual appointed by Renesas shall serve as a member of the board of directors of the Reorganized Parent.

Reserve Shares and Sales Agent	The Plan, the Confirmation Order, and the Renesas Contingent Documentation (as defined below) shall provide that, if the Plan Effective Date occurs prior to Renesas receiving Regulatory Approvals, the Reorganized Parent shall enter into an agreement on the Plan Effective Date with Renesas, granting Renesas designation rights regarding the disposition of, and right to cash proceeds from the disposition of, the Base Consideration and, if applicable, Contingent Additional Consideration after the Regulatory Trigger Deadline (together with any ancillary related documentation, the “Disposition Agreement”). Pursuant to the Disposition Agreement, the Reorganized Parent shall create an equity line of credit on the Plan Effective Date (or on the date that is nineteen (19) weeks after the Plan Effective Date if all Regulatory Approvals, other than CFIUS approval or the Additional Approvals, have been obtained) and, once the Reorganized Parent is eligible to use Form S-3, create an “at the market” offering program (collectively, the

“ELOC/ATM Programs”) to facilitate the sale of Reserve Shares (as defined below), and the Reorganized Parent shall (a) make all necessary registration and regulatory filings to establish and maintain the programs, and (b) enter into all documentation reasonably necessary to establish and maintain such programs on the Plan Effective Date, including, without limitation, to (i) cause the Reorganized Parent’s legal and accounting advisors to provide the necessary legal opinions and comfort letters as is necessary or customary to enter into and execute trades under the ELOC/ATM Programs and (ii) provide materials responsive to customary due diligence requests (collectively, such documentation, including the Disposition Agreement, the Registration Rights Agreement, and any documentation related to the ELOC/ATM Programs or any Registered Primary Offerings, the “Renesas Contingent Documentation”). The Renesas Contingent Documentation shall (i) be entered into on the Plan Effective Date (effective on the date that is nineteen (19) weeks after the Plan Effective Date if all Regulatory Approvals, other than CFIUS approval or the Additional Approvals, have been obtained) and (ii) provide for the retention and onboarding of the Sales Agent (as defined below) as of the Plan Effective Date (or the date that is nineteen (19) weeks after the Plan Effective Date if all Regulatory Approvals, other than CFIUS approval or the Additional Approvals, have been obtained).

On the Plan Effective Date, the Company shall reserve on its books and records New Common Stock for issuance in an amount equal to the number of Consideration Shares, the number of shares into which the New Renesas 2L Takeback Convertible Notes may be converted as if they had a conversion feature in accordance with the Restructuring Term Sheet as of the Plan Effective Date (the “Notes Consideration Shares”), and the number of shares into which the Renesas Warrants may be exercised for as if they had been issued in accordance with the Restructuring Term Sheet on the Plan Effective Date (the “Warrant Consideration Shares,” and collectively with the Consideration Shares and the Notes Consideration Shares, the “Reserve Shares”).

Pursuant to the Disposition Agreement and other Renesas Contingent Documentation and the ELOC/ATM Programs, Renesas may issue direction letters (each a “Direction Letter”) to the Reorganized Parent exercising its right (i) to designate Reserve Shares for issuance and sale and to receive cash proceeds from the sale of the Reserve Shares and (ii) to direct the Reorganized Parent to instruct the sales agent administering the ELOC/ATM Programs or underwriter(s) for any Registered Primary Offerings (in any case, the “Sales Agent”) to sell part or all of the Reserve Shares. For the avoidance of doubt, the Direction Letter shall specify, among other things, (i) the number of the Reserve Shares to be issued and the portion of the Consideration Shares, the Warrant Consideration Shares or the Notes Consideration Shares to which such Direction Letter relates, (ii) whether such sales are conducted through the ELOC/ATM Programs or Registered Primary Offerings, and (iii) may specify the minimum price at which any sale of such Reserve Shares by the Sales Agent may be executed.

Upon delivery of a Direction Letter to the Reorganized Parent, the Reorganized Parent shall (i) promptly notify and direct the Sales Agent to sell such Reserve Shares, including by providing the Sales Agent with the applicable direction letter and other customary documentation needed by the Sales Agent to effectuate the sale transaction, and (ii) issue the required Reserve Shares to the Sales Agent in accordance with the procedures set forth in this Contingent Consideration Term Sheet and the Renesas Contingent Documentation in connection with the Sales Agent consummating such sale transaction (the cash proceeds from such sale transaction, the “Sale Proceeds”). All Sale Proceeds shall be promptly remitted directly to Renesas without any reduction, set-off, or any other deductions other than the Sales Agent’s commission or discounts. Upon remittance of the Sale Proceeds to Renesas, Renesas’s entitlement to the Base Consideration and, if applicable after the Regulatory Trigger Deadline, the Contingent Additional Consideration (including any cash proceeds from the applicable portion therefrom and any Reserve Shares related thereto) shall be reduced accordingly, including (i) principal amount of the New Renesas 2L Takeback Convertible Notes, if applicable, shall be reduced by the applicable amounts that are deemed to have been converted and (ii) number of shares into which the Renesas Warrants are exercisable, if applicable, shall also be reduced by the applicable amount of Warrant Consideration Shares so sold, if any.

Any sales under the ELOC/ATM Programs and Registered Primary Offerings shall be subject to market conditions, applicable laws, and customary quarterly blackout rights, and shall only take place during open trading window periods under Reorganized Parent’s insider trading policy. Reorganized Parent reserves the right to impose up to two (2) blackout periods for an aggregate of up to ninety (90) days in any twelve (12) month period when it is in possession of material non-public information during which sales under the ELOC/ATM Programs or Registered Primary Offerings shall not be permitted, if sales under the ELOC/ATM Programs or Registered Primary Offerings would have a detrimental impact on alternate transactions (including, but not limited to, merger, acquisition or offering transactions) being contemplated by Reorganized Parent or if Reorganized Parent reasonably believes it would require disclosure that would meaningfully interfere with an alternate company transaction or otherwise cause meaningful harm to Reorganized Parent. For the avoidance of doubt, Renesas shall have the right to demand the filing of a draft registration statement related to any Primary Registration Statement during any blackout period; provided that the Company shall not be required to publicly file such Primary Registration Statement until the day following the expiration of such blackout period. In addition, Renesas agrees not to use the ELOC/ATM Programs or Registered Primary Offerings, and to be locked up (for a customary period not longer than the lock-up period imposed on the Reorganized Parent), in connection with any underwritten offering being conducted by Reorganized Parent for its own account or for the account of any other person, in each case even if it does not participate in such underwritten offering, subject to the following: (i) Renesas’s ability to have customary piggyback rights on any underwritten offering proposed by the Reorganized Parent and (ii) that such lock-up requirement shall no longer apply when Renesas owns less than 10% of the New Common Stock on a fully diluted basis and Renesas no longer has a director on the board of directors of Reorganized Parent.

In connection with the ELOC/ATM Programs, Reorganized Parent shall bear all administrative and registration costs, including Reorganized Parent’s legal and accounting fees, and Renesas shall bear any and all agent’s, banks’ or underwriters’ underwriting, private placement, structuring or other fees (including discounts and commissions, but excluding, for the avoidance of doubt, any legal fees of the Sales Agent(s) administering the ELOC/ATM Programs), as well as Renesas financial, legal and other Renesas advisor fees.

The “ELOC/ATM Programs Termination Date” for the ELOC/ATM Programs shall be five (5) Business Days after the earlier of (i) the Renesas Base Distribution Date, (ii) the disposition of all properties related to the Base Consideration and, if applicable, Contingent Additional Consideration subject to the Renesas Contingent Documentation, and (iii) ten (10) years from the Plan Effective Date provided, that the Renesas Contingent Documentation shall provide for a reasonable period of winddown upon each such event (if necessary).

Upon the ELOC/ATM Programs Termination Date, Renesas shall receive the remaining Base Consideration and, if applicable, the Contingent Additional Consideration, not previously distributed to Renesas, less any portions of the Base Consideration and, if applicable, the Contingent Additional Consideration, in respect of which Renesas has received Sale Proceeds pursuant to the ELOC/ATM Programs and Registered Primary Offerings.

For the avoidance of doubt, in no event shall Renesas be entitled to, or have designation rights to direct the sale or disposition of or the realization of proceeds from, Reserve Shares representing the Contingent Shares or Consideration Shares representing the Contingent Shares, in each case until Renesas is entitled to the Contingent Additional Consideration due to the occurrence of the Regulatory Trigger Deadline.

Notes and Warrants

If Renesas exercises its designation right in respect of any New Renesas 2L Takeback Convertible Notes, then upon the Sales Agent remitting the Sale Proceeds therefrom to Renesas, the Reorganized Parent shall be deemed to have settled in cash that portion of the designated New Renesas 2L Takeback Convertible Notes as provided for in the Direction Letter. On or prior to the expiration of the conversion rights described in the Restructuring Term Sheet, Renesas will have the option to deliver a Direction Letter instructing the Reorganized Parent to reduce the principal amount of the New Renesas 2L Takeback Convertible Notes according to their terms for conversion. For the avoidance of doubt, the Reserve Shares that were underlying the New Renesas 2L Takeback Convertible Notes that were eligible for sale shall remain eligible for sale following such conversion.

On or prior to the expiration of the exercise rights described in the Restructuring Term Sheet, Renesas will have the option to deliver a Direction Letter instructing the Reorganized Parent to reduce the number of Renesas Warrants Renesas would be entitled to receive on the Renesas Base Distribution Date outstanding. For the avoidance of doubt, the Reserve Shares that were underlying the Renesas Warrants that were eligible for sale shall remain eligible for sale following such exercise.

Primary Registration Rights

Prior to receipt of certification of all applicable Regulatory Approvals or written confirmation (if such certifications are not issued by the authorities) for Renesas, the Registration Rights Agreement will provide that Renesas may require the Reorganized Parent to, among other things, file a registration statement (the “Primary Registration Statement”) no later than thirty (30) days following a written request by Renesas to conduct registered offerings on a primary basis (“Registered Primary Offerings”) and pay the proceeds of such Registered Primary Offerings directly to Renesas; provided that if all Regulatory Approvals, other than CFIUS approval or the Additional Approvals, have been obtained, Renesas shall not have the ability to exercise the right to require the Reorganized Parent to file a Primary Registration Statement to conduct a Registered Primary Offering until nineteen (19) weeks after the Plan Effective Date. Renesas reserves the right to cancel a Registered Primary Offering. Upon remittance of such proceeds to Renesas, Renesas’s entitlement to cash proceeds from the sale of the Reserve Shares or the New Renesas 2L Takeback Convertible Notes or Renesas Warrants (or Reserve Shares underlying the New Renesas 2L Takeback Convertible Notes and Renesas Warrants) shall be reduced or cancelled (as applicable) by the amount of sold or disposed of Reserve Shares (and with respect to the New Renesas 2L Takeback Convertible Notes, the principal amount shall be reduced by the amount of the New Renesas 2L Takeback Convertible Notes that are deemed to have been converted). For the avoidance of doubt, all proceeds shall be remitted directly to Renesas without any reduction, set-off, or any other deductions other than the Sales Agent’s commission.

There shall be customary piggyback rights, including that (i) any Renesas-initiated offering shall have priority over sales by the Reorganized Parent with respect to such offering and (ii) any Reorganized Parent-initiated offering shall have priority over sales by Renesas with respect to such offering. Except as described herein, the Reorganized Parent will agree not to grant any other person senior or conflicting shelf, demand or piggyback registration rights.

The Reorganized Parent shall, (a) at its sole cost and expense, make all necessary registration and regulatory filings to establish and maintain the Primary Registration Statement (either Form S-1 or Form S-3, hereinafter the same) to conduct Registered Primary Offerings, (b) enter into all documentation reasonably necessary to establish and maintain the Primary Registration Statement, (c) cause the Reorganized Parent’s legal and accounting advisors to provide the necessary legal opinions and comfort letters as is necessary to conduct Registered Primary Offerings, and (d) provide materials responsive to customary due diligence requests.

Renesas shall have the right to demand up to one (1) Registered Primary Offering in any twelve-month period; provided, however, upon the Reorganized Parent becoming Form S-3 eligible, Renesas shall have the right to demand up to two (2) Registered Primary Offerings in any twelve-month period.

In connection with the registration rights under the Registration Rights Agreement, Reorganized Parent shall bear all administrative and registration costs, including Reorganized Parent’s legal and accounting fees, and Renesas shall bear any and all agent’s, banks’ or underwriters’ underwriting, private placement, structuring or other fees (including discounts and commissions but excluding, for the avoidance of doubt, the legal fees of the Sales Agent(s) and the filing fees in connection with the review by the Financial Industry Regulatory Authority, Inc., if applicable), as well as Renesas financial, legal and other Renesas advisor fees.

The registration rights under Registration Rights Agreement with respect to Registered Primary Offerings will terminate on the Renesas Base Distribution Date.

For the avoidance of doubt, in no event shall Renesas be entitled to include in any such Registered Primary Offering shares on account of Reserve Shares representing the Contingent Shares or the Consideration Shares representing Contingent Shares, in each case until Renesas is entitled to the Contingent Additional Consideration due to the occurrence of the Regulatory Trigger Deadline.

Resale Registration Rights

With respect to the Reorganized Parent’s new equity shares, the Reorganized Parent shall provide Renesas with customary resale registration rights with respect to the Consideration Shares (and as applicable, the New Common Stock underlying the New Renesas 2L Takeback Convertible Notes or the Renesas Warrants) issued to Renesas pursuant to the Plan and the RSA, pursuant to the Registration Rights Agreement which shall be in form and substance reasonably acceptable to Renesas and the Required Consenting Convertible Noteholders and shall be effective as of the Plan Effective Date, and which shall include standard terms, including, without limitation, the following:

•  Shelf registration statement for secondary offering covering the Consideration Shares (and as applicable, the New Common Stock underlying the New Renesas 2L Takeback Convertible Notes or the Renesas Warrants) issued to Renesas pursuant to the Plan and the RSA and the registrable securities of the Consenting Convertible Noteholders to be filed no later than thirty (30) days following the Plan Effective Date (with respect to the registrable securities of the Consenting Convertible Noteholders) or the Renesas Base Distribution Date (if applicable);

•  Shelf registration statement to be effective until such earlier time at which each of Renesas and each Consenting Convertible Noteholder party to the Registration Rights Agreement (inclusive of their respective affiliates), respectively, (A) beneficially owns an amount of equity securities of the Reorganized Parent not in excess of a customary threshold for termination of registration rights to be reasonably agreed among Renesas, the Consenting Convertible Noteholders and Reorganized Parent and (B) can sell all securities held by it (i) in compliance with Rule 144(b)(1)(i) under the Securities Act or (ii) in any three (3) month period without registration in compliance with Rule 144 under the Securities Act;

•  The conversion of a Form S-1 shelf to a Form S-3 shelf once the Reorganized Parent is Form S-3 eligible;

•  Renesas’s ability to demand underwritten offerings or underwritten block trades (collectively, the “Registered Secondary Offerings”) for the secondary sale of New Common Stock (and as applicable, the New Common Stock underlying the New Renesas 2L Takeback Convertible Notes or the Renesas Warrants) issued to Renesas pursuant to the Plan and the RSA; provided that Renesas may not demand more than three (3) underwritten offerings or underwritten block trades in any twelve (12) month period;

•  Registered Secondary Offerings shall be subject to market conditions, applicable laws, and customary quarterly blackout rights, and shall only take place during open trading window periods under Reorganized Parent’s insider trading policy. Reorganized Parent reserves the right to impose up to two (2) blackout periods for an aggregate of up to ninety (90) days in any twelve (12) month period when it is in possession of material non-public information during which Registered Secondary Offerings shall not be permitted, if such Registered Secondary Offerings would have a detrimental impact on alternate transactions (including, but not limited to, merger, acquisition or offering transactions) being contemplated by Reorganized Parent or if Reorganized Parent reasonably believes it would require disclosure that would meaningfully interfere with an alternate company transaction or otherwise cause meaningful harm to the Reorganized Parent;

•  Customary piggyback rights, including that (i) any Renesas-initiated offering shall have priority over sales by the Reorganized Parent with respect to such offering and (ii) any Reorganized Parent-initiated offering shall have priority over sales by Renesas with respect to such offering;

•  Subject to the immediately succeeding paragraph, the Reorganized Parent will agree not to grant any other person senior or conflicting shelf, demand or piggyback registration rights;

•  The Reorganized Parent shall (a) make all necessary registration and regulatory filings to establish and maintain any shelf registration statement, (b) enter into all documentation reasonably necessary to establish and maintain any shelf registration statement, (c) cause the Reorganized Parent’s legal and accounting advisors to provide the necessary legal opinions and comfort letters as is reasonably necessary or customary to execute any Registered Secondary Offering and (d) provide materials responsive to customary due diligence requests; and

•  Renesas will agree to be locked up (for a customary period not longer than the lock-up period imposed on the Reorganized Parent) even if it does not participate in an offering subject to the following: (i) Renesas’s ability to have customary piggyback rights on any underwritten offering proposed by the Reorganized Parent and (ii) that such lock-up requirement shall no longer apply when Renesas owns less than 10% of the New Common Stock on a fully diluted basis and Renesas no longer has a director on the board of directors of Reorganized Parent.

For the avoidance of doubt, it is understood and acknowledged that the Consenting Convertible Noteholders shall also be party to the Registration Rights Agreement and shall receive certain customary registration rights consistent with their respective holdings with respect to shares of New Common Stock, including shares underlying the New 2L Convertible Notes, issued to the Consenting Convertible Noteholders in accordance with the Plan; provided that shares that are freely tradeable under Section 1145(a) of the Bankruptcy Code shall not be covered by such registration rights. Subject to customary thresholds to be agreed upon, (i) the Registration Rights Agreement shall provide the Consenting Convertible Noteholders with shelf, demand and piggyback registration rights with the same registration and piggyback priority as Renesas, except that the Consenting Convertible Noteholders shall have no such rights with respect to Registered Primary Offerings (except as provided in (iv) below) or the ELOC/ATM Programs, (ii) such Consenting Convertible Noteholders shall have comparable priority in respect to any “cutback”, (iii) Renesas and the Consenting Convertible Noteholders party to the Registration Rights Agreement shall have parity participation rights in any demand or shelf takedown initiated by the other (except as specified in (i) above) and parity piggyback rights with respect to Reorganized Parent initiated offerings for Reorganized Parent’s account (except as provided in (iv) below); and (iv) with respect to any Registered Primary Offering, the Consenting Convertible Noteholders party to the Registration Rights Agreement shall be entitled to piggyback rights thereon but subject to cutback priority junior to the shares proposed to be sold on account of Renesas therein (but senior to the shares proposed to be sold by the Reorganized Parent therein for its own account).

The Registration Rights Agreement shall terminate with respect to any holder of registrable securities when such holder (A) owns an amount of equity securities of the Reorganized Parent not in excess of a customary threshold for termination of registration rights to be reasonably agreed among Renesas, the Consenting Convertible Noteholders and Reorganized Parent and (B) can sell all securities held by it (i) in compliance with Rule 144(b)(1)(i) under the Securities Act or (ii) in any three (3) month period without registration in compliance with Rule 144 under the Securities Act.

Anti-Dilution	The Definitive Documents shall provide for customary anti-dilution protections for the Base Consideration and, if applicable, Contingent Additional Consideration, including (but not limited to) with respect to dividends, the subdivision or combination of outstanding common stock, stock splits, the issuance of rights or warrants to all or substantially all holders of common stock, spinoffs, recapitalizations, and change of control transactions (excluding, for the avoidance of doubt, any price-based or “ratchet” protections).

Tax Treatment	The Reorganized Debtors and Renesas shall use commercially reasonable efforts to structure the transactions contemplated herein in a manner that is tax neutral to Renesas as compared to the treatment it would have had if Renesas had received the Base Consideration in accordance with the Restructuring Term Sheet. In addition to any intended tax treatment described in the RSA, the Parties intend that if a Distribution Event occurs, solely for applicable U.S. tax purposes, (i) the Base Consideration and Contingent Additional Consideration shall be treated as consideration issued in exchange for Renesas’s allowed Claim in a transaction treated as a “recapitalization” under Section 368(a)(1)(E) of the Code, (ii) any adjustment to the Base Consideration and the Contingent Additional Consideration (or any adjustments thereto) as described above opposite the heading “Release of Contingent Additional Consideration” shall be treated as an adjustment to the Base Consideration and the Contingent Additional Consideration and not as a separate fee or other item of income, (iii) Renesas shall be treated as the beneficial owner of the Base Consideration as of the Plan Effective Date, (iv) Renesas shall be treated as the beneficial owner of the Contingent Additional Consideration in accordance with distribution timing set forth in this Contingent Consideration Term Sheet, and (v) any release of the Base Consideration and Contingent Additional Consideration to Renesas shall, to the greatest extent permitted by law (reflecting a position at a “substantial authority” or higher level of comfort), be treated as a transaction that does not separately give rise to additional recognized gain or loss to Renesas (collectively, the “Distribution Event Intended Tax Treatment”). The Parties agree that they will report the transactions contemplated hereby in a manner consistent with the Distribution Event Intended Tax Treatment unless otherwise required by a determination that is “final” within the meaning of Section 1313 of the Code (or corresponding provision of state or local U.S. tax law).

Without limiting the foregoing, if a Distribution Event occurs and Renesas receives less consideration on an after-tax basis than it would have received had it received the Base Consideration and, if applicable, the Contingent Additional Consideration at the Plan Effective Date solely as a result of a change in applicable U.S. federal income tax law after the Plan Effective Date or a failure of the Distribution Event Intended Tax Treatment to qualify as such, then the Reorganized Debtors and Renesas shall use commercially reasonable efforts (taking into account outstanding Regulatory Approvals) to mitigate any tax incurred in excess of the amount of tax that would have been incurred by Renesas had the Regulatory Approvals been secured by the Plan Effective Date. Renesas shall hold its right or entitlement to receive the Base Consideration and the Contingent Additional Consideration through a “United States person” within the meaning of Section 7701(a)(30) of the Code and shall provide the Reorganized Debtors a valid IRS Form W-9 (a “U.S. W-9 Provider”); provided, if Renesas determines that it is not commercially reasonable to hold such right or entitlement through a U.S. W- 9 Provider, then Renesas may, transfer such right or entitlement to an affiliate that is not a U.S. W-9 Provider as long as (i) Renesas provides the Company written notice of such transfer no later than the earlier of (A) ten (10) days after the transfer and (B) five (5) days prior to any transfer or release of the Base Consideration, the Contingent Additional Consideration or any consideration pursuant to sales under the ELOC/ATM Programs or the Registered Primary Offerings, (ii) Renesas and such transferee agree in writing that the Reorganized Debtors shall be entitled to deduct and withhold, or cause to be deducted or withheld, from any distribution, payment or transfer made pursuant to this Contingent Consideration Term Sheet or any transactions or documentation entered into in connection therewith, such amounts as are required to be deducted and withheld with respect to the making of such payment under the tax law; provided that, notwithstanding the foregoing, in any case where Renesas or such transferee is subject to withholding, the Company’s sole remedy shall be to withhold or deduct the required amounts under applicable tax law and (ii) such transferee shall provide the Reorganized Debtors a valid IRS Form W-8BEN-E. The Parties agree to cooperate in good faith to eliminate or minimize any applicable withholding tax imposed on the Transactions or any transfer of consideration pursuant to sales under the ELOC/ATM Programs or the Registered Primary Offerings, in each case to the extent permitted by applicable law.

For the avoidance of doubt, Renesas will not bear any tax obligations of the Debtors or Reorganized Debtors or any respective agents thereof based on the Debtors’, Reorganized Debtors’, or any such agents’ income, gain or profits (howsoever denominated).

Additional Defined Terms

“Consideration Shares” means, collectively, the New Common Stock included in the Base Consideration and the Contingent Shares.

“Renesas Warrants Term Extension” means the extension of the three (3)-year expiration period of the Renesas Warrants by one (1) year, which shall be reflected in Renesas’s right to receive cash proceeds from the sale of the Reserve Shares in accordance with the terms hereof.

Exhibit 2

Backstop Agreement

Execution Version

RIGHTS OFFERING

BACKSTOP COMMITMENT AGREEMENT

Dated June 22, 2025

by and among

WOLFSPEED, INC.

and

The Commitment Parties identified as such herein

(i)

(ii)

(iii)

RIGHTS OFFERING BACKSTOP COMMITMENT AGREEMENT

THIS RIGHTS OFFERING BACKSTOP COMMITMENT AGREEMENT, dated as of June 22, 2025 (this “Agreement”), by and among, Wolfspeed, Inc., a North Carolina corporation (including as reorganized pursuant to the Restructuring Transactions, “Wolfspeed” or the “Company”), Wolfspeed Texas LLC, a Texas limited liability company (“Wolfspeed Texas” and together with Wolfspeed, and including as reorganized pursuant to the Restructuring Transactions, each a “Company Party” and collectively, the “Company Parties”), each holder of Existing Convertible Notes (as defined below) that is party to the Restructuring Support Agreement (as defined below) and party hereto named in Schedule A hereto (collectively, the “Rights Offering Backstop Parties” and, each, a “Rights Offering Backstop Party,” which term shall include any of their Affiliated Funds and accounts that becomes a party hereto and subject to the rights and obligations of a Rights Offering Backstop Party in accordance with the terms hereof; provided that any such Affiliated Funds or accounts shall not need to become a party hereto in order to be a designated Related Transferee pursuant to Section 1.4(a) hereof), and each holder of Existing Convertible Notes that is party to the Restructuring Support Agreement and party hereto named in Schedule B hereto (collectively, the “Rights Offering Holdback Parties” and, each, a “Rights Offering Holdback Party,” which term shall include any of their Affiliated Funds and accounts that becomes a party hereto and subject to the rights and obligations of a Rights Offering Holdback Party in accordance with the terms hereof; provided that any such Affiliated Funds or accounts shall not need to become a party hereto in order to be a designated Related Transferee pursuant to Section 1.4(a) hereof; and the Rights Offering Holdback Parties, together with the Rights Offering Backstop Parties, collectively, the “Commitment Parties” and, each, a “Commitment Party”). Wolfspeed, the other Company Parties, the Rights Offering Backstop Parties, and the Rights Offering Holdback Parties are referred to herein, individually, as a “Party” and, collectively, as the “Parties.” Capitalized terms used in this Agreement but not defined herein shall have the meanings set forth in Article IX hereof or, if not defined therein, shall have the meanings given to them in the Restructuring Support Agreement.

WHEREAS, on June 22, 2025, Wolfspeed and Wolfspeed Texas entered into a Restructuring Support Agreement with the Commitment Parties and the other parties thereto (as amended, supplemented, or otherwise modified from time to time in accordance with the terms hereof, the “Restructuring Support Agreement”) providing for, among other things, the Company Parties to (i) file voluntary petitions for relief (the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101, et seq. (the “Bankruptcy Code”), before the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”) (the date such filings are to be made being referred to herein as the “Petition Date”), and (ii) file a plan of reorganization reflecting the Restructuring Transactions (as amended, supplemented, or otherwise modified from time to time in accordance with the terms hereof, the “Plan”) and a related disclosure statement (as amended, supplemented, or otherwise modified from time to time in accordance with the terms hereof, the “Disclosure Statement”);

WHEREAS, pursuant to the Restructuring Support Agreement and this Agreement, and subject to the Bankruptcy Court’s entry of the Confirmation Order and the Backstop Order, Wolfspeed intends to effect a Rights Offering (the “Rights Offering”) in accordance with, and on the timing set forth in, the Rights Offering Procedures, pursuant to which Wolfspeed shall offer to each Eligible Offeree rights (the “Subscription Rights”) to subscribe for and acquire its pro rata share (calculated based on the aggregate amount of Allowed Convertible Notes Claims held by such Eligible Offeree relative to the aggregate amount of all Allowed Convertible Notes Claims (“Pro Rata Share”)) of principal amount of the New 2L Convertible Notes for an aggregate Rights Offering principal amount equal to 60% of the Rights Offering Amount (the “Non-Holdback Rights Offering Amount”), at a purchase price equal to 91.3242% of the principal amount thereof (the “Purchase Price”);

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WHEREAS, each Commitment Party desires, on a several and not joint basis, to exercise in full all Subscription Rights issued to such Commitment Party to subscribe for and acquire New 2L Convertible Notes issuable in respect of such Subscription Rights in connection with the Rights Offering, at the Purchase Price, on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, each Rights Offering Backstop Party desires, on a several and not joint basis, to acquire such Rights Offering Backstop Party’s percentage of the Unsubscribed Notes as set forth on Exhibit A hereto (collectively, the “Backstop Percentage”), at the Purchase Price (the several, and not joint, obligations of the Rights Offering Backstop Parties to acquire such Unsubscribed Notes, collectively, the “Backstop Commitments”), on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, each Rights Offering Holdback Party desires, on a several and not joint basis, to acquire such Rights Offering Holdback Party’s percentage of the Direct Investment Notes (as defined below) as set forth on Exhibit B hereto (collectively, the “Direct Investment Percentage”) of New 2L Convertible Notes in an aggregate principal amount for all Rights Offering Holdback Parties equal to 40% of the Rights Offering Amount (the “Holdback Rights Offering Amount”; such aggregate amount of New 2L Convertible Notes to be purchased, the “Direct Investment Notes”; and the several, and not joint, obligations of the Rights Offering Holdback Parties to acquire such Direct Investment Notes in accordance with this Agreement, collectively, the “Direct Investment Commitments”) at the Purchase Price; and

WHEREAS, upon the terms and subject to the conditions set forth herein, in consideration for the Backstop Commitments and the Direct Investment Commitments, Wolfspeed has agreed to issue the Rights Offering Backstop Premium to the applicable Commitment Parties, to be paid in New 2L Convertible Notes (such notes, the “Premium Notes”).

NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties and covenants set forth herein, and other good and valuable consideration, the Company Parties and the Commitment Parties agree as follows:

ARTICLE I

THE TRANSACTIONS

Section 1.1 The Rights Offering.

(a) (i) Upon the terms and subject to the conditions of this Agreement, prior to the Plan Effective Date, Wolfspeed shall conduct the Rights Offering and the Subscription Rights shall be issued pursuant to and in accordance with the rights offering procedures (which procedures shall be mutually acceptable to the Company and the Requisite Commitment Parties (the “Rights Offering Procedures”)), this Agreement and the Plan.

(ii) Each Eligible Offeree will receive Subscription Rights to purchase an aggregate principal amount of New 2L Convertible Notes up to its Pro Rata Share of the Offered Notes issued pursuant to and in accordance with the Rights Offering Procedures, at the Purchase Price.

(iii) Subject to Section 1.5 hereof, each Commitment Party shall exercise in full all Subscription Rights issued to such Commitment Party to subscribe for and acquire Offered Notes issuable in respect of such Subscription Rights in connection with the Rights Offering.

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(b) (i) Wolfspeed shall provide, or cause to be provided, to each Eligible Offeree the Rights Offering Procedures, which shall contain instructions regarding the procedures to validly exercise Subscription Rights in whole or in part.

(ii) The Subscription Rights may be exercised during the period specified in the Rights Offering Procedures, which period will commence on the date the Rights Offering Procedures are distributed and will end at the subscription expiration deadline specified therein or such other subsequent date as Wolfspeed and the Requisite Commitment Parties may otherwise mutually agree (the “Subscription Expiration Deadline”), which such other subsequent date will then be specified in a notice provided by Wolfspeed to (i) The Depository Trust Company (“DTC”), and (ii) placed on the case website maintained by the Subscription Agent at least one Business Day before the then- effective Subscription Expiration Deadline.

(iii) Pursuant to the Rights Offering Procedures, in order to exercise a Subscription Right, an Eligible Offeree shall, by the Subscription Expiration Deadline (except as specified in clause (B) below):

(A) complete the procedures specified in the Rights Offering Procedures, which are anticipated to include the submission of the Eligible Offeree’s existing Convertible Notes which shall correspond, pursuant to the subscription factor set forth in the Rights Offering Procedures, to the aggregate amount of Offered Notes such Eligible Offeree desires to subscribe for and fund pursuant to the Rights Offering in respect of the Offered Notes (such Eligible Offeree’s “Elected Amount”), which amount shall not exceed such Eligible Offeree’s Maximum Subscription Amount;

(B) (x) if such Eligible Offeree is not a Rights Offering Backstop Party, pay the Purchase Price for its RO Notes by wire transfer of immediately available funds to the Subscription Agent on the business day following the Subscription Expiration Deadline, or (y) if such Eligible Offeree is a Rights Offering Backstop Party, make payment as otherwise described herein.

(iv) Wolfspeed shall:

(A) as promptly as reasonably practicable, but no more than five (5) Business Days following the Subscription Expiration Deadline (the “Determination Time”), cause the Subscription Agent to determine, in accordance with this Agreement and the Rights Offering Procedures, (x) the final, aggregate principal amount of Offered Notes each Eligible Offeree will receive pursuant to its valid and timely exercise of Subscription Rights, and (y) the aggregate principal amount of Unsubscribed Notes Rights Offering Backstop Parties have agreed to purchase pursuant to the Backstop Commitments;

(B) after the Determination Time and at least ten (10) Business Days, but not more than fifteen (15) Business Days, prior to the Plan Effective Date, give, or shall cause the Subscription Agent to give, to the Rights Offering Backstop Parties and the Rights Offering Holdback Parties a written notice (the “Funding Notice”), by email, including the aggregate number of:

(a) Offered Notes such Commitment Party has subscribed for;

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(b) As applicable, Unsubscribed Notes such Commitment Party has agreed to purchase;

(c) As applicable, Direct Investment Notes such Commitment Party has agreed to purchase; and

(d) the aggregate principal amount of Premium Notes such Commitment Party shall receive as its portion of the Rights Offering Backstop Premium.

(C) cause the Subscription Agent to promptly provide any written backup, information and documentation relating to the information contained in the applicable Funding Notice as any Commitment Party may reasonably request in writing.

(v) Each Rights Offering Backstop Party shall pay the aggregate Purchase Price for its RO Notes (together with the aggregate Purchase Price for its Unsubscribed Notes and Direct Investment Notes as described further herein) by wire transfer of immediately available funds to the account specified in the Funding Notice no later than the Backstop Funding Date, which account shall be an escrow account maintained at a financial institution of national standing reasonably acceptable to the Requisite Commitment Parties (the “Escrow Agent”) pursuant to an escrow agreement and related documentation in form and substance acceptable to the Requisite Commitment Parties. The “Backstop Funding Date” shall be a date that is not earlier than three (3) Business Days prior to the anticipated Plan Effective Date (as specified in the Funding Notice), provided that the Backstop Funding Date may not be less than five (5) Business Days after the receipt of the Funding Notice. For the avoidance of doubt, the Backstop Funding Date shall be prior to the Plan Effective Date.

(vi) If the Plan Effective Date has not occurred on or prior to the date that is three (3) Business Days after the anticipated Plan Effective Date as set forth in the Funding Notice, any funds deposited or caused to be deposited with the Escrow Agent by a Commitment Party shall be returned by the Escrow Agent to an account designated by such Commitment Party upon written request of such Commitment Party. Notwithstanding such return, if and when a new anticipated Plan Effective Date is redetermined, unless and until this Agreement is terminated in accordance with Section 6.1, Section 6.2 or Section 6.3 hereof, each Commitment Party shall remain obligated (1) to redeliver its respective funds to the Escrow Agent following the Company’s delivery to each Commitment Party of a written notice with respect to the redetermined Plan Effective Date and (2) to consummate the purchase of its RO Notes, Unsubscribed Notes and Direct Investment Notes, in each case subject to the terms and conditions hereof, and in connection with the foregoing, the Company shall remain obligated to pay the Rights Offering Backstop Premium in accordance with the terms hereof.

(c) On the Plan Effective Date, Wolfspeed shall issue to each Eligible Offeree such Offered Notes with respect to which such Eligible Offeree has validly and timely exercised Subscription Rights and paid the aggregate Purchase Price pursuant to Section 1.1(b) hereof and the Rights Offering Procedures, rounded down to the nearest denomination of the New 2L

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Convertible Notes, provided that the Parties hereto acknowledge that delivery of the Offered Notes may be delayed due to administrative or logistical reasons, including due to the applicable procedures of DTC, and that irrespective of any such delay, the Offered Notes shall nonetheless be deemed to be issued on the Plan Effective Date and any such reasonable delay shall not otherwise be deemed a breach of this Agreement provided that the New 2L Convertible Notes are delivered to DTC within five (5) Business Days from the deemed date of issuance (which period shall be extendible to the extent of any delay caused by the recipient of such securities or their custodian).

(d) If the Subscription Agent for any reason does not receive from an Eligible Offeree (i) the submission of the existing Convertible Notes and (ii) payment of the subscription price (or, in the case of a Commitment Party, confirmation from the Escrow Agent of the payment by the Eligible Offeree that is a Commitment Party of the subscription price, in accordance with the terms of this Agreement), in each case in accordance with the Rights Offering Procedures, such Eligible Offeree shall be deemed to have relinquished and waived its right to participate in the Rights Offering, unless otherwise approved by the Requisite Commitment Parties and the Company.

(e) Notwithstanding the foregoing or anything else in this Agreement, in the event of any inconsistency between this Agreement, the Plan and the Rights Offering Procedures regarding the matters set forth herein, the Plan and the Rights Offering Procedures shall govern.

Section 1.2 The Backstop Commitments.

(a) (i) On the terms and subject to the conditions set forth herein (and in any event only upon Wolfspeed’s receipt of the amounts described in Section 1.2(b) hereof), Wolfspeed shall issue to each Rights Offering Backstop Party on the Plan Effective Date, and each Rights Offering Backstop Party agrees to its Backstop Commitment, and shall, severally and not jointly, purchase its Backstop Percentage of the Unsubscribed Notes at the aggregate Purchase Price for such Unsubscribed Notes.

(ii) Except as otherwise set forth in Section 1.4 hereof, the obligations of the Rights Offering Backstop Parties with respect to the Backstop Commitments are several, and not joint, obligations of the Rights Offering Backstop Parties, such that no Rights Offering Backstop Party shall be liable or otherwise responsible for the Backstop Commitments of any other Rights Offering Backstop Party.

(b) (i) On the Backstop Funding Date, each Rights Offering Backstop Party shall pay to Wolfspeed such Rights Offering Backstop Party’s Backstop Percentage of (x) the aggregate principal amount of Unsubscribed Notes, multiplied by (y) the Purchase Price, such payment shall be made by wire transfer of immediately available funds to the account specified in the Funding Notice.

(ii) Subject to the receipt of the aforementioned payment, on the Plan Effective Date, Wolfspeed shall issue to such Rights Offering Backstop Party such Rights Offering Backstop Party’s Backstop Percentage of the Unsubscribed Notes, provided that the Parties hereto acknowledge that delivery of the Unsubscribed Notes may be delayed due to administrative or logistical reasons, including due to the applicable procedures of DTC, and that irrespective of any such delay, the Unsubscribed Notes shall nonetheless be deemed to be issued on the Plan Effective Date and any such reasonable delay shall not otherwise be deemed a breach of this Agreement provided that the New 2L Convertible Notes are delivered to DTC within five (5) Business Days from the deemed date of issuance (which period shall be extendible to the extent of any delay caused by the recipient of such securities or their custodian).

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(c) (i) On the terms and subject to the conditions set forth herein, to compensate the applicable Commitment Parties for their agreement to purchase the Unsubscribed Notes pursuant to Section 1.2(a) hereof and the Direct Investment Notes pursuant to Section 1.3 hereof, Wolfspeed shall pay to each of the Commitment Parties (or their respective designated Related Transferees pursuant to Section 1.4(a) hereof) a non-refundable premium equal to $30.25 million in the aggregate (the “Rights Offering Backstop Premium”) to be allocated as described in clause (c)(ii) below, such amount being equal to the result of (x) 10.0457% multiplied by (y) the Rights Offering Amount, which premium shall be payable on the Plan Effective Date in the form of New 2L Convertible Notes, to be issued at par, free and clear of all Liens (other than under the New Organizational Documents or applicable securities Laws).

(ii) The Rights Offering Backstop Premium shall be allocated among the Rights Offering Backstop Parties and Rights Offering Holdback Parties ratably based on the underlying dollar amount of their respective Backstop Commitments and Direct Investment Commitments (rounded among the Commitment Parties solely to maintain the minimum denominations of the New 2L Convertible Notes), subject to Section 1.5 hereof.

(d) (i) The provisions for the payment of the Rights Offering Backstop Premium are an integral part of the transactions contemplated by this Agreement, and without these provisions, the Commitment Parties would not have entered into this Agreement. The Rights Offering Backstop Premium shall, pursuant to the Backstop Order, constitute allowed administrative expenses under the Bankruptcy Code, and shall be fully earned upon entry of the Backstop Order.

(ii) The Rights Offering Backstop Premium shall, regardless of the amount of Unsubscribed Notes, if any, actually required to be purchased pursuant to this Agreement, be paid by Wolfspeed on the Plan Effective Date by delivering the Premium Notes to the Commitment Parties as described herein, subject to Section 1.5 hereof; provided, however, that if this Agreement is validly terminated prior to the Plan Effective Date for any reason, other than if such termination results, directly or indirectly, from a breach of this Agreement by any of the Commitment Parties or any action by any Commitment Party in violation of its obligations hereunder, the Rights Offering Backstop Premium shall be payable in cash to the Commitment Parties, not later than the earlier of (x) the Outside Date and (y) the effective date of an Alternative Transaction, by wire transfer of immediately available funds to such accounts as the Commitment Parties may designate on or prior to the date such amount is payable hereunder.

Section 1.3 The Direct Investment Raise.

(a) On the terms and subject to the conditions set forth herein (and in any event only upon Wolfspeed’s receipt of the amounts described in Section 1.3(b) hereof), Wolfspeed shall issue to each Rights Offering Holdback Party on the Plan Effective Date, and each Rights Offering Holdback Party agrees to its Direct Investment Commitment, and shall, severally and not jointly, purchase its Direct Investment Percentage of the Direct Investment Notes at the aggregate Purchase Price for such Direct Investment Notes (such transactions, the “Direct Investment Raise”).

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(b) (i) Subject to the Rights Offering Procedures, by no later than the Backstop Funding Date, each Rights Offering Holdback Party shall pay to Wolfspeed such Rights Offering Holdback Party’s Direct Investment Percentage of (x) the aggregate principal amount of Direct Investment Notes, multiplied by (y) the Purchase Price.

(ii) Subject to the receipt of the aforementioned payment, on the Plan Effective Date, Wolfspeed shall issue to such Rights Offering Holdback Party such Rights Offering Holdback Party’s Direct Investment Percentage of the Direct Investment Notes; provided that the Parties hereto acknowledge that delivery of the Direct Investment Notes may be delayed due to administrative or logistical reasons, including due to the applicable procedures of DTC, and that irrespective of any such delay, the Direct Investment Notes shall nonetheless be deemed to be issued on the Plan Effective Date and any such delay shall not otherwise be deemed a breach of this Agreement.

Section 1.4 Designations and Transfers

(a) Each Commitment Party may designate one or more of its Related Transferees (as defined below) to receive the New 2L Convertible Notes to be issued pursuant to Section 1.1, Section 1.2 or Section 1.3 hereof in lieu of such Commitment Party, by providing written notice of such designation (which may be by email) to Wolfspeed and the Subscription Agent, which notice shall (i) specify such Commitment Party and each such Related Transferee to be designated, (ii) specify the principal amount of New 2L Convertible Notes to be issued pursuant to Section 1.1, Section 1.2 or Section 1.3 hereof to such Related Transferee in lieu of such Commitment Party, (iii) to the extent any of the New 2L Convertible Notes being so designated are not being issued pursuant to Section 1145 of the Bankruptcy Code, contain a confirmation by each such Related Transferee of such notes of the accuracy of the representations made by the applicable Commitment Party under this Agreement as applied to such Related Transferee, and (iv) be delivered no later than three (3) Business Days prior to the Plan Effective Date; provided that no such designation pursuant to this Section 1.4(a) shall relieve such Commitment Party from its obligations under this Agreement.

(b) Each Commitment Party shall have the right to Transfer all or any portion of its Backstop Commitment or Direct Investment Commitment, as applicable, prior to the Backstop Funding Date (or as otherwise provided in the Rights Offering Procedures), to (i) one or more of the other Commitment Parties, (ii) one or more of such Commitment Party’s Affiliates or Affiliated Funds or one or more special purpose vehicles that are wholly-owned by such Commitment Party or one or more of its Affiliated Funds (each of the foregoing, a “Related Transferee”), and with respect to which such Commitment Party under this clause (ii) either (A) has established to the reasonable satisfaction of Wolfspeed and the Requisite Commitment Parties the financial wherewithal of such transferee to comply with the obligations relating to such transferred Backstop Commitment or Direct Investment Commitment, or provided an adequate support letter or a guarantee of such transferee’s Backstop Commitment or Direct Investment Commitment, as applicable, in form and substance reasonably acceptable to Wolfspeed and the Requisite Commitment Parties, or (B) otherwise remains obligated to fund the Backstop Commitment or the Direct Investment Commitment, as applicable, or (iii) to any other Person approved in advance in writing by Wolfspeed (acting reasonably) with the consent of the Requisite Commitment Parties (each of the Persons referred to in clauses (i), (ii) or (iii), a “Transferee”); provided that, in each of the case of clauses (i), (ii) and (iii): (x) the transferring Commitment Party and the Transferee shall provide written notice to Wolfspeed and the Subscription Agent of such Transfer at least three (3) Business Days prior to such Transfer, which notice shall indicate the proposed Transferee, (y) unless such Transferee is a Commitment Party, such Transferee shall deliver to Wolfspeed, prior to such Transfer, a joinder to this Agreement, in form and substance reasonably satisfactory to Wolfspeed and the Requisite

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Commitment Parties, pursuant to which the Transferee agrees to be fully bound by this Agreement and contains a confirmation of the accuracy of the representations made by each Commitment Party under this Agreement as applied to such Transferee, and (z) unless such Transferee is already a party to the Restructuring Support Agreement, such Transferee shall deliver to Wolfspeed, prior to such Transfer, a joinder to the Restructuring Support Agreement in the form attached thereto, pursuant to which the Transferee agrees to be fully bound by the Restructuring Support Agreement and contains a confirmation of the accuracy of the representations made by a party that is a party thereto as applied to such Transferee. Following a transfer of a Backstop Commitment or Direct Investment Commitment pursuant to clauses (i), (ii)(A) or (iii) above, the transferring Commitment Party shall be relieved of its obligations to the extent of the applicable transferred Backstop Commitment and/or Direct Investment Commitment.

(c) Notwithstanding the foregoing, no such Transfer as contemplated by Section 1.4(b) hereof shall be effective if the same would reasonably be expected to, as reasonably determined by the Requisite Commitment Parties or Wolfspeed, (i) adversely affect, in any respect, or otherwise delay the ability of the Parties to consummate the transactions contemplated in this Agreement or the other Definitive Documents, (ii) reset or extend any waiting or review period under any Antitrust Laws, or (iii) otherwise prevent, hinder or delay the consummation of the transactions contemplated in this Agreement or the other Definitive Documents, in the case of each of the foregoing clauses (i) through (iii), other than in any immaterial respect.

(d) Other than as expressly set forth in this Section 1.4, no Commitment Party shall be permitted to Transfer all or any portion of its Backstop Commitment or Direct Investment Commitment, as applicable. Any Transfer made (or attempted to be made) in violation of this Agreement shall be deemed null and void ab initio and of no force or effect, regardless of any prior notice provided to Wolfspeed or any Commitment Party, and shall not create (or be deemed to create) any obligation or Liability of any other Commitment Party or Wolfspeed to the purported Transferee or limit, alter or impair any commitments, agreements, covenants, or obligations of the proposed transferor under this Agreement.

(e) Exhibit A and Exhibit B attached hereto shall be amended, without any consent or approval required by any Party hereto, to reflect each Transfer made in accordance with this Section 1.4.

Section 1.5 Defaults.

(a) In the event that any Commitment Party fails to comply with its obligations to purchase New 2L Convertible Notes pursuant to Sections 1.1, 1.2 or 1.3 hereof (each, a “Commitment Party Default” and, each such defaulting Commitment Party, a “Defaulting Commitment Party”), all New 2L Convertible Notes (including, for the avoidance of doubt, the Offered Notes, Unsubscribed Notes and the Direct Investment Notes) the Defaulting Commitment Parties were obligated, but failed, to purchase (the “Default Notes”) shall be offered to each of the Commitment Parties that is not a Defaulting Commitment Party (each, a “Non-Defaulting Commitment Party”) as follows:

(i) Each Non-Defaulting Commitment Party shall have the right, but not the obligation, within three (3) Business Days after receipt of written notice from Wolfspeed to all Non-Defaulting Commitment Parties of such Commitment Party Default, which notice shall be given by Wolfspeed no later than one (1) Business Day after the Backstop Funding Date, to purchase all or a portion of such Default Notes in such amounts as may be agreed upon by all Non-Defaulting Commitment Parties electing to purchase, at the

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Purchase Price, all or any portion of the Default Notes, or, if no such agreement is reached, up to an amount of Default Notes equal to the product of (A)(x) the total principal amount of Default Notes or (w) such lesser principal amount of Default Notes as may be agreed to by the Non-Defaulting Commitment Parties, in either case multiplied by (B) a percentage equal to the quotient of (x) the aggregate of such Non-Defaulting Commitment Party’s Backstop Percentage or Direct Investment Percentage, as applicable, divided by (y) the aggregate Backstop Percentages or Direct Investment Percentages, as applicable, of all the Non-Defaulting Commitment Parties (or otherwise in such other proportion as may be agreed to by the Non-Defaulting Commitment Parties).

(ii) If any Default Notes are not elected to be purchased pursuant to clause (i) by the expiration of the period specified therein, then, the Parties agree that such Default Notes may be offered by Wolfspeed to third parties pursuant to this Section 1.5(a), which such Default Notes shall be issued pursuant to a subscription agreement or similar instrument with terms and conditions substantially similar to those contained in this Agreement, and otherwise in form and substance reasonably acceptable to Wolfspeed.

(b) Notwithstanding anything to the contrary in this Agreement, each Non-Defaulting Commitment Party that is a Rights Offering Backstop Party and/or a Rights Offering Holdback Party shall be entitled to receive the Rights Offering Backstop Premium that would have otherwise been payable to such Defaulting Commitment Party ratably in proportion to the Backstop Percentage or Holdback Percentage, as applicable, related to the Default Notes acquired by such Non-Defaulting Commitment Party (and the Defaulting Commitment Party shall not be entitled to receive such Rights Offering Backstop Premium). Further, notwithstanding anything in this Agreement to the contrary, no Defaulting Commitment Party shall be entitled to indemnification provided, or to be provided, under or in connection with this Agreement.

(c) Notwithstanding anything to the contrary in this Agreement, each Defaulting Commitment Party shall be liable to the Non-Defaulting Commitment Parties and to the Company Parties for the consequences of its breach, and each Party may enforce its rights to money damages or specific performance against such Defaulting Commitment Party.

(d) In the event that any Commitment Party (i) materially breaches any of its representations, warranties, covenants, or obligations set forth in this Agreement that (if susceptible to cure) remains uncured for a period of five (5) Business Days after the receipt by such Commitment Party of written notice of such breach from Wolfspeed, and such breaching Commitment Party is terminated from this Agreement pursuant to Section 6.2(a) hereof, or (ii) is terminated from this Agreement pursuant to Section 6.3(b) hereof, such Commitment Party shall be deemed a Defaulting Commitment Party hereunder for purposes of Section 1.5(a), Section 1.5(b) and, in respect of clause (i) above, Section 1.5(c), and Wolfspeed shall provide notice of such breach and/or termination to all Non-Defaulting Commitment Parties hereunder as soon as practicable after the date of such termination, whereupon the Backstop Commitment and Direct Investment Commitment of such Defaulting Commitment Party shall be subject to reallocation among the Non-Defaulting Commitment Parties, at their election, not later than three (3) Business Days following the date of such notice, in the same manner as described in Section 1.5(a)(i), and thereafter may be offered by Wolfspeed in the same manner as described in Section 1.5(a)(ii), in each case applied herein mutatis mutandis.

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Section 1.6 Withholding. Notwithstanding anything to the contrary contained in this Agreement (but, for clarity, subject to Section 8.01 of the Restructuring Support Agreement), Wolfspeed and any other applicable withholding agent shall be entitled to deduct and withhold from any payment made pursuant to this Agreement such amounts as such withholding agent reasonably determines are required to be deducted and withheld with respect to the receipt of such payment under the Code or any applicable provision of state, local or non-United States Tax law; provided that such withholding agent shall (x) use commercially reasonable efforts to provide or cause to be provided to the recipient of such payment written notice five days in advance of the amounts being so deducted or withheld and (y) cooperate in good faith to eliminate or minimize any such withholding and assist such recipient with obtaining any exemption from or reduction of any such withholding Taxes. To the extent that amounts are so withheld and are to be paid to the appropriate governmental authority, such amounts shall be treated for all purposes of this Agreement as having been paid, issued or transferred to the Person in respect of which such deduction and withholding was made.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY PARTIES

Except as set forth in any statement of the Company Parties filed with the Bankruptcy Court prior to the date of this Agreement or in the corresponding section of the Company Parties Disclosure Schedule, each of Wolfspeed and the other Company Parties represents and warrants to the Commitment Parties as set forth below, and except for representations, warranties and agreements that are expressly limited as to their date, each representation, warranty and agreement is made as of the date hereof. For the avoidance of doubt, references to the Company Parties shall be also deemed to be references to the Company Parties as reorganized pursuant to the Restructuring Transactions.

Section 2.1 Formation. Each of the Company Parties is a legal entity duly organized, formed or incorporated, as applicable, and is validly existing as a corporation, limited liability company, trust, or other entity, as applicable, and in good standing (or the equivalent thereof) (to the extent the concept of good standing or the equivalent concept is applicable in such jurisdiction) (a) under the applicable Laws of its jurisdiction of incorporation, organization or formation, and (b) in each other jurisdiction where the conduct of its business as currently conducted requires such qualifications except where the failure to have any such authority or qualification would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 2.2 Power and Authority. Each of the Company Parties has, subject to the entry of the Backstop Order and the Confirmation Order, the requisite power and authority to (a) enter into, execute and deliver this Agreement, the New 2L Convertible Notes, the indenture governing the New 2L Convertible Notes (the “Indenture”) (including the guarantees of the payment obligations thereunder (the “Guarantees”) by the subsidiaries of Wolfspeed that guarantee the Senior Secured Notes (other than Wolfspeed Germany GmbH) (the “Guarantors”)), any intercreditor agreements and security and collateral documents related to the Indenture as contemplated by the Restructuring Transactions (collectively, the “Intercreditor and Collateral Documents”), and any other Definitive Documents to be entered into after the date hereof, to the extent contemplated to be a party thereto, and to perform its obligations hereunder and thereunder as applicable, and has taken, or will take by the Plan Effective Date, all necessary action required for the due authorization, execution, delivery and performance by it hereof and thereof as applicable and, subject to the entry of the Disclosure Statement Order, the consummation of the transactions contemplated hereby and thereby as applicable, and (b) own, lease or operate its property and assets and to transact the business in which it is currently engaged, except where the failure to have any such power or authority would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 2.3 Execution and Delivery. This Agreement has been, and the New 2L Convertible Notes, the Indenture, the Intercreditor and Collateral Documents and any other Definitive Document to be entered into after the date hereof, to which any of the Company Parties is party, has been or will be, duly and validly executed and delivered by Wolfspeed and any such other relevant Company Party, and, subject

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to the entry of the Backstop Order, the Confirmation Order and the Disclosure Statement Order, as applicable, and assuming due and valid execution hereof by the Commitment Parties, and of each other Definitive Document by each Commitment Party party thereto and any other Person party thereto, each constitutes the valid and binding obligation of Wolfspeed and, to the extent applicable, each other Company Party, enforceable against Wolfspeed and, to the extent applicable, each other Company Party in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditor’s rights or by general equity principles (the “Enforceability Exceptions”).

Section 2.4 Authorized Capital.

(a) Upon the Plan Effective Date, the authorized, issued and outstanding capital of Wolfspeed will conform to the descriptions set forth in the Plan and the Disclosure Statement, and no shares of capital will be authorized, issued or outstanding except as contemplated by the Plan and the Disclosure Statement. Except for the shares of common stock of Wolfspeed issuable in connection with the Restructuring Transactions, upon conversion of the New 2L Convertible Notes, and any equity interests reserved for issuance in connection with the MIP, LTIP and Warrants, no shares of capital stock of Wolfspeed are reserved for issuance.

(b) Upon the Plan Effective Date, other than as contemplated by the Restructuring Transactions, including with respect to the Warrants and the MIP and LTIP and any awards issued thereunder, and except for this Agreement and the New Organizational Documents, Wolfspeed will not be party to or otherwise bound by or subject to any outstanding option, warrant, call, right (including any preemptive right), security, subscription, commitment, contract, arrangement, agreement, obligation, undertaking or convertible or exchangeable security that (i) obligates Wolfspeed to issue, deliver, sell or transfer, or repurchase, redeem or otherwise acquire, or cause to be issued, delivered, sold or transferred, or repurchased, redeemed or otherwise acquired, any shares of the capital stock of, or other equity or voting interests in, Wolfspeed or any other Company Party or any security convertible into, exercisable for, exchangeable into or evidencing the right to subscribe for or acquire any capital stock of, or other equity or voting interest in, any Company Party, (ii) obligates the Company Parties to issue, grant, extend or enter into any such option, warrant, call, right, security, subscription, commitment (contingent or otherwise), contract, arrangement, agreement, obligation, undertaking or convertible or exchangeable security, (iii) restricts the transfer of any shares of capital stock of the Company Parties (other than transfer restrictions imposed by applicable Law, restrictions subject to the approval of the Requisite Commitment Parties, or restrictions included in the New Organizational Documents), or (iv) relates to the voting of any shares of capital stock of the Company Parties.

Section 2.5 Issuance and Delivery. Except as otherwise provided in the Restructuring Support Agreement:

(a) When the New 2L Convertible Notes are paid for pursuant to the Rights Offering and this Agreement and issued and delivered in accordance herewith and therewith and pursuant to the terms of the Indenture, each of the Indenture and the New 2L Convertible Notes, including the Guarantees, will have been duly executed, issued and delivered, as applicable, by Wolfspeed and the Guarantors, and the Indenture, the New 2L Convertible Notes and the Guarantees will constitute valid and legally binding obligations of the applicable Company Parties, enforceable against them in accordance with their terms, subject to the Enforceability Exceptions, and the New 2L Convertible Notes will be entitled to the benefits provided by the Indenture.

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(b) On the Plan Effective Date, the New 2L Convertible Notes will have the benefit of the Guarantees. The payment of principal of and interest on the New 2L Convertible Notes will be fully, irrevocably and unconditionally guaranteed on a second-priority secured basis, jointly and severally, by the Guarantors. The New 2L Convertible Notes and the Guarantees will be secured on a second-priority basis by liens on all of the assets of Wolfspeed and the Guarantors that secure the Senior Secured Notes (the “Collateral”).

(c) The Intercreditor and Collateral Documents, when executed and delivered by the applicable Company Parties party thereto and the other parties thereto, will create valid and enforceable second-priority security interests in and liens on the Collateral in favor of the collateral agent under the Indenture for its benefit and the benefit of the holders of the New 2L Convertible Notes, and upon the filing of the appropriate Uniform Commercial Code financing statements, the security interests in and Liens on the rights of the Company Parties in the Collateral will be perfected security interests and Liens to the extent perfection may be obtained by the filing of Uniform Commercial Code financing statements, superior to and prior to the Liens of all third persons other than Permitted Liens.

(d) The distribution of the Subscription Rights and, subject to entry of the Confirmation Order and consummation of the Plan, the issuance and delivery of the New 2L Convertible Notes will have been duly and validly authorized and, when issued and delivered to the Commitment Parties hereunder, will be duly and validly issued and delivered, and free and clear of all Liens (other than transfer restrictions imposed hereunder or pursuant to the Indenture or by applicable Law).

(e) As of the Plan Effective Date, the common stock of Wolfspeed will be registered pursuant to Section 12(b) of the Exchange Act and listed on a stock exchange as contemplated by the Restructuring Support Agreement, and Wolfspeed shall have filed an additional listing application with the applicable securities exchange with respect to the common stock issuable upon conversion of the New 2L Convertible Notes.

Section 2.6 Consents and Approvals; No Conflict.

(a) Assuming the accuracy of the Commitment Parties’ representations and warranties in Article III, no consent, approval, authorization, order, registration or qualification of or with any Governmental Entity having jurisdiction over any of the Company Parties or any of their respective properties is required for the execution and delivery by Wolfspeed and, to the extent applicable, each other Company Party, of this Agreement and the other Definitive Documents to which they are party, and consummation of the transactions contemplated hereby and thereby, including the distribution of the Subscription Rights and the issuance of New 2L Convertible Notes in connection with the Rights Offering, the Backstop Commitment, the Direct Investment Commitment and the Rights Offering Backstop Premium, except (i) for any applicable filings, notifications, authorizations, approvals, consents, clearances or termination or expiration under Antitrust Laws, the DPA, or the NISPOM Rule, as needed, in connection with the transactions contemplated by this Agreement, (ii) the entry of each of the Backstop Order, the Disclosure Statement Order and the Confirmation Order, (iii) filings and recordations to create or perfect the security interests contemplated by the Definitive Documents, (iv) such as have been made and are in full force and effect, or (v) where the failure to obtain such consents, approvals, notices, clearances, authorizations, registrations or qualifications would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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(b) Assuming the consents described in Section 2.6(a) hereof have been obtained and all filings and notifications described in Section 2.6(a) hereof have been made and the requirements of any Antitrust Laws, the DPA and the NISPOM Rule, as needed, are complied with, the execution and delivery by Wolfspeed and, to the extent applicable, each other Company Party, of this Agreement and the other Definitive Documents to which they are a party, as applicable, and consummation of the transactions contemplated hereby and thereby, including the distribution of the Subscription Rights and the issuance of New 2L Convertible Notes pursuant to and in accordance with this Agreement and the Rights Offering Procedures, will not (i) conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute a default under (with or without notice or lapse of time, or both), or result, except to the extent specified or contemplated by the Restructuring Support Agreement, in the acceleration of, or the creation of any Lien under, or cause any payment or consent to be required under any Contract to which any of the Company Parties will be bound as of the Plan Effective Date after giving effect to the Restructuring Transactions, (ii) result in any violation of the provisions of any of the Company Parties’ organizational documents (other than, for the avoidance of doubt, a breach or default that would be triggered as a result of the Chapter 11 Cases or the Company Parties undertaking to implement the Restructuring Transactions through the Chapter 11 Cases), or (iii) result in any violation of any Law or Order applicable to any of the Company Parties or any of their properties, except in each of the cases described in clauses (i) or (iii) for any conflict, breach, violation, default, acceleration or Lien which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 2.7 Absence of Undisclosed Liabilities. Except for matters reflected or reserved against in the balance sheet as of March 30, 2025 included in Wolfspeed’s financial statements included in Wolfspeed’s Exchange Act Documents, the Company Parties had not at such date, and have not incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due) of any nature that would be required by U.S. generally accepted accounting principles to be reflected on a consolidated balance sheet of Wolfspeed and its consolidated subsidiaries (including the notes thereto), except liabilities or obligations (i) not in excess of $50,000,000 which were incurred in the ordinary course of business consistent with past practice, (ii) incurred in connection with the transactions contemplated by the Restructuring Transactions, or (iii) which have not been, and would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 2.8 Exchange Act Documents. The documents filed by Wolfspeed with the United States Securities and Exchange Commission (“SEC”) under the Securities Exchange Act of 1934 and the rules and regulations of the SEC thereunder (the “Exchange Act”) since July 1, 2024 until the date hereof (the “Exchange Act Documents”), when they were filed with the SEC, after giving effect to any amendments or supplements thereto or any subsequently filed Exchange Act Documents, as the case may be, conformed in all material respects to the requirements of the Exchange Act, and none of such Exchange Act Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Section 2.9 Conversion Securities. The shares of common stock of Wolfspeed issuable upon conversion of the New 2L Convertible Notes in accordance with the terms of the Restructuring Support Agreement have been or, not later than the Plan Effective Date, will be, duly authorized and reserved for issuance upon conversion of the New 2L Convertible Notes, and, when issued upon conversion of the New 2L Convertible Notes in accordance with the terms of the Indenture and the New 2L Convertible Notes, will be validly issued, fully paid and non-assessable, and the issuance of such conversion shares will not be subject to any preemptive or similar rights.

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Section 2.10 Investment Company Act. Neither Company Party is, and after giving effect to the Restructuring Transaction, neither Company Party will be, required to register as an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

Section 2.11 No Broker’s Fees. Other than as disclosed to all of the Commitment Parties prior to execution hereof, none of the Company Parties is a party to any Contract (other than this Agreement) that would give rise to a valid claim against the Company Parties for a brokerage commission, finder’s fee or like payment in connection with the transactions contemplated hereby or the other Restructuring Transactions for which the Commitment Parties would be liable.

Section 2.12 Absence of Certain Changes. Since July 1, 2024, except as disclosed in the Exchange Act Documents filed prior to or, to the extent disclosed to all of the Commitment Parties prior to execution hereof, on the date of this Agreement or as otherwise disclosed to all of the Commitment Parties prior to execution hereof, no event, development, occurrence, circumstance, effect, condition, result, state of facts or change has occurred or exists that constitutes, individually or in the aggregate, a Material Adverse Effect.

Section 2.13 No Violation; Compliance with Laws. None of the Company Parties is in violation of its respective charter or bylaws, certificate of formation or limited liability company operating agreement or similar organizational document in any material respect (other than, for the avoidance of doubt, a violation that would be triggered as a result of the Chapter 11 Cases or the Company Parties’ undertaking to implement the Restructuring Transactions through the Chapter 11 Cases). Except as a result of the Chapter 11 Cases, none of the Company Parties or their subsidiaries is or has been at any time since July 1, 2024 in violation of any Law or Order applicable to any of the Company Parties or their subsidiaries, except for any such violations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 2.14 Legal Proceedings. Except the Chapter 11 Cases and any adversary proceedings or contested motions commenced in connection therewith or any matters referenced in any proof of claim filed therein, or except as described in the documents filed by Wolfspeed with the SEC under the Exchange Act prior to or, to the extent disclosed to all of the Commitment Parties prior to execution hereof, on the date of this Agreement or matters related to or substantially similar in scope to the matters described in such documents, there are no Legal Proceedings pending or, to the Knowledge of the Company Parties, threatened in writing, to which any member of the Company Parties is a party that, if determined adversely to the Company Parties, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 2.15 Labor Relations. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, there are no labor disputes with employees of the Company Parties or their subsidiaries pending, or to the Knowledge of the Company Parties, threatened in writing against any of the Company Parties or their subsidiaries.

Section 2.16 Intellectual Property.

(a) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and other than as described in the documents filed by Wolfspeed with the SEC under the Exchange Act prior to or, to the extent disclosed to all of the Commitment Parties prior to execution hereof, on the date of this Agreement, (i) each of the Company Parties owns or is licensed or otherwise possesses the right to use, all of the patents, patent rights, trademarks, service marks, trade names, copyrights, mask works, domain names, and other intellectual property rights and any and all applications or registrations for any of the

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foregoing (collectively, “Intellectual Property Rights”) that it purports to own, license or otherwise possess the right to use and that are reasonably necessary for the operation of their respective businesses as currently conducted, without conflict with the rights of any other Person (provided the foregoing is not a representation or warranty of non-infringement, which is covered by subsection (ii)); (ii) to the Knowledge of the Company Parties, none of the Company Parties nor any Intellectual Property Right, or product sold or offered by the Company Parties, is infringing upon, misappropriating or otherwise violating any valid Intellectual Property Rights of any third Person; and (iii) no claim or litigation regarding any of the foregoing is pending or, to the Knowledge of the Company Parties, has been threatened in writing since July 1, 2024.

(b) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and other than as described in the documents filed by Wolfspeed with the SEC under the Exchange Act prior to or, to the extent disclosed to all of the Commitment Parties prior to execution hereof, on the date of this Agreement, (i) the information technology assets used in the businesses of the Company Parties (the “Company IT Systems”) (A) are reasonably adequate and sufficient for the existing needs and operations of the Company Parties as currently conducted, and (B) have not malfunctioned or failed within the past two (2) years, and (ii) the Company Parties maintain and use commercially reasonable back-up, encryption, business continuity, security and disaster recovery technology and procedures consistent with applicable regulatory standards.

(c) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, each of the Company Parties has collected, maintained, used, disclosed, transferred, protected, stored, deleted, and otherwise processed (collectively “Processed” or “Processing”) all Personal Data in compliance with applicable Data Laws, and has required via contract that all third Persons Processing Personal Data on behalf of the Company Parties to do the same. To the Knowledge of the Company Parties, none of the Company Parties is under investigation by any Governmental Entity for a violation of any Data Laws applicable to any of the Company Parties, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 2.17 Real Property.

(a) Each of the Company Parties has valid title in fee simple or a valid leasehold interest, as applicable, to its respective real property, in each case, free of all Liens except for Permitted Liens or except for defects or Liens that do not materially interfere with its ability to conduct its business as currently conducted or to utilize such properties for their respective currently intended purposes, or except where the failure (or failures) to have such title or leasehold interest would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b) Each of the Company Parties is in compliance in all material respects with all obligations under all leases to which it is a party that have not been rejected in the Chapter 11 Cases (collectively, the “Leases”), except where the failure to comply would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and none of the Company Parties has received written notice of any good faith claim asserting that any of such Leases are not in full force and effect, except Leases in respect of which the failure to be in full force and effect would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Each of the Company Parties enjoys peaceful and undisturbed possession in all material respects under all such Leases, other than Leases in respect of which the failure to enjoy peaceful and undisturbed possession would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the Knowledge of the Company Parties, no Company Party has received written notice that any condemnation proceeding is pending or threatened which would preclude or materially and adversely impair the use of any such leased real property by any of the Company Parties for the purposes for which it is currently used.

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Section 2.18 Licenses and Permits. Except as described in the documents filed by Wolfspeed with the SEC under the Exchange Act prior to or, to the extent disclosed to all of the Commitment Parties prior to execution hereof, on the date of this Agreement, (a) each applicable Company Party possesses all licenses, certificates, permits and other authorizations issued by the appropriate Governmental Entities that are necessary for the conduct of the respective business of the Company Parties as currently conducted, except where the failure to possess, make or give the same would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (b) none of the Company Parties (i) has received written notice of any revocation or modification of any such license, certificate, permit or authorization from the applicable Governmental Entity with authority with respect thereto, or (ii) has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course, except in each case to the extent that any of the foregoing would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 2.19 Environmental Matters. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and other than as described in the documents filed by Wolfspeed with the SEC under the Exchange Act prior to or, to the extent disclosed to all of the Commitment Parties prior to execution hereof, on the date of this Agreement:

(a) the Company Parties have been in compliance with all (i) applicable Environmental Laws, and (ii) material identification numbers and permits required under applicable Environmental Laws for the ownership or lease of their respective properties and the conduct of their respective businesses as currently operated (“Environmental Permits”);

(b) the Company Parties have obtained all such required Environmental Permits;

(c) none of the Company Parties has received written notice that any of the Company Parties, or any facility leased by any of the Company Parties, has any material Liability under any applicable Environmental Law or Environmental Permit;

(d) no Legal Proceeding arising under applicable Environmental Laws is pending or, to the Knowledge of the Company Parties, has been threatened in writing against any of the Company Parties; and

(e) to the Knowledge of the Company Parties, no Hazardous Substances have been produced, sold, used, stored, transported, handled, released, discharged or disposed of by any of the Company Parties at or from any location, including any leased real property, in a manner that has (i) materially violated any applicable Environmental Law or Environmental Permit, or (ii) resulted or would reasonably be expected to result in any material investigation or remediation of Hazardous Substances, or other material Liability under any applicable Environmental Law or Environmental Permit.

Section 2.20 Tax Matters.

(a) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) each of the Company Parties has filed or caused to be filed all U.S. federal, state, provincial, local and non-U.S. Tax returns required to have been filed by it, taking into account any filing extensions, on or before the time the extension is due, and (ii) each such Tax return is true and correct.

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(b) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, each of the Company Parties has timely paid or caused to be timely paid all Taxes shown to be due and payable by it on the returns referred to in Section 2.20(a) hereof and all other Taxes or assessments (or made adequate provision (in accordance with GAAP) for the payment of all Taxes due) with respect to all periods or portions thereof ending on or before the date hereof (except (i) Taxes or assessments that are being contested in good faith by appropriate Legal Proceedings and for which the applicable Company Party (as the case may be) has set aside on its books adequate reserves in accordance with GAAP, or (ii) to the extent the non-payment thereof is permitted or required by the Bankruptcy Code). To the Knowledge of the Company Parties, there is no proposed Tax assessment against any of the Company Parties that would, if made, reasonably be expected to result in a material Tax Liability.

(c) As of the date hereof, with respect to the Company Parties, other than Taxes or assessments that are being contested in good faith and for which the Company Parties maintain an adequate reserve in accordance with GAAP or are not expected to result in significant negative adjustments that would be material to the Company Parties, (i) no claims have been asserted in writing with respect to any Taxes, and (ii) no Tax returns are (to the Knowledge of the Company Parties) being examined by, and no written notification of intention to examine has been received from any Governmental Entity.

(d) No Company Party has any liability for the Taxes of another Person under Treasury Regulation Section 1.1502-6 or any similar provision of state, local, or non-U.S. law (other than another Company Party or its Affiliates), as a transferee or successor, or by Contract (other than Contracts entered into in the ordinary course of business the primary purpose of which is not Taxes).

Section 2.21 Employee Benefit Plans.

(a) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (i) each Company Plan has been operated in accordance with the requirements of ERISA and the Code and other federal or state Law; (ii) none of the Company Parties has engaged in a “prohibited transaction” (as defined in Section 406 of ERISA and Section 4975 of the Code) in connection with any Company Plan that would subject any of the Company Parties to Tax or other Liability; and (iii) no Company Plan maintained or contributed to by any of the Company Parties provides welfare coverage or benefits to retired employees or independent contractors or other former employees or independent contractors (other than as required by Section 601 of ERISA or other Law). During the past six (6) years, none of the Company Parties or any ERISA Affiliate, sponsored, maintained, contributed to or had any obligation to sponsor, maintain or contribute to any Pension Plan or Multiemployer Plan.

(b) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or except as required by applicable Law, none of the Company Parties has established, sponsored or maintained, or has any Liability with respect to, any employee pension benefit plan or other employee compensation or benefit plan, program, policy, agreement or arrangement, in each case, governed by or subject to the Laws of a jurisdiction other than the United States of America.

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(c) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, there are no pending, or to the Knowledge of the Company Parties, threatened Legal Proceedings, asserted or instituted against any Company Plan or any Person as fiduciary or sponsor of any Company Plan, in each case other than claims for benefits in the normal course.

(d) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) all compensation and benefit arrangements of the Company Parties comply and have complied in both form and operation with their terms and all applicable Laws and legal requirements, and (ii) none of the Company Parties has any obligation to provide any individual with a “gross up” or similar payment in respect of any Taxes, including any that may become payable under Sections 409A or 4999 of the Code.

(e) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, all Liabilities (including all employer contributions and payments required to have been made by any of the Company Parties) under or with respect to any compensation or benefit arrangement of any of the Company Parties have been properly accounted for in Wolfspeed’s financial statements in accordance with GAAP.

Section 2.22 Financial Statements. The audited consolidated balance sheets of Wolfspeed and its Subsidiaries as of June 30, 2024 and the immediately preceding fiscal year, and the related consolidated statements of operations, comprehensive loss, shareholders’ equity and cash flows of Wolfspeed and its consolidated Subsidiaries for the fiscal year ended June 30, 2024 and the immediately preceding fiscal year, (a) were prepared in all material respects in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (b) present fairly in all material respects the financial position of Wolfspeed and its consolidated Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein.

Section 2.23 Material Contracts. Except as a result of a rejection motion filed by any member of the Company Parties in the Chapter 11 Cases, all Material Contracts are valid, binding and enforceable by and against the applicable Company Parties party thereto and, to the Knowledge of the Company Parties, each other party thereto (except where the failure to be valid, binding or enforceable does not constitute a Material Adverse Effect or except as subject to the Enforceability Exceptions), and, as of the date hereof, no written notice to terminate, in whole or part, any Material Contract has been delivered to any of the Company Parties since July 1, 2024 (except where such termination would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect). Other than as a result of the filing of the Chapter 11 Cases and the underlying facts and circumstances giving rise or contributing thereto, none of the Company Parties nor, to the Knowledge of the Company Parties, any other party to any Material Contract, is in material default or breach under the terms thereof (unless such default or breach has been waived or cured), in each case, except for such instances of material default or breach that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 2.24 Compliance with Anti-Money Laundering Laws. The operations of the Company Parties are and, have been at all times, conducted in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the U.S. Currency and Foreign Transactions Reporting Act of 1970, the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2011)) and the anti-money laundering statutes of any jurisdictions applicable to Wolfspeed or its Subsidiaries (and the rules and regulations promulgated thereunder) (collectively, the “Anti-Money Laundering Laws”), and no material Legal Proceeding by or before any Governmental Entity or any arbitrator involving any member of the Company Parties with respect to Anti-Money Laundering Laws is pending or, to the Knowledge of the Company Parties, threatened in writing.

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Section 2.25 No Unlawful Payments; Sanctions Laws.

(a) None of the Company Parties nor, to the Knowledge of the Company Parties, any of their respective directors, officers, employees or agents, has in any material respect: (i) used funds of any of the Company Parties for any unlawful contribution, gift, entertainment or other unlawful expense, in each case relating to political activity or for the purpose of corruptly influencing any foreign governmental official, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977 or any other Anticorruption Law, or (iv) made any foreign bribe, rebate, payoff, influence payment, kickback or other similar unlawful payment.

(b) None of the Company Parties nor, to the Knowledge of the Company Parties, any of their respective directors, officers, employees or other Persons acting on their behalf with express authority to so act is currently subject to any Sanctions administered by OFAC (a “Sanctioned Person”). Each of the Company Parties and, to the Knowledge of the Company Parties, their respective directors, officers, employees and agents, are in compliance with Anticorruption Laws and applicable Sanctions, in all material respects.

Section 2.26 Insurance. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (a) each of the Company Parties has insured their properties and assets against such risks and in such amounts as are customary for companies engaged in similar businesses; and (b) as of the date hereof, none of the Company Parties has received written notice from any insurer or agent of such insurer with respect to any insurance policies of the Company Parties of cancellation or termination of such policies, other than such notices which are received in the ordinary course of business or for policies that have expired in accordance with their terms.

Section 2.27 No General Solicitation.

(a) None of the Company Parties, any Person acting on any of their behalf or, to the Knowledge of the Company Parties, any Affiliate of the Company Parties, has engaged, or intends to engage, in any form of general solicitation or general advertising (within the meaning of Rule 502(c) under the Securities Act) in connection with the offering and the sale of the Direct Investment Notes and the Unsubscribed Notes.

(b) Other than this Agreement, the Restructuring Support Agreement and other Definitive Documents to which they are party, none of the Company Parties or any Affiliate thereof has entered into any agreement or arrangement with any Person in relation to the sale of the Direct Investment Shares and the Unsubscribed Notes, except, to the extent applicable, pursuant to Section 1.5(a)(ii) hereof.

(c) No member of the Company Parties, any Person acting on its or their behalf or, to the Knowledge of the Company Parties, any Affiliate of the Company Parties, directly or indirectly, has made or will make any offers or sales of any security, or has solicited or will solicit offers to buy, or otherwise has negotiated or will negotiate in respect of, any security, under circumstances that would require the registration of any of the securities offered or sold in connection with the Direct Investment Raise or the Unsubscribed Notes under the Securities Act.

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Section 2.28 Exclusivity of Representations. Notwithstanding anything herein to the contrary, it is the explicit intent of the Parties, and the Parties hereby agree, that the representations and warranties made by the Company Parties in this Article II and in any certificate delivered at the Plan Effective Date pursuant to this Agreement are the exclusive representations and warranties made by the Company Parties or any other Person (other than the representations and warranties of the Commitment Parties in accordance with Article III) with respect to the Company Parties, including the businesses and assets of each of them, or the subject matter of this Agreement. Each of the Company Parties hereby disclaims any other express or implied representations or warranties made by any Person with respect to itself or any other Company Party, the businesses and assets of the Company Parties, the New 2L Convertible Notes and the transactions contemplated by this Agreement and any certificate, instrument or document delivered pursuant hereto. Except as expressly set forth herein or in any certificate delivered at the Plan Effective Date pursuant to this Agreement, the condition of the assets of the Company Parties shall be “as is,” “where is” and “with all faults” and none of the Company Parties makes any warranty of merchantability, suitability, adequacy, fitness for a particular purpose or quality with respect to the businesses or any of the assets of the Company Parties or as to the condition or workmanship thereof or the absence of any defects therein, whether latent or patent. Except for the representations and warranties contained in this Article II or in any certificate delivered at the Plan Effective Date pursuant to this Agreement, none of the Company Parties is, directly or indirectly, and no other Person on behalf of the Company Parties is, making any representations or warranties, including, regarding any pro-forma financial information, financial projections or other forward-looking prospects, risks or statements (financial or otherwise) of the Company Parties made, communicated or furnished (orally or in writing) to any of the Commitment Parties or any of their respective Affiliates or their respective Representatives (including any opinion, information, projection or advice in any management presentation or the confidential information memorandum provided to any Commitment Party and any of its Affiliates and their respective Representatives), and each of the Company Parties hereby disclaims all Liability and responsibility for any such information and statements.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMMITMENT PARTIES

Each of the Commitment Parties, severally and not jointly, represents and warrants to the Company Parties as set forth below. Except for representations, warranties and agreements that are expressly limited as to their date, each representation, warranty and agreement is made as of the date hereof and as of the Plan Effective Date.

Section 3.1 Formation. Such Commitment Party is a legal entity duly incorporated, organized or formed, as applicable, and is validly existing as a corporation or other entity under the applicable Laws of its jurisdiction of organization or formation.

Section 3.2 Power and Authority. Such Commitment Party has the requisite power and authority to enter into, execute and deliver this Agreement, and any other Definitive Document to which it is a party, and to perform its obligations hereunder and thereunder and has taken all necessary action required for the due authorization, execution, delivery and performance by it of this Agreement and the consummation of the transactions contemplated hereby and thereby.

Section 3.3 Execution and Delivery. This Agreement has been, and each other Definitive Document to which such Commitment Party is party has been or will be, duly and validly executed and delivered by such Commitment Party and, subject to entry of the Backstop Order, and assuming due and valid execution hereof by the Company Parties, and of each other Definitive Document by the Company Parties and any other Person party thereto, each constitutes its valid and binding obligation, enforceable against such Commitment Party in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws now or hereafter in effect relating to creditors’ rights generally and subject to general principles of equity.

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Section 3.4 Governmental Filings; No Violations; Etc.

(a) No filings, reports, notices, consents, registrations, approvals, permits or authorizations are required to be made by such Commitment Party with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by such Commitment Party from, any Governmental Entity or other third party in connection with the execution, delivery and performance of this Agreement or the other Definitive Documents by such Commitment Party and the consummation by such Commitment Party of the transactions contemplated hereby except, to the extent required, as will have been obtained by the Plan Effective Date.

(b) The execution, delivery and performance of this Agreement and the other applicable Definitive Documents by such Commitment Party does not, and the consummation by such Commitment Party of the transactions contemplated hereunder will not, constitute or result in (i) a breach, modification, termination or violation of, or a default under, the organizational documents of such Commitment Party, (ii) a breach or violation of any applicable laws, rules and regulations to which such Commitment Party is subject, or (iii) conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute a default under (with or without notice or lapse of time, or both), or result, in the acceleration of, or the creation of any Lien under, or cause any payment or consent to be required under any Contract to which such Commitment Party is a party to, except, with respect to clauses (ii) and (iii), as would not, individually or in the aggregate, reasonably be expected to prohibit or materially and adversely impact such Commitment Party’s performance of its obligations under this Agreement or its ability to consummate the transactions contemplated hereby.

Section 3.5 Purchase Intent. Such applicable Commitment Party is acquiring the New 2L Convertible Notes (including those related to the Backstop Commitment and the Direct Investment Raise, as applicable), for its own account or for the accounts for which it is acting as investment advisor or manager, and not with the view to, or for resale in connection with, any distribution thereof not in compliance with the Securities Act, the rules and regulations promulgated thereunder, and any applicable state securities or “blue sky” Laws, and such Commitment Party has no present intention of selling, granting any participation in, or otherwise distributing the same, except in compliance with the Securities Act, the rules and regulations promulgated thereunder, and any applicable state securities or “blue sky” Laws.

Section 3.6 Sophistication. Such Commitment Party (i) is an institutional “accredited investor” as defined in Rule 501(a)(1), (2), (3), (7), (8), (9), (12) or (13) under the Securities Act or a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, (ii) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the New 2L Convertible Notes being acquired hereunder, and (iii) understands and is able to bear any economic risks associated with such investment (including, without limitation, the necessity of holding its New 2L Convertible Notes issued hereunder for an indefinite period of time).

Section 3.7 Access to Information. Such Commitment Party acknowledges that it has been afforded the opportunity to ask questions and receive answers concerning the Company Parties and to obtain additional information that it has requested to verify the accuracy of the information contained herein. Such Commitment Party has independently evaluated the merits and risks of its decision (including consulting its own legal, tax, economic and other advisors) to enter into this Agreement.

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Section 3.8 Reliance on Registration Exemptions. Such Commitment Party understands that (a) the New 2L Convertible Notes issuable on account of its Backstop Commitment and Direct Investment Commitment are being offered and sold to such Commitment Party hereunder in reliance upon specific exemptions from the registration requirements of United States federal securities Laws, will not be registered under the Securities Act, and that the Company Parties are relying upon the accuracy of the Commitment Party’s representations and warranties hereunder in determining the availability of such exemptions and (b) the foregoing securities may not be resold or otherwise transferred unless subsequently registered under the Securities Act or an exemption from registration is available.

Section 3.9 No Broker’s Fees. Such Commitment Party is not a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a claim against the Company Parties for a brokerage commission, finder’s fee or like payment in connection with the transactions contemplated hereby.

Section 3.10 Sufficient Funds. Such Commitment Party has or will have, not later than the Backstop Funding Date sufficient assets and the financial capability to perform all of its obligations under this Agreement, including the ability to fully fund its obligations under its RO Notes, Direct Investment Commitment and Backstop Commitment, respectively. Such Commitment Party acknowledges that its obligations under this Agreement and the other Definitive Documents are not conditioned in any manner upon its obtaining financing.

Section 3.11 Legend. Such Commitment Party understands that the Unsubscribed Notes and the Direct Investment Notes acquired by it under this Agreement shall bear a customary Securities Act legend.

Section 3.12 Legal Proceedings. Other than as may exist or arise in the Chapter 11 Cases, there are no Legal Proceedings pending or, to the Knowledge of such Commitment Party, threatened in writing, to which such Commitment Party or any of its Subsidiaries is a party or to which any property of such Commitment Party or any of its Subsidiaries is the subject, in each case that will (or would be reasonably likely to) prohibit, delay, or adversely impact such Commitment Party’s performance of its obligations under this Agreement or the other agreements contemplated hereunder.

Section 3.13 Restructuring Party Status. Such Commitment Party is a party to the Restructuring Support Agreement or, contemporaneously with the entry into this Agreement, is entering into the Restructuring Support Agreement.

ARTICLE IV

ADDITIONAL COVENANTS

Section 4.1 Commercially Reasonable Efforts.

(a) Without in any way limiting any other respective obligation of any Party in this Agreement, during the period commencing on the date of this Agreement and ending on the earlier of the Plan Effective Date and the date on which this Agreement is validly terminated in accordance with its terms, each Party shall use (and Wolfspeed shall cause each of its direct and indirect subsidiaries to use) commercially reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper or advisable in order to consummate and make effective the transactions contemplated by this Agreement, the Restructuring Support Agreement and the Restructuring Transactions, including using commercially reasonable efforts in:

(i) timely preparing and filing all documentation reasonably necessary to effect all necessary notices, reports and other filings of such Person and to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party or Governmental Entity;

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(ii) cooperating with the defense of any Legal Proceedings in any way challenging (A) this Agreement, the Restructuring Support Agreement and the Restructuring Transactions, the Plan, or any other document expressly contemplated hereby and thereby, (B) the Backstop Order, (C) the Confirmation Order, or (D) the consummation of the transactions contemplated hereby and thereby, including, seeking to have any stay or temporary restraining Order entered by any Governmental Entity vacated or reversed; provided that nothing in this Section 4.1(a)(ii) shall limit the obligations of any of the parties to the Restructuring Support Agreement; and

(iii) working together in good faith to finalize the Definitive Documents and any other documents or agreements in connection with the Rights Offering and all other documents relating thereto for timely inclusion in the Plan and filing with the Bankruptcy Court in accordance with the Restructuring Support Agreement.

(b) Subject to applicable Laws and/or confidentiality restrictions relating to the exchange of information, and in accordance with the Restructuring Support Agreement, the Parties shall have the right to review in advance, and consult with the other on all of the information relating to the Commitment Parties, as the case may be, that appears in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing rights and obligations, the Parties shall act reasonably and as promptly as practicable.

Section 4.2 RSA Covenants.

(a) Each of the covenants and agreements (inclusive of any limitations or qualifications thereto) of the Company Parties set forth in the Restructuring Support Agreement (as in effect on the execution date thereof) (collectively, the “Company RSA Covenants”), are hereby incorporated herein by reference with full force and effect as if fully set forth herein by applying the provisions thereof mutatis mutandis (such that all changes and modifications to the defined terms and other terminology used in the Company RSA Covenants shall be made so that the Company RSA Covenants can be applied in a logical manner in this Agreement), and the Company Parties shall, and Wolfspeed shall cause each of its direct and indirect subsidiaries to, perform, abide by and observe, for the benefit of the Commitment Parties, all of the Company RSA Covenants as incorporated herein and modified hereby. The Company Parties shall not assert, or support any assertion by any third party, that the Company RSA Covenants, as incorporated herein and modified hereby, are not enforceable by the Commitment Parties by reason of the fact that the Company RSA Covenants are included in a Contract that was entered into by the Company Parties prior to the Petition Date or otherwise, or that the Requisite Commitment Parties shall be required to obtain relief from the automatic stay from the Bankruptcy Court as a condition to the right of the Requisite Commitment Parties to terminate this Agreement on account of a breach or violation of any of the Company RSA Covenants that has not been otherwise cured or waived in accordance with the RSA.

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(b) Each of the covenants and agreements (inclusive of any limitations or qualifications thereto) of the Consenting Noteholders set forth in the Restructuring Support Agreement (as in effect on the execution date thereof) (collectively, the “Commitment Party RSA Covenants”), are hereby incorporated herein by reference with full force and effect as if fully set forth herein by applying the provisions thereof mutatis mutandis (such that all changes and modifications to the defined terms and other terminology used in the Commitment Party RSA Covenants shall be made so that the Commitment Party RSA Covenants can be applied in a logical manner in this Agreement), and the Commitment Parties shall perform, abide by and observe, for the benefit of the Company Parties, all of the Commitment Party RSA Covenants as incorporated herein and modified hereby.

Section 4.3 Access to Information, Books and Records.

(a) Subject to applicable Law, upon reasonable notice during the period from the date hereof until the earlier to occur of the termination of this Agreement in accordance with its terms and the Plan Effective Date, Wolfspeed shall, and shall cause the other Company Parties to, afford the Commitment Parties and their respective Representatives, upon their reasonable request, reasonable access, during normal business hours and without unreasonable disruption or interference with the Company Parties’s conduct of business, to the Company Parties’s employees, advisors and representatives, properties, books, Contracts and records and, during the period from the date hereof until the earlier to occur of the termination of this Agreement in accordance with its terms and the Plan Effective Date, Wolfspeed shall (and shall cause the other Company Parties to) furnish as promptly as reasonably practicable to such Commitment Parties all reasonable information concerning the Company Parties’ business, properties and personnel as may reasonably be requested by any such Commitment Party; provided that the foregoing shall not require Wolfspeed or any other Company Party to permit any inspection, or to disclose any information, that in the reasonable judgment of Wolfspeed would reasonably be expected to cause any of the Company Parties to (i) violate the terms of any applicable Contracts (including any of their respective obligations with respect to confidentiality to a third party if Wolfspeed shall have used its commercially reasonable efforts to obtain, but failed to obtain, the consent of such third party to such inspection or disclosure), (ii) jeopardize any attorney-client privilege or other similar privilege of any member of the Company Parties, or (iii) violate any applicable Laws or Orders.

(b) The Commitment Parties shall utilize commercially reasonable security measures in collecting, using and storing the Company Parties’ information and accessing the Company Parties’ systems.

(c) All requests for information and access made in accordance with this Section 4.3 shall be directed to an executive officer of Wolfspeed or such Person as may be designated by Wolfspeed’s executive officers.

(d) (i) Each Commitment Party hereby agrees that any information acquired by such Commitment Party or its respective Representatives pursuant to a request made under this Section 4.3 are strictly confidential, and that from and after the date hereof until the date that is one (1) year after the later of the termination of this Agreement or the Plan Effective Date, each Commitment Party shall, and shall cause its Representatives to, (A) keep confidential and not provide or disclose to any Person any documents or information received or otherwise obtained by such Commitment Party or its Representatives pursuant to this Agreement, or in connection with a requests made under this Section 4.3 (except that provision or disclosure may be made to any Affiliate or Representative of such Commitment Party who needs to know such information for purposes of this Agreement or the other Definitive Documents and who agrees to observe the terms of this Section 4.3(d) (and such Commitment Party will remain liable for any breach of such terms by any such Affiliate or Representative)), and (B) not use such documents or information for any purpose other than in connection with this Agreement or the other Definitive Documents or the transactions contemplated hereby and thereby.

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(ii) Notwithstanding the foregoing, the immediately preceding sentence shall not apply in respect of documents or information that (A) is now or subsequently becomes generally available to the public through no violation of this Section 4.3(d), (B) becomes available to a Commitment Party or its Representatives on a non-confidential basis from a source other than any of the Company Parties or any of their respective Representatives, (C) becomes available to a Commitment Party or its Representatives through document production or discovery in connection with the Chapter 11 Cases or other judicial or administrative process, or (D) such Commitment Party or any Representative thereof is required to disclose pursuant to judicial or administrative process or pursuant to applicable Law or applicable securities exchange rules; provided that such Commitment Party or such Representative shall, to the extent permitted by applicable Law and except pursuant to routine regulatory audits or investigations not specific to the Restructuring Transactions, provide Wolfspeed with prompt written notice of such legal compulsion and cooperate with Wolfspeed to obtain a protective order or similar remedy to cause such information or documents not to be disclosed, including interposing all available objections thereto, at Wolfspeed’s sole cost and expense; provided, further, that, in the event that such protective Order or other similar remedy is not obtained, the disclosing party shall furnish only that portion of such information or documents that is legally required to be disclosed and shall exercise its commercially reasonable efforts (at Wolfspeed’s sole cost and expense) to obtain assurance that confidential treatment will be accorded such disclosed information or requests.

(iii) Notwithstanding anything to the contrary herein, the Company Parties expressly acknowledge and agree that certain of the Commitment Parties, their investment advisers and their respective Affiliates may be investment advisers that advise funds and accounts with respect to investments in entities that may be engaged in businesses similar to or otherwise directly or indirectly related to those conducted by Wolfspeed or in entities in other businesses or industries, and accordingly, any investment by the Commitment Parties or their Affiliated Funds in any such entity shall not, standing alone, be cause for the institution of legal action by the Company Parties that a Commitment Party has failed to observe the obligations of non-use and/or non-disclosure set forth herein.

(e) No Company Party makes any representations or warranties with respect to any of the information provided or made available pursuant to this Section 4.3.

Section 4.4 Blue Sky. Subject to the accuracy of Section 3.6 hereof, (a) Wolfspeed shall, on or before the Plan Effective Date, take such action as Wolfspeed and the Requisite Commitment Parties shall reasonably determine is necessary in order to qualify, or to obtain an exemption from such qualification, for any securities issued pursuant to this Agreement and the Plan for sale to the Commitment Parties at the Plan Effective Date under applicable securities and “blue sky” Laws of the states of the United States, and shall provide reasonable evidence of any such action so taken to the Commitment Parties; (b) Wolfspeed shall timely make all filings and reports relating to the offer and sale of the securities issued pursuant to this Agreement and the Plan required under applicable securities and “blue sky” Laws of the states of the United States; and (c) the Company Parties shall pay all filing fees and expenses with respect to the filings to be made pursuant to this Section 4.4.

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Section 4.5 No Integration; No General Solicitation.

(a) Neither Wolfspeed nor any of its Affiliates (as defined in Rule 501(b) of Regulation D promulgated under the Securities Act) will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of any of the New 2L Convertible Notes to be issued under this Agreement in connection with the Backstop Commitment or the Direct Investment Commitment in a manner that would require registration of such securities under the Securities Act.

(b) None of Wolfspeed or any of its Affiliates or any other Person acting on its or their behalf will solicit offers for, or offer or sell, any New 2L Convertible Notes to be issued under this Agreement in connection with the Backstop Commitment or the Direct Investment Commitment by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D promulgated under the Securities Act or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.

Section 4.6 Use of Proceeds. Wolfspeed will apply the proceeds from the Rights Offering for the purposes identified in the Restructuring Support Agreement.

Section 4.7 New 2L Convertible Notes. Upon issuance and delivery of the New 2L Convertible Notes in accordance with this Agreement, the Company agrees that it will cause the Indenture and the Intercreditor and Collateral Documents to have terms and provisions reasonably acceptable to the Requisite Commitment Parties and consistent with the terms thereof described in the Restructuring Term Sheet.

Section 4.8 DTC Eligibility.

(a) Wolfspeed shall engage a trustee reasonably acceptable to the Requisite Commitment Parties to facilitate transfers of the New 2L Convertible Notes.

(b) Wolfspeed shall use commercially reasonable efforts to cause the New 2L Convertible Notes and the new common equity of Wolfspeed to be approved for clearance through the facilities of The Depository Trust Company.

(c) Wolfspeed shall file any necessary listing or additional listing applications with the stock exchange on which the common stock of Wolfspeed is listed or, pursuant to the Restructuring Support Agreement, is contemplated to be listed, such that such common stock, including any common stock issuable upon conversion of the New 2L Convertible Notes, shall be approved for listing not later than the Plan Effective Date.

Section 4.9 [Reserved].

Section 4.10 Further Assurances.

(a) Subject to the terms and conditions of this Agreement, each of Wolfspeed and the Commitment Parties hereby covenants and agrees to cooperate with one another in good faith with respect to the pursuit, approval, implementation and consummation of the transactions contemplated in this Agreement and the Plan, as well as the negotiation, drafting, execution, and delivery of documents (including any related orders, agreements, instruments, schedules, or exhibits) described in this Agreement or the Restructuring Support Agreement or as may otherwise be reasonably necessary or as Wolfspeed or the Commitment Parties may reasonably request to facilitate the transactions contemplated in this Agreement in accordance with this Agreement or the Restructuring Support Agreement.

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(b) Furthermore, subject to the terms and conditions hereof, each of the Parties shall use its commercially reasonable efforts to take, or cause to be taken, such action as may be reasonably necessary or reasonably requested by the other Party to carry out the purpose and intent of this Agreement and the Restructuring Support Agreement.

Section 4.11 Bankruptcy Court Matters.

(a) The Company Parties shall use their commercially reasonable efforts to (i) obtain the entry of (A) the Backstop Order, the Disclosure Statement Order, and the Confirmation Order in accordance with the Milestones described in the Restructuring Support Agreement, and (ii) cause the Backstop Order, the Disclosure Statement Order, and the Confirmation Order to become Final Orders; provided that the failure of any of this Section 4.11(a) to occur on or within the timeframes contemplated therein may be cured by the Company Parties at any time prior to delivery of a notice purporting to terminate this Agreement on account thereof.

(b) The Company Parties shall provide to each of the Commitment Parties and their counsel a reasonable opportunity to review and comment on the Plan and the Disclosure Statement and any proposed amendment, modification, supplement or change to the Plan or the Disclosure Statement, and such documents must be in form and substance reasonably acceptable to the Requisite Commitment Parties and Wolfspeed; provided, however, any obligations of the Company and consent rights generally set forth in this Section 4.11(b) shall be limited to those agreed upon in the Restructuring Support Agreement deemed incorporated herein mutatis mutandis.

Section 4.12 Tax Matters. For U.S. federal and applicable state and local income tax purposes, the Parties agree (i) to treat (A) the Rights Offering Backstop Premium as “put premium” paid to the Commitment Parties, (B) the discount implied by the Purchase Price as original issue discount, (C) the parties’ entering into this Agreement to create the obligation to purchase the New 2L Convertible Notes in respect of the Backstop Commitment as a sale of put options (in consideration for the put premium described in clause (A)) by the Rights Offering Backstop Parties, (D) solely in the event that a substantial amount of New 2L Convertible Notes is issued for cash, the issue price for all New 2L Convertible Notes as determined by reference to the Purchase Price paid in cash and (E) all New 2L Convertible Notes as part of the same issue and fungible with each other; and, with respect to each of the foregoing, no amount shall be treated as having been received in respect of services in connection with this Agreement or the transactions contemplated thereby, including the right and obligation of the Rights Offering Holdback Parties or Rights Offering Backstop Parties, as applicable, to purchase New 2L Convertible Notes in respect of the Direct Investment Commitment or Backstop Commitment, respectively; and (ii) the Parties shall prepare and file all Tax returns consistent with that Tax treatment except as otherwise required pursuant to a determination within the meaning of Section 1313(a) of the Code.

Section 4.13 Antitrust Approvals.

(a) Except as set forth in this Agreement or with the prior written consent of the Company Parties, during the period from the date of this Agreement to the earlier of the Plan Effective Date and the date on which this Agreement is terminated in accordance with its terms, the Commitment Parties shall use commercially reasonable efforts to reasonably promptly take all actions and prepare and file all necessary documentation (including by reasonably cooperating with the Company Parties as to the appropriate time of filing such documentation and its content) and to effect all applications that are necessary in connection with seeking any governmental approval, exemption or authorization from any Governmental Entity under any Antitrust Laws, that are necessary to consummate and make effective the transactions contemplated by this Agreement.

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(b) Without limiting the foregoing, the Commitment Parties will reasonably cooperate with the Company Parties in preparing and filing all necessary documentation and to effect all applications that are necessary in connection with seeking any governmental approval, exemption or authorization from any Governmental Entity.

(c) The Commitment Parties shall reasonably promptly notify the Company Parties of any communications from Governmental Entities related to the Restructuring Transactions provided they are permitted to do so pursuant to any applicable law, regulation or instruction from the applicable Government Entity.

(d) The Commitment Parties shall not take any action that is intended or reasonably likely to materially impede or delay the ability of the Parties to obtain any necessary approvals required for the transactions contemplated by this Agreement.

Section 4.14 Transaction Expenses. The Company Parties shall pay or reimburse the Commitment Parties for all reasonable and documented fees and expenses of their advisors (including attorneys’ fees of no more than a single counsel, which shall be Ropes), including, for the avoidance of doubt, all Restructuring Expenses, in accordance with the terms set forth in this Agreement, the Restructuring Support Agreement, and the applicable engagement letters or fee arrangements. The terms set forth in this Section 4.14 shall remain in full force and effect regardless of whether the transactions contemplated by this Agreement are consummated, provided that no fees or expenses shall accrue after the termination of this Agreement. The Company Parties hereby acknowledge and agree that the Commitment Parties have expended, and will continue to expend, considerable time, effort and expense in connection with this Agreement and the negotiation of the transactions contemplated hereby, and that this Agreement provides substantial value to, is beneficial to, and is necessary to preserve, the Company Parties and to effectuate the Restructuring Transaction, and that the Commitment Parties have made a substantial contribution to the Company Parties. If and to the extent not previously reimbursed or paid in connection with the foregoing, subject to the approval of the Bankruptcy Court, the Company shall reimburse or pay (as the case may be) all such fees and expenses pursuant to Section 1129(a)(4) of the Bankruptcy Code or otherwise. The Company Parties hereby acknowledge and agree that such fees and expenses accrued after the Petition Date are of the type that should be entitled to treatment as, and the Company Parties shall seek treatment of such fees and expenses as, administrative expense claims pursuant to Sections 503(b) and 507(a)(2) of the Bankruptcy Code. For the avoidance of doubt, the amounts payable under this Section 4.14 shall be determined without duplication of recovery under the Restructuring Support Agreement and the applicable engagement letters or fee arrangements.

ARTICLE V

CONDITIONS TO THE OBLIGATIONS OF THE PARTIES

Section 5.1 Conditions to the Obligations of the Commitment Parties.

(a) The obligations of each Commitment Party to purchase Unsubscribed Notes pursuant to its respective Backstop Commitments, in the case of Rights Offering Backstop Parties, or the Direct Investment Notes pursuant to its Direct Investment Commitments, in the case of Rights Offering Holdback Parties, on the Plan Effective Date are subject to the satisfaction of the following conditions (unless, to the extent permitted by applicable Law, waived by the Requisite Commitment Parties) prior to or at the Plan Effective Date:

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(i) Representations and Warranties. The representations and warranties of the Company Parties (A) contained in Sections 2.2, 2.3, 2.4, 2.5, 2.6(b)(ii), 2.9, 2.11 and 2.12 shall be true and correct in all respects as of the Plan Effective Date with the same effect as if made as of such time (except for such representations and warranties made as a specified date, which shall be true and correct as of such specified date) (other than de minimis inaccuracies in the case of Section 2.4), and (B) otherwise contained in Article II shall be true and correct (disregarding all materiality, Material Adverse Effect or similar qualifiers) as of the Plan Effective Date with the same effect as if made as of such time (except for such representations and warranties made as of a specified date, which shall be true and correct as of such specified date), except where the failure to be so true and correct would not reasonably be expected to constitute, individually or in the aggregate, a Material Adverse Effect.

(ii) Covenants. Each of the Company Parties shall have performed and complied in all material respects with all obligations and agreements required by this Agreement to be performed or complied with by such Party on or prior to the Plan Effective Date.

(iii) Rights Offering Backstop Premium. Wolfspeed will have delivered the Rights Offering Backstop Premium to the Commitment Parties on the Plan Effective Date, subject to Section 1.5 hereof.

(iv) Rights Offering Backstop Commitment Agreement Approval Order. The Bankruptcy Court shall have entered an Order approving this Agreement (the “Backstop Order”), such Order shall be in form and substance reasonably satisfactory to the Requisite Commitment Parties and such Order shall be a Final Order.

(v) Restructuring Support Agreement. (x) The Restructuring Support Agreement shall not have been terminated with respect to the Company Parties and shall be in full force and effect in accordance with its terms, and (y) no notice of termination shall have been validly given, and not rescinded, pursuant to Section 5.01 of the Restructuring Support Agreement.

(vi) Disclosure Statement Order. The Bankruptcy Court shall have entered an Order approving the Disclosure Statement (the “Disclosure Statement Order”), such Order shall be in form and substance reasonably satisfactory to the Requisite Commitment Parties and such Order shall be a Final Order.

(vii) Confirmation Order. The Bankruptcy Court shall have entered an Order confirming the Plan (the “Confirmation Order”), such Order shall be in form and substance reasonably satisfactory to the Requisite Commitment Parties and such Order shall be a Final Order. Without limiting the generality of the foregoing, the Confirmation Order shall contain the following specific findings of fact, conclusions of Law and Orders: (A) each of the issuances of the RO Notes and the Premium Notes are exempt from the registration and prospectus delivery requirements of Section 5 of the Securities Act pursuant to Section 1145(a) of the Bankruptcy Code, except that any such New 2L Convertible Notes issued to an entity that is an “underwriter” with respect to such securities as that term is defined in Section 1145(b) of the Bankruptcy Code shall be issued in reliance upon Section 4(a)(2) of the Securities Act; (B) each of the issuances of the Direct Investment Notes and the Unsubscribed Notes are exempt from the registration and prospectus delivery requirements of Section 5 of the Securities Act pursuant to Section 4(a)(2) of the Securities Act; (C) the

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solicitation of acceptance or rejection of the Plan by the Commitment Parties and/or any of their respective Affiliates and Representatives (if any such solicitation was made) was done in good faith and in compliance with the applicable provisions of the Bankruptcy Code and, as such, the Commitment Parties and any of their respective Affiliates and Representatives are entitled to the benefits and protections of Section 1125(e) of the Bankruptcy Code; and (D) the participation by the Commitment Parties and/or any of their respective Affiliates and Representatives in the offer, issuance, sale, or purchase of any security offered, issued, sold, or purchased under the Plan (if any such participation was made) was done in good faith and in compliance with the applicable provisions of the Bankruptcy Code and, as such, the Commitment Parties and any of their respective Affiliates and Representatives are entitled to the benefits and protections of Section 1125(e) of the Bankruptcy Code.

(viii) Approved Plan. The conditions to the occurrence of the Plan Effective Date (other than any conditions relating to occurrence of the closing of the transactions contemplated by this Agreement and conditions the satisfaction of which requires the taking of action by the Commitment Parties) set forth in the Plan shall have been satisfied or waived (other than such conditions that, by their terms, are to be satisfied as of the occurrence of the Plan Effective Date) in accordance with the terms thereof.

(ix) Plan Effective Date. The Plan Effective Date shall have occurred, or shall be deemed to have occurred concurrently with the consummation of the transactions contemplated hereby, in accordance with the terms and conditions in the Restructuring Support Agreement, the Plan and the Confirmation Order.

(x) Regulatory Approvals. All waiting periods imposed by any Governmental Entity or Antitrust Authority in connection with the transactions contemplated by this Agreement, the Restructuring Support Agreement and the Plan shall have terminated or expired and all applicable authorizations, approvals, consents or clearances under any Antitrust Laws in connection with the transactions contemplated by this Agreement, the Restructuring Support Agreement and the Plan shall have been obtained, except, in each case, as contemplated by or permitted by the Plan or the Restructuring Support Agreement.

(xi) No Legal Impediment. Except as contemplated by the Plan, no Law or Order enacted, adopted or issued by any Governmental Entity with competent jurisdiction that prohibits the implementation and consummation of the Plan, the Rights Offering, including the Direct Investment Raise, or the transactions contemplated by this Agreement shall be in effect.

(xii) No Material Adverse Effect. Since the date of this Agreement, no Material Adverse Effect shall have occurred that is continuing as of the Plan Effective Date.

(xiii) Officer’s Certificate. The Commitment Parties shall have received a certificate from an authorized signatory of Wolfspeed confirming that the conditions set forth in Sections 5.1(a)(i) and 5.1(a)(ii) hereof have been satisfied.

(xiv) Definitive Documents. To the extent set forth in the Restructuring Support Agreement, each Commitment Party shall have received duly executed counterparts of each of the Definitive Documents to be entered into at the Plan Effective Date by any of the Company Parties or their Subsidiaries, and such Definitive Documents shall be consistent with the Restructuring Support Agreement.

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(b) All or any of the conditions set forth in this Section 5.1 may only be waived in whole or in part with respect to all Commitment Parties by a written instrument delivered by the Requisite Commitment Parties and if so waived, the Commitment Parties shall be bound by such waiver.

Section 5.2 Conditions to the Obligations of Wolfspeed.

(a) The obligations of the Company Parties to consummate the transactions contemplated by this Agreement on the Plan Effective Date are subject to satisfaction of the following conditions (unless waived by Wolfspeed) prior to or at the Plan Effective Date:

(i) Representations and Warranties. The representations and warranties of the Commitment Parties set forth in this Agreement shall be true and correct in all material respects (or if already qualified by “materiality,” “material adverse effect” or similar, shall be true in all respects) on and as of the date hereof and as of the Plan Effective Date with the same effect as if made as of such time (except for such representations and warranties made as of a specified date, which shall be true and correct in all material respects (or if already qualified by “materiality,” “material adverse effect” or similar, shall be true in all respects) as of such specified date).

(ii) Covenants. The Commitment Parties shall have performed and complied in all material respects with all obligations and agreements required by this Agreement to be performed or complied with by the Commitment Parties on or prior to the Plan Effective Date.

(iii) Rights Offering Backstop Commitment Agreement Approval Order. The Bankruptcy Court shall have entered the Backstop Order, such Backstop Order shall be in form and substance reasonably satisfactory to Wolfspeed and such Order shall be a Final Order.

(iv) Disclosure Statement Order. The Bankruptcy Court shall have entered the Disclosure Statement Order, such Order shall be in form and substance reasonably satisfactory to Wolfspeed and such Order shall be a Final Order.

(v) Confirmation Order. The Bankruptcy Court shall have entered the Confirmation Order, such Order shall be in form and substance reasonably satisfactory to Wolfspeed and such Order shall be a Final Order.

(vi) Plan Effective Date. The Plan Effective Date shall have occurred, or shall be deemed to have occurred concurrently with the consummation of the transactions contemplated hereby, in accordance with the terms and conditions in the Restructuring Support Agreement, the Plan and the Confirmation Order.

(vii) [Reserved.]

(viii) No Legal Impediment. Except as contemplated by the Plan, no Law or Order enacted, adopted or issued by any Governmental Entity with competent jurisdiction that prohibits the implementation of the Plan, the Rights Offering or the transactions contemplated by this Agreement shall be in effect.

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(ix) Approved Plan. The conditions to the occurrence of the Plan Effective Date (other than any conditions relating to occurrence of the closing of the transactions contemplated by this Agreement and conditions the satisfaction of which requires the taking of action by the Company Parties) set forth in the Plan shall have been satisfied or waived (other than such conditions that, by their terms, are to be satisfied as of the occurrence of the Plan Effective Date) in accordance with the terms thereof.

(x) Restructuring Support Agreement. The Restructuring Support Agreement shall not have been terminated with respect to the Commitment Parties and remains in full force and effect in accordance with its terms.

(xi) Definitive Documents. On or before the Plan Effective Date, the Company Parties shall have received duly executed counterparts of each of the Definitive Documents to be entered into at the Plan Effective Date by the Commitment Parties or any of their Affiliates, and such Definitive Documents shall be consistent with the Restructuring Support Agreement.

(b) All or any of the conditions set forth in this Section 5.2 may only be waived in whole or in part with respect to the Company Parties by a written instrument delivered by Wolfspeed and if so waived, the Company Parties shall be bound by such waiver.

ARTICLE VI

TERMINATION

Section 6.1 Termination by the Requisite Commitment Parties. The Requisite Commitment Parties may terminate this Agreement as to all Parties by the delivery of a written notice in accordance with Section 8.2 hereof to all of the Parties, at any time upon the occurrence of any the following events (each, a “Commitment Party Termination Event”):

(a) a breach in any material respect by any Company Party of any of its representations, warranties, covenants, or obligations set forth in this Agreement, the Restructuring Support Agreement, or any other agreement to be entered into in connection with the transactions contemplated hereby or the other Restructuring Transactions that (if susceptible to cure) remains uncured for a period of five (5) Business Days after the receipt by the Company Parties of written notice of such breach; provided, that nothing in this Section 6.1(a) shall impair the Commitment Parties’ ability to terminate this Agreement pursuant to the remaining provisions in this Section 6.1;

(b) a breach in any material respect by Renesas of any of its representations, warranties, covenants, or obligations set forth in the Restructuring Support Agreement or any other agreement to be entered into in connection with the transactions contemplated hereby or the other Restructuring Transactions that (if susceptible to cure) remains uncured for a period of five (5) Business Days after the receipt by Renesas of written notice of such breach; provided, that nothing in this Section 6.1(b) shall impair the Commitment Parties’ ability to terminate this Agreement pursuant to the remaining provisions in this Section 6.1; provided, further, that no failure to obtain the necessary Regulatory Approvals shall constitute a material breach by Renesas;

(c) a breach in any material respect by the Consenting Senior Secured Noteholders of any of the representations, warranties, covenants, or obligations set forth in the Restructuring Support Agreement or any other agreement to be entered into in connection with the transactions contemplated hereby or the other Restructuring Transactions, which breach has not been cured (if

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curable) within five (5) Business Days after the receipt by the Consenting Senior Secured Noteholders of written notice of such breach; provided, that the Requisite Commitment Parties shall not be entitled to terminate this Agreement with respect to any such breach by any Consenting Senior Secured Noteholders, if the non-breaching Consenting Senior Secured Noteholders still hold at least 66 and two-thirds (2/3) percent of the sum of all outstanding Senior Secured Notes as of such date;

(d) the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of, or the initiation of any legal action by any governmental authority seeking, any ruling or order making illegal or otherwise enjoining, preventing, or prohibiting the consummation of a material portion of the transactions contemplated hereby or the other Restructuring Transactions, including enjoining, preventing, or prohibiting a material portion of the transactions contemplated hereby or the other Restructuring Transactions or a Company Party or any affiliate of a Company Party from making any transfer or distribution required or as contemplated by the transactions contemplated hereby, the other Restructuring Transactions and the Definitive Documents which prevents consummation of the Plan, and such legal action, initiation of a legal action, ruling or order has not been withdrawn or discharged within thirty (30) days of the issuance or initiation, as applicable, thereof; provided, however, any issuance, ruling, or order from CFIUS or relating to CFIUS Approval or any governmental authority enforcing any regulations regarding applicable Foreign Investment Laws or Antitrust Laws shall not give rise to a Commitment Party Termination Event unless such issuance, ruling, or order prevents consummation of the Plan in accordance with the terms hereof;

(e) except as otherwise expressly set forth in the Restructuring Support Agreement, failure of any Company Party to use commercially reasonable efforts to (i) conduct its businesses and operations in the ordinary course in a manner that is consistent with past practices and in material compliance with applicable law, (ii) maintain its books and records in the ordinary course in a manner that is consistent with past practices, and in compliance with applicable law, (iii) maintain all insurance policies, or suitable replacements therefor, in full force and effect, in a manner consistent with past practices, and in compliance with applicable law, and (iv) preserve intact its business organizations and relationships with third parties (including creditors, lessors, licensors, and contract counterparties) and employees in the ordinary course in a manner that is consistent with past practices, and in compliance with applicable law;

(f) the failure to meet a Milestone, which has not been waived or extended in a manner consistent with the Restructuring Support Agreement, and solely to the extent such failure is not the result of a breach by the terminating Commitment Parties;

(g) the failure to achieve the Plan Effective Date before the Outside Date, solely to the extent such failure is not the result of a breach by the terminating Commitment Parties; provided, that, notwithstanding anything herein to the contrary, this Commitment Party Termination Event in this Section 6.1(g) cannot be waived without the consent of each Commitment Party and each Company Party and may be asserted immediately by any Commitment Party to terminate this Agreement as to itself;

(h) the material failure of any Company Party or Renesas to comply with the covenants set forth in herein or in the Restructuring Support Agreement, as applicable (provided that, with respect to the covenants set forth in Article 4 of the Restructuring Support Agreement, solely to the extent such Person’s compliance is reasonably necessary to obtain Regulatory Approvals);

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(i) any Company Party (A)(I) states in writing or publicly announces its intention to pursue, (II) consummates, or (III) enters into a binding agreement to consummate, in each case, an Alternative Transaction, (B) states in writing or publicly announces its intention to not pursue the transactions contemplated hereby or the other Restructuring Transactions, or (C) informs the Commitment Parties of a Fiduciary Out Determination; provided, that nothing in this Agreement shall require a Company Party or the board of directors, board of managers, or similar governing body of a Company Party to take any action or refrain from taking any action with respect to the transactions contemplated hereby or the other Restructuring Transactions to the extent taking or failing to take such action would be inconsistent with applicable law or inconsistent with the exercise of its fiduciary obligations under applicable law, and any such action or inaction shall not be deemed to constitute a breach of this Agreement; provided, further, that such action or inaction shall not affect any rights of the Commitment Parties set forth in Section 6.1 hereof;

(j) the commencement, support, or joinder with any litigation or adversary proceeding by any Party hereto against any Commitment Party by any Company Party;

(k) any Company Party seeks or obtains an order of the Bankruptcy Court authorizing the rejection of this Agreement or the Restructuring Support Agreement;

(l) (A) the Company gives notice of termination of this Agreement or the Restructuring Support Agreement in accordance with its terms or (B) Renesas gives notice of termination of the Restructuring Support Agreement in accordance with its terms;

(m) any Company Party revokes the Restructuring Transactions, including the withdrawal of the Plan, as applicable, or its support therefor;

(n) (A) any order approving the solicitation procedures, the Plan or the Disclosure Statement is reversed, dismissed, vacated, modified or amended in a manner that is inconsistent in any material respect with this Agreement or the Restructuring Support Agreement, or (B) a motion for reconsideration, re-argument, or rehearing with respect to any such order has been filed and the Company Parties have failed to timely object to such motion;

(o) any court of competent jurisdiction has entered a final, non-appealable judgment or order declaring this Agreement or the Restructuring Support Agreement to be unenforceable;

(p) the Bankruptcy Court or a court of competent jurisdiction enters an order (A) converting the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code, (B) dismissing the Chapter 11 Cases, or (C) appointing a trustee for the Chapter 11 Cases (other than a fee examiner and only to the extent such trustee or examiner is granted powers beyond those set forth in Sections 1106(a)(3) and (4) of the Bankruptcy Code), which order in each case has not been reversed, stayed, or vacated by the later of (I) the date on which the Bankruptcy Court confirms the Plan and (II) ten (10) Business Days after the Company Parties provide written notice to the other Parties that such order is materially inconsistent with the Restructuring Support Agreement;

(q) failure of the Debtors to timely file a formal objection to any motion filed with the Bankruptcy Court seeking the entry of an order (i) directing the appointment of a trustee or examiner, (ii) converting the Chapter 11 Cases to cases under Chapter 7 of the Bankruptcy Code, and/or (iii) dismissing the Chapter 11 Cases;

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(r) the Bankruptcy Court enters an order in the Chapter 11 Cases terminating any Company Party’s exclusive right, or any Company Party otherwise loses the exclusive right, to file a plan or plans of reorganization or to solicit acceptances thereof pursuant to Section 1121 of the Bankruptcy Code;

(s) the Bankruptcy Court enters an order denying confirmation of the Plan and, if the Company Parties seek to reverse, vacate or stay such denial, such order shall not have been reversed, vacated, or stayed within ten (10) days of entry;

(t) the Bankruptcy Court enters an order granting relief from the automatic stay imposed by Section 362 of the Bankruptcy Code that would materially and adversely affect the Company Parties’ and their subsidiaries’ ability to operate their businesses in the ordinary course and such order is not reversed after fourteen (14) calendar days from the Bankruptcy Court’s entry thereof;

(u) (A) the Cash Collateral Order is reversed, dismissed, vacated, modified or amended in a manner that is inconsistent in any material respect with the Restructuring Support Agreement or (B) a motion for reconsideration, re-argument, or rehearing with respect to such order has been filed and the Company Parties have failed to timely object to such motion;

(v) the Bankruptcy Court enters an order invalidating, disallowing, subordinating, or recharacterizing, as applicable, any of the Commitment Parties’ Existing Debt or Claims arising from Existing Documents, and such order is not reversed or stayed after fourteen (14) days from the Bankruptcy Court’s entry thereof;

(w) upon the commencement of an involuntary insolvency proceeding against any of the Company Parties or the filing for other similar relief in respect of the Company Parties or their debts, or of a substantial part of their assets, under any federal, state or foreign bankruptcy, insolvency, administrative, receivership or similar law now or hereafter in effect and such involuntary proceeding is not dismissed within thirty (30) days after the filing thereof;

(x) any Company Party or other Commitment Party files any motion or pleading with the Bankruptcy Court that is materially inconsistent with this Agreement or the Restructuring Support Agreement (including the consent rights of such terminating Commitment Party, as set forth herein) and such motion has not been withdrawn or amended on or before the date which is the earlier of (A) three (3) Business Days of receipt by the filing Company Party or Commitment Party, as applicable, of written notice from the terminating Commitment Parties that such motion or pleading is inconsistent with this Agreement or the Restructuring Support Agreement and (B) the date on which such motion or pleading is scheduled to be heard by the Bankruptcy Court;

(y) any Company Party files any pleading or motion with the Bankruptcy Court objecting to, challenging, or seeking to invalidate, disallow, subordinate, recharacterize, or limit the Existing Debt;

(z) the Company Parties, except in accordance with the Restructuring Transactions, incur any indebtedness or guarantee any indebtedness of another entity other than (A) in the ordinary course of business in an aggregate principal amount up to $5,000,000 or (B) as set forth in the Budget;

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(aa) any Company Party settles, without the consent of the Requisite Commitment Parties, (A) material claims or causes of action brought against any Company Party (or any Affiliate) (including, without limitation, any claims asserted by a governmental entity) other than in the ordinary course of business and consistent with past practice or (B) claims or causes of action brought against any Company Party (or any Affiliate) or involving any Company Party (or any Affiliate) requiring, in the aggregate, payment of more than $10,000,000 by any Company Party, including, without limitation, any Non-Debtor Professional Claim; provided, that the Company Parties shall be permitted to settle any claims or causes of actions for which (X) the settlement proceeds are solely covered by third parties, including insurance providers, and (Y) such settlement proceeds are not, in any way, derived from the Company Parties nor are the Company Parties required to, in any way, indemnify or reimburse such third parties, including insurance providers, in any amount;

(bb) other than as contemplated pursuant to the Restructuring Transactions, any Company Party files any pleading seeking authority to sell, or sells, any material assets (including, without limitation, any intellectual property material to the business of the Company Parties) without the consent of the Requisite Commitment Parties other than (A) asset sales in the ordinary course of business or (B) as set forth on Schedule 1 to the Restructuring Support Agreement;

(cc) failure of any Company Party to maintain its good standing under the laws of the state or other jurisdiction in which it is incorporated or organized, except to the extent that any failure to maintain such Company Party’s good standing arises (A) solely from the filing of the Chapter 11 Cases or (B) pursuant to the Plan;

(dd) failure of the Company Parties to pay any and all Restructuring Expenses as and when required under the Restructuring Support Agreement and this Agreement, if such failure is not cured within five (5) Business Days of notice by the terminating Commitment Parties;

(ee) the breach in any material respect by the Consenting Senior Secured Noteholders of any of the representations, warranties, covenants, or other obligations thereof set forth in the Restructuring Support Agreement, which breach has not been cured (if curable) within five (5) Business Days of written notice from the terminating Commitment Parties; provided, that the Commitment Parties shall not have the right to terminate this Agreement with respect to such breach if the non-breaching Consenting Senior Secured Noteholders still hold at least 66 and two-thirds (2⁄3) percent of the sum of all outstanding Senior Secured Notes as of such date;

(ff) (A) any Definitive Document executed or filed by the Company Parties or the Debtors in the Chapter 11 Cases or any related order entered by the Bankruptcy Court is materially inconsistent with the terms and conditions set forth in this Agreement or the Restructuring Support Agreement, including the consent rights set forth herein or therein, or is otherwise not in accordance with this Agreement, the Restructuring Support Agreement, or any of the terms or conditions hereof or thereof, or (B) any of the Definitive Documents is waived, amended, supplemented, or otherwise modified in a manner that is inconsistent in any material respect with the terms and conditions set forth in this Agreement or the Restructuring Support Agreement, including the consent rights set forth herein or therein, without the prior written consent of the Requisite Commitment Parties (or such parties as may be required by the terms hereof or such Definitive Document, if then effective), which has not been cured (if curable) within five (5) Business Days of written notice from the Requisite Commitment Parties;

(gg) the Required Consenting Senior Secured Noteholders or the Required Consenting Convertible Noteholders give notice of termination of the Restructuring Support Agreement in accordance with its terms; and

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(hh) the termination of the Restructuring Support Agreement other than in accordance with its terms in connection with the occurrence of the Plan Effective Date.

Section 6.2 Termination by Wolfspeed. Upon written notice from Wolfspeed delivered in accordance with Section 8.2 hereof to the Commitment Parties, at any time upon the occurrence of any the following events (each, a “Company Termination Event”), Wolfspeed may terminate this Agreement:

(a) with respect to the applicable Commitment Party only, a breach in any material respect by such Commitment Party of any of its representations, warranties, covenants, or obligations set forth in this Agreement that (if susceptible to cure) remains uncured for a period of five (5) Business Days after the receipt by such Commitment Party of written notice of such breach from Wolfspeed; provided, that (i) Wolfspeed shall not have the right to terminate this Agreement as against such Commitment Party pursuant to this Section 6.2(a) if any of the Company Parties is then in willful or intentional breach of this Agreement, and (ii) this Agreement shall continue in full force and effect with respect to the Company Parties and the non-breaching Commitment Parties so long as, pursuant to Section 1.5 hereof, all Backstop Commitments and/or Direct Investment Commitments of such breaching Commitment Party have been committed to by the non-breaching Commitment Parties within the time period specified therein;

(b) a breach in any material respect by Renesas of any of its representations, warranties, covenants, or obligations set forth in the Restructuring Support Agreement or any other agreement to be entered into in connection with the Restructuring Transactions that (if susceptible to cure) remains uncured for a period of five (5) Business Days after the receipt by Renesas of written notice of such breach; provided, that nothing in this Section 6.2(b) shall impair the Company Parties’ ability to terminate this Agreement pursuant to the remaining provisions in this Section 6.2; provided, further, that no failure to obtain the necessary Regulatory Approvals shall constitute a material breach by Renesas;

(c) the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of, or the initiation of any legal action by any governmental authority seeking, any ruling or order making illegal or otherwise enjoining, preventing, or prohibiting the consummation of a material portion of the transactions contemplated hereby or the other Restructuring Transactions, including enjoining, preventing, or prohibiting a material portion of the transactions contemplated hereby or the other Restructuring Transactions or a Company Party or any affiliate of a Company Party from making any transfer or distribution required or as contemplated by the transactions contemplated hereby or the other Restructuring Transactions and the Definitive Documents which prevents consummation of the Plan, and such legal action, initiation of a legal action, ruling or order has not been withdrawn or discharged within thirty (30) days of the issuance or initiation, as applicable, thereof; provided, however, any issuance, ruling, or order from CFIUS or relating to CFIUS Approval or any governmental authority enforcing any regulations regarding applicable Foreign Investment Laws or Antitrust Laws shall not give rise to a termination event hereunder unless such issuance, ruling, or order prevents consummation of the Plan in accordance with the terms of the Restructuring Support Agreement;

(d) the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any final, non-appealable ruling or order making illegal or otherwise enjoining, preventing, or prohibiting a Company Party or any affiliate of a Company Party from making any transfer or distribution, which legal action, ruling, or order has not been withdrawn or discharged within thirty (30) days of the issuance thereof;

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(e) [Reserved];

(f) (A) any document filed by the Commitment Parties, if any, in the Chapter 11 Cases or any related order entered by the Bankruptcy Court is materially inconsistent with the terms and conditions set forth in this Agreement or the Restructuring Support Agreement, including the consent rights set forth herein or therein, or is otherwise not in accordance with this Agreement or the Restructuring Support Agreement or any of the terms or conditions of this Agreement or the Restructuring Support Agreement, or (B) any of the Definitive Documents is waived, amended, supplemented, or otherwise modified in a manner that is inconsistent in any material respect with the terms and conditions set forth in this Agreement or the Restructuring Support Agreement, including the consent rights set forth herein or therein, without the prior written consent of the Company Parties, which has not been cured (if curable) within five (5) Business Days of written notice from the Company Parties;

(g) if (A) the Required Consenting Senior Secured Noteholders, Required Consenting Convertible Noteholders, or Renesas give notice of termination of the Restructuring Support Agreement in accordance with its terms or (B) the Requisite Commitment Parties give notice of termination of this Agreement in accordance with its terms;

(h) if the Commitment Parties default in any material respect with respect to their obligations hereunder to fully fund the Backstop Commitment and the Direct Investment Commitment when required on the Plan Effective Date, and such default is not cured within six (6) Business Days;

(i) upon the commencement of an involuntary insolvency proceeding against any of the Company Parties or the filing for other similar relief in respect of the Company Parties or their debts, or of a substantial part of their assets, under any federal, state or foreign bankruptcy, insolvency, administrative, receivership or similar law now or hereafter in effect, and such involuntary proceeding is not dismissed within thirty (30) days after the filing thereof;

(j) the Bankruptcy Court or a court of competent jurisdiction enters an order (A) converting the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code, (B) dismissing the Chapter 11 Cases, or (C) appointing a trustee for the Chapter 11 Cases, which order in each case has not been reversed, stayed, or vacated by the later of (I) the date on which the Bankruptcy Court confirms the Plan and (II) ten (10) Business Days after the Company Parties provide written notice to the other Parties that such order is materially inconsistent with the Restructuring Support Agreement;

(k) the Bankruptcy Court enters an order denying confirmation of the Plan and if the Company Parties seek to reverse, vacate or stay such denial, such order shall not have been reversed, vacated, or stayed within fourteen (14) days of entry;

(l) the Bankruptcy Court enters an order granting relief from the automatic stay imposed by Section 362 of the Bankruptcy Code that would materially and adversely affect the Company Parties’ and their subsidiaries’ ability to operate their businesses in the ordinary course, and such order is not reversed after fourteen (14) calendar days from the Bankruptcy Court’s entry;

(m) the Bankruptcy Court enters an order invalidating, disallowing, subordinating or recharacterizing, as applicable, a material portion of the Existing Debt and such order is not reversed or stayed after fourteen (14) days from the Bankruptcy Court’s entry;

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(n) if, as a result of the termination of the Restructuring Support Agreement with respect to any Automatic Termination Party in accordance with Section 5.01(g) thereof, (A) the remaining Consenting Senior Secured Noteholders no longer comprise over fifty (50) percent of the total number of holders of Senior Secured Notes or no longer hold at least 66 and two-thirds (2⁄3) percent of the sum of all outstanding Senior Secured Notes or (B) the remaining Consenting Convertible Noteholders no longer comprise over fifty (50) percent of the total number of holders of Convertible Notes or no longer hold at least 66 and two-thirds (2⁄3) percent of the sum of all outstanding 2026 Convertible Notes, 2028 Convertible Notes, and 2029 Convertible Notes taken together; provided, that the Company cannot terminate this Agreement pursuant to this Section 6.2(n) so long as it still has the votes of (A) (i) at least 66 and two-thirds (2⁄3) percent of the sum of all outstanding Senior Secured Notes that have voted and (ii) over fifty (50) percent of the total number of holders of Senior Secured Notes that have voted, and (B) (i) at least 66 and two-thirds (2⁄3) percent of the sum of all outstanding 2026 Convertible Notes, 2028 Convertible Notes, and 2029 Convertible Notes, taken together, that have voted and (ii) over fifty (50) percent of the total number of holders of Convertible Notes taken together, that have voted, in each case, in favor of the Plan;

(o) the Commitment Parties entitled to vote on the Plan have failed to timely vote their Claims in favor of the Plan or at any time change their votes to constitute rejections to the Plan, in either case in a manner inconsistent with this Agreement or the Restructuring Support Agreement; provided, that this termination event will not apply if sufficient Consenting Senior Secured Noteholders, Consenting 2026 Noteholders, Consenting 2028 Noteholders, and Consenting 2029 Noteholders, as applicable, have timely voted (and not withdrawn) their Claims to accept the Plan in amounts necessary for each applicable impaired class under the Plan to “accept” the Plan consistent with Section 1126 of the Bankruptcy Code;

(p) one or more of the Commitment Parties files or supports any Alternative Transaction, modification, motion, or pleading with the Bankruptcy Court that is materially inconsistent with the Restructuring Support Agreement or this Agreement or the Plan, and such Alternative Transaction, modification, motion, or pleading has not been revoked before the earlier of (A) three (3) Business Days after the filing or day on which the supporting party receives written notice from the Company Parties or Latham that such Alternative Transaction, modification, motion, or pleading is inconsistent with the Restructuring Support Agreement, this Agreement or the Plan, and (B) entry of an order of the Bankruptcy Court approving such Alternative Transaction, modification, motion, or pleading; provided, that a Company Party shall not have the right to terminate this Agreement if, as of such date, (I) the non-filing or non-supporting Consenting Senior Secured Noteholders still hold at least 66 and two-thirds (2⁄3) percent of the sum of all outstanding Senior Secured Notes, (II) the non-filing or non-supporting Consenting Convertible Noteholders still hold at least 66 and two-thirds (2⁄3) percent of the sum of all outstanding 2026 Convertible Notes, 2028 Convertible Notes, and 2029 Convertible Notes taken together, and (III) Renesas still holds the CRD Loans and is still a Consenting Creditor;

(q) upon written notice to the other Parties hereto that any Company Party has made a Fiduciary Out Determination;

(r) the Cash Collateral Order or any order approving the solicitation procedures, the Plan or the Disclosure Statement is reversed, dismissed, vacated, modified or amended in a manner that is inconsistent in any material respect with the Restructuring Support Agreement;

(s) any court of competent jurisdiction has entered a final, non-appealable judgment or order declaring this Agreement or the Restructuring Support Agreement to be unenforceable; or

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(t) the termination of the Restructuring Support Agreement other than in accordance with its terms in connection with the occurrence of the Plan Effective Date.

Section 6.3 Mutual Termination; Automatic Termination.

(a) This Agreement may be terminated by mutual written agreement of Wolfspeed and the Requisite Commitment Parties.

(b) With respect to the Automatic Termination Parties, to the extent that the taking of any action by any Person, whether or not a Party, or the occurrence of any event (including the passage of time), would, assuming such action is taken or such event occurred, result in the Commitment Parties and their Attribution Parties, collectively, beneficially owning, or being deemed to beneficially own, an aggregate amount of 5% or more of the outstanding common equity of the Company, this Agreement shall be automatically, and without the need for any further action by, notice to knowledge of any Party, terminated with respect to the Automatic Termination Parties as of immediately prior to such action or event, and, subject to Section 6.4 hereof, the Automatic Termination Parties shall have no further obligations or commitments under this Agreement effective as of such time.

Section 6.4 Effect of Termination.

(a) Upon the termination of this Agreement in accordance with this Article VI, and except as expressly provided in Article VI, this Agreement shall forthwith become null and void, any payments received by Wolfspeed pursuant to Funding Notices shall be returned, without interest, to the bank account identified by the applicable Commitment Party as soon as reasonably practicable, and of no further force or effect as to all Parties and each Party shall, except as expressly provided otherwise in this Agreement, be immediately released from its liabilities, obligations, commitments, undertakings and agreements under or related to this Agreement and shall have all the rights and remedies that it would have had and shall be entitled to take all actions, whether with respect to the Restructuring Transactions or otherwise, that it would have been entitled to take had it not entered into this Agreement; provided, however, that (i) in no event shall any such termination relieve a party from Liability for its actual and intentional fraud or any willful or intentional breach of this Agreement, (ii) any confidentiality agreements between any of the Commitment Parties and any member of the Company Parties, and the provisions set forth in this Section 6.4, Article VII, and Article VIII hereof, shall survive the termination of this Agreement in accordance with their terms, and (iii) the obligations of the Company Parties to pay the Rights Offering Backstop Premium in accordance with Section 1.2(d) and the fees and expenses of the Commitment Parties pursuant to Section 4.14 shall survive the termination of this Agreement and shall remain in full force and effect, in each case until such obligation has been satisfied.

(b) For purposes of this Agreement, “willful or intentional breach” shall mean a breach of this Agreement that is a consequence of an act undertaken by the breaching party with the knowledge that the taking of such act would, or would reasonably be expected to, cause a breach of this Agreement.

(c) Any termination of this Agreement shall in no way impact the rights, remedies and obligations of any parties pursuant to the terms of the Restructuring Support Agreement, which shall remain in full force and effect to the extent the Restructuring Support Agreement remains in full force and effect.

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ARTICLE VII

INDEMNIFICATION OBLIGATIONS

Section 7.1 Indemnification Generally. Following the entry of the Backstop Order, the Company Parties (each an “Indemnifying Party” and collectively, the “Indemnifying Parties”) shall, jointly and severally, indemnify and hold harmless each Commitment Party and its Affiliates, equity holders, members, partners, general partners, managers and its and their respective representatives and controlling Persons (each, an “Indemnified Person”) from and against any and all losses, claims, damages, liabilities and reasonable costs and expenses (other than income Taxes of the Commitment Parties incurred as a result of participating in the transactions contemplated by this Agreement or the Plan) (collectively, “Losses”) that any such Indemnified Person has actually incurred or to which any such Indemnified Person has actually become subject resulting from any claim, challenge, litigation, investigation or Legal Proceeding, arising out of or in connection with this Agreement, the Plan and the transactions contemplated hereby and thereby, regardless of whether any Indemnified Person is a party thereto, whether or not such Legal Proceedings are brought by any of the Company Parties, their respective equity holders, Affiliates, creditors or any other Person, and reimburse each Indemnified Person upon demand for reasonable and documented out-of-pocket attorneys’ fees and expenses (which shall be limited to one law firm, and one local counsel (to the extent necessary), each serving as counsel for all of the Indemnified Persons, taken as a whole) and other reasonable and documented out-of-pocket third-party expenses actually incurred in connection with investigating, preparing to defend or defending, or providing evidence in or preparing to serve or serving as a witness with respect to, any lawsuit, investigation, claim or other Legal Proceeding relating to any of the foregoing (including in connection with the enforcement of the indemnification obligations set forth herein), irrespective of whether or not the transactions contemplated by this Agreement or the Plan are consummated or whether or not this Agreement is terminated; provided that the foregoing indemnity will not, as to any Indemnified Person, apply to Losses (i) as to any Indemnified Person to the extent arising from a material breach or failure by such Indemnified Person of this Agreement (including in connection with such Indemnified Person having defaulted on its obligation to exercise its Subscription Rights or pay the purchase price for such Commitment Party’s exercise of its Subscription Rights or Backstop Commitment of any Unsubscribed Notes or such Commitment Party’s failure to fund its obligations under the Direct Investment Raise), or (ii) to the extent they are found by a final, non-appealable judgment of a court of competent jurisdiction to arise from the bad faith, willful misconduct, gross negligence or fraud of such Indemnified Person.

Section 7.2 Settlement of Indemnified Claims. The Indemnifying Parties shall not be liable for any settlement of any Indemnified Claims (as defined below) effected by such Indemnified Person without the written consent of the Indemnifying Parties (which consent shall not be unreasonably withheld, conditioned or delayed). If any settlement of any Indemnified Claims is consummated with the written consent of the Indemnifying Parties or if there is a final judgment for the plaintiff in any such Indemnified Claims, the Indemnifying Parties agree to indemnify and hold harmless each Indemnified Person from and against any and all Losses by reason of such settlement or judgment to the extent such Losses are otherwise subject to indemnification by the Indemnifying Parties hereunder in accordance with, and subject to the limitations of, this Article VII. The Indemnifying Parties shall not, without the prior written consent of an Indemnified Person (which consent shall be granted or withheld, conditioned or delayed in the Indemnified Person’s sole discretion), effect any settlement of any pending or threatened Indemnified Claims in respect of which indemnity or contribution has been sought hereunder by such Indemnified Person unless (i) such settlement includes an unconditional release of such Indemnified Person in form and substance reasonably satisfactory to such Indemnified Person from all Liability on the claims that are the subject matter of such Indemnified Claims, and (ii) such settlement does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

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Section 7.3 Contribution. If for any reason the foregoing indemnification is unavailable to any Indemnified Person or insufficient to hold it harmless from Losses that are subject to indemnification pursuant to Section 7.1 hereof, then the Indemnifying Parties shall contribute to the amount paid or payable by such Indemnified Person as a result of such Loss in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnifying Parties, on the one hand, and such Indemnified Person, on the other hand, but also the relative fault of the Indemnifying Parties, on the one hand, and such Indemnified Person, on the other hand, as well as any relevant equitable considerations. It is hereby agreed that the relative benefits to the Indemnifying Parties, on the one hand, and all Indemnified Persons, on the other hand, shall be deemed to be in the same proportion as (a) the total value received or proposed to be received by Wolfspeed pursuant to the sale of the Unsubscribed Notes in the Rights Offering and the New 2L Convertible Notes in the Direct Investment Raise contemplated by this Agreement bears to (b) the Rights Offering Backstop Premium to be paid to the Commitment Parties. The Indemnifying Parties also agree that no Indemnified Person shall have any Liability based on their comparative or contributory negligence or otherwise to the Indemnifying Parties, any Person asserting claims on behalf of or in right of any of the Indemnifying Parties, or any other Person in connection with an Indemnified Claim.

Section 7.4 Indemnification Procedure. Promptly after receipt by an Indemnified Person of notice of the commencement of any claim, challenge, litigation, investigation or proceeding that is the subject of indemnification set forth in Section 7.1 hereof (an “Indemnified Claim”), such Indemnified Person will, if a claim is to be made hereunder against the Indemnifying Parties in respect thereof, promptly notify the Indemnifying Parties in writing of the commencement thereof; provided that (a) the omission to so notify the Indemnifying Parties will not relieve the Indemnifying Parties from any liability that it may have hereunder except to the extent it has been materially prejudiced by such failure and (b) the omission to so notify the Indemnifying Parties will not relieve the Indemnifying Party from any liability that it may have to such Indemnified Person otherwise than on account of this Article VII. In case any such Indemnified Claims are brought against any Indemnified Person and the Indemnified Person notifies the Indemnifying Parties of the commencement thereof, the Indemnifying Parties will be entitled to participate therein, and, at their election by providing written notice to such Indemnified Person, the Indemnifying Parties will be entitled to assume the defense thereof, with counsel reasonably acceptable to such Indemnified Person; provided that, if the parties (including any impleaded parties) to any such Indemnified Claims include both such Indemnified Person and the Indemnifying Parties and based on advice of such Indemnified Person’s counsel there are legal defenses available to such Indemnified Person that are different from or additional to those available to the Indemnifying Parties, such Indemnified Person shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such Indemnified Claims. Upon receipt of notice from the Indemnifying Parties to such Indemnified Person of their election to so assume the defense of such Indemnified Claims with counsel reasonably acceptable to the Indemnified Person, the Indemnifying Parties shall not be liable to such Indemnified Person for expenses incurred by such Indemnified Person in connection with the defense thereof or participation therein (other than reasonable costs of investigation) unless (i) such Indemnified Person shall have employed separate counsel (in addition to any local counsel) in connection with the assertion of legal defenses in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the Indemnifying Parties shall not be liable for the expenses of more than one separate counsel representing the Indemnified Persons who are parties to such Indemnified Claims, taken as a whole (in addition to one local counsel in each jurisdiction in which local counsel is required representing the Indemnified Persons who are parties to such Indemnified Claims, taken as a whole)), (ii) the Indemnifying Parties shall not have employed counsel reasonably acceptable to such Indemnified Person to represent such Indemnified Person within a reasonable time after the Indemnifying Parties have received notice of commencement of the Indemnified Claims from, or delivered on behalf of, the Indemnified Person, (iii) after the Indemnifying Parties assume the defense of the Indemnified Claims, the Indemnified Person determines in good faith that the Indemnifying Parties have failed or are failing to defend such claim and provides written notice of such determination and the basis for such determination, and such failure is not reasonably cured within ten (10) Business Days of receipt of such notice, or (iv) the Indemnifying Parties shall have authorized in writing the employment of counsel for such Indemnified Person.

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ARTICLE VIII

MISCELLANEOUS

Section 8.1 Survival. The representations and warranties made in this Agreement will not survive the Plan Effective Date. Covenants and agreements that by their terms are to be satisfied after the Plan Effective Date shall survive until satisfied in accordance with their terms.

Section 8.2 Notices.

(a) Any notices, requests, consents, claims, demands, waivers and other communications to a Party hereunder shall be in writing and shall be deemed to have been duly given and received (i) when delivered personally, as of the date received; (ii) when received by the addressee if sent by an internationally recognized overnight delivery service (receipt requested) or (iii) on the date sent via email (so long as the sender has not received an automatic email from the applicable email server indicating delivery failure), if sent on a Business Day at the recipient’s place of business (or if sent on a day that is not a Business Day, then receipt shall be deemed to occur on the immediately following Business Day).

(b) Such communications must be sent to such party at its address or number set forth below (or at such other address or number as it may from time to time designate in writing to the other Parties):

(i)	If to the Company or the Company Parties:

Wolfspeed, Inc.

4600 Silicon Drive

Durham, NC 27703

Attn:	Melissa Garrett
Email:	*****@wolfspeed.com

With a copy (which shall not constitute notice) to:

Latham & Watkins LLP

1271 Avenue of the Americas

New York, NY 10020

Attn:	Ray C. Schrock

Alexander W. Welch

Keith Simon

Eric L. Einhorn

Email:	Ray.Schrock@lw.com

Alex.Welch@lw.com

Keith.Simon@lw.com

Eric.Einhorn@lw.com

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(ii) If to any of the Commitment Parties, to the address set forth on such Commitment Party’s signature page here, with a copy (which shall not constitute notice) to:

Ropes & Gray LLP

1211 Avenue of the Americas

New York, NY 10036

Attn:	Ryan P. Dahl

Matthew M. Roose

Sam Badawi

Christine Joh

Email:	ryan.dahl@ropesgray.com

matthew.roose@ropesgray.com

sam.badawi@ropesgray.com

christine.joh@ropesgray.com

(c) For the avoidance of doubt, when written notice or approval from Requisite Commitment Parties is required by this Agreement, an email from such Requisite Commitment Parties’ counsel to Wolfspeed’s counsel shall be sufficient.

Section 8.3 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned by any of the Parties (whether by operation of Law or otherwise) without the prior written consent of the other Parties; provided that the Commitment Parties’ obligations hereunder may be assigned, delegated or transferred, in whole or in part, by any Commitment Party pursuant to Section 1.4 hereof. Except as expressly provided in Article VII hereof with respect to the Indemnified Persons, none of this Agreement and the other Definitive Documents is intended to or confers upon any Person other than the Parties any rights or remedies under this Agreement. Any attempted or purported assignment in violation of this Section 8.3 shall be null and void.

Section 8.4 No Third Party Beneficiaries. Except as otherwise expressly stated herein, this Agreement shall be solely for the benefit of the Parties and no other person or entity shall be a third-party beneficiary hereof.

Section 8.5 Prior Negotiations; Entire Agreement. This Agreement and the Restructuring Support Agreement (in each case, including the Exhibits and the other documents and instruments referred to herein and therein, as applicable) constitute the entire agreement of the Parties hereto and supersedes all prior agreements, arrangements or understandings, whether written or oral, among the Parties hereto with respect to the subject matter of this Agreement, except that the Parties hereto acknowledge that any confidentiality agreements heretofore executed among the Parties hereto will continue in full force and effect.

Section 8.6 Governing Law; Submission to Jurisdiction; Forum Selection; Waiver of Trial by Jury.

(a) This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the Laws of the State of New York, without giving effect to the conflict of laws principles thereof.

(b) Each Party hereto hereby (i) agrees that it shall bring any action or proceeding in respect of any claim based upon, arising out of, or related to this Agreement or any provision hereof, in the United States District Court for the Southern District of New York, any New York State court sitting in the Borough of Manhattan of New York City, or, during the pendency of the Chapter 11 Cases, the Bankruptcy Court (the “Chosen Courts”); (ii) solely in connection with such claims, (A) irrevocably submits to the exclusive jurisdiction of the Chosen Courts generally and

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unconditionally, and (B) irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any such claim (x) any claim that it is not personally subject to the jurisdiction of such Chosen Courts for any reason, (y) that it or its property is exempt or immune from jurisdiction of such Chosen Court or from any legal process commenced in such Chosen Court (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (z) that (1) the proceeding in any such court is brought in an inconvenient forum, (2) the venue of such proceeding is improper, or (3) this Agreement, or the subject matter hereof, may not be enforced in or by such courts; and (iii) agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c) EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.6.

Section 8.7 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same agreement. Execution copies of this Agreement may be delivered by facsimile, electronic mail, or otherwise, which shall be deemed to be an original for the purposes of this paragraph.

Section 8.8 Action by, or Consent or Approval of, the Commitment Parties. Whenever this Agreement refers to any action to be taken by, or any consent or approval to be given by, the Commitment Parties, unless otherwise expressly provided in any particular instance, such reference shall be deemed to require the action, consent or approval of the Requisite Commitment Parties.

Section 8.9 Amendments and Waivers.

(a) This Agreement may be amended, modified or supplemented and the terms and conditions of this Agreement may be waived only by a written instrument signed by Wolfspeed and the Requisite Commitment Parties; provided that (i) any modification of, or amendment or supplement to, this Agreement that would have the effect of changing a Commitment Party’s Backstop Percentage (as set forth on Exhibit A hereto) or Direct Investment Percentage (as set forth on Exhibit B hereto), or increasing the Purchase Price to be paid in respect of such Rights Offering Backstop Party’s Backstop Commitment or such Rights Offering Holdback Party’s Direct Investment Commitment, or changing a Rights Offering Holdback Party’s investment in the Direct Investment Raise, in each case subject to Section 1.5 hereof, shall require the prior written consent of such Commitment Party, (ii) any modification of, or amendment or supplement to, this Agreement that would have the effect of modifying this sentence shall require the prior written consent of all of the Commitment Parties and Wolfspeed, (iii) any modification to the definition of “Outside Date” or to threshold percentage set forth in the definition of “Requisite Commitment Parties” may be made only by a written instrument executed by all Commitment Parties and Wolfspeed, and (iv) if the proposed modification, amendment, waiver, or supplement has a disproportionate adverse effect on any Commitment Party, in its capacity as such, as compared to

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the other Commitment Parties, then the prior written consent of each such affected Party shall also be required to effectuate such modification, amendment, waiver, or supplement. Notwithstanding the foregoing, Exhibit A and Exhibit B attached hereto may be amended, without any consent or approval required by any Party hereto to reflect each Transfer made in accordance with Section 1.4 hereof.

(b) The terms and conditions of this Agreement may be waived (i) by Wolfspeed (on behalf of itself and the other Company Parties) only by a written instrument executed by Wolfspeed, and (ii) by the Requisite Commitment Parties (on behalf of themselves or all of the Commitment Parties, as applicable) only by a written instrument executed by the Requisite Commitment Parties.

(c) No delay on the part of any Party in exercising any right, power or privilege pursuant to this Agreement will operate as a waiver thereof, nor will any waiver on the part of any Party of any right, power or privilege pursuant to this Agreement, nor will any single or partial exercise of any right, power or privilege pursuant to this Agreement, preclude any other or further exercise thereof or the exercise of any other right, power or privilege pursuant to this Agreement.

Section 8.10 Several Liability. For the avoidance of doubt, all obligations of the Commitment Parties hereunder are several, and not joint, in nature.

Section 8.11 Specific Performance/Remedies. It is understood and agreed by the Parties that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, that money damages would not be a sufficient remedy for any breach of this Agreement by any Party and that, in addition to any other remedy to which a party is entitled at law, in equity, in contract, in tort or otherwise, each non-breaching party shall be entitled to specific performance and injunctive or other equitable relief (including attorneys’ fees and costs) as a remedy of any such breach, without the necessity of proving the inadequacy of money damages as a remedy, including an Order of the Bankruptcy Court requiring any Party to comply promptly with any of its obligations hereunder. The Parties hereby agree not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches of this Agreement by the Parties and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the respective covenants and obligations of the Parties under this Agreement. No Party shall be required to provide any bond or other security in connection with seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, all in accordance with the terms of this Section 8.11.

Section 8.12 Disclosure. Except as required by law (including routine regulatory audits or investigations not specific to the Restructuring Transactions), no Party or its advisors (including counsel to any Party) shall disclose to any Person (including, for the avoidance of doubt, any other Commitment Party), other than advisors to the Company Parties and the Commitment Parties, Exhibit A or Exhibit B hereto or, with respect to any Rights Offering Backstop Party (without such Party’s prior written consent), its Backstop Percentage, or, with respect to any Rights Offering Holdback Party (without such Party’s prior written consent), its Direct Investment Percentage; provided, however, that, if such disclosure is required by Law, subpoena, or other legal process or regulation (except pursuant to routine regulatory audits or investigations not specific to the Restructuring Transactions), the disclosing party shall afford the relevant party a reasonable opportunity to review and comment in advance of such disclosure and shall take all reasonable measures to limit such disclosure (the expense of which, if any, shall be borne by the relevant disclosing party).

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Section 8.13 Other Interpretive Matters.

(a) Unless otherwise expressly provided, for purposes of this Agreement, the following rules of interpretation shall apply:

(i) when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded and, if the last day of such period is not a Business Day, the period in question shall end on the next succeeding Business Day;

(ii) any reference in this Agreement to “$” shall mean U.S. dollars;

(iii) all Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein and any capitalized terms used in any such Exhibit but not otherwise defined therein shall be defined as set forth in this Agreement;

(iv) words imparting the singular number only shall include the plural and vice versa;

(v) the words such as “herein,” “hereinafter,” “hereof,” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires;

(vi) the word “including” or any variation thereof means “including, without limitation” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it;

(vii) the division of this Agreement into Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement;

(viii) all references in this Agreement to any “Section” are to the corresponding Section of this Agreement unless otherwise specified;

(ix) the word “or” shall be non-exclusive; and

(x) any reference herein to this Agreement, and to any Contract or Law means to this Agreement, and to such Contract or Law, respectively, in each case as from time to time amended, modified or supplemented, including, in the case of this Agreement, Contracts, by waiver or consent and, in the case of Laws, by succession of comparable successor Laws.

(b) In the event an ambiguity or question of intent or interpretation arises, no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

Section 8.14 Damages. Notwithstanding anything to the contrary in this Agreement, none of the Parties will be liable for, and none of the Parties shall claim or seek to recover, any punitive, special, indirect or consequential damages or damages for lost profits.

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Section 8.15 No Recourse Against Others.

(a) This Agreement may only be enforced against, and any claim, action, suit or other legal proceeding based upon, arising out of, or related to this Agreement or the negotiation, execution or performance of this Agreement, may only be brought against the entities that are expressly named as Parties and their respective successors and assigns, as applicable.

(b) No past, present or future director, officer, employee, incorporator, manager, member, partner, stockholder, Affiliate, agent, attorney, assignee or other representative of any Party or of any Affiliate of any Party, shall have any Liability for any obligations or Liabilities of any Party under this Agreement or for any claim, action, suit or other legal proceeding based upon, arising out of, or related to this Agreement based on, in respect of or by reason of this Agreement and the transactions contemplated hereby and thereby; provided, however, that nothing in this Section 8.15 shall relieve or otherwise limit the Liability of any Party or any of their respective successors or permitted assigns for any breach or violation of its obligations under this Agreement.

Section 8.16 Severability.

(a) If any provision of this Agreement is held to be invalid, illegal or unenforceable in any jurisdiction under any applicable Law, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other term or provision of this Agreement in such jurisdiction or invalidate or render illegal or unenforceable such term or provision in any other jurisdiction, and the invalid, illegal or unenforceable provision shall be interpreted and applied so as to produce as near as may be the economic result intended by the Parties.

(b) Upon such determination that any term or other provision is invalid, illegal or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of such parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 8.17 Acknowledgements; Obligations Several.

Notwithstanding anything to the contrary in this Agreement, the Parties understand that the Commitment Parties may be engaged in a wide range of financial services and businesses, and, in furtherance of the foregoing, the Parties acknowledge and agree that, the terms and obligations set forth in this Agreement shall apply only to the specific signatory, portfolio management team, trading desk(s), and/or business group(s) on behalf of which the Commitment Party has executed this Agreement, and shall not apply to any other trading desk, portfolio management team, business group, subsidiary, or Affiliate of the Commitment Party unless they separately become a party hereto.

Notwithstanding that this Agreement is being executed by multiple Commitment Parties, the obligations of the Commitment Parties under this Agreement are several and neither joint nor joint and several. No Commitment Party shall be responsible in any way for the performance of the obligations or any breach of any other Commitment Party under this Agreement (except to the extent elected to do so pursuant to Section 1.5), and nothing contained herein and no action taken by any Commitment Party pursuant hereto shall be deemed to constitute the Commitment Parties as a partnership, an association or a joint venture of any kind, or to create a presumption that (i) the Commitment Parties are in any way acting other than in their individual capacities or (ii) any Commitment Party is in any way acting in concert or as a member of a “group” with any other Commitment Party within the meaning of Rule 13d-5 under the Exchange Act. None of the Commitment Parties shall have any fiduciary duty or other duties or

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responsibilities in any kind or form to each other, the Company Parties or any of the Company’s other lenders, noteholders or stakeholders as a result of this Agreement or the transactions contemplated hereby. Each Commitment Party acknowledges that no other Commitment Party will be acting as agent of such Commitment Party in connection with monitoring such Commitment Party’s investment or enforcing its rights under this Agreement, the Definitive Documents, or any other documents to be entered into in connection with the consummation of the Transactions. Each Commitment Party acknowledges to each other Commitment Party that: (a) the Transactions described herein are arm’s-length commercial transactions between the Company Parties and the Company Parties’ Affiliates and each Commitment Party; (b) it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate; (c) it is capable of evaluating, and understands and accepts, the terms, risks and conditions of the Transactions contemplated hereby; and (d) the Commitment Parties and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the other Commitment Parties, the Company Parties, and the Company Parties’ Affiliates or the Affiliates of other Commitment Parties, and the Commitment Parties have no obligation to disclose any of such interests to any other Commitment Party or the Affiliates of other Commitment Parties. Each Commitment Party acknowledges that it has, independently and without reliance upon any other Commitment Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and that it has not relied on the credit analysis and decision or due diligence investigation of any other Commitment Party. The Commitment Parties have no agreement, arrangement, or understanding with respect to acting together for the purpose of acquiring, holding, voting, or disposing of any shares of common stock or other capital stock of the Company and are not intended to be, and shall not constitute, or be presumed or deemed to be, a “group” for purposes of Section 13(d) of the Exchange Act. All rights under this Agreement are separately granted to each Commitment Party by the Company Parties and vice versa, and the use of a single document is for the convenience of the Company Parties. The decision to commit to enter into the transactions contemplated by this Agreement has been made independently.

Section 8.18 Additional Assurances.

(a) Solely with respect to the Automatic Termination Parties, to the extent a party hereto, each Automatic Termination Party represents and warrants that its investment advisor has implemented internal processes and controls the effects of which are to prohibit the Automatic Termination Parties and their Attribution Parties from acquiring beneficial ownership of any equity securities of the Company to the extent such acquisition would result in the Automatic Termination Parties and their Attribution Parties, collectively, beneficially owning, in the aggregate, more than 1.00% of the outstanding common equity of the Company while this Agreement remains in effect.

(b) Notwithstanding anything to the contrary contained in the 2026 Notes Indenture, 2028 Notes Indenture, 2029 Notes Indenture and any global notes or other documents governing the 2026 Convertible Notes, 2028 Convertible Notes or 2029 Convertible Notes, the Company shall not effect any conversion of such 2026 Convertible Notes, 2028 Convertible Notes or 2029 Convertible Notes or effect any transfer to the extent such conversion or transfer would result in the Commitment Parties and their Attribution Parties, collectively, beneficially owning an aggregate amount of 5% or more of the outstanding common equity of the Company.

(c) Each of the Commitment Parties covenants and agrees to inform the Company Advisors and the Ad Hoc 26s/28s/29s Noteholder Group Advisors of the amount of equity securities of the Company (including or through any options or other derivatives) beneficially owned (as defined in Rule 13d-3 under the Exchange Act) by such Commitment Party and its Attribution Parties as of the date of this Agreement, and of any changes in such ownership as promptly as possible (and in any event not later than three (3) Business Days following the date of

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such change). Each Commitment Party hereby represents and warrants that the information provided to the Ad Hoc 26s/28s/29s Noteholder Group Advisors by such Commitment Party pursuant to this Section 8.18(c) is as of the date hereof and will be with respect to any changes reported true, accurate and complete. Furthermore, each Commitment Party (other than the Automatic Termination Parties) covenants and agrees that while this Agreement remains in effect, neither it nor any of its Attribution Parties shall acquire, directly or indirectly, including through any derivative, or through the exercise of any conversion right, beneficial ownership of any such equity securities of the Company to the extent such acquisition would result in the Commitment Parties and their Attribution Parties (excluding, for the avoidance of doubt, the Automatic Termination Parties and their Attribution Parties), collectively, beneficially owning an aggregate amount of 3.99% or more of the outstanding common equity of the Company, and acknowledges and agrees that any such acquisition shall be null and void ab initio. Each of the other Parties shall have the right to enforce the voiding of such acquisition.

(d) Each Automatic Termination Party covenants and agrees that it does not currently have, and will not, while this Agreement remains in effect, enter into, any arrangement or understanding, directly or indirectly, with any of its Attribution Parties, the effect of which is to result in the termination of the Agreement with respect thereto pursuant to Section 6.3(b).

(e) Notwithstanding anything herein to the contrary, no Transfer of a Backstop Commitment or a Direct Investment Commitment shall be permitted under Section 1.4 hereunder to any transferee, and no Person shall be a Transferee hereunder, to the extent that the equity securities beneficially owned by such transferee/Person and its Attribution Parties, when aggregated with the equity securities owned by the Commitment Parties already a party hereto prior to such Transfer and their respective Attribution Parties, would equal 5% or more of the outstanding common equity of the Company. The Commitment Parties acknowledge and agree that any such Transfer that does not comply with the terms and procedures set forth herein, including this Section 8.18(e), shall be deemed void ab initio, and each other Party shall have the right to enforce the voiding of such Transfer. In furtherance of the foregoing, and for the avoidance of doubt, no Person may become a party to this Agreement to the extent that the equity securities beneficially owned by such Person and its Attribution Parties, when aggregated with the equity securities owned by the Commitment Parties already a party hereto and their respective Attribution Parties, would equal 5% or more of the outstanding common equity of the Company. Any joinder agreement entered into by any such Person that does not comply with the terms and procedures set forth herein, including this Section 8.18(e), shall be deemed void ab initio, and each other Party shall have the right to enforce the voiding of such joinder agreement.

ARTICLE IX

DEFINITIONS

Except as otherwise expressly provided in this Agreement, whenever used in this Agreement (including any Exhibits and Schedules hereto), the following terms shall have the respective meanings specified therefor below:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person, including any other investment fund or pooled investment vehicle now or hereafter existing that shares the same management company with such Person; provided that, for purposes of this Agreement, (a) no Commitment Party shall be deemed an Affiliate of any Company Party, and (b) no portfolio company of any Commitment Party shall be deemed to be an Affiliate of such Commitment Party. For the avoidance of doubt, Parties with investments managed by separate Persons shall be deemed to be Affiliates of one another if the Persons who manage their investments are themselves under common control.

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“Affiliated Fund” means, with respect to a Commitment Party any investment fund or pooled investment vehicle now or hereafter existing the primary investment advisor to which is such Commitment Party, the investment advisor of such Commitment Party or an Affiliate thereof.

“Alternative Transaction” means any dissolution, winding up, liquidation, receivership, assignment for the benefit of creditors, restructuring, reorganization, workout, exchange, extension, sale of all or any material portion of assets, disposition, merger, amalgamation, acquisition, consolidation, partnership, plan of arrangement, plan of reorganization, plan of liquidation, investment, debt investment, equity investment, tender offer, refinancing, recapitalization, share exchange, business combination, joint venture or similar transaction involving all or a material portion of the assets, debt or equity of the Company Parties and their respective subsidiaries (taken as a whole), in each case that is a bona fide alternative to the Restructuring Transactions; provided, that any Transaction that is implemented pursuant to a valid amendment of the Restructuring Support Agreement shall not be an Alternative Transaction so long as such amendment does not materially affect the rights and/or obligations of the Commitment Parties hereunder (it being understood and agreed that any amendments or modifications that affect or impact the Rights Offering Backstop Premium, the Purchase Price, the economic terms, including the Backstop Percentages or Direct Investment Percentages, under this Agreement, or materially affects the pro forma capital structure of reorganized Wolfspeed, in each case shall be deemed to be material and shall require the consent of the Requisite Commitment Parties).

“Anticorruption Laws” means all Laws of any jurisdiction applicable to the Company Parties from time to time concerning or relating to bribery or corruption.

“Antitrust Authorities” means the United States Federal Trade Commission, the Antitrust Division of the United States Department of Justice, the attorneys general of the several states of the United States and any other Governmental Entity having jurisdiction pursuant to the Antitrust Laws, and “Antitrust Authority” means any of them.

“Antitrust Laws” means the Sherman Act, the Clayton Act, the HSR Act, the Federal Trade Commission Act, and any other federal, state or foreign (including multilateral or multinational) law governing agreements in restraint of trade, monopolization, pre-merger notification, the lessening of competition through merger, acquisition, or anti-competitive conduct, and any similar foreign investment laws.

“Business Day” means any day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required to close under the Laws of the State of New York.

“Claim” means any “claim” against any member of the Company Parties as defined in Sections 101(5) and 102(2) of the Bankruptcy Code, including, without limitation, any Claim arising after the Petition Date.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Company Plan” means any “employee benefit plan” (as defined in Section 3(3) of ERISA) which is subject to ERISA, other than a Multiemployer Plan, which any of the Company Parties sponsors, maintains, or to which it makes, is making, or is obligated to make contributions.

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“Contract” means any binding written agreement, contract or instrument, including any loan, note, bond, mortgage, indenture, guarantee, deed of trust, license, franchise, commitment, lease, franchise agreement, letter of intent, memorandum of understanding or other obligation, and any amendments thereto, but excluding the Plan.

“control” (including the terms “controlling,” “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

“Data Laws” means all applicable Laws concerning the privacy and/or security of Personal Data, and all regulations promulgated thereunder, including (in each case to the extent applicable) the Health Insurance Portability and Accountability Act of 1996, the Health Information Technology for Clinical Health Act provisions of the American Recovery and Reinvestment Act of 2009, Pub. Law No. 111-5 the Gramm-Leach-Bliley Act, the Fair Credit Reporting Act, the Fair and Accurate Credit Transaction Act, the Federal Trade Commission Act, the Privacy Act of 1974 state Social Security number protection Laws, and state data breach notification Laws (the foregoing specific Laws, the “Specific Data Laws”).

“DPA” means Section 721 of the Defense Production Act of 1950, as amended, and all regulations promulgated thereunder.

“Eligible Offeree” means each holder of an Allowed Convertible Notes Claim.

“Environmental Laws” means any applicable Law regulating or relating to (a) pollution or the protection of natural resources or the environment, (b) the release or disposal of Hazardous Substances, or (c) the protection of health and safety of persons from exposure to Hazardous Substances.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with any member of the Company Parties, is, or at any relevant time during the past six (6) years was, treated as a single employer under any provision of Section 414 of the Code.

“Final Order” means, as applicable, an order or judgment of the Bankruptcy Court or other court of competent jurisdiction with respect to the relevant subject matter that has not been reversed, stayed, modified, or amended, and as to which the time to appeal or seek certiorari has expired and no appeal or petition for certiorari has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been or may be filed has been resolved by the highest court to which the order or judgment could be appealed or from which certiorari could be sought or the new trial, reargument, or rehearing shall have been denied, resulted in no modification of such order, or has otherwise been dismissed with prejudice.

“Governmental Entity” means any U.S. or non-U.S. international, regional, federal, state, municipal or local governmental, judicial, administrative, legislative or regulatory authority, entity, instrumentality, agency, department, commission, court or tribunal of competent jurisdiction (including any branch, department or official thereof).

“Hazardous Substance” means any substance or material (a) listed, classified or regulated as a “pollutant,” “contaminant,” “toxic substance,” “hazardous substance,” “hazardous waste” pursuant to Environmental Laws or (b) subject to regulation under any applicable Environmental Law due to its dangerous or deleterious properties or characteristics, including petroleum, petroleum byproducts, asbestos, urea formaldehyde, radioactive materials and polychlorinated biphenyls.

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“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Knowledge,” with respect to the Company Parties, means the actual knowledge of any executive officer of Wolfspeed, following reasonable inquiry.

“Law” means any law (statutory or common), statute, regulation, rule, code, or ordinance or determination enacted, adopted, issued or promulgated by any Governmental Entity.

“Legal Proceedings” means legal, governmental, administrative, judicial or regulatory known investigations, known audits, actions, suit, claims, arbitrations, demands, demand letters, claims, notices of noncompliance or violations, or proceedings.

“Liability” means, with respect to any Person, any indebtedness, obligation, or liability (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability) of such Person, regardless of whether such debt, obligation or liability would be required to be disclosed on a balance sheet prepared in accordance with GAAP and regardless of whether such debt, obligation or liability is immediately due and payable.

“Liens” means any lien, adverse claim, charge, servitude, security interest, mortgage, pledge, deed of trust, easement, encumbrance, right-of-way, restriction on transfer, conditional sale or other title retention agreement, lien or judicial lien as defined in Sections 101(36) and (37) of the Bankruptcy Code.

“Material Adverse Effect” means any event, development, occurrence, circumstance, effect, condition, result, state of facts or change or series of events, developments, occurrences, circumstances, effects, conditions, results, states of facts or changes (“Changes”) occurring after the date of this Agreement that, individually or in the aggregate, has, or would reasonably be expected to have, a material and adverse effect on the business, assets, properties, results of operations, liabilities or condition (financial or otherwise) of the Company Parties, taken as a whole; provided that, none of the following will constitute a Material Adverse Effect: (i) the filing and pendency of the Chapter 11 Cases; (ii) any Change in global, national or regional political conditions (including any statements or proclamations of public officials, any potential or actual government shutdown or any breakup of a political or economic union), in the general business, market, financial or economic conditions affecting the industries, regions and markets in which the Company Parties operate, including any Change in the United States or applicable foreign economies or securities, commodities or financial markets; (iii) volcanoes, tsunamis, effects of climate change or other weather or meteorological events, earthquakes, floods, droughts, storms, hurricanes, tornadoes, fires, acts of god, natural disasters, man-made disasters or other force majeure events, epidemics, pandemics, disease outbreaks, or public health crises including outbreaks or additional waves of outbreaks of any contagious diseases (including influenza, COVID-19 or any variation thereof), hostilities, acts of war (whether or not declared), sabotage, civil unrest, cyberattacks, terrorism, cyberterrorism, military actions, national emergencies or force majeure events, or any escalation or material worsening of any of the foregoing; (iv) Changes that affect the industries in which any of the Company Parties operates; (v) any Changes in applicable Law or generally accepted accounting principles in the United States (“GAAP”), or in the interpretation or enforcement thereof, first arising after the date hereof; (vi) the execution, announcement or performance of this Agreement or the other Definitive Documents or the transactions contemplated hereby or thereby (including any act or omission of the Company Parties to operate as expressly required or prohibited, as applicable, by the Restructuring Support Agreement or this Agreement or consented to or required by the Requisite Commitment Parties in writing) and including, without limitation, the Restructuring Transactions; (vii) Changes in the market price or trading volume of the claims or equity or

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debt securities of the Company Parties (but not the underlying facts giving rise to such Changes unless such facts are otherwise excluded pursuant to the clauses contained in this definition); (viii) failure of any of the Company Parties to meet any internal or published projections, forecasts, estimates or predictions (but not the underlying facts giving rise to such departure unless such facts are otherwise excluded pursuant to the clauses contained in this definition); (ix) actions or omissions taken or not taken by or on behalf of any of the Company Parties at the written request of, or with the prior written consent of, the Requisite Commitment Parties after the date hereof; (x) actions taken by any of the Commitment Parties or their Affiliates, including any breach of this Agreement or the Restructuring Support Agreement by the Commitment Parties; (xi) any objections in the Bankruptcy Court to (A) this Agreement, the other Definitive Documents or the transactions contemplated hereby or thereby; (B) the reorganization of the Company Parties, the Plan, or the Disclosure Statement; or (xii) any matters disclosed in any first day pleading or declarations to the extent made available to the Commitment Parties prior to the date hereof; provided that the exceptions set forth in clauses (ii), (iii), (iv), or (v) of this definition shall not apply to the extent that such described Change has a material and disproportionately adverse impact on the Company Parties, taken as a whole, as compared to other companies comparable in size and scale to the Company Parties in the industries in which the Company Parties operates, but in each case, solely to the extent of such disproportionate impact.

“Material Contracts” means any contract necessary for the operation of the business of the Company Parties as presently conducted by the Company Parties that is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K or required to be disclosed on a current report on Form 8- K).

“Maximum Subscription Amount” means, with respect to any Eligible Offeree, an amount equal to the result of (i) the quotient of (x) the aggregate amount of Allowed Convertible Notes Claims held by such Eligible Offeree divided by (y) the aggregate amount of all Allowed Convertible Notes Claims; multiplied by (ii) the Non-Holdback Rights Offering Amount; multiplied by (iii) the Purchase Price.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which any member of the Company Parties or any ERISA Affiliate is making or accruing an obligation to make contributions, or each such plan with respect to which any such entity has any Liability or obligation (including on account of an ERISA Affiliate).

“New Organizational Documents” means any shareholders agreement and charter of the Company Parties (as reorganized pursuant to the Restructuring Transactions) which shall collectively be in form and substance reasonably acceptable to the Requisite Commitment Parties and Wolfspeed.

“NISPOM Rule” means the National Industrial Security Program Operating Manual Rule administered by the Defense Counterintelligence and Security Agency as set forth in 32 CFR Part 117, as amended.

“Offered Notes” means a principal amount of New 2L Convertible Notes equal to the Non- Holdback Rights Offering Amount.

“Order” means any judgment, order, award, injunction, writ, permit, license or decree of any Governmental Entity or arbitrator of competent jurisdiction.

“Outside Date” means four (4) months after the Petition Date; provided, solely to obtain some or all Regulatory Approvals, the Debtors, in their sole discretion, may extend the Outside Date by thirty (30) days; provided, further, that the Outside Date may be extended by up to sixty (60) days with the consent of the Requisite Commitment Parties and each of the Company Parties, and any subsequent extension shall require the consent of each Commitment Party and each Company Party.

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“Pension Plan” means any employee pension benefit plan, as such term is defined in Section 3(2) of ERISA (other than a Multiemployer Plan), subject to the provisions of Title IV of ERISA or Section 412 or 430 of the Code or Section 302 of ERISA, and sponsored or maintained (at the time of determination or at any time within the six years prior thereto) by any of the Company Parties or any ERISA Affiliate, or with respect to which any such entity has any actual or contingent Liability or obligation.

“Permitted Liens” (i) prior to the Plan Effective Date, shall have the meaning ascribed to such term in the Amended and Restated Indenture, dated as of October 11, 2024, among Wolfspeed, Inc., the subsidiary guarantors party thereto, and U.S. Bank Trust Company, National Association (as amended or supplemented through the date hereof), and shall include any liens existing as of the date of this Agreement and any Liens permitted by the Cash Collateral Order, and (ii) as of the Plan Effective Date, shall mean the Liens granted under or permitted by the New 2L Convertible Notes.

“Person” means an individual, firm, corporation (including any non-profit corporation), partnership, limited liability company, joint venture, associate, trust, Governmental Entity or other entity or organization.

“Personal Data” means (i) any information which identifies, or could reasonably be used to identify, an individual, and (ii) any other information that constitutes “personal information,” “personal data,” “personally identifiable information” or any similar term under one or more applicable Specific Data Laws.

“Plan Supplement” means the documents filed with the Bankruptcy Court as exhibits or supplements to the Plan, including any documents identified by the Plan or Disclosure Statement as such in form and substance reasonably satisfactory to Wolfspeed and the Requisite Commitment Parties.

“Real Property” means, collectively, all right, title and interest (including any leasehold estate) in and to any and all parcels of or interests in real property owned in fee or leased by any of the Company Parties, together with, in each case, all easements, hereditaments and appurtenances relating thereto, and all improvements and appurtenant fixtures incidental to the ownership or lease thereof.

“Representatives” means, with respect to any Person, such Person’s directors, officers, members, partners, managers, employees, agents, consultants, investment bankers, attorneys, accountants, advisors and other representatives.

“Requisite Commitment Parties” shall mean the Commitment Parties holding a majority, as measured in underlying dollar amount, of the Backstop Commitments and the Direct Investment Commitments.

“Restructuring Transactions” means those transactions described in the Restructuring Term Sheet and all other transactions contemplated by or consented to pursuant to and in accordance with the terms of this Agreement, the Restructuring Support Agreement and the Restructuring Term Sheet.

“Rights Offering Amount” means $301,125,000.

“RO Notes” means with respect to any Eligible Offeree that validly exercised its subscription rights, the final, aggregate principal amount of New 2L Convertible Notes that such Eligible Offeree is entitled to receive pursuant to the exercise of such Subscription Rights in the Rights Offering, equal to the result of (a) such Eligible Offeree’s Maximum Subscription Amount (or, if lower, the Elected Amount of such Eligible Offeree), divided by (b) the Purchase Price.

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“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC, the U.S. Department of Commerce or the U.S. Department of State or (b) the United Nations Security Council, the European Union, any European Union member state or His Majesty’s Treasury of the United Kingdom.

“Securities Act” means the Securities Act of 1933, as amended.

“Subscription Agent” means the subscription agent for the Rights Offering selected by Wolfspeed.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, joint venture or other legal entity as to which such Person (either alone or through or together with any other subsidiary), (a) owns, directly or indirectly, more than 50% of the stock or other equity interests, or (b) has the power to elect a majority of the board of directors or similar governing body.

“Taxes” means all taxes, assessments, duties, levies or other mandatory governmental charges paid to a Governmental Entity in the nature of taxes, including all U.S. federal, state, local, non-U.S. and other income, franchise, profits, gross receipts, capital gains, capital stock, transfer, property, sales, use, value-added, occupation, excise, severance, windfall profits, stamp, payroll, social security, withholding and other taxes, assessments, duties, levies (whether payable directly or by withholding and whether or not requiring the filing of a return), all estimated taxes, deficiency assessments, additions to tax, penalties and interest thereon.

“Transfer” means to sell, pledge, assign, transfer, permit the participation in, or otherwise dispose of.

“Unsubscribed Notes” means an aggregate principal amount of New 2L Convertible Notes equal to (x) the total aggregate principal amount of Offered Notes minus (y) such aggregate principal amount of Offered Notes for which both (i) a Subscription Right has been validly exercised and (ii) the Purchase Price has been duly paid on or before the Subscription Expiration Deadline.

[Signature pages follow.]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

WOLFSPEED, INC.

By:	/s/ Melissa Garrett
Name: Melissa Garrett
Title: Senior Vice President and General Counsel

WOLFSPEED TEXAS LLC
By: Wolfspeed, Inc., its sole member

By:	/s/ Melissa Garrett
Name: Melissa Garrett
Title: Senior Vice President and General Counsel

[Signature Page to Rights Offering Backstop Commitment Agreement]

[COMMITMENT PARTIES’ SIGNATURE PAGES ON FILE WITH THE COMPANY]

[Signature Page to Rights Offering Backstop Commitment Agreement]

SCHEDULE A

RIGHTS OFFERING BACKSTOP PARTIES

[Intentionally Omitted]

Schedule A

SCHEDULE B

RIGHTS OFFERING HOLDBACK PARTIES

[Intentionally Omitted]

Schedule B

EXHIBIT A

BACKSTOP PERCENTAGES

[Intentionally Omitted]

Exhibit A

EXHIBIT B

DIRECT INVESTMENT PERCENTAGES

[Intentionally Omitted]

Exhibit B

Exhibit 3

Cash Collateral Order

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE SOUTHERN DISTRICT OF TEXAS

HOUSTON DIVISION

------------------------------------------------------------------------------	x
:
In re:	:	Chapter 11
:
WOLFSPEED, INC., et al.,	:	Case No. 25-_________(____)
:
Debtors.[1]	:	(Joint Administration Requested)
:
------------------------------------------------------------------------------	x

INTERIM ORDER (I) AUTHORIZING THE DEBTORS TO USE

CASH COLLATERAL; (II) GRANTING ADEQUATE PROTECTION TO

PREPETITION SECURED PARTIES; (III) MODIFYING AUTOMATIC STAY;

(IV) SCHEDULING A FINAL HEARING; AND (V) GRANTING RELATED RELIEF

Upon the motion (the “Motion”) of the above-referenced debtors, as debtors in possession (the “Debtors”) in the above-captioned cases (the “Cases”), pursuant to sections 105, 361, 362, 363, 503, 506, 507, and 552 of title 11 of the United States Code, 11 U.S.C. §§ 101-1532 (the “Bankruptcy Code”), Rules 2002, 4001, 6003, 6004, and 9014 of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), Rule 2002-1, 4001-1 and 9013-1 of the Bankruptcy Local Rules of the United States Bankruptcy Court for the Southern District of Texas (the “Local Rules”), and the Procedures for Complex Cases in the Southern District of Texas seeking, among other things:

(a)

authorization for the Debtors, pursuant to sections 105, 361, 362, 363, 503, and 507 of the Bankruptcy Code, to (i) use cash collateral, as such term is defined in section 363(a) of the Bankruptcy Code, and all other Prepetition Collateral (as defined below), solely in accordance with the terms of this interim order (together with all annexes and exhibits hereto, this “Interim Order”) and (ii) grant adequate protection to the Prepetition Secured Parties (as defined below) as set forth herein;

[1]

The Debtors in these cases, together with the last four digits of each Debtor’s taxpayer identification number, are: Wolfspeed, Inc. (2719) and Wolfspeed Texas LLC (0339). The Debtors’ mailing address is 4600 Silicon Drive, Durham, NC 27703.

(b)	modification of the automatic stay imposed by section 362 of the Bankruptcy Code to the extent necessary to implement and effectuate the terms and provisions of this Interim Order;

(c)

except to the extent of the Carve Out (as defined herein), the waiver of all rights to surcharge any Prepetition Collateral or Adequate Protection Collateral (each as defined herein) under section 506(c) of the Bankruptcy Code; provided that the foregoing waiver shall be without prejudice to any provisions of the Final Order (as defined herein) with respect to costs or expenses incurred following such entry of the Final Order;

(d)

for the “equities of the case” exception under Bankruptcy Code section 552(b) to not apply to any of the Prepetition Secured Parties with respect to the proceeds, products, offspring, or profits of any of the Prepetition Collateral or Adequate Protection Collateral under section 552(b) of the Bankruptcy Code or any other applicable principle of equity or law; provided that the foregoing waiver shall be without prejudice to any provisions of the Final Order;

(e)	that this Court schedule a final hearing (the “Final Hearing”) to consider entry of a final order granting the relief requested in the Motion on a final basis (the “Final Order”);

(f)	waiver of any applicable stay with respect to the effectiveness and enforceability of this Interim Order (including a waiver pursuant to Bankruptcy Rule 6004(h)); and

(g)	granting related relief;

and a hearing (the “Interim Hearing”) having been held by the Court on [ ], 2025, to consider the relief requested in the Motion; pursuant to Bankruptcy Rule 4001 and Local Rule 2002-1, notice of the Motion and the relief sought therein having been given by the Debtors as set forth in the Motion; and the Court having considered the [Declaration of [ ] in Support of Chapter 11 Petitions and First Day Pleadings] (the “First Day Declaration”), the initial Approved Budget (as defined herein) attached hereto as Exhibit 1 (the “Initial Approved Budget”), offers of proof, evidence adduced, and the statements of counsel at the Interim Hearing; and the Court having considered the relief requested in the Motion, and it appearing to the Court that granting the interim relief sought in the Motion on the terms and conditions herein contained is necessary and essential to avoid irreparable harm to the Debtors and their estates and that authorizing the Debtors to use

2

Cash Collateral as contemplated herein will enable the Debtors to preserve the value of the Debtors’ business and assets and that such relief is fair and reasonable and that entry of this Interim Order is in the best interest of the Debtors and their estates and creditors; and due deliberation and good cause having been shown to grant the relief sought in the Motion;

IT IS HEREBY FOUND AND DETERMINED THAT:2

A. Petition Date. On [  ], 2025 (the “Petition Date”), the Debtors commenced these Cases by each filing a voluntary petition for relief under chapter 11 of the Bankruptcy Code with the United States Bankruptcy Court for the Southern District of Texas (the “Court”).

B. Debtors in Possession. The Debtors have continued with the management and operation of their business and properties as debtors in possession pursuant to sections 1107 and 1108 of the Bankruptcy Code. No trustee or examiner has been appointed in the Cases.

C. Jurisdiction and Venue. The Court has jurisdiction over the Motion, these Cases, and the parties and property affected hereby pursuant to 28 U.S.C. § 1334 and the Amended Standing Order of Reference from the United States District Court for the Southern District of Texas dated May 24, 2012. Venue for these Cases is proper pursuant to 28 U.S.C. § 1408. This Court may enter a final order consistent with Article III of the United States Constitution. This is a core proceeding pursuant to 28 U.S.C. § 157(b).

D. Committee. As of the date hereof, no official committee of unsecured creditors has been appointed in these Cases pursuant to section 1102 of the Bankruptcy Code (any such committee, the “Committee”).

[2]	Findings of fact shall be construed as conclusions of law and conclusions of law shall be construed as findings of fact when appropriate. See Bankruptcy Rule 7052.

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E. Debtors’ Stipulations. Subject only to the rights of parties in interest specifically set forth in paragraph 18 of this Interim Order (and subject to the limitations thereon contained in such paragraph), the Debtors admit, stipulate, and agree that (collectively, paragraphs E.1 through E.2 below are referred to herein as the “Debtors’ Stipulations”):

1. Senior Secured Notes.

(a) Senior Secured Notes. Pursuant to that certain amended and restated indenture governing the senior secured notes due 2030 (collectively, the “Senior Secured Notes” and the holders of Senior Secured Notes, the “Senior Secured Noteholders”), dated as of October 11, 2024 (as amended, restated, supplemented, or otherwise modified from time to time prior to the Petition Date, the “Senior Secured Notes Indenture,” and collectively with the other Note Documents (as defined in the Senior Secured Notes Indenture), in each case as may have been, amended, restated, supplemented or otherwise modified from time to time prior to the Petition Date, the “Prepetition SSN Documents”), by and among Wolfspeed, Inc. (“Wolfspeed”), as issuer, the subsidiary guarantors party thereto from time to time (the “Subsidiary Guarantors”), and U.S. Bank Trust Company, National Association, as trustee (in such capacity and including any successors thereto, the “Notes Trustee”) and as collateral agent (in such capacity and including any successors thereto, the “Collateral Agent,” and collectively with the Notes Trustee and the Noteholder Parties (as such term is defined in the Senior Secured Notes Indenture), the “Prepetition Secured Parties”), Wolfspeed issued the Senior Secured Notes and the Subsidiary Guarantors guaranteed on a joint and several basis the “Note Obligations” (as defined in the Senior Secured Notes Indenture) of Wolfspeed under the Senior Secured Notes Indenture and the other Prepetition SSN Documents.

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(b) As of the Petition Date, the Debtors were indebted to the Prepetition Secured Parties pursuant to the Prepetition SSN Documents, without objection, defense, counterclaim, or offset of any kind, in the aggregate principal amount of not less than $[  ]3, plus all accrued and unpaid interest with respect thereto and, without duplication, any other fees, premiums, costs, expenses (including any attorneys’, accountants’, consultants’, appraisers’, financial advisors’, and other professionals’ fees and expenses, in each case, that are chargeable or reimbursable under the Prepetition SSN Documents), reimbursement obligations, indemnification obligations, guarantee obligations, and other charges of whatever nature, whether or not contingent, whenever arising, due, or owing, and all other Note Obligations owing under or in connection with the Prepetition SSN Documents (collectively, the “Prepetition Secured Indebtedness”).

(c) Collateral. As more fully set forth in the Prepetition SSN Documents, prior to the Petition Date, the Debtors granted to the Notes Trustee and/or the Collateral Agent, for the benefit of itself and the other Prepetition Secured Parties, a security interest in and continuing lien on substantially all of the Debtors’ assets and property (with certain exceptions set out in the Prepetition SSN Documents), including a first priority (subject to Permitted Liens (as defined in the Senior Secured Notes Indenture)) security interest in and continuing lien on (the “Prepetition Liens”) the “Collateral” (as defined in the Senior Secured Notes Indenture) (collectively, the “Prepetition Collateral”).

(d) Validity, Perfection, and Priority of Prepetition Liens and Prepetition Secured Indebtedness. The Debtors acknowledge and agree that, in each case as of the Petition Date: (i) the Prepetition Liens are valid, binding, enforceable, non-avoidable, and properly

[3]	[Note to Draft: To include Make-Whole Amount.]

5

perfected and were granted to, or for the benefit of, the Prepetition Secured Parties for fair consideration and reasonably equivalent value and were granted contemporaneously with, or covenanted to be provided as an inducement for, the making of the commitments and other financial accommodations secured thereby; (ii) the Prepetition Liens are senior in priority over any and all other liens on the Prepetition Collateral, subject only to Permitted Liens (as defined in the Senior Secured Notes Indenture) (solely to the extent any such Permitted Liens were valid, properly perfected, non-avoidable, not subject to recharacterization, offset, or subordination, and senior in priority to the Prepetition Liens as of the Petition Date, or valid, non-avoidable, senior priority Permitted Liens in existence as of the Petition Date that are perfected after the Petition Date as permitted by section 546(b) of the Bankruptcy Code, the “Prepetition Permitted Liens”); (iii) the Prepetition Secured Indebtedness constitutes legal, valid, binding, and non-avoidable obligations of the Debtors, enforceable in accordance with the terms of the applicable Prepetition SSN Documents, (iv) no offsets, challenges, objections, defenses, claims, or counterclaims of any kind or nature to any of the Prepetition Liens or Prepetition Secured Indebtedness exist, and no portion of the Prepetition Liens or Prepetition Secured Indebtedness is subject to any challenge, cause of action, or defense, including impairment, set-off, right of recoupment, avoidance, attachment, disallowance, disgorgement, reduction, recharacterization, recovery, subordination (whether equitable or otherwise), attack, offset, contest, defense, counterclaims, cross-claims, or “claim” (as defined in the Bankruptcy Code), pursuant to the Bankruptcy Code or applicable nonbankruptcy law; and (v) the Debtors and their estates have no claims, objections, challenges, causes of actions, recoupments, counterclaims, cross-claims, setoff rights, and/or choses in action, including “lender liability” causes of action or avoidance claims under chapter 5 of the Bankruptcy Code, whether arising under applicable state law or federal law (including any recharacterization,

6

subordination, avoidance, disgorgement, recovery, or other claims arising under or pursuant to sections 105, 510, or 542 through 553 of the Bankruptcy Code), against the Prepetition Secured Parties or any of their respective affiliates, agents, representatives, attorneys, advisors, professionals, officers, directors, and employees in such capacity arising out of, based upon, or related to the Prepetition SSN Documents, the Prepetition Secured Indebtedness, or the Prepetition Liens.

2. Cash Collateral. Substantially all of the Debtors’ cash constitutes cash collateral of the Prepetition Secured Parties within the meaning of Bankruptcy Code section 363(a) (the “Cash Collateral”), including amounts generated by the collection of Prepetition Collateral, including but not limited to accounts receivable, cash proceeds of the Prepetition Collateral, and amounts now or hereafter held in any of the Debtors’ banking, checking, or other deposit accounts as of the Petition Date or amounts deposited or transferred into the Debtors’ banking, checking, or deposit accounts after the Petition Date.

3. Bank Accounts. The Debtors acknowledge and agree that, as of the Petition Date, the Debtors do not maintain any bank accounts other than those accounts listed in the exhibit attached to any order authorizing the Debtors to continue to use the Debtors’ existing cash management system.

F. Adequate Protection. Pursuant to sections 105, 361, 362 and 363(e) of the Bankruptcy Code, the Prepetition Secured Parties are entitled, as a condition to the use of their Prepetition Collateral, to adequate protection of their respective interests in the Prepetition Collateral, including the Cash Collateral, to the extent of any postpetition diminution in value of their respective interests in the Prepetition Collateral resulting from, among other things, the Carve Out, the use of Cash Collateral, the use, sale, or lease of any of the Prepetition Collateral, the

7

imposition of the automatic stay pursuant to section 362(a) of the Bankruptcy Code, and/or for any other reason for which adequate protection may be granted under the Bankruptcy Code (“Diminution in Value”). The foregoing shall not, nor shall any provision of this Interim Order be construed as, a determination or finding that there has been or will be any Diminution in Value of the Prepetition Collateral (including Cash Collateral) and the rights of all parties as to such issues are hereby preserved. Based on the Motion, the First Day Declaration and the record presented to the Court at the Interim Hearing, the terms of the proposed adequate protection arrangements and the use of the Prepetition Collateral, including Cash Collateral, are fair and reasonable and reflect the Debtors’ prudent business judgment.

G. Need to Use Cash Collateral. The Debtors have requested entry of this Interim Order pursuant to Bankruptcy Rule 4001(b)(2) and have an immediate and critical need to obtain use of the Prepetition Collateral, including the Cash Collateral (subject to and in compliance with the Approved Budget and the Budget Provisions (each as defined below) in accordance with paragraph 3 hereof) in order to, among other things, (A) permit the orderly continuation of their business, (B) pay certain adequate protection payments; and (C)  pay the costs of administration of their estates, including the payment of professional fees and expenses, and to satisfy other working capital and general corporate needs of the Debtors. Access to liquidity through the use of the Cash Collateral, consistent with the Approved Budget and the Budget Provisions through the date of the Final Hearing, is vital to the Debtors and their efforts to maximize the value of their estates. Absent entry of this Interim Order, the Debtors’ estates and reorganization efforts will be immediately and irreparably harmed.

8

H. Notice. In accordance with Bankruptcy Rules 2002, 4001(b) and (c), and 9014, and Local Rule 2002-1, notice of the Interim Hearing and the emergency relief requested in the Motion has been provided by the Debtors to the Notice Parties (as defined in the Motion) as set forth therein. Under the circumstances, the notice given by the Debtors of (and as described in) the Motion, the relief requested herein, and the Interim Hearing complies with Bankruptcy Rules 2002, 4001(b) and (c), and 9014 and Local Rule 2002-1.

I. Consent by Prepetition Secured Parties. As set forth in the Restructuring Support Agreement, dated June [22], 2025 (the “RSA”) by and among the Debtors, the Senior Secured Noteholders party thereto (the “Ad Hoc Senior Secured Group”), and the other parties thereto, the requisite Prepetition Secured Parties have consented or are deemed to consent under the applicable provisions of the Prepetition SSN Documents (and the Notes Trustee and the Collateral Agent are deemed to consent pursuant to the Prepetition SSN Documents and as provided in the RSA, as applicable) to the Debtors’ use of Cash Collateral in accordance with and subject to the terms and conditions provided for in this Interim Order.

J. Relief Essential; Best Interest. The Debtors have requested entry of this Interim Order pursuant to Bankruptcy Rule 4001(b)(2). The relief requested in the Motion (and as provided in this Interim Order) is necessary, essential, and appropriate for the continued operation of the Debtors’ business, the administration of the Cases, and the management and preservation of the Debtors’ assets and the property of their estates. It is in the best interest of the Debtors’ estates that the Debtors be allowed to use the Cash Collateral under the terms hereof. The Debtors have demonstrated good and sufficient cause for the relief granted herein. The terms of the Order and the use of Cash Collateral are fair and reasonable and reflect the Debtors’ exercise of prudent business judgment consistent with the Debtors’ fiduciary duties.

9

K. Arm’s-Length, Good Faith Negotiations. The terms of this Interim Order were negotiated in good faith and at arm’s length between the Debtors and the Prepetition Secured Parties. The Prepetition Secured Parties have acted without negligence, in good faith, and not in violation of public policy or law in respect of all actions taken by them in connection with or related in any way to negotiating, implementing, documenting, or obtaining requisite approvals of the use of Cash Collateral on the terms set forth herein, including in respect of the granting of adequate protection as provided for herein and all documents and transactions related thereto.

Now, therefore, upon the record of the proceedings heretofore held before this Court with respect to the Motion, the evidence adduced at the Interim Hearing, and the statements of counsel thereat, and based upon the foregoing findings and conclusions,

IT IS HEREBY ORDERED THAT:

1 Motion Granted. The Motion is granted on an interim basis as set forth herein, and the use of Cash Collateral on an interim basis is authorized, subject to the terms of this Interim Order.

2 Objections Overruled. Any objections to the Motion with respect to the entry of this Interim Order that have not been withdrawn, waived or settled and all reservations of rights included therein, are hereby denied and overruled in all respects.

3 Authorization to Use Cash Collateral; Budget.

(a) Authorization. Subject to the terms and conditions of this Interim Order, the Court hereby authorizes the Debtors’ consensual use of Cash Collateral during the period beginning with the Petition Date and ending on a Termination Date (as defined below), in each case, solely and exclusively in a manner consistent with and not in violation of this Interim Order, the Approved Budget, and the budget related provisions set forth in this paragraph 3 (collectively, the “Budget Provisions”).

10

(b) Approved Budget; Budget Period. As used in this Interim Order: (i) “Approved Budget” means the Initial Approved Budget, as such Initial Approved Budget may be modified, supplemented, or extended from time to time by the Debtors, subject to the procedures set forth in paragraph 3(e) of this Interim Order; and (ii) “Budget Period” means the initial four-week period set forth in the Approved Budget, and each rolling four-week period thereafter.

(c) Budget Testing. The Debtors may use Cash Collateral on a consensual basis in accordance with the Approved Budget, subject to Permitted Variances (as defined below), and in accordance with the Budget Provisions. Permitted Variances for each Budget Period shall be tested on a rolling four-week basis beginning on the fifth Wednesday following the Petition Date and on every fourth Wednesday thereafter (each such date, a “Testing Date”). On or before 5:00 p.m. (prevailing Central time) on the third Wednesday following the Petition Date and every other Wednesday thereafter, the Debtors shall prepare and deliver to the Notes Trustee, the Ad Hoc Senior Secured Group, and the Ad Hoc Senior Secured Group Advisors, in form and substance satisfactory to the Ad Hoc Senior Secured Group Advisors, a variance report (the “Variance Report”) setting forth for the two-week period then ended as well as the Budget Period just ended: (i) the Debtors’ actual disbursements, excluding Restructuring Professional Fees (as defined below) (the “Actual Disbursements”) on a line-by-line and aggregate basis; (ii) the Debtors’ actual cash receipts (the “Actual Cash Receipts”) on a line-by-line and aggregate basis; (iii) a comparison (whether positive or negative, in dollars and expressed as a percentage) for the Actual Cash Receipts (and each line item thereof) and the Actual Disbursements (and each line item thereof) to the amount of the Debtors’ projected cash receipts (and each line item thereof) and projected disbursements (and each line item thereof), respectively, as set forth in the Approved Budget for the applicable two-week period; (iv) a cumulative comparison (whether positive or negative, in dollars and expressed as a percentage) covering the Budget Period setting forth the Actual Cash Receipts (and each line item thereof) and the Actual Disbursements (and each line item thereof)

11

against the amount of the Debtors’ projected cash receipts (and each line item thereof) and projected disbursements (and each line item thereof), respectively, as set forth in the Approved Budget for such Budget Period; and (v) as to each variance contained in the Variance Report, an indication as to whether such variance is temporary or permanent and an analysis and explanation in reasonable detail for any variance.

(d) Permitted Variances and Minimum Liquidity Threshold. The Debtors shall not permit during any Budget Period: (i) the Actual Disbursements to be more than 112.5% of the projected disbursements in the aggregate for such Budget Period; provided that, for the avoidance of doubt, the cash disbursements considered for determining compliance with this covenant shall exclude the Debtors’ disbursements in respect of restructuring professional fees of Professional Persons (as defined below), the Prepetition Secured Parties on account of professional fees under paragraph 4(d) of this Interim Order, and professional fee payments to other creditors or creditor groups as permitted under the RSA (such excluded cash disbursements, the “Restructuring Professional Fees”)); (ii) Actual Cash Receipts to be less than 85% of the projected receipts in the aggregate for such Budget Period (such deviations in subsections (i) and (ii), the “Permitted Variances”); provided that the Debtors may, within each Budget Period, offset any Actual Disbursements above or Actual Cash Receipts below the budgeted amounts set forth in the Approved Budget as of each Testing Date during an applicable Budget Period with any Actual Disbursements below and Actual Cash Receipts above the budgeted amounts as set forth in the Approved Budget for such Budget Period (a “Positive Variance”) (provided that no Positive Variance may be carried forward to a subsequent Budget Period); or (iii) the Debtors’ Qualified Cash (as defined in the Senior Secured Notes Indenture) to be less than, (A) from the Petition Date until three months after the Petition Date, $650 million at the end of every two weeks, and (B) from three months after the Petition Date until the Plan Effective Date (as defined in the RSA), $600 million at the end of every two weeks (such amount, the “Minimum Liquidity Threshold”).

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(e) Minimum Liquidity Cure. There shall be a cure period of fifteen (15) days (the “Cure Period”) to cure any breach of the Minimum Liquidity Threshold (the “Minimum Liquidity Threshold Breach”). If the Cure Period expires and the Minimum Liquidity Threshold Breach has not been fully cured, then the Prepetition Secured Parties shall be entitled to exercise all rights and remedies provided under the Cash Collateral Order; provided, however, that if the Plan Effective Date occurs prior to the expiration of the Cure Period, the Minimum Liquidity Threshold Breach shall be waived subject to the occurrence of the Plan Effective Date.

(f) CapEx Limit. The Debtors shall not spend, in the aggregate, more than $200 million on Capital Expenditures (as defined in the Senior Secured Notes Indenture) between the Petition Date and the Plan Effective Date (the “CapEx Limit”).

(g) Proposed Budget Reporting. By no later than 5:00 p.m. (prevailing Central time) on the third business day before the end of each Budget Period, the Debtors shall deliver to the Ad Hoc Senior Secured Group Advisors a rolling 13-week cash flow forecast of the Debtors in the form of the Initial Approved Budget (each, a “Proposed Budget”), which Proposed Budget (including any subsequent revisions, modifications, or supplements to any such Proposed Budget), shall become the Approved Budget effective as of the first day of the fifth week of the prior Approved Budget (and on a rolling four-week basis thereafter), unless the Ad Hoc Senior Secured Group notifies the Debtors of any reasonable objection to the Proposed Budget within three (3) business days after receipt of the Proposed Budget (the “Approval Deadline”). In the event the conditions for the most recently delivered Proposed Budget to constitute the Approved Budget are not met as set forth herein, the prior Approved Budget shall remain in full force and effect. When

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required under the terms of this Interim Order, the consent or approval of the Ad Hoc Senior Secured Group shall mean the consent of the Required Consenting Senior Secured Noteholders (as defined in the RSA), and such consent or approval may be communicated via email to the Debtors or their professionals by the Ad Hoc Senior Secured Group Advisors.

(h) Miscellaneous. For the avoidance of doubt, except as otherwise set forth in the Approved Budget or agreed to by the Ad Hoc Group in the order approving the Debtors’ Cash Management Motion, Cash Collateral may not be used pursuant to this Interim Order by, or to pay the fees, costs, or expenses of, any of the Debtors’ affiliated non-Debtor entities.

4 Adequate Protection for the Prepetition Secured Parties. Subject only to the Carve Out and the terms of this Interim Order, pursuant to sections 361, 362, and 363(e) of the Bankruptcy Code, and in consideration of the stipulations and consents set forth herein, as adequate protection of the interests of the Prepetition Secured Parties in the Prepetition Collateral (including Cash Collateral), in each case for and to the extent of the Diminution in Value, the Collateral Agent, for the benefit of itself and the Prepetition Secured Parties, is hereby granted the following:

(a) Adequate Protection Liens. Pursuant to Bankruptcy Code sections 361(2) and 363(c)(2), and subject in all cases to the Carve Out, effective as of the Petition Date and in each case perfected without the necessity of the execution by the Debtors (or recordation or other filing) of security agreements, control agreements, pledge agreements, financing statements, mortgages or other similar documents, or by possession or control by the Notes Trustee, the Collateral Agent, or any other party, the Debtors are authorized to grant, and hereby are deemed to have granted, to the Collateral Agent, for the benefit of itself and the Prepetition Secured Parties, valid, binding, continuing, enforceable, fully perfected, nonavoidable, first-priority senior (except

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with respect to the Prepetition Permitted Liens and the Carve Out), additional, and replacement security interests in and liens on (all such liens and security interests, the “Adequate Protection Liens”): (i) the Prepetition Collateral; and (ii) all of the Debtors’ now-owned and hereafter-acquired real and personal property, assets and rights, including all prepetition property and post-petition property of the Debtors of any kind or nature, wherever located, whether encumbered or unencumbered, including, without limitation, any unencumbered assets of the Debtors, if any, and all prepetition property and post-petition property of the Debtors’ estates, and the proceeds, products, rents and profits thereof, whether arising from section 552(b) of the Bankruptcy Code or otherwise, including, without limitation, all equipment, goods, accounts, cash, payment intangibles, bank accounts and other deposit or securities accounts of the Debtors (including any accounts opened prior to, on, or after the Petition Date), insurance policies and proceeds thereof, equity interests, instruments, intercompany claims, accounts receivable, other rights to payment, all general intangibles, all contracts and contract rights, securities, investment property, letters of credit and letter of credit rights, chattel paper, all interest rate hedging agreements, all owned real estate, real property leaseholds, fixtures, patents, copyrights, trademarks, trade names, rights under license agreements and other intellectual property, all commercial tort claims, and all claims and causes of action (including causes of action arising under section 549 of the Bankruptcy Code, claims arising on account of transfers of value from the Debtors to a non-Debtor affiliate incurred on or following the Petition Date), and any and all proceeds, products, rents, and profits of the foregoing (all property identified in this paragraph being collectively referred to as the “Adequate Protection Collateral”), subject only to the Prepetition Permitted Liens and the Carve Out, in which case the Adequate Protection Liens shall be immediately junior in priority to such Prepetition Permitted Liens and to the Carve Out. Notwithstanding the foregoing, the Adequate

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Protection Collateral shall exclude the Professional Fee Account (other than with respect to the residual interest therein as provided in paragraph 5(c) hereof) and all claims and causes of action arising under any section of chapter 5 of the Bankruptcy Code (other than claims and causes of action arising under section 549 of the Bankruptcy Code) (the “Avoidance Actions”), but, subject to entry of a Final Order, shall include any and all proceeds of and other property that is recovered or becomes unencumbered as a result of (whether by judgment, settlement, or otherwise) any Avoidance Action (the “Avoidance Proceeds”).

(b) Adequate Protection Superpriority Claims. As further adequate protection, and to the extent provided by sections 503(b) and 507(b) of the Bankruptcy Code, the Debtors are authorized to grant, and hereby are deemed to have granted effective as of the Petition Date, to the Notes Trustee, for the benefit of itself and the Prepetition Secured Parties, allowed superpriority administrative expense claims in the Cases ahead of and senior to any and all other administrative expense claims in the Cases to the extent of any Diminution in Value (the “Adequate Protection Superpriority Claims”), junior only to the Carve Out. Subject to the Carve Out, the Adequate Protection Superpriority Claims shall not be junior or pari passu to any other administrative claims against the Debtors and shall have priority over all now or hereinafter incurred administrative expense claims against the Debtors, including, without limitation, administrative expense claims of the kinds specified in or ordered pursuant to sections 105, 326, 328, 330, 331, 365, 503(a), 503(b), 506(c), 507(a), 507(b), 546(c), 726, 1113, and 1114 of the Bankruptcy Code; provided that any recovery from or against Avoidance Proceeds shall be subject to entry of a Final Order.

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(c) Postpetition Interest. From and after entry of this Interim Order, the Notes Trustee, on behalf of itself and the other Prepetition Secured Parties, shall receive current cash payment during the Cases of all accrued and unpaid interest on the Prepetition Secured Indebtedness under the Senior Secured Notes Indenture as such interest becomes due and payable thereunder at the following modified Interest Rate (as defined in the Senior Secured Notes Indenture): [(i) from entry of this Interim Order to June 22, 2025, 9.875% in cash and 2.00% paid in kind; and (ii) ]4 from June 23, 2025 to the Plan Effective Date (as defined in the RSA), 9.875% in cash and 4.00% paid in kind; provided that the aforementioned Interest Rate modification shall automatically terminate and be of no further force and effect upon termination of the RSA prior to the Plan Effective Date, and upon such termination, the Debtors shall pay interest on the Prepetition Secured Indebtedness in accordance with the terms in the Senior Secured Notes Indenture, including any default rate of interest, in connection with the consensual use of Cash Collateral.

(d) Fees and Expenses. As additional adequate protection in connection with the consensual use of Cash Collateral, the Debtors shall, and are authorized and directed to, pay in full in cash and in immediately available funds: (i) within five business days after the Debtors’ receipt of invoices therefor, the reasonable professional fees, expenses and disbursements (including, but not limited to, the reasonable professional fees, expenses and disbursements of counsel and other third-party consultants and/or experts, including financial advisors) incurred prior to the Petition Date by (A) the Ad Hoc Senior Secured Group (including, without limitation, reasonable fees, expenses, and disbursements incurred by Moelis & Company, as financial advisor, Paul, Weiss, Rifkind, Wharton & Garrison LLP, as primary counsel, and Porter Hedges LLP, as local counsel, collectively, the “Ad Hoc Senior Secured Group Advisors”) and (B) the Notes Trustee and the Collateral Agent; and (ii) subject to paragraph 25, the reasonable fees and expenses incurred on and after the Petition Date by the Ad Hoc Senior Secured Group Advisors or by or on

[4]	[Note to Draft: To be deleted if Petition Date does not occur until after June 23, 2025.]

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behalf of the Notes Trustee or the Collateral Agent (including, without limitation, reasonable professional fees, expenses, and disbursements of counsel), which shall be submitted on a monthly basis and paid within five business days of the Debtors’ receipt of invoices therefor ((i), (ii), and the interest payments under paragraph 4(c), collectively, the “Adequate Protection Payments”). Notwithstanding the foregoing, the Ad Hoc Senior Secured Group may retain such other professionals as are reasonably necessary in connection with the Cases, and in such circumstance, such additional professionals shall be deemed to be Ad Hoc Senior Secured Group Advisors for purposes of this Interim Order. The Ad Hoc Senior Secured Group shall provide written notice to the Debtors (email being sufficient) of their intent to retain any such additional professionals. None of the foregoing fees, expenses, and disbursements shall be subject to separate approval by this Court or require compliance with the U.S. Trustee guidelines, and no recipient of any such payment shall be required to file any interim or final fee application with respect thereto or otherwise seek the Court’s approval of any such payments.

(e) Reporting Requirements. As additional adequate protection to the Prepetition Secured Parties for the consensual use of Cash Collateral, the Debtors shall comply with the reporting requirements set forth in Section 7.04 of the Senior Secured Notes Indenture and shall further provide, subject to any applicable limitations set forth below, to (i) the Ad Hoc Senior Secured Group, (ii) the Ad Hoc Senior Secured Group Advisors, and (iii) counsel to the Notes Trustee:

(i)	at the times specified in paragraph 3(c) hereof, the Variance Report required by paragraph 3(c) hereof;

(ii)	a copy of each update to the Debtors’ business plan as soon as reasonably practicable after it becomes available, together with a reconciliation to the prior business plan;

(iii)	timely delivery of each Proposed Budget as set forth in this Interim Order;

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(iv)

notice of the occurrence of the Debtors’ (A) Qualified Cash (as defined in the Senior Secured Notes Indenture) falling below the Minimum Liquidity Threshold at the end of any week and the amount of such Qualified Cash as of such time or (B) Capital Expenditures exceeding the CapEx Limit;

(v)

promptly, and in any event by the 30th calendar day of each month, beginning with the year-to-date period ended on the last day of the month in which the Petition Date occurs, a monthly and year-to-date income statement and balance sheet; and

(vi)

upon written request (including via email) by the Ad Hoc Senior Secured Group Advisors, the Debtors will provide the Ad Hoc Senior Secured Group and the Ad Hoc Senior Secured Group Advisors with reasonable access to any consultant, turnaround management, broker, or financial advisory firm retained by the Debtors in the Cases.

Notwithstanding any subsequent amendment, modification, or waiver to this Interim Order, the Ad Hoc 26s/28s/29s Noteholder Group and Renesas shall be provided, so long as the RSA has not been terminated, the written information, financial reporting, and other periodic reporting (including, without limitation, such information as is provided in accordance with paragraphs 3(g) and 4(e) of this Interim Order) that the Debtors are required to provide the Prepetition Secured Parties hereunder.

(f) Other Covenants. The Debtors shall maintain their cash management arrangements in a manner consistent with this Court’s order(s) granting the Debtors’ Cash Management Motion (as defined in the Motion). The Debtors shall not: (a) sell, lease (other than existing leases), or otherwise dispose of any assets outside the ordinary course of business, or seek authority of this Court to do any of the foregoing, or (b) reject any material contract, or seek authority of this Court to reject any material contract, in each case, without the prior written consent of the Ad Hoc Senior Secured Group (with email from the Ad Hoc Senior Secured Group Advisors to Debtors’ counsel being sufficient), except as otherwise expressly permitted under the RSA. Prior to the Termination Date, the Debtors shall continue to comply in all respects with

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those covenants contained in the Senior Secured Notes Indenture as in effect on the Petition Date, in each case except as otherwise permitted under the RSA. The Note Parties (as defined in the Senior Secured Notes Indenture) shall be prohibited from transferring any of their assets to Wolfspeed Germany GmbH except pursuant to permitted “investment” baskets under the Senior Secured Notes Indenture (provided that in no event shall Wolfspeed Germany GmbH be permitted to cease to be an “immaterial subsidiary” during the pendency of the Cases).

(g) Miscellaneous.

(i)

Except for (i) the Carve Out and (ii) as otherwise provided in paragraph 4, the Adequate Protection Liens and Adequate Protection Superpriority Claims granted to the Prepetition Secured Parties pursuant to paragraph 4 of this Interim Order shall not be subject, junior, or pari passu to any lien or security interest that is avoided and preserved for the benefit of the Debtors’ estates under the Bankruptcy Code, including, without limitation, pursuant to section 551 or otherwise, and shall not be subordinated to or made pari passu with any lien, security interest, claim, or administrative expense under the Bankruptcy Code, including, without limitation, pursuant to section 364 or otherwise.

(ii)

The Adequate Protection Liens are deemed automatically perfected as of the Petition Date without the necessity of recording same and without further notice or order. The Collateral Agent shall not be required to file any UCC financing statements or other instruments (or to take any other action) to perfect such Adequate Protection Liens.

(iii)

The automatic stay provisions of section 362 of the Bankruptcy Code and any other restriction imposed by an order of the Court or applicable law are hereby modified to the extent necessary to permit the Notes Trustee and the Collateral Agent to perform any act authorized or permitted under or by virtue of this Interim Order, including, without limitation, to take any act to create, validate, evidence, attach or perfect any the Adequate Protection Liens and to receive any payments expressly authorized by this Interim Order with respect to the Prepetition Secured Indebtedness or adequate protection.

(h) Commitment Fee. [On the Commitment Fee Payment Date (as defined in that certain Note Purchase Agreement, dated October 11, 2024 (the “Note Purchase Agreement”))

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occurring on June 23, 2025, Wolfspeed shall pay 100% of the Commitment Fee (as defined in the Note Purchase Agreement) due on such date, on the terms set forth in the Note Purchase Agreement.]5 June 23, 2025 is hereby deemed to be a “Commitment Termination Trigger Date” (as defined in the Note Purchase Agreement), and the Commitment Termination Trigger Date Commitment Fee (as defined in the Note Purchase Agreement) shall become payable to eligible Senior Secured Noteholders on the Plan Effective Date in an amount equal to 50% of the amount of such Commitment Termination Trigger Date Commitment Fee (the “Commitment Fee Amount”) (for the avoidance of doubt, the other 50% of the amount of such Commitment Termination Trigger Date Fee shall be waived on the Plan Effective Date).

(i) Right to Seek Additional Adequate Protection. This Interim Order is without prejudice to, and does not constitute a waiver of, expressly or implicitly, the rights of any of the Prepetition Secured Parties to request further or alternative forms of adequate protection at any time or the rights of the Debtors or any other party to contest such request. Subject to the Carve Out, nothing herein shall impair or modify the application of section 507(b) of the Bankruptcy Code in the event that the adequate protection provided to the Prepetition Secured Parties is insufficient to compensate for any Diminution in Value of their respective interests in the Prepetition Collateral during the Cases. Nothing contained herein shall be deemed a finding by the Court, or an acknowledgment by any of the Prepetition Secured Parties that the adequate protection granted herein does in fact adequately protect any of the Prepetition Secured Parties against any Diminution in Value of their respective interests in the Prepetition Collateral (including the Cash Collateral).

[5]	[Note to Draft: To deleted bracketed language if Petition Date does not occur prior to payment of accrued and unpaid commitment fee on June 23, 2025.]

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(j) Unsecured Creditor Matters. So long as the RSA has not been terminated:

(i)

subject to paragraph 25 of this Interim Order, the Debtors are authorized to pay in cash all accrued and unpaid reasonable and documented fees and out-of-pocket expenses incurred by the advisors to that certain ad hoc group of holders of 2026 Convertible Notes Claims, 2028 Convertible Notes Claims, and 2029 Convertible Notes Claims (each as defined in the RSA) (collectively, the “Ad Hoc 26s/28s/29s Noteholder Group”), including Ropes & Gray LLP, as counsel, Ducera Partners LLC, as financial advisor and investment banker, any local counsel retained by the Ad Hoc 26s/28s/29s Noteholder Group, and such other professional advisors retained by the Ad Hoc 26s/28s/29s Noteholder Group with the prior written consent of Wolfspeed, whose consent shall not be unreasonably withheld, conditioned, or delayed (collectively, the “Ad Hoc 26s/28s/29s Noteholder Group Advisors”) and the advisors to Renesas Electronics America Inc., a subsidiary of Renesas Electronic Corporation, in its capacity as a holder of CRD Loans (as defined in the RSA) (“Renesas”), including Kirkland & Ellis LLP, as counsel, PJT Partners, Inc., as investment banker, BofA Securities, Inc., as structuring advisor (provided, however, the reasonable and documented fees and expenses of BofA Securities, Inc., shall not exceed $2,500,000), one local counsel in each jurisdiction requiring regulatory filings and one local bankruptcy counsel retained by Renesas, and such other professional advisors retained by Renesas with the prior written consent of Wolfspeed, whose consent shall not be unreasonably withheld, conditioned, or delayed (collectively, the “Renesas Advisors”); subject to recharacterization of such payments as repayment of principal of the unsecured convertible notes held by the Ad Hoc 26s/28s/29s Noteholder Group or repayment of principal of the CRD Loans held by Renesas (in each case, solely upon a motion filed by the Debtors or any other party in interest) to the extent that the RSA is terminated without any of the following having first occurred: (A) assumption of the RSA; (B) entry of the Backstop Order (as defined in the RSA); (C) confirmation of the Plan (as defined in the RSA); and (D) entry of any other order of the Court approving such payments, in each case, with respect to the preceding clauses (A)-(D), pursuant to a final, non-appealable order of this Court; and

(ii)

the Debtors shall substantially contemporaneously provide the Ad Hoc 26s/28s/29s Noteholder Group Advisors and the Renesas Advisors all required written information, financial reporting, and other periodic reporting that is required to be provided to the Prepetition Secured Parties (including, without limitation, such information as is provided in accordance with paragraphs 3(g) and

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4(e) of this Interim Order). The Ad Hoc 26s/28s/29s Noteholder Group Advisors may share such information with any member of the Ad Hoc 26s/28s/29s Noteholder Group and the Renesas Advisors may share such information with Renesas, subject to applicable duties of confidentiality. For the avoidance of doubt, the members of the Ad Hoc 26s/28s/29s Noteholder Group and Renesas shall not be entitled to any consent right granted to the Prepetition Secured Parties hereunder.

5 Carve Out.

(a) Priority of Carve Out. Notwithstanding anything in this Interim Order or the Prepetition SSN Documents to the contrary, each of the Prepetition Liens, the Adequate Protection Liens, the Prepetition Secured Indebtedness, and the Adequate Protection Superpriority Claims (and any other claims arising under section 507(b) of the Bankruptcy Code) shall be subject and subordinate to the payment in full in cash of the Carve Out.

(b) Definition of Carve Out. As used in this Interim Order, the “Carve Out” means the collective sum of (i) all fees required to be paid to the Clerk of the Court and to the Office of the United States Trustee (the “U.S. Trustee”) under section 1930(a) of title 28 of the United States Code plus interest at the statutory rate (without regard to the notice set forth in (iii) below); (ii) all reasonable and documented fees and expenses up to $75,000 incurred by a trustee under section 726(b) of the Bankruptcy Code (without regard to the notice set forth in (iii) below); (iii) to the extent allowed at any time, whether by interim order, procedural order, or otherwise, all accrued and unpaid fees, costs, and expenses (including any transaction fees or success fees then earned and payable prior to or after delivery of a Carve Out Trigger Notice) (the “Allowed Professional Fees”) incurred or earned by persons or firms retained by the Debtors pursuant to section 327, 328, or 363 of the Bankruptcy Code (the “Debtor Professionals”) or the Committee (if any) pursuant to section 328 or 1103 of the Bankruptcy Code (the “Committee Professionals” and, together with the Debtor Professionals, the “Professional Persons”) at any

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time before the first day following delivery by the Ad Hoc Senior Secured Group of a Carve Out Trigger Notice (as defined below), whether allowed by the Court prior to or after delivery of a Carve Out Trigger Notice (the amounts set forth in clauses (i) through (iii), the “Pre-Carve Out Trigger Notice Cap”), in each case without regard to whether such fees, costs, or expenses are included or provided for in any Approved Budget or were invoiced on or after the Carve Out Trigger Date (as defined below); (iv) Allowed Professional Fees of Debtor Professionals in an aggregate amount not to exceed $4.5 million incurred after the first day following delivery by the Ad Hoc Senior Secured Group of the Carve Out Trigger Notice, to the extent allowed at any time, whether by interim order, procedural order, or otherwise, less the amount of any prepetition retainers received by any such Debtor Professional and not previously returned or applied to its respective fees and expenses; and (v) Allowed Professional Fees of Committee Professionals in an aggregate amount not to exceed $500,000 incurred after the first day following delivery by the Ad Hoc Senior Secured Group of the Carve Out Trigger Notice, to the extent allowed at any time, whether by interim order, procedural order, or otherwise (the amounts set forth in clauses (iv) and (v) being collectively the “Post-Carve Out Trigger Notice Cap”). For purposes of the foregoing, “Carve Out Trigger Notice” shall mean a written notice delivered by email by the Ad Hoc Senior Secured Group or the Ad Hoc Senior Secured Group Advisors to the Debtors’ restructuring co-counsel (Latham & Watkins LLP and Hunton Andrews Kurth LLP), the U.S. Trustee, and counsel to the Committee (if any), with a copy to Kirkland & Ellis LLP, as lead counsel to Renesas, and Ropes & Gray LLP, as lead counsel to the Ad Hoc 26s/28s/29s Noteholder Group, which notice (i) may be delivered only following the occurrence, and during the continuation of, a Termination Event and the termination of the Debtors’ consensual use of Cash Collateral under this Interim Order and (ii) shall expressly state that the Post-Carve Out Trigger Notice Cap has been invoked.

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(c) Professional Fee Account. As soon as reasonably practicable following entry of this Interim Order, the Debtors shall transfer cash, including Cash Collateral, in an amount equal to (i) the total budgeted (or actual, if available) weekly fees and expenses incurred or to be incurred by Professional Persons (such fees and expenses of Professional Persons, the “Professional Fees”) between the Petition Date and the first weekly period set forth in the Approved Budget into a segregated account not subject to control, liens, security interests, or claims of the Prepetition Secured Parties, other than the Collateral Agent’s lien on and security interest in any residual cash balance following payment in full of all Allowed Professional Fees, subject to the Pre-Carve Out Trigger Notice Cap and the Post-Carve Out Notice Trigger Cap (the “Professional Fee Account”). Thereafter, on a weekly basis, the Debtors shall transfer into the Professional Fee Account cash, including Cash Collateral, in an amount not less than the aggregate unpaid amount of Weekly Estimated Fees and Expenses (as defined below) included in all Weekly Statements (as defined below) received by the Debtors. The Professional Fee Account shall not be subject to the control of the Prepetition Secured Parties, and the funds transferred to the Professional Fee Account shall be used to pay Allowed Professional Fees, with the Collateral Agent having a lien on and security interest in any residual cash balance following payment in full of all Allowed Professional Fees, subject to the Pre-Carve Out Trigger Notice Cap and the Post- Carve Out Notice Trigger Cap.

(d) Pre-Carve Out Trigger Notice. Prior to the delivery of a Carve Out Trigger Notice, on the first business day following entry of this Interim Order and on the third business day of each week thereafter, each Professional Person shall deliver to the Debtors, the Ad Hoc Senior Secured Group, and their respective advisors a weekly statement (each, a “Weekly Statement”) setting forth a good-faith estimate of the amount of fees and expenses (excluding, for

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the avoidance of doubt, any restructuring, sale, success or other transaction fee of any investment bankers or financial advisors) expected to be incurred by such Professional Person during the following week (the “Weekly Estimated Fees and Expenses”), and the Debtors shall, on a weekly basis, transfer cash into the Professional Fee Account in an amount equal to the aggregate amount of Weekly Estimated Fees and Expenses based on the Weekly Statements submitted by each Professional Person (and if no such estimate is provided in a given week, then the amount forecasted for such Professional Person in the Approved Budget) that remain unpaid (and that were not previously funded to the Professional Fee Account). In addition to the Weekly Statement, each Professional Person shall also provide a good-faith estimate of the amount of accrued but unpaid fees and expenses incurred by such Professional Person during the preceding week (the “Prior Week Estimate”), and the amount of cash to be transferred to the Professional Fee Account shall be increased or reduced (as applicable) by the difference between such Prior Week Estimate and the Weekly Estimated Fees and Expenses funded for the prior week for such Professional Person. The Debtors shall use funds held in the Professional Fee Account exclusively to pay Allowed Professional Fees as they become allowed and payable pursuant to the Bankruptcy Code, the Bankruptcy Rules, the Bankruptcy Local Rules, and in accordance with any orders of the Court; provided that the Debtors’ obligations to pay Allowed Professional Fees shall not be limited or be deemed limited to funds held in the Professional Fee Account.

(e) Post-Carve Out Trigger Notice. Notwithstanding the occurrence of a Termination Event, upon delivery of a Carve Out Trigger Notice to the Debtors (the “Carve Out Trigger Date”), such Carve Out Trigger Notice shall (i) constitute a demand to the Debtors to utilize all cash on hand as of such date and any available cash thereafter held by the Debtors to fund the Professional Fee Account in an amount equal to (A) the Pre-Carve Out Trigger Notice

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Cap and (B) the Post-Carve Out Trigger Notice Cap ((A) and (B), each to the extent not previously funded into the Professional Fee Account, including after giving effect to the last sentence of this paragraph). Following delivery of a Carve Out Trigger Notice, each Professional Person shall promptly deliver one additional statement to the Debtors, the Ad Hoc Senior Secured Group, and the Ad Hoc Senior Secured Group Advisors setting forth a good-faith estimate of the amount of accrued but unpaid fees and expenses incurred by such Professional Person during the period immediately following the most recent Weekly Statement previously delivered by such Professional Person through and including the Carve Out Trigger Date, and the Debtors shall transfer such amounts to the Professional Fee Account.

(f) All funds in the Professional Fee Account shall be used first to pay Allowed Professional Fees, subject to the Pre-Carve Out Trigger Notice Cap and the Post-Carve Out Notice Trigger Cap, and then, to the extent the Professional Fee Account has not been reduced to zero, any such excess shall be paid to the Prepetition Secured Parties in accordance with the Prepetition SSN Documents. Notwithstanding anything to the contrary in the Prepetition SSN Documents or this Interim Order: (i) following delivery of a Carve Out Trigger Notice, the Notes Trustee, the Collateral Agent, and any other Prepetition Secured Party shall not sweep or foreclose on cash (including cash received as a result of the sale or other disposition of any assets) of the Debtors until the Professional Fee Account has been fully funded in cash, but the Collateral Agent shall have a lien on and security interest in any residual interest in any residual cash balance remaining in the Professional Fee Account after all Allowed Professional Fees have been paid in full in cash, with any excess paid to the Notes Trustee for application in accordance with the Prepetition SSN Documents; (ii)(A) disbursements by the Debtors from the Professional Fee Account shall not increase or reduce the Prepetition Secured Indebtedness, (B) failure of the Professional Fee

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Account to satisfy in full in cash the Allowed Professional Fees shall not affect, alter, or impair the amount, scope, or priority of the Carve Out, (C) in no way shall any Approved Budget, Proposed Budget, Carve Out, Post-Carve Out Trigger Notice Cap, Weekly Statement, Weekly Estimated Fees and Expenses, Prior Week Estimate, or any of the foregoing be construed as a cap or limitation on the amount of the Allowed Professional Fees due and payable by the Debtors; and (iii) the Carve Out shall be senior to (1) the Prepetition Secured Indebtedness, the Adequate Protection Superiority Claims, and any claims arising under section 507(b) of the Bankruptcy Code and (2) all security interests and liens (as defined in Section 101(37) of the Bankruptcy Code) securing any of the claims or administrative expenses described in clause (1), including the Prepetition Liens and the Adequate Protection Liens.

(g) No Direct Obligation to Pay Allowed Professional Fees. The Prepetition Secured Parties reserve the right to object to the allowance of any fees and expenses. Except for permitting the funding of the Professional Fee Account as provided herein, none of the Prepetition Secured Parties shall be responsible for the payment or reimbursement of any fees or disbursements of any Professional Person or any fees or expenses of the U.S. Trustee or Clerk of the Court incurred in connection with the Cases or any successor case(s) under any chapter of the Bankruptcy Code (a “Successor Case”). Nothing in this Interim Order or otherwise shall be construed to obligate the Prepetition Secured Parties, in any way, to pay compensation to, or to reimburse expenses of, any Professional Person or to guarantee that the Debtors have sufficient funds to pay such compensation or reimbursement.

(h) Payment of Carve Out On or After the Termination Declaration Date. Any payment or reimbursement made on or after the occurrence of the Termination Declaration Date in respect of any Allowed Professional Fees shall permanently reduce the Carve Out on a dollar-for-dollar basis.

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6 Access and Information. Upon written request (including via email), the Debtors shall provide the Ad Hoc Senior Secured Group Advisors with (a) reasonable access to the Debtors’ books and records, including all records and files of the Debtors pertaining to the Prepetition Collateral and the Adequate Protection Collateral and other available information (including historical information) regarding the Debtors, their property, operations, or finances, (b) reasonable access to the Debtors’ properties and (c) reasonable access to the Debtors’ officers, counsel, and financial advisors to discuss the Debtors’ affairs, finances, and condition; it being understood that nothing in this paragraph shall require the Debtors (or any of their advisors) to take any action that would conflict with any applicable requirements of law or any binding agreement, or that would waive any attorney-client or similar privilege.

7 Termination. Subject to the Remedies Notice Period (as defined below) and paragraphs 5 and 8 of this Interim Order, including if ordered by the Court in accordance with paragraph 8, the Debtors’ right to consensual use of Cash Collateral pursuant to this Interim Order shall automatically cease without further court proceedings on the Termination Date (as defined herein). As used herein, “Termination Event” means any of the events set forth below, in each case, unless waived or modified with the consent of the Ad Hoc Senior Secured Group:

(a) A Final Order acceptable to the Debtors and the Ad Hoc Senior Secured Group is not entered by the Court by 11:59 p.m. on the date that is 45 days after the Petition Date;

(b) The violation of any material term of this Interim Order by the Debtors that is not cured within three business days of receipt by the Debtors of written notice of such default from the Ad Hoc Senior Secured Group (provided that the terms and provisions with respect to adequate protection shall be deemed material);

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(c) Entry of an order modifying, reversing, revoking, staying for a period in excess of five business days, rescinding, vacating, or amending this Interim Order in a manner adverse to the rights, interest, priorities, or entitlements of the Prepetition Secured Parties without the express prior written consent of the Ad Hoc Senior Secured Group;

(d) Without the written consent of the Ad Hoc Senior Secured Group, the Cases are dismissed or converted to cases under chapter 7 of the Bankruptcy Code; a trustee under chapter 11 of the Bankruptcy Code, an examiner with expanded powers, or a responsible officer or similar person is appointed in the Cases; the Cases are transferred or there is a change of venue; the Debtors file any motion, pleading, or proceeding (or solicit, support, or encourage any other party to file any motion, pleading, or proceeding) seeking or consenting to the granting of any of the foregoing relief; or any order is entered granted any of the foregoing relief;

(e) Except for the Carve Out and Prepetition Permitted Liens or as otherwise expressly permitted in advance and in writing by the Ad Hoc Senior Secured Group, the voluntary creation of any lien or other interest pari passu with or senior to any of the Prepetition Liens, Adequate Protection Liens, or Adequate Protection Superpriority Claims granted to the Prepetition Secured Parties under this Interim Order;

(f) The Debtors file a disclosure statement or chapter 11 plan that is inconsistent in any material respect with the RSA;

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(g) The Debtors file any motion, pleading, or proceeding (or solicit, support, or encourage any other party to file any motion, pleading, or proceeding) seeking or consenting to, or an order is entered granting, (i) the invalidation, subordination, or other challenge to the Prepetition Secured Indebtedness, the Prepetition Liens, the Adequate Protection Liens, or the Adequate Protection Superpriority Claims or (ii) any relief under sections 506(c) or 552 of the Bankruptcy Code with respect to any Prepetition Collateral or any Adequate Protection Collateral, including the Cash Collateral, or against any of the Prepetition Secured Parties, in each case other than the Carve Out or without the prior written consent of the Ad Hoc Senior Secured Group;

(h) The Debtors file any motion, pleading, or proceeding (or solicit, support, or encourage any other party to file any motion, pleading, or proceeding) seeking or consenting to the granting of, or an order is entered granting, relief that could reasonably be expected to result in an impairment of the rights or interests of the Prepetition Secured Parties (except any motion or other pleading otherwise permitted by this Interim Order or the RSA) and such motion, pleading, proceeding or order is not withdrawn or vacated within two business days of receipt by the Debtors of written notice thereof from the Ad Hoc Senior Secured Group;

(i) The entry of an order by this Court granting relief from the automatic stay imposed by section 362 of the Bankruptcy Code to any entity other than the Prepetition Secured Parties (i) with respect to the Prepetition Collateral or the Adequate Protection Collateral in excess of $250,000 in value or (ii) authorizing any party to proceed against any asset of the Debtors that, in each case, would adversely affect in any material respect the Debtors’ ability to operate their business in the ordinary course, in each case without the prior written consent of the Ad Hoc Senior Secured Group;

(j) The entry of a subsequent order of the Court (i) terminating the Debtors’ use of Cash Collateral or (ii) authorizing the use of Cash Collateral by any non-Debtor affiliate of the Debtors;

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(k) The failure by the Debtors to make any payment pursuant to this Interim Order when due that is not cured within three business days following the Debtors’ receipt of written notice from the Ad Hoc Senior Secured Group (including, but not limited to, Adequate Protection Payments and interest payments described in paragraph 4);

(l) The failure by the Debtors to deliver to the Ad Hoc Senior Secured Group or the Ad Hoc Senior Secured Group Advisors any of the documents or other information required to be delivered to such applicable party pursuant to this Interim Order when due, or any such documents or other information shall contain a material misrepresentation, and in either case such failure or misrepresentation is not cured within three business days after written notice thereof is delivered to the Debtors by the Ad Hoc Senior Secured Group;

(m) The failure by the Debtors to (i) comply with (A) the Budget Provisions set forth in paragraph 3 hereof (subject to the Permitted Variances) or (B) the CapEx Limit or (ii) at the end of any week, maintain Qualified Cash (as defined in the Senior Secured Notes Indenture) in an amount equal to or greater than the Minimum Liquidity Threshold;

(n) The entry of an order of this Court approving the terms of any senior secured or pari passu debtor in possession financing that is entered into by the Debtors without the written consent of the Ad Hoc Senior Secured Group;

(o) except as expressly permitted by the RSA or otherwise approved by the Ad Hoc Senior Secured Group in writing, the failure by the Debtors to conduct their business and operations in the ordinary course and in compliance with applicable law, taking into account the Transactions (as defined in the RSA) and the Cases;

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(p) except as permitted by the RSA, the Debtors file any motion, pleading, or proceeding seeking to assume or reject any material executory contract or unexpired lease without the prior written consent of the Ad Hoc Senior Secured Group;

(q) The entry of any post-petition judgment against the Debtors in excess of $500,000 (not including amounts covered by insurance), the enforcement of which is not otherwise stayed by the Bankruptcy Code;

(r) The Debtors shall be enjoined from conducting any material portion of their business, any material disruption of the business operations of the Debtors shall occur (other than as a result of the Cases), or any material damage to or loss of material assets of the Debtors shall occur that is not otherwise covered by insurance;

(s) The Debtors file any motion, pleading, or proceeding (or solicit, support, or encourage any other party to file any motion, pleading, or proceeding) seeking or consenting to the granting of, or an order is entered granting, any termination and/or shortening, reduction of, or other modification to, the Debtors’ exclusive period to file and/or solicit a chapter 11 plan pursuant to the Bankruptcy Code (collectively, the “Exclusive Periods”) or the Exclusive Periods otherwise terminate;

(t) The termination of the RSA or the Debtors give written notice of termination of the RSA;

(u) The termination of the Backstop Agreement (as defined in the RSA), or the Debtors or the Backstop Parties (as defined in the RSA) give written notice of termination of the Backstop Agreement;

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(v) The failure of the Plan Effective Date (as defined in the RSA) to occur on or before the Outside Date, unless the Outside Date is extended by the Ad Hoc Senior Secured Group or otherwise permitted under the RSA; or

(w) The failure of the Debtors to meet any of the deadlines (or such later dates as may be approved by the Ad Hoc Senior Secured Group) set forth on Exhibit 2 (collectively, the “Milestones”).

8 Remedies After a Termination Date.

(a) Notwithstanding anything contained herein, the Debtors’ authorization to use Cash Collateral on a consensual basis pursuant to this Interim Order shall automatically terminate on such date (the “Termination Date”) that is the earliest of (i) the effective date of any chapter 11 plan with respect to the Debtors that is confirmed by the Court; and (ii) unless otherwise ordered by the Court, five business days from the date (the “Termination Declaration Date”) on which written notice of the occurrence of any Termination Event is given (which notice may be given by email or other electronic means) by the Ad Hoc Senior Secured Group or the Ad Hoc Senior Secured Group Advisors to the Debtors’ counsel, counsel to a Committee (if appointed), Renesas, and the U.S. Trustee (the “Termination Declaration” and such period commencing on the Termination Declaration Date and ending five business days later, which period shall be automatically extended if the Debtors or the U.S. Trustee seek an emergency hearing as provided in clause (b) below prior to the expiration of such period to enable the Court to rule thereon, the “Remedies Notice Period”); provided that, until the expiration of the Remedies Notice Period, the Debtors may (a) continue to use Cash Collateral to make payments in respect of expenses necessary to keep the business of the Debtors operating in accordance with the Approved Budget, (b) contest or cure any alleged Termination Event, (c) pay professional fees and fund the Professional Fee Account in accordance with paragraph 6 of this Interim Order, and (d) seek other relief as provided for in this paragraph 8.

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(b) If a Termination Declaration is delivered as provided above, the Debtors, the Committee (if appointed), and the Prepetition Secured Parties hereby consent to an emergency hearing being held before the Court on an expedited basis and related motions shall be filed with the Court on at least three business days’ notice (subject to the Court’s availability) for the sole purpose (unless the Court orders otherwise) of considering whether a Termination Event has occurred or is continuing or for the contested use of Cash Collateral. Unless the Court has determined that a Termination Event has not occurred and/or is not continuing or the Court orders otherwise, the automatic stay, as to all of the Prepetition Secured Parties, shall automatically be terminated at the end of the Remedies Notice Period without further notice or order. Upon expiration of the Remedies Notice Period, the Prepetition Secured Parties shall be permitted to exercise all remedies set forth herein and in the Prepetition SSN Documents, and as otherwise available at law or in equity without further order of or application or motion to this Court.

(c) For the avoidance of doubt, nothing in this Interim Order waives, limits, alters, or impairs the parties’ rights to seek or object to the non-consensual use of Prepetition Collateral, Adequate Protection Collateral, or Cash Collateral after the occurrence of the Termination Declaration Date. Nothing herein shall alter the burden of proof set forth in the applicable provisions of the Bankruptcy Code at any hearing to consider any relief related to the automatic stay under Bankruptcy Code section 362(a), use Cash Collateral, or to obtain any other injunctive relief. Unless otherwise expressly provided, any delay or failure of the Notes Trustee and/or the other Prepetition Secured Parties to exercise rights under the Prepetition SSN Documents and/or this Interim Order shall not constitute a waiver of their respective rights

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hereunder, thereunder, or otherwise. The occurrence of the Termination Date or a Termination Event shall not affect the validity, priority, or enforceability of any and all rights, remedies, benefits, and protections provided to any of the Prepetition Secured Parties under this Interim Order, which rights, remedies, benefits, and protections shall survive the Termination Date or the delivery of Termination Declaration.

9 Payments Free and Clear. Subject in all respects to paragraph 18, any and all payments or proceeds remitted to the Notes Trustee, for the benefit of the Prepetition Secured Parties, pursuant to the provisions of this Interim Order shall be irrevocable, received free and clear of any claim, charge, assessment, or other liability, including without limitation, any such claim or charge arising out of or based on, directly or indirectly, section 506(c) (whether asserted or assessed by, through or on behalf of the Debtor) or section 552(b) of the Bankruptcy Code.

10 Limitation on Charging Expenses Against Collateral. Except to the extent of the Carve Out, no costs or expenses, including any costs or expenses of administration of the Cases or any Successor Cases or any future proceeding that may result therefrom, shall be charged against or recovered from the Adequate Protection Collateral (including Cash Collateral) or Prepetition Collateral pursuant to section 506(c) of the Bankruptcy Code or any similar principle of law; provided that the foregoing waiver shall be without prejudice to any provision of the Final Order with respect to costs or expenses incurred following the entry of the Final Order.

11 Reservation of Rights of the Prepetition Secured Parties. This Interim Order and the transactions contemplated hereby shall be without prejudice to (a) the rights of any of the Prepetition Secured Parties to seek additional or different adequate protection, move to vacate the automatic stay, move for the appointment of a trustee or examiner, move to dismiss or convert the Cases, or to take any other action in the Cases and to appear and be heard in any matter raised in

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the Cases, or the right of any party in interest from contesting any of the foregoing, and (b) any and all rights, remedies, claims, and causes of action which the Prepetition Secured Parties may have against any non-Debtor party; provided that nothing in the foregoing paragraph modifies the rights and obligations of the Prepetition Secured Parties under the RSA. For adequate protection purposes, each of the Prepetition Secured Parties shall be deemed to have requested relief from the automatic stay and for adequate protection for any Diminution in Value from and after the Petition Date. For the avoidance of doubt, such request will survive termination of this Interim Order.

12 Modification of Automatic Stay. The Debtors are authorized and directed to perform all acts and to make, execute, and deliver any and all instruments as may be necessary to implement the terms and conditions of this Interim Order and the transactions contemplated hereby. The stay of section 362 of the Bankruptcy Code is hereby modified to permit the parties to accomplish the transactions contemplated by this Interim Order.

13 Survival of Interim Order. The provisions of this Interim Order shall be binding upon any trustee appointed during the Cases or upon a conversion to cases under chapter 7 of the Bankruptcy Code, and any actions taken in reliance hereof shall survive entry of any order which may be entered converting the Cases to chapter 7 cases, dismissing the Cases under section 1112 of the Bankruptcy Code or otherwise, confirming or consummating any plan(s) of reorganization or liquidation or otherwise, or approving or consummating any sale of any Prepetition Collateral or Adequate Protection Collateral, whether pursuant to section 363 of the Bankruptcy Code or included as part of any plan. The terms and provisions of this Interim Order, as well as the priorities in payments, liens, and security interests granted pursuant to this Interim Order, shall continue notwithstanding any conversion of the Cases to chapter 7 cases under the Bankruptcy Code, dismissal of the Cases, confirmation or consummation of any plan(s) of reorganization or

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liquidation, approval or consummation of any sale, or otherwise. Subject to the provisions and limitations described in paragraph 18 of this Interim Order, the Adequate Protection Payments made pursuant to this Interim Order shall not be subject to counterclaim, setoff, subordination, recharacterization, defense, or avoidance in the Cases or any subsequent chapter 7 case or other proceeding (other than a defense that the payment has actually been made).

14 No Third-Party Rights. Except as explicitly provided for herein, this Interim Order does not create any rights for the benefit of any third party, creditor, equity holder, or any direct, indirect, or incidental beneficiary.

15 Release. Subject to the rights, provisions, and limitations set forth in paragraph 18 of this Interim Order, effective upon entry of this Interim Order, the Debtors hereby unconditionally, irrevocably, and fully forever release, remise, acquit, relinquish, irrevocably waive, and discharge each of the Prepetition Secured Parties (each in their respective roles as such), and each of their respective affiliates, former, current, or future officers, employees, directors, agents, representatives, owners, members, partners, financial advisors, legal advisors, shareholders, managers, consultants, accountants, attorneys, affiliates, assigns, agents, and predecessors in interest, each in their capacity as such, of and from any and all claims, demands, liabilities, responsibilities, disputes, remedies, causes of action, indebtedness and obligations, rights, assertions, allegations, actions, suits, controversies, proceedings, losses, damages, injuries, attorneys’ fees, costs, expenses, or judgments of every type, whether known, unknown, asserted, unasserted, suspected, unsuspected, accrued, unaccrued, fixed, contingent, pending, or threatened, including, without limitation, all legal and equitable theories of recovery, arising under common law, statute, or regulation or by contract, of every nature and description that exist on the date hereof with respect to or relating to the Senior Secured Notes, the Prepetition Liens, the Prepetition

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Secured Indebtedness, the Prepetition SSN Documents, or this Interim Order, as applicable, and/or the transactions contemplated hereunder or thereunder, including, without limitation, (i) any so-called “lender liability” or equitable subordination claims or defenses, (ii) any and all claims and causes of action arising under the Bankruptcy Code, and (iii) any and all claims and causes of action regarding the validity, priority, extent, enforceability, perfection, or avoidability of the liens or claims of the Prepetition Secured Parties.

16 Binding Effect. The terms of this Interim Order shall be valid and binding upon the Debtors, all creditors of the Debtors, and all other parties in interest from and after the entry of this Interim Order by this Court.

17 Reversal, Stay, Modification or Vacatur. In the event the provisions of this Interim Order are hereinafter reversed, stayed, modified, or vacated, such reversal, modification, stay, or vacatur shall not affect the rights and priorities of the Prepetition Secured Parties granted and in effect pursuant to this Interim Order immediately prior thereto. In other words, notwithstanding any such reversal, stay, modification, or vacatur, any indebtedness, obligation, or liability incurred by the Debtors pursuant to this Interim Order arising prior to the effective date of such reversal, stay, modification, or vacatur shall be governed in all respects by the original provisions of this Interim Order, including any payments made hereunder or security interests and liens granted herein.

18 Reservation of Certain Third-Party Rights and Bar of Challenge and Claims.

(a) Without limiting the remainder of this Paragraph 18, the stipulations, admissions, waivers, and releases contained in this Interim Order, including the Debtors’ Stipulations, shall be binding upon the Debtors in all circumstances and for all purposes, and the Debtors are deemed to have irrevocably waived and relinquished all Challenges (as defined below)

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as of the Petition Date. The stipulations, admissions, waivers, and releases contained in this Interim Order, including, the Debtors’ Stipulations and the release in paragraph 15 (the “Release”), shall be binding upon the Debtors’ estates (and all successors of the Debtors) and all other parties in interest, including any Committee and any other person acting on behalf of the Debtors’ estates, including a trustee, except to the extent a party in interest and, for purposes of such exception, solely to the extent such party in interest obtains proper standing and has timely and properly filed an adversary proceeding or contested matter under the Bankruptcy Rules asserting a Challenge (as defined below): (i) on or before the date that is 35 calendar days after entry of the Interim Order; provided that if a Committee is appointed prior to the expiration of such 35-five day period, such Committee shall have until the later of such 35-day period and the date that is 60 calendar days after its appointment, except that in no event shall the deadline described above extend beyond the first day of any hearing held in the Cases to consider confirmation of a chapter 11 plan for the Debtors (in each case, a “Challenge Period”, and the date of expiration of such Challenge Period, the “Challenge Period Termination Date”); provided, however, that if prior to the Challenge Period Termination Date, either the Cases convert to chapter 7 or a chapter 11 trustee is appointed, then in such case the Challenge Period Termination Date shall be extended solely with respect to the trustee until the later of the then Challenge Period Termination Date and the date that is 20 days following such conversion or appointment; (ii) seeking to avoid, object to, or otherwise challenge the Debtors’ Stipulations or the Release regarding: (A) the validity, enforceability, extent, priority, or perfection of Prepetition Liens, including any mortgages or security interests in the Prepetition Collateral; or (B) the validity, enforceability, allowability, priority, secured status, or amount of the Prepetition Secured Indebtedness (any such claim, a “Challenge”); and (iii) in which the Court enters a final order in favor of the plaintiff sustaining any such Challenge in any such timely filed adversary proceeding or contested matter.

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(b) Upon the occurrence of the Challenge Period Termination Date without the filing of a Challenge (or if any Challenge is filed and overruled): (i) any and all Challenges by any party (whether on behalf of the Committee, any chapter 11 trustee, and/or any examiner or other estate representative appointed or elected in the Cases, and any chapter 7 trustee and/or examiner or other estate representative appointed or elected in any Successor Cases (as defined below)) shall be deemed to be forever barred; (ii) the Prepetition Secured Indebtedness shall constitute allowed secured claims, not subject to counterclaim, setoff, recoupment, reduction, subordination, recharacterization, defense, or avoidance for all purposes in the Cases and any Successor Cases; (iii) the Prepetition Liens shall be deemed to have been, as of the Petition Date, legal, valid, binding, and perfected liens on the Prepetition Collateral, not subject to recharacterization, subordination, or avoidance; and (iv) all of the Debtors’ stipulations and admissions contained in this Interim Order, including the Debtors’ Stipulations, and all other waivers, releases, affirmations, and other stipulations as to the priority, extent, and validity as to the Prepetition Secured Parties’ claims, liens, and interests contained in this Interim Order shall be in full force and effect and forever binding upon the Debtors, the Debtors’ estates, and all creditors, interest holders, and other parties in interest in these Cases and any Successor Cases.

(c) If any such adversary proceeding or contested matter is timely and properly filed under the Bankruptcy Rules, the stipulations and admissions contained in this Interim Order, including the Debtors’ Stipulations, shall nonetheless remain binding and preclusive on any Committee and any other party-in-interest except to the extent that such stipulations and admissions were successfully and expressly challenged in such adversary proceeding or contested

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matter prior to the Challenge Period Termination Date. Nothing in this Interim Order vests or confers on any person (as defined in the Bankruptcy Code), including, without limitation, any Committee appointed in the Cases, standing or authority to pursue any cause of action belonging to the Debtors or their estates, including, without limitation, any challenges (including a Challenge) with respect to the Prepetition SSN Documents, the Prepetition Liens, and the Prepetition Secured Indebtedness, and a separate order of the Court conferring such standing on any Committee or other party-in-interest shall be a prerequisite for the prosecution of a Challenge by such Committee or such other party-in-interest.

19 Limitation on Use of Collateral and Cash Collateral. Notwithstanding anything to the contrary set forth in this Interim Order, none of the Adequate Protection Collateral, the Prepetition Collateral, including Cash Collateral, or the Carve Out or proceeds of any of the foregoing may be used: (a) to investigate (including by way of examinations or discovery proceedings), initiate, assert, prosecute, join, commence, support, or finance the initiation or prosecution of any claim, counterclaim, action, suit, arbitration, proceeding, application, motion, objection, defense, adversary proceeding, or other litigation of any type (excluding any proceedings contemplated by paragraph 8 hereof) (i) against any of the Prepetition Secured Parties (in their capacities as such) or any of their respective affiliates, officers, directors, employees, agents, representatives, attorneys, consultants, financial advisors, affiliates, assigns, or successors in such capacity, with respect to any transaction, occurrence, omission, action, or other matter (including formal discovery proceedings in anticipation thereof), including, without limitation, any so-called “lender liability” claims and causes of action, or seeking relief against any of the Prepetition Secured Parties or that that would otherwise impair the rights and remedies of the Prepetition Secured Parties hereunder, under the Prepetition SSN Documents, including, without

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limitation, for the payment of any services rendered by the professionals retained by the Debtors or any Committee appointed (if any) in these Cases in connection with the assertion of or joinder in any such claim, counterclaim, action, suit, arbitration, proceeding, application, motion, objection, defense, adversary proceeding, or other contested matter, the purpose of which is to seek, or the result of which would be to obtain, any order, judgment, determination, declaration, or similar relief that would impair the ability of any of the Prepetition Secured Parties to recover on the Prepetition Collateral or the Adequate Protection Collateral or seeking affirmative relief against any of the Prepetition Secured Parties related to the Prepetition Secured Indebtedness; (ii) invalidating, setting aside, avoiding, or subordinating, in whole or in part, the Prepetition Secured Indebtedness or the Prepetition Secured Parties’ Prepetition Liens or security interests in the Prepetition Collateral or the Adequate Protection Collateral, as applicable; or (iii) for monetary, injunctive, or other affirmative relief against any of the Prepetition Secured Parties, or with respect to the Prepetition Secured Parties’ respective liens on or security interests in the Prepetition Collateral or the Adequate Protection Collateral that would impair the ability of any of the Prepetition Secured Parties to assert or enforce any lien, claim, right, or security interest or to realize or recover on the Prepetition Secured Indebtedness, to the extent applicable; (b) for objecting to or challenging in any way the legality, validity, priority, perfection, or enforceability of the claims, liens, or interests (including, without limitation, the Prepetition Liens) held by or on behalf of each of the Prepetition Secured Parties related to the Prepetition Secured Indebtedness; (c) for asserting, commencing, or prosecuting any claims or causes of action whatsoever, including, without limitation, any Avoidance Actions related to or in connection with the Prepetition Secured Indebtedness or the Prepetition Liens, including any cause of action seeking to invalidate, set aside, avoid, or subordinate, in whole or in part, the Prepetition Secured

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Indebtedness, the Prepetition Liens, or Adequate Protection Liens; (d) for prosecuting an objection to, contesting in any manner, or raising any defenses to, the validity, extent, amount, perfection, priority, or enforceability of any of the Prepetition Liens or any other rights or interests of any of the Prepetition Secured Parties related to the Prepetition Secured Indebtedness or the Prepetition Liens; or (e) for monetary, injunctive, or other affirmative relief against any of the Prepetition Secured Parties relating in any way to the Prepetition Secured Indebtedness; provided that no more than $50,000 of the proceeds of the Adequate Protection Collateral, or the Prepetition Collateral, including the Cash Collateral, in the aggregate, may be used solely by any Committee appointed (if any) in these Cases, if any, solely to investigate, prior to the Challenge Period Termination Date, any potential Challenge, including claims, causes of action, adversary proceedings, or other litigation against the Prepetition Secured Parties solely concerning the legality, validity, priority, perfection, enforceability, or extent of the Prepetition Secured Indebtedness and/or the Prepetition Liens.

20 Enforceability; Waiver of Any Applicable Stay. This Interim Order shall constitute findings of fact and conclusions of law and shall take effect and be fully enforceable nunc pro tunc to the Petition Date immediately upon entry hereof. Notwithstanding Bankruptcy Rule 6004(h), 6006(d), 7062, 9014, or any other Bankruptcy Rule, or Rule 62(a) of the Federal Rules of Civil Procedure, this Interim Order shall be immediately effective and enforceable upon its entry and there shall be no stay of execution or effectiveness of this Interim Order.

21 No Waiver for Failure to Seek Relief. The failure or delay of any of the Notes Trustee or the Prepetition Secured Parties to seek relief or otherwise exercise any of its rights and remedies under this Interim Order, the Prepetition SSN Documents or applicable law, as the case may be, shall not constitute a waiver of any rights hereunder, thereunder, or otherwise, by the Notes Trustee or the Prepetition Secured Parties, as applicable.

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22 Proofs of Claim. Notwithstanding anything to the contrary contained in any prior or subsequent order of the Court, including, without limitation, any order establishing a deadline for the filing of proofs of claim or requests for payment of administrative expenses under section 503(b) of the Bankruptcy Code, if any, the Prepetition Secured Parties shall not be required to file any proof of claim or request for payment of administrative expenses with respect to any of the Prepetition Secured Indebtedness, the Prepetition Liens, the Adequate Protection Liens, or the Adequate Protection Claims; and the failure to file any such proof of claim or request for payment of administrative expenses shall not affect the validity, priority, or enforceability of any of the Prepetition SSN Documents, Prepetition Secured Indebtedness, the Prepetition Liens, the Adequate Protection Liens, or the Adequate Protection Claims or prejudice or otherwise adversely affect the Prepetition Secured Parties’ rights, remedies, powers, or privileges under any of the Prepetition SSN Documents, this Interim Order, or applicable law. The Stipulations shall be deemed to constitute a timely filed proof of claim on behalf of each of the Prepetition Secured Parties with respect to the Prepetition Secured Indebtedness and all related obligations in these Cases or any Successor Cases (as defined herein). Notwithstanding the foregoing, the Notes Trustee, on behalf of itself and the Prepetition Secured Parties, is authorized and entitled, but not required, to file (and amend and/or supplement, as each sees fit) a proof of claim and/or master proof of claim for any claim described herein or otherwise related to any Prepetition Secured Indebtedness. The provisions set forth in this paragraph are intended solely for the purpose of administrative convenience and shall not affect the substantive rights of any party-in-interest or their respective successors-in-interest.

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23 Section 552(b) of the Bankruptcy Code. The Prepetition Secured Parties shall each be entitled to all of the rights and benefits of section 552(b) of the Bankruptcy Code, and the “equities of the case” exception under section 552(b) of the Bankruptcy Code shall not apply to any of the Prepetition Secured Parties with respect to proceeds, products, offspring, or profits of any of the Prepetition Collateral or the Adequate Protection Collateral; provided that the foregoing waiver shall be without prejudice to any provisions of the Final Order.

24 No Marshaling. The Prepetition Secured Parties shall not be subject to the equitable doctrine of “marshaling” or any other similar doctrine with respect to any of the Prepetition Collateral or the Adequate Protection Collateral; provided that the foregoing waiver shall be without prejudice to any provisions of the Final Order.

25 Expense Invoices; Disputes; Indemnification.

(a) The Debtors’ obligation to pay the professional fees and expenses of the Notes Trustee, the Collateral Agent, the Ad Hoc Senior Secured Group, the Ad Hoc 26s/28s/29s Noteholder Group, and Renesas as provided in paragraph 4 of this Interim Order shall not require further Court approval, except as otherwise provided for below.

(b) The professional fees and expenses covered by paragraph 4 of this Interim Order shall be payable without the necessity of filing formal fee applications or complying with the U.S. Trustee Guidelines; provided that copies of statements or invoices for such professional fees, expenses, and disbursements (the “Invoiced Fees”) shall be served by email on counsel to the Debtors, the U.S. Trustee, and counsel to any Committee (if appointed), who shall have 10 calendar days (the “Review Period”) to review and assert any objections thereto. Invoiced Fees shall be in the form of an invoice summary for professional fees and categorized expenses incurred during the pendency of the Cases, and such invoice summary shall not be required to contain time

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entries, but shall include a general, brief description of the nature of the matters for which services were performed and the number of hours performed by each professional and which may be redacted or modified to the extent necessary to delete any information subject to the attorney-client privilege, any work product doctrine, privilege or protection, common interest doctrine privilege or protection, any other evidentiary privilege or protection recognized under applicable law, or any other confidential information, and the provision of such invoices shall not constitute any waiver of the attorney-client privilege, work product doctrine, privilege or protection, common interest doctrine privilege or protection, or any other evidentiary privilege or protection recognized under applicable law. The Debtors, any Committee, or the U.S. Trustee may dispute the payment of any portion of the Invoiced Fees (the “Disputed Invoiced Fees”) if, within the Review Period, the Debtors, any Committee, or the U.S. Trustee notifies the submitting party in writing setting forth the specific objections to the Disputed Invoiced Fees. If the parties are unable to reach resolution with respect to the Disputed Invoiced Fees, then the Court may resolve any such issues upon prior notice and a hearing. For the avoidance of doubt, following the Review Period, the Debtors shall promptly pay in full all Invoiced Fees other than the Disputed Invoiced Fees.

(c) The Prepetition Secured Parties have acted in good faith and without negligence, misconduct, or violation of public policy or law, in respect of all actions taken by them in connection with or related in any way to negotiating, implementing, documenting, or obtaining requisite approvals of the use of Cash Collateral, including in respect of the granting of Adequate Protection Liens, any challenges or objections to the use of Cash Collateral, and all other documents related to and all transactions contemplated by the foregoing. Accordingly, without abrogating or limiting the indemnification provisions set forth in any of the Prepetition SSN Documents, the Debtors shall indemnify each of the Prepetition Secured Parties and their

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respective affiliates, successors, and assigns and the officers, directors, employees, agents, attorneys, advisors, controlling persons, and members of each of the foregoing (each an “Indemnified Person”) and hold them harmless from and against all costs, expenses (including but not limited to reasonable and documented legal fees and expenses), and liabilities arising out of or relating to the transactions, procedures, and/or relief contemplated by this Interim Order, except to the extent such Indemnified Person has been found in a final non-appealable judgment by a court of competent jurisdiction to have acted with fraud, with willful misconduct, or in bad faith. No Indemnified Person shall have any liability (whether direct or indirect, in contract, tort, or otherwise) to the Debtors or any shareholders or creditors of the Debtors for or in connection with the transactions, procedures, and/or relief contemplated by this Interim Order, except to the extent such liability is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted solely from such Indemnified Person’s fraud, bad faith, or willful misconduct, and in no event shall any Indemnified Person be liable on any theory of liability for any special, indirect, consequential, or punitive damages.

26 Credit Bidding and Sale Provisions. Subject to paragraph 18 hereof and the provisions of section 363(k) of the Bankruptcy Code, the Notes Trustee shall have the right to credit bid (either directly or through one or more acquisition vehicles) up to the full amount of the Prepetition Secured Parties’ Prepetition Secured Indebtedness, including the Adequate Protection Superpriority Claims, if any, in any sale of all or any portion of the Prepetition Collateral or the Adequate Protection Collateral, including, without limitation, sales occurring pursuant to section 363 of the Bankruptcy Code or included as part of any chapter 11 plan. The Debtors shall not object to, or solicit, support, or encourage any objection to, any rights set forth in this paragraph 26.

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27 Headings. The headings in this Interim Order are for purposes of reference only and shall not limit or otherwise affect the meaning of this Interim Order.

28 Retention of Jurisdiction. The Court has and will retain jurisdiction to enforce this Interim Order and with respect to all matters arising from or related to the implementation of this Interim Order.

29 With respect to the indebtedness owed by the Debtors to Wells Fargo in respect of the P-Card Agreement, Wells Fargo has and shall continue to have a valid and perfected, non-avoidable first-priority lien in that certain deposit account identified in the Security Agreement in respect of the P-Card Agreement (the “Wells Collateral”), which secures such indebtedness and any proceeds thereof, subject to the P-Card Agreement with respect to all obligations related to the P-Card Agreement and other treasury management fees and other charges and expenses of Wells Fargo. Such lien on the Wells Collateral shall not be primed by any lien granted to any postpetition lender or other person.

30 Final Hearing. A Final Hearing to consider the relief requested in the Motion on a final basis shall be held on     , 2025, at      (prevailing Central time). Within three business days after entry of this Interim Order, the Debtors shall serve, or cause to be served, notice of the Final Hearing, along with a copy of the Motion (to the extent the Motion was not previously served on a party) and this Interim Order, by first class mail, electronic transmission, or other appropriate method of service on (a) the Notice Parties, (b) counsel to any Committee, and (c) any party that has requested notice pursuant to Bankruptcy Rule 2002. Any responses or objections to approval of the Motion on a final basis shall be made in writing, conform to the applicable Bankruptcy Rules, be filed with this Court and served so as to be actually received no later than      , 2025, at     (prevailing Central

49

time) by the following parties: (a) proposed counsel to the Debtors, (i) Latham & Watkins LLP, 1271 Avenue of the Americas, New York, NY 10020, Attn: Ray C. Schrock (ray.schrock@lw.com), Alexander W. Welch (alex.welch@lw.com), Keith Simon (keith.simon@lw.com), and Eric Einhorn (eric.einhorn@lw.com) (ii) Hunton Andrews Kurth LLP, 600 Travis Street, Suite 4200, Houston, TX 77002, Attn: Timothy A. (“Tad”) Davidson II (taddavidson@hunton.com), Ashley L. Harper (ashleyharper@hunton.com), and Philip Guffy (pguffy@hunton.com); (b) the Office of the United States Trustee for Southern District of Texas; (c) counsel to the Notes Trustee, (d) counsel to the Ad Hoc Senior Secured Group (i) Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, NY 10019, Attn.: Kenneth S. Ziman (kziman@paulweiss.com) and Kyle J. Kimpler (kkimpler@paulweiss.com) and (ii) Porter Hedges LLP, 1000 Main Street, 36th Floor, Houston, TX 77002, Attn.: John F. Higgins (JHiggins@porterhedges.com) and Megan Young-John (MYoung-John@porterhedges.com); (e) proposed counsel to any Committee; (f) counsel to the Ad Hoc 26s/28s/29s Noteholder Group, Ropes & Gray LLP, 1221 Avenue of the Americas, New York, NY 10036, Attn: Ryan Preston Dahl (ryan.dahl@ropesgray.com), Matthew M. Roose (matthew.roose@ropesgray.com), Sam Badawi (sam.badawi@ropesgray.com), and Christine Joh (christine.joh@ropesgray.com); and (g) counsel to Renesas, Kirkland & Ellis LLP, (i) 601 Lexington Avenue, New York, NY 10022, Attn: Steven N. Serajeddini, P.C. (steven.serajeddini@kirkland.com) and 333 West Wolf Point Plaza, Chicago, IL 60654, Attn: Yusuf Salloum (yusuf.salloum@kirkland.com) and Claire Stephens (claire.stephens@kirkland.com) and (ii) [ ]. If no objections are filed to the Motion, this Court may enter a Final Order without further notice or hearing.

Signed:        , 2025

[ ]
UNITED STATES BANKRUPTCY JUDGE

50

Exhibit 1

Initial Approved Budget

Exhibit 2

Milestones

The Debtors’ consensual use of Cash Collateral shall be subject to the timely satisfaction of the following Milestones, which may be extended with the prior written consent (email shall suffice, including from respective counsel) of the Debtors and the Required Consenting Senior Secured Noteholders.

1. Commencement of the Cases. The Debtors shall commence the Cases by no later than 11:59 p.m. Central Time on July 1, 2025.

2. Cash Collateral Order. At or prior to 11:59 p.m. Central Time on the date that is three (3) days after the Petition Date, the Court shall have entered this Interim Order. At or prior to 11:59 p.m. Central Time on the date that is forty-five (45) days after the Petition Date, the Court shall have entered the Final Order.

3. Disclosure Statement Approval Order. At or prior to 11:59 p.m. Central Time on the date that is seventy-five (75) calendar days following the Petition Date, the Court shall have entered an order approving the Disclosure Statement (as defined in the RSA).

4. Backstop Order. At or prior to 11:59 p.m. Central Time on the date that is seventy-five (75) calendar days following the Petition Date, the Court shall have entered the Backstop Order (as defined in the RSA).

5. Confirmation Order. At or prior to 11:59 p.m. Central Time on the date that is seventy-five (75) calendar days following the Petition Date, the Court shall have entered the Confirmation Order (as defined in the RSA).

6. Plan Consummation. At or prior to 11:59 p.m. Central Time on the Outside Date (as defined in the RSA) shall have occurred.

Exhibit B-1

Backstop Parties

[On file with Company]

Exhibit B-2

Automatic Termination Parties

[On file with Company]

Exhibit C

Milestones

The Consenting Creditors’ support for the Transactions shall be subject to the timely satisfaction of the following milestones (the “Milestones”), which may be extended with the prior written consent (email shall suffice, including from respective counsel) of the Debtors, the Required Consenting Senior Secured Noteholders, the Required Consenting Convertible Noteholders, and Renesas:

1. Commencement of the Chapter 11 Cases. The Debtors hereby agree that they shall commence the Chapter 11 Cases by no later than 11:59 p.m. Central Time on July 1, 2025.

2. Cash Collateral Order. At or prior to 11:59 p.m. Central Time on the date that is three (3) calendar days after the Petition Date, the Bankruptcy Court shall have entered the Cash Collateral Order on an interim basis. At or prior to 11:59 p.m. Central Time on the date that is forty-five (45) days after the Petition Date, the Bankruptcy Court shall have entered the Cash Collateral Order on a final basis.

3. Disclosure Statement Approval Order. At or prior to 11:59 p.m. Central Time on the date that is seventy-five (75) calendar days following the Petition Date, the Bankruptcy Court shall have entered an order approving the Disclosure Statement.

4. Backstop Order. At or prior to 11:59 p.m. Central Time on the date that is seventy-five (75) calendar days following the Petition Date, the Bankruptcy Court shall have entered the Backstop Order.

5. Confirmation Order. At or prior to 11:59 p.m. Central Time on the date that is seventy-five (75) calendar days following the Petition Date, the Bankruptcy Court shall have entered the Confirmation Order.

6. Plan Consummation. At or prior to 11:59 p.m. Central Time on the Outside Date, the Plan Effective Date shall have occurred; provided, that the Plan Effective Date shall not take place any earlier than three (3) months from Agreement Effective Date.

Exhibit D

Form of Permitted Transferee Joinder

The undersigned (the “Transferee”) hereby (a) acknowledges that it has read and understands the Restructuring Support Agreement (together with the exhibits and attachments thereto (including the Restructuring Term Sheet (as defined therein)), as each may be amended, restated, amended and restated, supplemented, or otherwise modified from time to time in accordance with the terms thereof, the “Agreement”), dated as of [ • ], 2025, entered into by and among (i) Wolfspeed, Inc., a North Carolina corporation (the “Company”) and Wolfspeed Texas LLC, a Texas limited liability company (together, the “Company Parties”), (ii) [Transferor’s Name] (the “Transferor”), and (iii) other holders of Existing Debt (as defined in the Agreement); and (b) with respect to the Applicable Existing Debt to be acquired from the Transferor, agrees from and after such acquisition to be bound to the terms and conditions of the Agreement to the extent that Transferor was thereby bound, without modification, and shall be deemed a “Consenting Creditor” and, if applicable, “Consenting Noteholder” under the terms of the Agreement. The Transferee hereby makes as of the date hereof all representations and warranties made therein by all other Consenting Creditors and Consenting Noteholders, as applicable. All Existing Debt held by the Transferee (now or hereafter), in its prospective capacity as a Consenting Creditor and/or Consenting Noteholder, as applicable, shall be subject in all respects to the Agreement. All notices and other communications given or made pursuant to the Agreement shall be sent to the Transferee at the address set forth below in the Transferee’s signature below.

The undersigned Transferee represents that it has not been solicited by the Transferor to purchase the Applicable Existing Debt in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c), including, but not limited to, (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising, or by means of any directed selling efforts within the meaning of Rule 902(c) of Regulation S.

Capitalized terms used but not defined herein shall have the meanings given to such terms in the Agreement.

Date Executed:      , 2025

[Name of Transferee]

By:
Name:
Title:

Notice Information:

Acknowledged and agreed to by: WOLFSPEED, INC.

By:
Name:
Title:

Holdings:

Tranche	Beneficial/Record Ownership			Open Trade Acquisitions			Open Trade Sales
Senior Secured Notes	$	[	•]	$	[	•]	$	[	•]
2026 Convertible Notes	$	[	•]	$	[	•]	$	[	•]
2028 Convertible Notes	$	[	•]	$	[	•]	$	[	•]
2029 Convertible Notes	$	[	•]	$	[	•]	$	[	•]
Aggregate CRD Loans	$	[	•]	$	[	•]	$	[	•]

Beneficial ownership of common equity (inclusive of Attribution Parties)

Amount and type:

Exhibit E

Form of Additional Consenting Creditor Joinder

The undersigned (the “Additional Consenting Creditor”) hereby (a) acknowledges that it has read and understands the Restructuring Support Agreement (together with the exhibits and attachments thereto (including the Restructuring Term Sheet (as defined therein)), as each may be amended, restated, amended and restated, supplemented, or otherwise modified from time to time in accordance with the terms thereof, the “Agreement”), dated as of [ • ], 2025, entered into by and among Wolfspeed, Inc., a North Carolina corporation (the “Company”) and Wolfspeed Texas LLC, a Texas limited liability company (together, the “Company Parties”) and other holders of Existing Debt (as defined in the Agreement), (b) represents that it either (A) is the beneficial or record owner of the principal amount of Existing Debt indicated on its signature page hereto or (B) has sole investment or voting discretion with respect to the principal amount of Existing Debt indicated on its signature page hereto and has the power and authority to bind the beneficial owner of such Existing Debt to the terms of this Agreement, [(c) represents that it has not been solicited to purchase the New 2L Convertible Notes in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c), including, but not limited to, (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising, or by means of any directed selling efforts within the meaning of Rule 902(c) of Regulation S,] and (d) with respect to the Existing Debt held by such Additional Consenting Creditor, agrees from and after the date of this joinder to be bound to the terms and conditions of the Agreement, and shall be deemed a “Consenting Creditor” and, if applicable, “Consenting Noteholder” under the terms of the Agreement; provided, the Additional Consenting Creditor shall not be entitled to subscribe to provide any portion of the New 2L Convertible Notes unless otherwise agreed to in writing by the Required Consenting Convertible Noteholders and the Company. The Additional Consenting Creditor hereby makes as of the date hereof all representations and warranties made therein by all other Consenting Creditors and, as applicable, Consenting Noteholders. All Existing Debt held by the Additional Consenting Creditor (now or hereafter), in its prospective capacity as a Consenting Creditor, shall be subject in all respects to the Agreement. All notices and other communications given or made pursuant to the Agreement shall be sent to the Additional Consenting Creditor at the address set forth below in the Additional Consenting Creditor’s signature below.

Capitalized terms used but not defined herein shall have the meanings given to such terms in the Agreement.

Date Executed:     , 2025

[Name of Additional Consenting Creditor]

By:
Name:
Title:

Notice Information:

Acknowledged and agreed to by:

Wolfspeed, Inc.

By:
Name:
Title:

Holdings:

Tranche	Beneficial/Record Ownership			Open Trade Acquisitions			Open Trade Sales
Senior Secured Notes	$	[	•]	$	[	•]	$	[	•]
2026 Convertible Notes	$	[	•]	$	[	•]	$	[	•]
2028 Convertible Notes	$	[	•]	$	[	•]	$	[	•]
2029 Convertible Notes	$	[	•]	$	[	•]	$	[	•]
Aggregate CRD Loans	$	[	•]	$	[	•]	$	[	•]

Beneficial ownership of common equity (inclusive of Attribution Parties)

Amount and type:

Schedule 1

Asset Sales

Asset	Buyer	Anticipated Transaction Date	Anticipated Payment Date

Durham Campus – Building 21	Hines Holdings Inc.	August 15, 2025	August 15, 2025

Surplus Tool Sales - Macom Phase 1	Macom Technology Solutions Inc.	Late June 2025	July 18, 2025

Surplus Tool Sales - Macom Phase 2	Macom Technology Solutions Inc.	Late June 2025	December 2025 or as mutually agreed in writing

Exhibit F

Form of Second Supplemental Indenture

SECOND SUPPLEMENTAL INDENTURE

SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of June [•], 2025, among WOLFSPEED, INC., a North Carolina corporation (the “Issuer”), the SUBSIDIARY GUARANTORS party hereto (the “Subsidiary Guarantors”) and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as trustee (in such capacity, the “Trustee”) and collateral agent (in such capacity, the “Collateral Agent”) under the Indenture referred to below.

W I T N E S S E T H :

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee and the Collateral Agent an amended and restated indenture, dated as of October 11, 2024 (as supplemented by that certain First Supplemental Indenture, dated as of October 22, 2024, the “Existing Indenture”, and as supplemented by this Supplemental Indenture, and as further amended, supplemented or otherwise modified from time to time after the date hereof, the “Indenture”), governing the Issuer’s outstanding Senior Secured Notes due 2030 (the “Notes”);

WHEREAS, pursuant to Section 13.01(b) of the Existing Indenture, the Existing Indenture may be amended pursuant to a supplemental indenture entered into by the Issuer and the Trustee or Collateral Agent, as applicable (with the consent of the Required Noteholder Parties);

WHEREAS, pursuant to Section 15.12(b) of the Indenture, a Subsidiary Guarantor shall be automatically released from its Guarantee upon consummation of any transaction not prohibited by the Indenture resulting in such Subsidiary becoming an Excluded Subsidiary;

WHEREAS, pursuant to Section 15.12(a)(v) of the Indenture, the Liens granted to the Collateral Agent on any property constituting Collateral owned by any Subsidiary Guarantor shall be automatically released upon the release of such Subsidiary Guarantor from its obligations under the Guarantee in accordance with Section 15.12(b) of the Indenture;

WHEREAS, the Note Parties have requested the release of Wolfspeed Germany GmbH, a Subsidiary Guarantor (the “Released Guarantor”) from its Guarantee under that certain Subsidiary Guarantee Agreement, dated as of October 27, 2023, among the subsidiaries of the Issuer party thereto and the Trustee (as may be amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”), and the Existing Indenture and the release of Liens granted to the Collateral Agent on any property constituting Collateral owned by the Released Guarantor;

WHEREAS, pursuant to that certain Restructuring Support Agreement, dated as of the date hereof, by and among the Issuer, certain Noteholders constituting the Required Noteholder Parties, and the other parties thereto (the “RSA”), the Required Noteholder Parties have consented to the execution and delivery of this Supplemental Indenture by the parties hereto and such consents are and remain effective as of the date hereof;

WHEREAS, the entry into this Supplemental Indenture has been duly authorized by resolutions adopted by the Board of Directors of the Issuer;

WHEREAS, pursuant to Section 13.01 and Section 13.04 of the Existing Indenture, the Note Parties, the Trustee and the Collateral Agent are authorized to execute and deliver this Supplemental Indenture;

WHEREAS, the Issuer has complied with all conditions precedent and covenants in the Existing Indenture relating to the execution and delivery of this Supplemental Indenture and has delivered to the Trustee and Collateral Agent an Officer’s Certificate and Opinion of Counsel with respect thereto; and

WHEREAS the Issuer has requested that the Trustee and the Collateral Agent execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Note Parties, the Trustee and the Collateral Agent mutually covenant and agree for the equal and ratable benefit of the holders of the Notes and any additional Notes that may be issued after the date hereof in accordance with the Indenture as follows:

1. Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to them in the Indenture. The rules of interpretation set forth in the Indenture shall be applied hereto as if set forth in full herein.

2. Amendment to Existing Indenture.

(a) Section 3.02(b) of the Existing Indenture is hereby amended and restated to read in its entirety as set forth below:

(b) The Issuer shall make an offer to repurchase the Notes for cash with all Net Proceeds (other than Net Proceeds from the sale of “Building 21” (as described in item 2 of Schedule 8.05)) at a price equal to the lesser of (i) 111.875% of the principal amount of such Notes plus accrued and unpaid interest on such Notes to, but excluding, the applicable repurchase date and (ii) the Applicable Redemption Price at the time of the Disposition or Casualty Event giving rise to such Net Proceeds (an “Asset Sale Offer”) in accordance with clauses (b)(i) and (c) of Section 3.01 and the procedures set forth in Section 3.02(d); provided, that no Asset Sale Offer shall be required until the amount of Net Proceeds in the aggregate since the Original Closing Date exceeds $10,000,000 (and, once the amount of Net Proceeds exceeds $10,000,000, all Net Proceeds in excess of such $10,000,000 will be required to make an Asset Sale Offer under this Section 3.02(b).

3. Release of Wolfspeed Germany GmbH.

(a) Pursuant to Section 15.12 of the Indenture, and solely in reliance on the Issuer’s representations and certifications set forth in the Officer’s Certificate, and without representation or warranty and without recourse to it, the Trustee and Collateral Agent, as applicable, hereby acknowledge that (i) the Released Guarantor has been released and discharged from the Guarantees provided by it pursuant to the Guaranty and (ii) the Liens on the assets pledged by the Released Guarantor to secure the Note Obligations granted to the Collateral Agent under the Security Documents (the “Released Liens”) are released on the effective date of this Supplemental Indenture.

(b) Notwithstanding paragraph (a) above, the Collateral Agent hereby releases, without representation or warranty and without recourse to it, all pledges created under (i) a German law governed account pledge agreement (Kontoverpfändungsvertrag) dated October 27, 2023 and (ii) a German law governed confirmation agreement regarding account pledge and receivables assignment (Bestätigungsvertrag hinsichtlich Kontoverpfändung und Forderungsabtretung) dated October 15, 2024, in each case between the Released Guarantor and the Collateral Agent, each in accordance with section 1255 para. 1 in connection with section 1273 para. 2 of the German Civil Code (Bürgerliches Gesetzbuch).

(c) Notwithstanding paragraph (a) above, the Collateral Agent hereby reassigns, without representation or warranty and without recourse to it, to the Released Guarantor all present and future receivables, rights and claims and all related ancillary rights that have been assigned to if for security purposes under a German law governed receivables assignment agreement (Forderungsabtretungsvertrag) dated October 27, 2023, as confirmed by a German law governed confirmation agreement regarding account pledge and receivables assignment (Bestätigungsvertrag hinsichtlich Kontoverpfändung und Forderungsabtretung) dated October 15, 2024, in each case between the Released Guarantor and the Collateral Agent and the Released Guarantor hereby accepts the reassignment of such receivables, rights and claims as well as ancillary rights.

(d) The Collateral Agent shall and does hereby acknowledge that the Released Guarantor has revoked as of the effective date of this Supplemental Indenture any authorisations and/or powers of attorney given to the Collateral Agent under any of the German Security Documents referred to in paragraphs (b) and (c) above and the Collateral Agent hereby confirms that it will not make further use of any of these authorisations and/or powers of attorney.

(e) Solely in reliance on the Issuer’s representations and certifications in the Officer’s Certificate, and without representation or warranty and without recourse to it, the Collateral Agent agrees to, at any time and from time to time, promptly execute and deliver to the Issuer any additional document and take such other action as the Issuer may reasonably request, at the Issuer’s expense, to effectuate, evidence or reflect of public record the release of the Released Liens as contemplated hereby.

(f) For the avoidance of doubt, (a) nothing herein authorizes any collateral release, assignment or UCC financing statement amendment or termination that is not expressly limited solely to the Released Liens and no such collateral release, assignment or UCC financing statement amendment or termination is authorized by the Trustee or the Collateral Agent if it relates to or releases any Lien in respect of any asset or property other than with respect to the Released Liens, (b) nothing herein, including the filing of any UCC financing statement amendment or termination, shall in any manner discharge, affect or impair the Note Obligations or any Liens on any Collateral (other than the assets secured by the Released Liens), all of which continue to constitute Collateral under the Note Documents and (c) no Subsidiary Guarantor, other than the Released Guarantor, is released from its Guarantee under the Note Documents hereunder. It is understood and agreed that the Collateral Agent (for the benefit of itself and the other Secured Parties represented by it) shall retain its security interest in all of the Collateral other than the assets secured by the Released Liens. The Note Documents shall otherwise remain in full force and effect, and the Collateral Agent and the Trustee shall be afforded all of the rights, protections, indemnities, immunities and privileges afforded to the Collateral Agent and the Trustee, as applicable, under the Note Documents in connection with the execution of this Supplemental Indenture. Nothing in this Supplemental Indenture shall affect or expand the limited duties of the Trustee and Collateral Agent under the Existing Indenture and the Security Documents with respect to the Collateral and the perfection of liens thereon.

4. Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Existing Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Noteholder heretofore or hereafter authenticated and delivered shall be bound hereby.

5. Reaffirmation. Each of the Note Parties (i) hereby consents to the modification to the Existing Indenture pursuant to this Supplemental Indenture and the transactions contemplated thereby and (ii) other than the Released Guarantor hereby confirms its respective guarantees, pledges, grants of security interests and other obligations, as applicable, under and subject to the terms of each of the Note Documents to which it is party, and (iii) agrees that, notwithstanding the effectiveness of this Supplemental Indenture or any of the transactions contemplated thereby, such guarantees, pledges, grants of security interests and other obligations, and the terms of each of the Note Documents to which it is a party, are not impaired or adversely affected in any manner whatsoever and shall continue to be in full force and effect and shall continue to guaranty and secure in accordance with their respective terms all of the Note Obligations as amended, restated, increased and/or extended. In furtherance of the foregoing, each Note Party, other than the Released Guarantor, (a) does hereby continue to grant to the Collateral Agent, for the benefit of the Secured Parties, a security interest in all collateral (howsoever defined) described in any Security Document (other than any Security Document governed by German law that has been, or is required to be, notarized) as security for the Note Obligations, as amended, restated, increased and/or extended pursuant to this Supplemental Indenture and (b) subject to the guarantee limitations provided in the Guaranty, does hereby continue to jointly and severally, unconditionally, absolutely, continually and irrevocably guarantee to the Trustee for the benefit of the Secured Parties the payment and performance in full of the Note Obligations.

6. Effectiveness. This Supplemental Indenture will not be effective and binding upon the Trustee and Collateral Agent until delivery to the Trustee of copies of the following, each in agreed form and executed by each of the applicable parties thereto: (1) this Supplemental Indenture by each of the Note Parties, (2) the Officer’s Certificate (and related authorizing resolutions) of the Issuer and an Opinion of Counsel pursuant to Sections 13.04, 16.01 and 16.02 of the Indenture, and (3) the RSA. The Officers’ Certificate shall, among other things, include a representation that all conditions precedent to the effectiveness of the RSA have been satisfied and have occurred, and the Trustee and Collateral Agent shall be entitled to conclusively rely thereon.

7. Governing Law. THIS SUPPLEMENTAL INDENTURE AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, EXCEPT THAT SECTION 3(B) TO (D) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF GERMANY.

8. Trustee and Collateral Agent Make No Representation / Reliance. In entering into this Supplemental Indenture, the Trustee and the Collateral Agent (a) have relied upon the certifications, statements and opinions set forth in the Officer’s Certificate, the Opinion of Counsel and the RSA, and (b) shall be entitled to the benefit of every provision of the Indenture relating to the conduct of, affecting the liability of or affording protection to the Trustee or the Collateral Agent, as applicable, whether or not elsewhere herein so provided. Neither the Trustee nor the Collateral Agent makes any representation as to the validity or sufficiency of this Supplemental Indenture. Neither the Trustee nor the Collateral Agent assumes responsibility for the correctness of (i) the recitals, statements, or representations contained herein, which shall be taken as statements and representations of the Issuer, or (ii) the statements, representations or opinions, as applicable, contained in the Officer’s Certificate, the Opinion of Counsel and the RSA.

9. Counterparts. This Supplemental Indenture may be executed in two or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute but one contract, and shall become effective when it shall have been executed by the Note Parties, the Trustee and the Collateral Agent and when the Trustee shall have received copies hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the Note Parties, the Trustee, the Collateral Agent and each Noteholder Party and their respective permitted successors and assigns. Delivery of an executed counterpart to this Indenture by facsimile transmission (or other electronic transmission) shall be as effective as delivery of a manually signed original.

10. Note Documents. This Supplemental Indenture and all other fee or engagement letters, documents, certificates, instruments or agreements executed and delivered by or behalf of a Note Party for the benefit of any Secured Party, any Agent, the Purchasers or any other person in connection herewith shall be Note Documents and all references to a “Note Document” in the Indenture and the other Note Documents shall be deemed to include each of the foregoing.

11. Effect of Headings. Section headings used herein are for convenience of reference only, are not part of this Supplemental Indenture and are not to affect the construction of, or to be taken into consideration in interpreting, this Supplemental Indenture.

12. Severability. In the event any one or more of the provisions contained in this Supplemental Indenture should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

WOLFSPEED, INC.

By:
Name:
Title:

SUBSIDIARY GUARANTORS: WOLFSPEED GERMANY GMBH

By:
Name: Thomas Jr. Agron
Title: Managing Director (Geschäftsführer)

WOLFSPEED TEXAS LLC

By:
Name:
Title:

[Signature Page to Second Supplemental Indenture]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, SOLELY IN ITS CAPACITIES AS TRUSTEE AND COLLATERAL AGENT

By:
Name:
Title:

[Signature Page to Second Supplemental Indenture]